UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OMNI Energy Services Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share, of OMNI Energy Services Corp.

(2)	Aggregate number of securities to which transaction applies:

20,681,722 unrestricted shares of OMNI Energy Services Corp. common stock, options to purchase 2,426,608 shares of OMNI Energy Services Corp. common stock, warrants to purchase 115,200 shares of Omni Energy Services Corp. common stock, 346,403 restricted shares of OMNI Energy Services Corp. common stock that will vest in connection with the merger.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$2.75 per share*

(4)	Proposed maximum aggregate value of transaction:

$59,988,623

(5)	Total fee paid:

$4,277.19

*	The filing fee was determined by adding (a) the product of 20,681,722 unrestricted shares of common stock proposed to be acquired in the merger multiplied by merger consideration of $2.75 per share, plus (b) $2,069,119, the amount expected to be paid to holders of outstanding stock options to purchase shares of common stock with an exercise price less than the merger consideration of $2.75 per share, plus (c) $952,608, the amount expected to be paid to holders of outstanding restricted shares of common stock, plus (d) $92,160 the amount expected to be paid to holders of outstanding warrants to purchase shares of common stock with an exercise price less than the merger consideration ((a), (b), (c) and (d) together, the “Total Consideration”). The filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1) and the Commission’s Fee Rate Advisory for Fiscal Year 2010, was determined by multiplying the Total Consideration by .0000713 ($71.30 per million dollars).

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OMNI Energy Services Corp.

4500 NE Evangeline Thwy.

Carencro, Louisiana 70520

YOUR VOTE IS IMPORTANT

To Our Shareholders:

You are cordially invited to attend a Special Meeting of shareholders of OMNI Energy Services Corp., which we refer to as OMNI or the Company, to be held at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, at —, local time, on —, 2010. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of June 3, 2010, which, together with certain related documents, we refer to as the Merger Agreement, by and among the Company, Wellspring OMNI Holdings Corporation, which we refer to as Parent, and Wellspring OMNI Acquisition Corporation, which we refer to as Acquisition, a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, Acquisition will be merged with and into OMNI, with OMNI surviving as a subsidiary of Parent. We refer to this transaction as the Merger. Parent and Acquisition are both affiliates of Wellspring Capital Management LLC, which we refer to as Wellspring Capital.

If we complete the Merger, you will be entitled to receive $2.75 in cash, without interest, for each share of Company common stock, including shares of common stock that have been issued upon conversion of Company Preferred Stock, that you own, unless you have properly sought dissenters’ rights under Louisiana law. After the Merger, you will no longer have an equity interest in OMNI and will not participate in any potential future earnings or growth of the Company.

The proposed Merger was negotiated by a Special Committee of three independent members of our Board of Directors, which we refer to as the Special Committee, with assistance from legal counsel to the Special Committee and financial advisors to the Special Committee and the Board of Directors. Our Board of Directors, acting on the unanimous recommendation of the Special Committee, has adopted a resolution approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Both the Special Committee and our Board of Directors have determined that the Merger Agreement and the Merger are advisable, fair to, and in the best interests of, the Company and its shareholders (other than the Rollover Participants identified below). Acting on the unanimous recommendation of the Special Committee, the Board of Directors unanimously has approved the Merger Agreement and approved the Merger and recommends that you vote “FOR” approval of the Merger Agreement and the Merger. In arriving at their recommendation, the Special Committee and the Board of Directors carefully considered a number of factors, which are described in the accompanying proxy statement.

Our President and Chief Executive Officer, the Chairman of the Board of Directors and one of our other directors (the “Rollover Participants”) will exchange certain of their shares of OMNI common stock and preferred stock for shares of Parent common stock and shares of preferred stock of a subsidiary of Parent in lieu of receiving the cash consideration in connection with the Merger and thus will continue to have equity interests in the Company.

In the materials accompanying this letter, you will find a Notice of Special Meeting, a proxy statement that provides you with more detailed information regarding the proposed Merger and a proxy card. We encourage you to read the entire document, including the appendices, carefully.

Your vote is important. We cannot complete the Merger unless a quorum of shareholders is present at the Special Meeting and holders representing a majority of all voting power of shares of Company common stock held as of the record date for the Special Meeting, including the voting power of shares of

Company common stock which holders of Company preferred stock are entitled to vote, present or represented at the Special Meeting approve the Merger Agreement and the Merger. Whether or not you plan to attend the Special Meeting, please take the time to vote by completing and mailing to us the enclosed proxy card, by calling 1-800-776-9437, or by visiting www.voteproxy.com to ensure that your shares will be represented at the Special Meeting.

Do not send any stock certificates with your proxy. Shortly after the Merger is completed (if it is approved), you will receive a letter of transmittal with instructions informing you how to send your shares to the paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the Merger.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in and consideration of this matter. We look forward to seeing you at the Special Meeting and urge you to vote “FOR” the approval and adoption of the Merger Agreement and the Merger.

Sincerely,

Brian J. Recatto President and Chief Executive Officer

Carencro, Louisiana —, 2010

OMNI ENERGY SERVICES CORP.

4500 NE Evangeline Thwy.

Carencro, Louisiana 70520

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held —, 2010

To the Shareholders of OMNI Energy Services Corp.:

Notice is hereby given that a Special Meeting of shareholders, which we refer to as the Special Meeting, of OMNI Energy Services Corp., which we refer to as OMNI or the Company, will be held at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, at —, local time, on —, 2010, for the following purposes:

1.	To vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 3, 2010, which we refer to as the Merger Agreement, by and among the Company, Wellspring OMNI Holdings Corporation, which we refer to as Parent, and Wellspring OMNI Acquisition Corporation, which we refer to as Acquisition, and to approve the merger and other transactions contemplated by the Merger Agreement in which, among other things, Acquisition will be merged with and into the Company, as a result of which the Company will become a subsidiary of Parent, which we refer to as the Merger. In the Merger, each outstanding share of Company common stock (other than dissenting shares, treasury shares, shares which will be “rolled over” into equity of Parent or a subsidiary thereof by certain of our directors, which we refer to as the Rollover Participants, and shares owned by Parent and its affiliates, as described in the attached proxy statement) will be converted into the right to receive $2.75 in cash, without interest.

2.	To approve any adjournment or postponement, if necessary or appropriate, of the Special Meeting, including the approval of any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies in favor of the Merger Agreement and the Merger in the event there are not sufficient votes for approval at the Special Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting of Shareholders which you are urged to read carefully. Shareholders of record at the close of business on —, 2010, will be entitled to notice of and to vote at the Special Meeting, or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices for a period of ten days before the meeting and at the place of the meeting for the duration of the meeting.

Our President and Chief Executive Officer, the Chairman of the Board of Directors, and one of our other directors have entered into an agreement with Parent to exchange certain of their shares of OMNI common stock and OMNI preferred stock for shares of common stock of Parent and preferred stock of a subsidiary of Parent, as applicable, in lieu of receiving cash consideration in connection with the Merger. Such shareholders, who collectively beneficially own shares of our outstanding voting stock having approximately 24.9 percent of the total voting power of our stock, have also entered into voting agreements with Parent pursuant to which they have, among other things, each agreed to vote their shares, 6,362,267 votes in the aggregate, in favor of approval of the Merger Agreement and the Merger.

Do not send any stock certificates with your proxy. If the Merger is approved, shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your stock certificates, or make electronic book-entry transfers, to the paying agent in order to receive the merger consideration of $2.75 per share of OMNI common stock. You should use the letter of transmittal to exchange shares for the merger consideration to which you are entitled as a result of the Merger.

DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE MERGER PROPOSAL IS EFFECTED UPON APPROVAL BY LESS THAN EIGHTY PERCENT OF OUR TOTAL VOTING POWER.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Agreement and approval of the Merger and “FOR” Proposal No. 2 above.

You are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting, you are requested to mark, sign, date, and mail promptly the enclosed proxy for which a return envelope is provided, or submit your proxy by telephone at 1-800-776-9437 or on the Internet at www.voteproxy.com. Please note that if you fail to send your proxy or vote or fail to instruct your nominee to send in a proxy for any shares held in your name, such failure could have an effect on whether a quorum (a majority of our total voting power) is present at the Special Meeting and thus an effect on the approval of the Merger Agreement and approval of the Merger.

By Order of the Board of Directors,

Staci L. Marcelissen

Secretary

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE SPECIAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE, BY TELEPHONE AT 1-800-776-9437 OR ON THE INTERNET AT WWW.VOTEPROXY.COM

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of its terms, you should carefully read this entire proxy statement and the documents we refer to in this document, including all of the appendices attached hereto. We have included page references in this summary to direct you to other places in this proxy statement where you can find a more complete description of the topics we have summarized. We encourage you to read the Agreement and Plan of Merger and the Limited Guaranty, which we refer together as the Merger Agreement, attached as Appendix A and Appendix B hereto, respectively, because they are the legal documents that govern the Merger. You may obtain additional information by following the instructions in the section entitled “Where You Can Find More Information” (see page 88).

The Parties to the Merger

OMNI ENERGY SERVICES CORP.

4500 NE EVANGELINE THWY.

CARENCRO, LOUISIANA 70520

(337) 896-6664

OMNI Energy Services Corp., which we refer to as the “Company”, “OMNI”, “we”, “us”, or “our” offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through three business segments: Seismic Services (including drilling, survey and permitting services), Environmental and Other Services, and Equipment Leasing. OMNI’s services are important to geophysical companies which have operations in marsh, swamp, shallow water and the U.S. Gulf Coast called transition zones and contiguous dry land areas called highland zones.

WELLSPRING OMNI HOLDINGS CORPORATION

C/O WELLSPRING CAPITAL MANAGEMENT LLC

LEVER HOUSE

390 PARK AVENUE

NEW YORK, NEW YORK 10022

(212) 318-9800

Wellspring OMNI Holdings Corporation, which we refer to as Parent, is a Delaware corporation that was incorporated on May 27, 2010. Upon the completion of the Merger, the Company will be a subsidiary of Parent.

Parent has not conducted any activities other than those incident to its incorporation and the matters contemplated by the Merger Agreement. Parent currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses. Parent has no employees or operations. Parent’s only other asset is 1,000 shares of Acquisition, par value $0.01 per share.

Parent is the sole stockholder of Acquisition, and Parent is currently wholly-owned by Wellspring Capital Partners IV, L.P., a private investment fund that was formed in 2005, which we refer to as Wellspring. Wellspring is managed by Wellspring Capital Management LLC, which we refer to as Wellspring Capital. Wellspring Capital, founded in 1995, is a leading middle-market private equity firm that manages more than $2 billion of private equity capital. The firm takes controlling positions in promising middle-market companies where it can contribute innovative operating and financing strategies and capital. Wellspring Capital’s limited partners include some of the largest and most respected institutional investors in the United States, Canada and Europe.

The business address for Wellspring Capital is Lever House, 390 Park Avenue, New York, New York 10022.

WELLSPRING OMNI ACQUISITION CORPORATION

C/O WELLSPRING CAPITAL MANAGEMENT LLC

LEVER HOUSE

390 PARK AVENUE

NEW YORK, NEW YORK 10022

(212) 318-9800

Wellspring OMNI Acquisition Corporation, which we refer to as Acquisition, is a Delaware corporation and a wholly-owned subsidiary of Parent. Acquisition was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company and has not conducted any business operations.

The Merger and Certain Effects of Merger (See page 44)

If the Merger is approved by the shareholders of the Company and the closing occurs, Acquisition will merge with and into the Company, with the Company surviving the Merger as a subsidiary of Parent. The Company will no longer be a public company, and you will cease to have any ownership interest in the Company and will not participate in any future earnings and growth or losses of the Company.

What You Will Receive at the Effective Time of the Merger (See page 61)

If the Merger is consummated, and you do not properly exercise your dissenters’ rights under Louisiana law, you will be entitled to receive $2.75 in cash, without interest, for each of your shares of Company common stock. If eighty percent or more of the total voting power of the Company’s stock approves the Merger Agreement and the Merger, you will have no dissenters’ rights under Louisiana law. (We expect that all shares of Company preferred stock will be converted into shares of Company common stock prior to the Merger.)

Treatment of Stock Options (See page 62)

At the effective time of the Merger, each outstanding option to purchase Company common stock, whether vested or unvested, that was granted under any stock plan, program or arrangement with the Company will become fully vested and exercisable and will be canceled in exchange for the right to receive a cash payment by the surviving corporation of an amount equal to (i) the excess, if any, of the difference between $2.75 and the applicable exercise price of such option, multiplied by (ii) the aggregate number of shares of Company common stock issuable upon exercise of such option.

Treatment of Restricted Stock and Warrants to Purchase Common Stock (See page 62)

At the effective time of the Merger, each outstanding unvested restricted share of Company common stock that was awarded under any stock plan, program or arrangement with the Company will become fully vested, all restrictions thereon shall lapse and each such share will be canceled in exchange for the right to receive the merger consideration of $2.75 per share.

At the effective time of the Merger, each outstanding warrant to purchase shares of Company common stock will be canceled and evidence only the right to receive an amount in cash equal to (i) the excess, if any, of $2.75 over the exercise price per share for each share of Company common stock issuable under the applicable warrant multiplied by (ii) the aggregate number of shares otherwise issuable upon exercise of such warrant.

Market Price of Company Common Stock (See page 83)

The common stock of the Company is listed on the Nasdaq Global Market under the symbol “OMNI”. On June 3, 2010, the last full trading day prior to the public announcement of the proposed Merger, the common stock of the Company closed at $2.12 per share. On —, 2010, the last full trading day prior to the date of this proxy statement, the common stock of the Company closed at $— per share.

Background of the Merger (See page 21)

The section of the proxy statement entitled “Special Factors—Background of the Merger” contains a description of the process we undertook which resulted in our entering the Merger Agreement with Parent and Acquisition, and includes, among other things, information as to our contacts and discussions with Wellspring Capital and other potential acquirors.

The Reasons for the Merger (See page 25)

The Board of Directors of the Company, acting on the recommendation of a special committee formed for the purpose of representing the Company in connection with the transactions contemplated by the Merger Agreement and any alternatives thereto, which we refer to as the Special Committee, unanimously approved the Merger based on its considerations of a number of factors, which are described in the section of this proxy statement entitled “Special Factors—Recommendation of the Special Committee and the Board of Directors and Reasons For the Merger”.

Fairness Opinion of the Special Committee’s Financial Advisor (See page 31)

On June 2, 2010, the Special Committee received a written opinion from GulfStar Group I, Ltd., which we refer to as GulfStar, to the effect that, as of June 2, 2010, the $2.75 per share merger consideration to be received by the holders of Company common stock (other than the three directors of the Company participating in the transaction with Parent and its affiliates, whom we refer to as the Rollover Participants) in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders of Company common stock. The full text of GulfStar’s written opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by GulfStar in rendering its opinion, is attached as Appendix C to this proxy statement and is incorporated herein in its entirety. GulfStar’s opinion does not constitute a recommendation as to how you should vote with respect to the Merger Agreement and related Merger. You should read the opinion carefully in its entirety.

Recommendation of the Special Committee and our Board of Directors (See page 25)

The Special Committee unanimously determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders (other than the Rollover Participants), and recommended that the Board of Directors approve the Merger Agreement and the Merger and submit it to shareholders for their approval.

After considering the unanimous recommendation of the Special Committee, our Board of Directors unanimously:

•

determined that the Merger Agreement and the transactions contemplated by it are advisable and fair to, and in the best interests of, the Company and its shareholders (other than the Rollover Participants) and declared the Merger advisable;

•	approved the Merger Agreement and the transactions contemplated thereby, including the Merger; and

•	recommended that you vote “FOR” the approval of the Merger Agreement and approval of the Merger.

Financing the Merger (See page 50)

Parent and Acquisition estimate that, based on information available as of the date of this proxy statement, the total amount of funds required to complete the Merger and related transactions, repay certain of the Company’s existing debt and pay related fees and expenses, will be approximately $125.4 million.

Parent expects this amount to be provided through a combination of the proceeds of:

•	an equity investment comprised of cash and shares of Company stock contributed by the Rollover Participants;

•	an equity and subordinated debt investment by Wellspring in the amount of $62.6 million;

•	cash on the Company’s balance sheet; and

•	a senior secured credit facility, which is described below under “Special Factors—Merger Financing”.

Interests of the Company’s Directors and Executive Officers in the Merger (see page 46)

When considering the Board of Directors’ and the Special Committee’s unanimous recommendations that the Company’s shareholders approve the Merger Agreement and the Merger, you should be aware that some directors and executive officers of the Company may have interests in the Merger that may be different from, or in addition to, the interests of other Company shareholders. See “Special Factors—Interests of Company Directors in the Merger,” “Special Factors—Interests of Certain Company Directors in Parent and its Affiliates following the Merger” and “Special Factors—Interests of Company Executive Officers in the Merger” for a description of such interests that may be different from, or in addition to, the interests of the Company’s other shareholders.

The Board of Directors and the Special Committee knew about these different and additional interests, and considered them, among other matters, when they approved the Merger Agreement and the Merger and determined that the Merger and the Merger Agreement are advisable and are fair to, and in the best interest of, the Company and its shareholders other than the Rollover Participants.

Voting Agreements (See page 18)

Three of our directors (the Rollover Participants) who collectively beneficially own approximately 24.9 percent of the outstanding Company common stock (including common stock into which Company preferred stock owned by them is convertible) have entered into voting agreements (attached as Appendix E) with Parent and have agreed to vote their shares in favor of approval of the Merger Agreement and the Merger.

Rollover Agreements (See page 47)

The Rollover Participants have entered into Rollover Agreements (attached as Appendix D) with Parent pursuant to which they will continue to have equity interests in the Company, as the surviving corporation, after the consummation of the Merger, and they will have continued opportunity to participate in future income, if any, and future growth of the Company, if it occurs, whereas other shareholders will not have that opportunity after consummation of the Merger. For a discussion of such arrangements see “Special Factors—Interests of Certain Company Directors in Parent and its Affiliates following the Merger”.

Positions of Certain Persons Regarding Fairness of the Merger (See pages 39 and 41)

Each of the Rollover Participants and each of Wellspring, Parent and Acquisition believes that the Merger is fair to our shareholders (other than the Rollover Participants). See “Special Factors—Position of the Directors

Participating in the Merger With Wellspring as to the Fairness of the Merger” and “Special Factors—Position of Wellspring, Parent and Acquisition as to the Fairness of the Merger” for discussions of the factors considered by such persons in forming such beliefs.

Special Meeting of the Company’s Shareholders (See page 17)

A special meeting of shareholders, which we refer to as the Special Meeting, will be held on —, 2010 at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 at —, local time. At the Special Meeting, you will be asked:

•	to approve the Merger Agreement and the Merger of Acquisition with and into the Company and the other transactions contemplated by the Merger Agreement; and

•

to approve any adjournment or postponement, if necessary or appropriate, of the Special Meeting, including the approval of any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies in favor of the Merger Agreement and the Merger, and the other transactions contemplated thereby, in the event there are not sufficient votes for approval at the Special Meeting.

In order for the Special Meeting to be held, a quorum must be present. A quorum is established when a majority of the total voting power of all shares entitled to vote is represented at the Special Meeting either in person or by proxy.

Voting Rights at the Special Meeting (See page 17)

You are entitled to vote at the Special Meeting if you owned shares of Company common stock or shares of Series C 9% Convertible Preferred Stock, no par value, of the Company, which we refer to as the Series C Stock, as of the close of business on —, 2010, the record date fixed by the Board of Directors of the Company. On the record date, —, 2010, there were — shares of Company common stock and — shares of Series C Stock outstanding and entitled to vote at the meeting. Each share of Company common stock is entitled to one vote and the holders of the Series C Stock are entitled to one vote for each share of Company common stock into which their Series C Stock may be converted. You may vote by attending the Special Meeting and voting your shares, by completing the enclosed proxy card and mailing it to the Company in the enclosed envelope, by calling 1-800-776-9437 or by visiting the website www.voteproxy.com. If you owned shares of Company common stock on the record date, you may be entitled to dissenters’ rights pursuant to Section 12:131 of the Louisiana Business Corporation Law, a copy of which is attached hereto as Appendix F. See “Special Factors—Dissenters’ Rights” beginning at page 58. Because all holders of Series C Stock (four persons) are expected to vote their Series C Stock, as well as any shares of Company common stock into which such shares have been converted, in favor of the Merger, such holders are not expected to have dissenters’ rights on any such shares.

The Company is seeking your proxy to use at the Special Meeting. The Company has prepared this proxy statement to assist you in deciding how to vote and whether or not to grant your proxy to the Company. Regardless of whether or not you currently plan to attend the Special Meeting, please indicate on your proxy card how you want to vote. Then sign, date and mail it to the Company as soon as possible so that your shares will be represented at the Special Meeting. If you sign, date and mail in your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal to approve the Merger Agreement and the Merger. Alternatively, you may vote by telephone at 1-800-776-9437 or on the Internet at www.voteproxy.com. If you fail to return your proxy card, to vote by telephone or internet or to attend and vote at the Special Meeting, such failure could affect whether a quorum is present at the Special Meeting and thus affect the approval of the Merger Agreement and the Merger, and your shares will not be counted on any proposal that may properly come before the Special Meeting.

A shareholder of the Company who has given a proxy solicited by the Board of Directors may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, (3) by telephone or on the Internet if you originally submitted your proxy in that manner, or (4) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to OMNI Energy Services Corp., 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, Attention: Corporate Secretary (Board Matters).

Shareholder Vote Required (See page 17)

A quorum (which is a majority of the total voting power of all shares entitled to vote) must be present at the Special Meeting to approve any of the proposals presented. Approval of the Merger requires the affirmative vote of holders of a majority of the voting power of all shares of stock of the Company with voting rights present or represented at the Special Meeting.

Holders of Company common stock are entitled to one vote for each share of Company common stock owned thereby at the close of business on —, 2010, the record date fixed by the Board of Directors. Holders of the Series C Stock are entitled to one vote for each share of Company common stock into which their Series C Stock may be converted at the close of business on —, 2010, the record date.

Effective Time of the Merger (See page 61)

The Merger and the other transactions contemplated by the Merger Agreement will become final as soon as practicable. If all conditions to the completion of the Merger are satisfied, the Company currently anticipates that the Merger will be completed in the second half of 2010. Parent or the Company can terminate the Merger Agreement if the Merger is not consummated by December 1, 2010, unless it is not consummated by such date because of the breach of the Merger Agreement by the party seeking termination. Although the Company expects the Merger to be completed as planned if approved by shareholders, the Company cannot assure you that all conditions to consummation of the Merger can or will be satisfied.

Exchange of Stock Certificates or Book-Entry Shares for the Merger Consideration (See page 62)

As promptly as practicable after the effective time of the Merger, the paying agent will mail to you a letter of transmittal containing instructions on how to surrender your stock certificates or book-entry shares in exchange for the merger consideration. You must wait until you receive such instructions to exchange your certificates or book-entry shares for the merger consideration. You will need to review carefully and complete such materials and return them as instructed along with your stock certificates or book-entry shares representing shares of Company common stock. Please do not attempt to surrender any stock certificates or book-entry shares until you receive these instructions.

Do not attempt to surrender your stock certificates or book-entry shares until you receive a letter of transmittal containing instructions for surrendering your stock certificates or book-entry shares.

Limitations on Considering Other Acquisition Proposals (See page 68)

During the period beginning on the date of the Merger Agreement and continuing until July 16, 2010, such period being referred to as the “go-shop” period, the Company and its subsidiaries and their respective officers, directors, advisors, affiliates and other representatives, which are referred to herein as representatives, may:

•

initiate, solicit and encourage acquisition proposals (including by way of providing access to non-public information pursuant to (but only pursuant to) an acceptable confidentiality agreement), provided that the Company must promptly provide to Parent any non-public information concerning the Company or its subsidiaries that is provided to any person given such access which was not previously provided to Parent; and

•

enter into and maintain or continue discussions or negotiations with any person or group of persons in furtherance of any such inquiries and to induce the making or submission of acquisition proposals.

Except as to any excluded party (as defined in the Merger Agreement, but in general a party which has submitted an acquisition proposal to the Company prior to July 16, 2010 that the Board of Directors or the Special Committee determines in good faith is bona fide and constitutes, or could reasonably be expected to result in, a superior proposal), the Company has agreed that from the period beginning on July 16, 2010, until the effective date of the Merger, or, if earlier, the termination of the Merger Agreement, the Company shall not, and shall not direct, authorize or permit any of its representatives to, directly or indirectly:

•

initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any acquisition proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

•

enter into any agreement or agreement in principle (other than an acceptable confidentiality agreement) providing for or relating to an acquisition proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by, or breach its obligations under, the Merger Agreement.

The Company may, however, at any time prior to obtaining the approval of the Merger Agreement by its shareholders at the Special Meeting, furnish information with respect to the Company and its subsidiaries to a person making an acquisition proposal and participate in discussions or negotiations with such person regarding the acquisition proposal, if:

•	prior to taking such action:

•	the Board of Directors or the Special Committee determines in good faith that an acquisition proposal received by the Company from a third party is bona fide;

•

the Board of Directors or the Special Committee determines in good faith, after consultation with its financial advisors and outside counsel, that the acquisition proposal constitutes or could reasonably be expected to constitute a superior proposal; and

•

after consultation with its financial advisors and outside counsel, the Board of Directors or the Special Committee determines in good faith that taking such action is necessary for the Board of Directors or the Special Committee to comply with its fiduciary duties under applicable law;

•	prior to disclosing any non-public information to the potential acquirer, the Company enters into an acceptable confidentiality agreement; and

•	the Company promptly provides to Parent any non-public information concerning the Company or its subsidiaries provided to the potential acquirer which was not previously provided to Parent.

If, prior to obtaining the approval of the Merger Agreement by the Company shareholders at the Special Meeting, the Company receives an acquisition proposal that the Board of Directors or the Special Committee determines in good faith (after consultation with its financial advisors and outside counsel) is a superior proposal or upon the occurrence of an intervening event, the Board of Directors or the Special Committee may withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal, such actions being collectively referred to herein as an adverse recommendation, if and only if prior to taking such action:

•

the Board of Directors or the Special Committee has concluded in good faith after consultation with its independent financial advisors and outside counsel that taking such action is necessary for the Board of Directors or the Special Committee to comply with its fiduciary duties under applicable law;

•

the Company has provided prior written notice to Parent at least three business days in advance, to the effect that absent any revision to the terms and conditions of the Merger Agreement, the Board of Directors or the Special Committee intends to take such action; and

•

in such notice to Parent, the Company has offered to negotiate for a period of three business days after Parent’s receipt of the Company’s notice (and, if accepted, negotiated with Parent for such three-day period), and has instructed its subsidiaries and its and their respective representatives to offer to negotiate with (and if accepted, negotiated with) Parent to attempt to make such adjustments in the terms and conditions of the Merger Agreement such that the Board of Directors or the Special Committee would not, after taking into account such adjustments, be required to effect an adverse recommendation.

Subject to the provisions of the Merger Agreement relating to an adverse recommendation, neither the Company, its Board of Directors nor the Special Committee is prohibited from complying with Rules 14d-9 and 14e-2 promulgated under the Securities and Exchange Act of 1934, as amended, which we refer to as the Exchange Act, with regard to an acquisition proposal.

The Company must also keep Parent generally informed on a current basis of the status of and material developments respecting any solicitations, inquiries, proposals and/or negotiations (including the material terms and price in respect of any acquisition proposal) and has agreed that it will promptly (and in any event within 24 hours) notify Parent if any acquisition proposal is received by the Company.

Activities During the “Go-Shop” Period (See page 21)

During the “go-shop” period, Stephens Inc., a financial advisor to the Special Committee, contacted 97 possible buyers (33 possible strategic buyers and 64 possible financial buyers). As of June 30, 2010, two possible buyers had executed confidentiality agreements and were conducting due diligence with respect to the Company.

Conditions of Merger Agreement (See page 73)

The Merger will be effected only if certain conditions, including, but not limited to the following, are met or waived, if waivable:

•	approval of the Merger Agreement by the shareholders of the Company at the Special Meeting (or any adjournment thereof);

•	the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•

all consents, approvals and actions of, filings with, and notices to, all governmental entities required of Parent, Acquisition or the Company or any of their respective subsidiaries or other affiliates in connection with the transactions contemplated by the Merger Agreement have been made, obtained or effected;

•

no order or law is in effect that has the effect of making the Merger or the other transactions contemplated by the Merger Agreement illegal or that otherwise restrains, prevents or restricts the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•

the Company’s representations and warranties expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications shall be so true and correct, and all other representations and warranties of the Company that are qualified by materiality must be true and correct and all representations and warranties that are not so qualified must be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the date that the Merger is consummated (except to the extent any such representations or warranties are made as of a specified date);

•

Parent’s and Acquisition’s representations and warranties expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications shall be so true and correct, and all other representations and warranties of Parent and Acquisition that are qualified by materiality must be true and correct and all representations and warranties that are not so qualified must be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the date that the Merger is consummated (except to the extent any such representations or warranties are made as of a specified date);

•

the Company, Parent and Acquisition must have performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the consummation of the Merger;

•	no action by any governmental entity is pending or threatened that:

•

challenges the acquisition by Parent or Acquisition of any shares of Company common stock, seeks to restrain or prohibit the consummation of the Merger, seeks to place limitations on the ownership of shares of Company common stock by Parent or Acquisition or seeks to obtain from the Company, Parent or Acquisition any damages that are material to the Company;

•

seeks to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any portion of any business or of any properties or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to divest or hold separate any portion of any business or of any properties or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger;

•	seeks to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its subsidiaries; or

•	otherwise has, or is reasonably expected to have, a material adverse effect on the Company;

•

there must not have occurred, after the date of the Merger Agreement, any effect, fact, condition, event, development, change or state of circumstances that has had or could reasonably be expected to have a material adverse effect on the Company; and

•	the total number of shares dissenting from the Merger must not be more than ten percent of the issued and outstanding shares of Company common stock as of the effective time of the Merger.

In addition to these conditions, the Merger Agreement, attached to this proxy statement as Appendix A, describes other conditions that must be met before the Merger may be consummated.

Termination of the Merger Agreement (See page 76)

The Merger Agreement may be terminated as follows:

•	by mutual written consent of the Company, Parent and Acquisition.

•	by either Parent or the Company, if:

•

any court of competent jurisdiction or other governmental entity issues an order or takes any other action to permanently restrain, prohibit or enjoin the Merger and such order is final and non-appealable;

•

the Merger has not been consummated on or before December 1, 2010 (except that termination is not available to a party whose failure to fulfill or whose breach of any obligation under the Merger Agreement is the cause of, or resulted in, the failure of the Merger to be consummated by such date); or

•	the shareholders of the Company fail to approve the Merger Agreement and the Merger at the Special Meeting (or any reconvened meeting after any adjournment of such meeting).

•	by the Company, if:

•

any of the representations and warranties of Parent and Acquisition fail to be true and correct such that the condition set forth in the sixth bullet point under “Conditions to the Merger Agreement” above cannot be satisfied; or

•

prior to shareholder approval, the Board of Directors or the Special Committee resolves to enter into a definitive agreement with a third party in connection with an acquisition proposal, subject to certain limitations.

•	by Parent, if:

•

any of the representations and warranties of the Company fail to be true and correct such that the condition set forth in the fifth bullet point under “Conditions to the Merger Agreement” above cannot be satisfied; or

•

the Board of Directors or any committee of the Board of Directors withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any acquisition proposal, or the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions;

•

the Board of Directors or the Special Committee fails to recommend to the Company’s shareholders that they approve the Merger Agreement and the Merger at the Special Meeting, or the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions; or

•

on or after October 1, 2010, the Company has not delivered to Parent the Company’s restated audited financial statements for each of the fiscal years ended December 31, 2005-2009, which we refer to as the restated audited financial statements, together with the unqualified opinion of the applicable independent auditor for each of such restated audited financial statements, which financial statements shall comply with the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement, unless the SEC has agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement; provided, that if Parent does not exercise its termination right under this bullet within 5 business days after October 1, 2010, such provision will automatically terminate on the following business day.

Expenses and Termination Fees (See page 76)

The Merger Agreement provides that all costs and expenses incurred by the parties in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by the party incurring such costs and expenses except as otherwise specifically provided therein.

The Company will pay all costs and expenses in connection with the printing and mailing of this proxy statement, as well as all Securities and Exchange Commission, or SEC, filing fees related to the transactions contemplated by the Merger Agreement. In addition, the Company will be obligated to pay Parent a termination fee of $1,795,991, which we refer to as the Company Termination Fee, and reimburse Parent for the documented out-of-pocket fees and expenses reasonably incurred by Parent and Acquisition in connection with the Merger Agreement and the transactions contemplated thereby payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent, Acquisition and their affiliates, in an aggregate amount not to exceed $750,000, which we refer to as the Expenses, if:

•	Parent terminates the Merger Agreement because:

•	the Company materially and willfully breaches or fails to perform any of the representations, warranties or obligations under the Merger Agreement;

•

the Board of Directors or any committee of the Board of Directors withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement;

•	the Board of Directors or any committee of the Board of Directors effects an adverse recommendation;

•	the Board of Directors or the Special Committee fails to recommend to the Company’s shareholders that they approve the Merger Agreement and the Merger at the Special Meeting; or

•	the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions.

•

the Company terminates the Merger Agreement as a result of a resolution by the Board of Directors or the Special Committee, prior to the Special Meeting, to enter into a definitive agreement with a third party in connection with an acquisition proposal.

•

Parent or the Company terminates the Merger Agreement as a result of the failure of the Company shareholders to approve the Merger Agreement at the Special Meeting (or any reconvened meeting after any adjournment of such meeting) or Parent terminates the Merger Agreement because the Merger has not been consummated on or before December 1, 2010, and, in each such case:

•

an acquisition proposal has been communicated to the Board of Directors or the Special Committee or has been publicly announced or publicly made known prior to the Special Meeting and not withdrawn prior to the tenth day preceding the mailing date of this proxy statement; and

•

the Company (and/or its subsidiaries) enters into a definitive agreement with respect to, or consummates, an alternative acquisition proposal within 12 months of the termination of the Merger Agreement.

The Company will be obligated to pay Expenses to Parent if Parent terminates the Merger Agreement because:

•	the Company breaches or fails to perform any of the representations, warranties or obligations under the Merger Agreement (other than a material or willful breach) such that it would not be able to satisfy Parent’s conditions to closing, assuming that such breach cannot be timely cured as provided in the Merger Agreement; or

•

on or after October 1, 2010, the Company has not delivered to Parent restated audited financial statements (which the Company may be required to prepare and file with the SEC), together with the unqualified opinion of the applicable independent auditor for each of such restated audited financial statements, which financial statements shall comply with the Exchange Act, for inclusion in the Company’s proxy statement or the SEC has not otherwise agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement.

Parent will be obligated to pay the Company certain fees and expenses under the following events:

•

Parent will pay to the Company a fee in the amount of $4,310,378 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition) and at such time of termination:

•	the conditions to the obligation of Parent and Acquisition to effect the Merger and certain other conditions have been satisfied as of the date of termination;

•	Parent has failed, or failed to cause Acquisition, to consummate the Merger; and

•

the proceeds of the debt financing (or alternative financing) sufficient to consummate the transactions contemplated by the Merger Agreement are not available to Parent on the terms set forth in a debt commitment letter to Acquisition from Ableco on the date of termination.

Under the Limited Guaranty Wellspring unconditionally guarantees Parent’s payment of this fee if Parent is obligated to do so and fails to do so.

•	Parent will pay to the Company a fee in the amount of $7,183,964 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition):

•	as a result of Parent’s failure to comply in all material respects with certain of its financing covenants under the Merger Agreement;

•	at such time of Parent’s breach, the Company is not in material breach of any of its representations and warranties, covenants or other agreements in the Merger Agreement; and

•	the conditions to the obligation of Parent and Acquisition to effect the Merger and certain other conditions have been satisfied as of the date of termination.

Under the Limited Guaranty Wellspring unconditionally guarantees Parent’s payment of this fee if Parent is obligated to do so and fails to do so.

•

Parent will pay to the Company a fee in the amount of $7,183,964 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition) and at such time of termination:

•	the conditions to the obligation of Parent and Acquisition to effect the Merger and certain other conditions have been satisfied as of the date of termination;

•	Parent has failed to consummate the Merger; and

•

the proceeds of the debt financing (or alternative financing) sufficient to consummate the transactions contemplated by the Merger Agreement are available to Parent on the terms set forth in a debt commitment letter to Acquisition from Ableco as of the date of termination.

Under the Limited Guaranty Wellspring unconditionally guarantees Parent’s payment of this fee if Parent is obligated to do so and fails to do so.

Material Federal Income Tax Consequences of the Merger (See page 51)

The payment of cash for shares of the common stock of the Company pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes for the Company’s shareholders and also may be taxable under local, state and foreign tax laws.

Tax matters are very complicated and the tax consequences of the Merger to you will depend on your own situation. You should consult your own tax advisors to determine the effect of the Merger on you under federal, state, local, and foreign tax laws.

Dissenters’ Rights (See page 58)

Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of the total voting power of the Company. See “Special Factors—Dissenters’ Rights.”

Regulatory Approvals (See page 51)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), provides that Merger and acquisition transactions meeting specified criteria may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. Under the terms of the Merger Agreement, Parent, Acquisition and the Company have agreed to promptly file any notification required to be filed by it or its “ultimate parent” company under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

Litigation Challenging the Merger (See page 58)

Six purported class action lawsuits have been filed in connection with the Merger in state courts in Lafayette Parish, Louisiana, naming the Company and its directors as defendants, as well as Wellspring, Parent and Acquisition. The complaints allege, among other things, that the defendants have breached their fiduciary duties to shareholders of the Company by entering into the Merger Agreement, failing to disclose certain information with respect to the Company and failing to maximize shareholder value. Wellspring is claimed to have aided and abetted the alleged fiduciary duty breaches by the directors of the Company. One or more of the complaints seek injunctions against the Merger, rescission of the Merger if it is consummated, imposition of a constructive trust, damages, attorneys’ fees, expenses and other relief. The complaints request class action certification and rulings that the named complainants are representatives of the class. No class has been certified at present. The Company believes that all of the lawsuits that have been filed and the allegations contained therein are without merit, and it, along with the directors of the Company, intends to vigorously defend the lawsuits.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as an OMNI shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement. For instructions on obtaining more information, see “Where You Can Find More Information” starting on page 88.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to OMNI Energy Services Corp. In addition, we refer to OMNI Energy Services Corp. as the “Company”. References to the “surviving corporation” are to the Company, as the surviving corporation in the Merger and a wholly-owned subsidiary of Wellspring OMNI Holdings Corporation.

Q:	Why did I receive this proxy statement?

A:	Our Board of Directors is soliciting proxies for a special meeting of shareholders, which we refer to as the Special Meeting, to be held on —, 2010, at —, local time, and at any postponement or adjournment thereof. When we ask for your proxy, we must provide you with a proxy statement that contains certain information specified by law. This proxy statement summarizes the information you need to vote at the Special Meeting.

Q:	What am I being asked to vote upon?

A:	You are being asked to approve the Merger of Wellspring OMNI Acquisition Corporation with and into the Company pursuant to the Merger Agreement. The Merger Agreement provides for the acquisition of the Company by Wellspring OMNI Holdings Corporation, which we refer to as Parent. This proposed acquisition would be accomplished through a merger of Wellspring OMNI Acquisition Corporation, a wholly-owned subsidiary of Parent, which we refer to as Acquisition, with and into the Company. As a result of the Merger, the Company will become a subsidiary of Parent. The current owner of Parent, and through Parent, Acquisition, is Wellspring Capital Partners, IV, L.P.

You are being asked to vote on the approval of any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies in favor of the Merger Agreement and the Merger in the event there are not sufficient votes for approval of the Merger Agreement and the Merger at the Special Meeting.

Q:	What will I receive in exchange for my shares of the common stock of the Company?

A:	If the Merger is completed, you will be entitled to receive $2.75 in cash, without interest, for each of your shares of common stock of the Company unless you have properly exercised any dissenters’ rights that will be available to you under Louisiana law if the Merger is effected upon approval by less than eighty percent of the total voting power of the Company.

Q:	How does the Company’s Board of Directors recommend I vote?

A:	Our Board of Directors unanimously recommends that you vote “FOR” approval of the Merger Agreement and approval of the Merger.

Our Board of Directors unanimously recommends that you vote “FOR” the proposal to approve adjournments or postponements of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.

Q:	What should I do now?

A:	After you have read the proxy statement, indicate on your proxy card how you want to vote, and sign, date and mail it in the enclosed envelope as soon as possible, or submit your proxy by telephone at

1-800-776-9437 or on the Internet at www.voteproxy.com, so that your shares of Company common stock represented at the Special Meeting. Returning your proxy card, or voting by telephone or internet, does not preclude you from voting in person if you attend the Special Meeting.

If you sign, date and mail in your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal to approve the Merger Agreement and the Merger. If you fail to return your proxy card or do not vote by telephone or internet or attend and vote at the Special Meeting, your failure may affect the existence of a quorum at the Special Meeting and may affect the approval of the Merger Agreement and the Merger, and your shares will not be counted on any proposal that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates or book-entry shares now?

A:	No. As promptly as practicable after the effective time of the Merger, the paying agent will mail to you a transmittal letter containing instructions for exchanging your certificates or book-entry shares representing shares of the common stock of the Company for the merger consideration. You must wait until you receive such instructions to exchange your certificates or book-entry shares for the merger consideration.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions in the Merger Agreement. We hope to complete the Merger in the second half of 2010, shortly after the Special Meeting.

Q:	Why is my vote important?

A:	A majority of the total voting power of shares of stock of the Company must be represented in person or by proxy at the meeting for there to be a quorum. If you do not send in a proxy using one of the methods described above, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting. Failure to secure a quorum on the date set for the meeting would likely require an adjournment that would cause us to incur additional expense.

Also, for us to complete the Merger, shareholders of record on —, 2010 holding at least a majority of the voting power of shares of the stock of the Company present or represented at the Special Meeting must vote to approve the Merger Agreement and the Merger. Each share of common stock is entitled to one vote per share. Holders of our Series C Stock of record on —, 2010 are entitled to vote the number of shares of Company common stock into which such Series C Stock is convertible. Certain directors, including an executive officer of OMNI, who beneficially own an aggregate of 6,362,267 shares, or approximately 24.9 percent of the outstanding Company common stock, including shares into which Series C Stock is convertible, have agreed, subject to certain conditions, to vote in favor of the Merger Agreement and the Merger.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. If your shares are held in a brokerage account and you do not provide your broker with instructions on how to vote those shares, your broker will not be permitted to vote them. Therefore, you should be sure to provide your broker with instructions on how to vote these shares. If you do not give voting instructions to your broker, you may affect our ability to have a quorum at the Special Meeting since broker non-votes do not count toward establishing a quorum, and such failure could, therefore, affect approval of the Merger Agreement and the Merger.

Q:	What do I do if I want to change my vote?

A:	You may change your vote at any time before your shares are voted at the Special Meeting. You can do this by one of four ways: (i) send a written, dated notice to our Corporate Secretary stating that you would like to revoke your proxy; (ii) complete, date, and submit another proxy card; (iii) by telephone or on the Internet if you originally submitted your proxy in that manner; or (iv) attend the meeting and vote in person.

Q:	Am I entitled to dissenters’ or appraisal rights?

A:	Dissenting shareholders who comply with the procedural requirements of the Louisiana Business Corporation Law will be entitled to receive the payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of the Company’s total voting power. For more information regarding your right to dissent from the Merger, please read the section of this proxy statement entitled “Special Factors—Dissenters’ Rights” beginning on page 58. We have also attached a copy of the relevant provision of the Louisiana Business Corporation Law (La. Rev. Stat. § 12:131) as Appendix F to this proxy statement.

Q:	Will the Merger be taxable to me?

A:	Your receipt of cash in the Merger will be taxable to you and you will generally recognize a gain or loss in an amount equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in your shares.

Tax matters are very complicated and the tax consequences of the Merger to you will depend on your own situation. You should consult your own tax advisors to determine the effect of the Merger on you under federal, state, local and foreign tax laws.

Q:	Whom should I contact with questions?

A:	If you want additional copies of this document, or if you want to ask any questions about the Merger, you should contact:

Staci L. Marcelissen

Corporate Secretary

OMNI Energy Services Corp.

4500 NE Evangeline Thwy.

Carencro, Louisiana 70520

(337) 896-6664

SPECIAL MEETING OF THE SHAREHOLDERS OF

OMNI ENERGY SERVICES CORP.

The Company is furnishing this proxy statement to beneficial holders of shares of the common stock of the Company, $0.01 par value per share, and Series C 9% Convertible Preferred Stock, no par value (Series C Stock), in connection with the proxy solicitation by the Board of Directors of the Company. The Board of Directors will use the proxies at the Special Meeting to be held on —, 2010, and at any adjournments or postponements thereof.

Date, Place and Time

The Special Meeting of the shareholders of the Company will be held at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, at —, local time, on —, 2010.

Purpose of the Special Meeting

At the Special Meeting, holders of shares of Company common stock and preferred stock will be asked to:

•

vote on a proposal to approve the Merger Agreement, attached to this proxy statement as Appendix A, and to approve the Merger contemplated by the Merger Agreement in which Acquisition will be merged with and into the Company, and the transactions contemplated by the Merger Agreement, and

•

act on any other matters that may properly be put to a vote at the Special Meeting, or any adjournments or postponements thereof, including the approval of any proposal to postpone or adjourn the Special Meeting to a later date to solicit additional proxies.

Record Date, Stock Entitled to Vote and Required Vote

The Board of Directors has fixed the close of business on —, 2010 as the record date for determining those shareholders of the Company who are entitled to notice of and to vote at the Special Meeting. Only record holders of shares of the common stock of the Company and Series C Stock on the books of the Company at the close of business on —, 2010, the record date, will receive notice of and may vote at the Special Meeting, including any adjournments or postponements thereof. On the record date, there were — shares of Company common stock outstanding and entitled to vote at the Special Meeting, including — shares of Company common stock issuable upon conversion of the Series C Stock held by approximately — holders of record.

At the Special Meeting, shareholders of the Company will have one vote for each share of the common stock of the Company owned on the record date and the holders of the Series C Stock will have one vote for each share of Company common stock into which their Series C Stock may be converted on the record date. The holders of a majority of the outstanding voting power of shares of stock of the Company entitled to vote at the Special Meeting must be present or represented in order for a quorum to exist at the Special Meeting.

To determine if a quorum is present, the Company will count the following:

•

shares of the common stock of the Company, including shares of Company common stock issuable upon conversion of the Series C Stock, present and voting at the Special Meeting either in person or by proxy;

•	shares of the common stock of the Company, including shares of Company common stock issuable upon conversion of the Series C Stock, present in person at the Special Meeting but not voting; and

•

shares of the common stock of the Company, including shares of Company common stock issuable upon conversion of the Series C Stock, for which it has received proxies but with respect to which holders of such shares have abstained on any matter.

The approval of the Merger Agreement and approval of the Merger requires the affirmative vote of a majority of the total voting power of shares of stock of the Company, which includes as one voting class the voting power of shares of Company common stock and the voting power of shares of Series C Stock, present or represented at the Special Meeting.

Voting of Proxies

Properly executed proxies that the Company receives before the vote at the Special Meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve and adopt the Merger Agreement and approve the Merger. If a Company shareholder abstains from voting or does not vote, either in person or by proxy, but is otherwise present at the Special Meeting, his shares will effectively count as votes AGAINST the approval of the Merger Agreement and the Merger. Brokers who hold shares of the Company common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers.

Shareholders of the Company who beneficially owned shares of Company common stock on the record date who vote against the Merger, and otherwise comply with certain procedural requirements, are entitled to dissenters’ rights pursuant to Section 131 of the Louisiana Business Corporation Law (La. Rev. Stat. § 12:131) unless the Merger Agreement and the Merger are approved by eighty percent or more of the total voting power of shares of stock of the Company. Because all holders of Series C Stock (four persons) are expected to vote their Series C Stock, as well as any shares of Company common stock into which such shares have been converted, in favor of the Merger, such holders are not expected to have dissenters’ rights on any such shares. See “Special Factors—Dissenters’ Rights.”

The Company does not expect any matter other than the proposal to approve the Merger Agreement and the Merger will be brought before the Special Meeting. If, however, the Board of Directors presents the proposal to postpone or adjourn the Special Meeting to solicit additional proxies in favor of the approval of the Merger Agreement and the Merger (in the event there are not sufficient votes for such approval), the proxy holder may vote the proxy in its discretion.

Voting Agreements

In connection with the Merger Agreement, our President and Chief Executive Officer, the Chairman of the Board of Directors and one of our other directors, who collectively beneficially own approximately 24.9 percent of the outstanding Company common stock, have each entered into voting agreements with Parent, and have each agreed, among other things, to vote their shares, 6,362,267 votes in the aggregate (including shares of Company common stock into which their Series C Stock may be converted), in favor of approval of the Merger Agreement and the Merger. The Voting Agreements are attached to this proxy statement as Appendix E.

Revocability of Proxies

A shareholder of the Company who has given a proxy solicited by the Board of Directors may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, (3) by telephone or on the Internet if such proxy was originally submitted in that manner, or (4) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to OMNI Energy Services Corp., 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, Attention: Corporate Secretary (Board Matters).

Expenses of Solicitation of Proxies

All costs of the proxies will be borne by the Company. Directors, officers, and employees of the Company may solicit proxies in person or by mail, telephone, electronic mail or facsimile. They will receive no additional compensation for such services. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Company common stock held of record by them, and such custodians will be reimbursed by the Company for their reasonable expenses.

Recommendation

The Board of Directors unanimously recommends that the shareholders vote “FOR” the approval and adoption of the Merger Agreement and the approval of the Merger.

THE PARTICIPANTS

OMNI ENERGY SERVICES CORP.

4500 NE EVANGELINE THWY.

CARENCRO, LOUISIANA 70520

(337) 896-6664

OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through three business segments: Seismic Services (including drilling, survey and permitting services), Environmental and Other Services, and Equipment Leasing. OMNI’s services are important to geophysical companies which have operations in marsh, swamp, shallow water and the U.S. Gulf Coast called transition zones and contiguous dry land areas called highland zones.

WELLSPRING OMNI HOLDINGS CORPORATION

C/O WELLSPRING CAPITAL MANAGEMENT LLC

LEVER HOUSE

390 PARK AVENUE

NEW YORK, NEW YORK 10022

(212) 318-9800

Wellspring OMNI Holdings Corporation, which we refer to as Parent, is a Delaware corporation that was incorporated on May 27, 2010. Upon the completion of the Merger, the Company will be a subsidiary of Parent.

Parent has not conducted any activities other than those incident to its incorporation and the matters contemplated by the Merger Agreement. Parent currently has no material assets or liabilities, other than its rights and obligations under the Merger Agreement and the related documents, and has not generated any revenues or incurred material expenses. Parent has no employees or operations. Parent’s only other asset is 1,000 shares of Acquisition, par value $0.01 per share.

Parent is the sole stockholder of Acquisition, and Parent is currently wholly-owned by Wellspring Capital Partners IV, L.P., a private investment fund that was formed in 2005, which we refer to as Wellspring. Wellspring is managed by Wellspring Capital Management LLC, which we refer to as Wellspring Capital. Wellspring Capital, founded in 1995, is a leading middle-market private equity firm that manages more than $2 billion of private equity capital. The firm takes controlling positions in promising middle-market companies where it can contribute innovative operating and financing strategies and capital. Wellspring Capital’s limited partners include some of the largest and most respected institutional investors in the United States, Canada and Europe.

The business address for Wellspring Capital is Lever House, 390 Park Avenue, New York, New York 10022.

WELLSPRING OMNI ACQUISITION CORPORATION

C/O WELLSPRING CAPITAL MANAGEMENT LLC

LEVER HOUSE

390 PARK AVENUE

NEW YORK, NEW YORK 10022

(212) 318-9800

Wellspring OMNI Acquisition Corporation, which we refer to as Acquisition, is a Delaware corporation and a wholly-owned subsidiary of Parent. Acquisition was organized solely for the purpose of entering into the Merger Agreement and consummating the Merger with the Company and has not conducted any business operations other than those incident to its incorporation and the matters contemplated by the Merger Agreement.

SPECIAL FACTORS

General

At the Special Meeting, we will ask shareholders to vote on a proposal to approve the Merger Agreement and the Merger of Acquisition with and into the Company. We have attached a copy of the Merger Agreement and the related Limited Guaranty as Appendices A and B to this proxy statement. We urge you to read the Merger Agreement and the Limited Guaranty in their entirety because they are the legal documents governing the Merger.

Background of the Merger

From time to time over the years, including in 2007, the Board of Directors has considered possible strategic alternatives to the Company’s continuing as an independent, publicly owned company, but has concluded in the past that shareholder interests would not be best served by pursuing such a strategic alternative transaction. Moreover, as a result of the consideration of strategic alternatives in 2007, the Company concluded that it was not a likely fit for a strategic buyer, as opposed to a financial buyer, because the three disparate businesses it operates (seismic services, environmental and other services and oil field equipment leasing) do not fit well with any single oil service company that might be interested in a strategic acquisition. In any event, subsequent to considerations in 2007 that did not lead to any possible transaction, the Company did not consider the possibility of a strategic transaction again until late 2009 when the Company’s circumstances, discussed below, made such consideration advisable in the judgment of its Board of Directors.

Virtually all of the Company’s customers are involved in the exploration for, and production of, oil and natural gas in the continental United States and the offshore and coastal waters of the Gulf of Mexico. Accordingly, a higher demand for oil and gas results in a higher demand for the Company’s equipment and services. Beginning in the second half of 2008, and coinciding with the beginning of the major financial crisis in the United States and the severe 2008-2009 recession, demand for the Company’s equipment and services declined significantly as the demand for natural gas and oil in the United States, and natural gas and oil prices, fell significantly. While demand for oil and, therefore, oil prices have recovered somewhat, demand for natural gas in relation to the supply thereof has not recovered and natural gas prices remain depressed. Prior to the adverse impact on our operations that began in the fourth quarter of 2008, we completed a credit facility in April, 2008, which we believed, at the time, was satisfactory in terms of debt service requirements and covenant compliance obligations and which provided a line of credit to assist us in maintaining liquidity. As a result of the difficult economic conditions that have affected the Company in recent periods, as of September 30, 2009, we were not in compliance with certain covenants under our credit agreements, which necessitated the negotiation of waivers and the modification and tightening of financial covenants going forward. Further, the amounts available under our credit agreements were reduced by amendments to such agreements and by principal reduction through payments. As we have previously disclosed, should our credit facility become unavailable to us, such as because of covenant compliance issues or otherwise, we might not be able to continue to operate as a going concern.

In the context of the difficult economic circumstances that have impacted the Company in recent periods and constraints under our existing credit facilities that have affected our liquidity, reduced our ability to make planned capital expenditures as previously budgeted and to otherwise grow our business, we engaged Stephens Inc. in October, 2009, to act as a placement agent for us in a private offering of debt, subordinated debt or equity in order to attempt to achieve a comprehensive recapitalization of the Company. In the course of working with Stephens to recapitalize the Company, the Board of Directors concluded that we would not be able to effectively recapitalize on terms that were satisfactory to the Company. In particular, we were not able to obtain terms relating to indebtedness that were any more favorable than our existing credit facilities. Moreover, we concluded that any private placement of equity securities at the time would result in substantial dilution to our shareholders. Accordingly, after considerations in December, 2009, and January, 2010, the Board of Directors decided to expand the engagement of Stephens to include the possible sale of the Company in a transaction that would take the Company private. Stephens was formerly engaged in such capacity on January 28, 2010.

Subsequent to its engagement expanding the scope of its services, in February and March, 2010, Stephens contacted 49 private equity firms (financial buyers) about the possibility of acquiring the Company in a transaction in which members of management of the Company might participate and the Company would continue its current operations without adverse impact on its employees and the communities in which we do business. As a result of such efforts, the Company received eight indications of interest from possible financial buyers, including Wellspring, for such a transaction. As a result of negotiations between Stephens and the eight private equity firms indicating an interest in a transaction and indicating possible prices, the range of possible prices, as initially indicated, were in several instances increased. The lowest final range of proposed prices received—from one firm—was a range of $1.90 to $2.48 per share of Company common stock. The highest range of prices received—from another firm—was from $2.50 to $3.00 per share of Company common stock. The final price indicated by Wellspring was $2.75—without the indication of any range—and was communicated in a comprehensive proposal for a transaction by letter dated March 18, 2010. The other firms that indicated an interest all made their proposals by reflecting a range of possible prices. In the course of the discussions and negotiations with Wellspring, its original indicated price of $2.35 had been increased to $2.75.

On March 22, 2010, the Board of Directors received a review and presentation of the sale process from Stephens, which included the information discussed above as to ranges of prices indicated by the possible financial buyers. Because certain members of the Company’s management and Board of Directors had actual or potential conflicts of interest in evaluating a transaction with the Company since they might participate in such a transaction with a financial buyer, the Board of Directors determined on such date to establish a three-member Special Committee of the Board of Directors—composed of independent directors who would not participate in any transaction with a financial buyer—to represent the interest of the Company’s shareholders in connection with any potential transaction or any related or alternative transaction. The Board of Directors appointed Richard C. White, Barry E. Kaufman, and Ronald E. Gerevas to serve on the Special Committee. The Special Committee was given exclusive authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transaction and to reject on behalf of the Company any transaction that it could not favorably recommend to the Company’s Board of Directors.

The members of the Special Committee were, and continue to be, independent, and are not officers or employees of the Company, are independent of and have no economic interest or expectancy of an economic interest in Wellspring or its affiliates, are independent of the other three directors of the Company who are participating in the Merger transaction with Wellspring and have no economic interest or expectancy of an economic interest in Parent or the surviving corporation. If the Merger is completed, all the members of the Special Committee will, along with other option holders, receive cash payments for “in-the-money” options that they hold. See “—Interests of Company Directors in the Merger” beginning on page 46. Whether the Merger is completed or not, each of Mr. White and Mr. Kaufman, as co-chairmen of the Special Committee, will be paid $15,000 and Mr. Gerevas will be paid $12,000 for each month of service on the Special Committee until the effective time of the Merger and will be reimbursed for out-of-pocket expenses incurred in connection with service on the Special Committee.

On March 26, 2010, the Special Committee retained Kelly Hart & Hallman LLP of Houston, Texas, to be its independent counsel in connection with its mandate and activities. On such date the Special Committee also directly retained Stephens to report to it in connection with further activities, reserving its intended action of retaining another independent investment banking firm to advise it with respect to the fairness of any proposed transaction should the Special Committee determine to pursue such a transaction.

After its formation, the Special Committee met or held discussions with its advisors on numerous occasions from March through May, 2010 (including 11 formal meetings of the committee and numerous other discussions among committee members and advisors), either in person or by telephone conference, and received various presentations from Stephens and counsel with respect to matters being considered by it.

In connection with Wellspring’s comprehensive proposal to the Company dated March 18, 2010, given the difficulty and expense involved in due diligence, the Company’s negative earnings trend and industry volatility,

Wellspring requested that the Company enter into a period of exclusive negotiation with it and advised the Company that it would terminate its proposal if it were not given an exclusive period to complete its due diligence and negotiate the terms of a transaction. The Special Committee, after its formation and with the advice of counsel and Stephens, considered the advantages and disadvantages of granting Wellspring a period of exclusive negotiation. The committee concluded that the proposal from Wellspring appeared to be the highest likely price of the prices indicated in the indications of interest from the eight private equity firms, that the Wellspring price had been negotiated up from $2.35 to $2.75 per share of common stock and that the proposal from Wellspring appeared to be the most thorough, complete and specific proposal that the Company had received and was not subject to financing. The Special Committee also concluded that Wellspring had conducted more due diligence than any of the other private equity firms that expressed an interest in the Company and that its indication of interest and price appeared to be well-informed and appeared to be more likely of consummation than the others. Finally, the Special Committee accepted Wellspring’s statements that it would withdraw from further discussions if not granted exclusivity and concluded that there was a significant risk of loss of the most likely possible buyer then known if exclusivity were not granted. In those contexts, the Special Committee decided to grant Wellspring exclusivity, but insisted that, in return for the grant of exclusivity to continue due diligence and negotiations, should a transaction be entered into between the Company and Wellspring, the Company would be given an opportunity to actively search for a superior transaction, including the solicitation or resolicitation of possible financial buyers and the solicitation of possible strategic buyers, for a period of at least thirty business days—a “go shop” period. On those terms, on April 2, 2010, the Company entered into an exclusivity agreement with Wellspring, which expired by its terms on May 14, 2010.

After entering into the exclusivity agreement, the Company provided access to Wellspring to all requested nonpublic information, including, among other things, by constructing a “virtual” data room by electronic means, which could be used in further solicitations of other possible buyers, and giving Wellspring access to such data room. On May 14, in light of the fact that the due diligence process had not been completed and other factors that had delayed the process, the Special Committee determined to extend the exclusivity period to Wellspring to May 28, 2010. In connection with the grants of exclusivity to Wellspring the Special Committee made no determination to enter into a transaction with Wellspring or otherwise conclude that the best interest of shareholders was to sell the Company. The effect of the exclusivity agreement was, however, to limit the ability of the Company to solicit other possible bidders until the expiration of the exclusivity agreement.

In April and May, 2010, the Special Committee determined to interview investment banking firms other than Stephens for possible engagement to render a fairness opinion to the Special Committee should the Special Committee determine to recommend any specific transaction with Wellspring as a result of its on-going discussions. The Special Committee interviewed four investment banking firms, and on May 18, 2010, determined to retain GulfStar to advise it with respect to the fairness of the consideration payable in a possible transaction with Wellspring to common shareholders of the Company other than the Rollover Participants should the Special Committee decide to proceed. GulfStar commenced its work thereafter and confirmed its engagement by a letter agreement dated May 26, 2010.

During April, May and the first few days of June, counsel for the Special Committee negotiated and exchanged draft documents as to a possible transaction with counsel for Wellspring and regularly reported to the Special Committee on the progress of drafting documentation, including providing summaries thereof.

On June 2, 2010, the Special Committee met to consider the advisability of a transaction with Wellspring, with representatives of counsel, Stephens, GulfStar and members of management participating at various times during the course of such meeting. The Special Committee first received a report from representatives of GulfStar, including written materials dated June 2, 2010, that included among other information, financial information about the Company based on historical trading prices, multiples applied to historical and estimated future EBITDA, premiums paid in certain other transactions and estimates of future cash flows based on estimates provided by the Company’s management. GulfStar also reviewed with the Special Committee the text of its fairness opinion. See “—Opinion of the Special Committee’s Financial Advisor” beginning on page 31.

The Special Committee also received a report, including written materials dated June 2, 2010, from Stephens reviewing the proposal from Wellspring and comparing it to historical trading prices with respect to the Company common stock, multiples applied to historical and estimated future EBITDA, premiums paid in certain other transactions and other information. While Stephens presented analyses relevant to the possible Merger, it did not render a fairness opinion in such regard since it had not been engaged to do so. The Special Committee received further reports relating to commitment letters with respect to Wellspring’s financing of the Merger. The Special Committee also received a report from Brian J. Recatto, the President and Chief Executive Officer of the Company, with respect to future uncertainties as to the Company’s operations and the reasons why management believed the Wellspring proposal was in the best interest of shareholders of the Company at the present time under present circumstances. In particular, Mr. Recatto focused on oil and gas industry conditions and the recent BP/Deepwater Horizon catastrophe in the Gulf of Mexico, which are having an adverse impact on the Company and its industry generally. He discussed the Company’s financial circumstances, credit agreement issues and costs of remaining a public company. Referencing previous presentations to the Special Committee with respect to the proposed Merger Agreement and related documents, representatives of counsel summarized the terms of the proposed documentation with respect to the Merger. The Special Committee also received a report from counsel summarizing the terms of arrangements with the Rollover Participants with respect to their participation in the transaction with Wellspring, including arrangements to “rollover” shares of Company common stock and Series C Stock owned by such persons into Wellspring acquisition entities, thus giving them ongoing equity participation in the Company and its future operations.

After extensive discussion at the June 2, 2010, meeting, and with input from legal counsel, the Special Committee adopted resolutions supporting the transaction and recommending that the Board of Directors approve and declare advisable the Merger and the Merger Agreement and related documentation.

Immediately following the Special Committee’s meeting on June 2, the Board of Directors met. The Special Committee’s financial and legal advisors were present as well as the Company’s General Counsel and its regular outside legal counsel. The Special Committee informed the Board of Directors about its deliberations and the factors that it had considered in reaching its conclusions to recommend the Merger to the Board of Directors. The financial analyses received by the Special Committee with respect to the proposed transaction were summarized for the Board of Directors. Referencing previous summaries given to all the members of the Board of Directors, counsel reviewed with the directors the proposed documentation as to the Merger Agreement and related documents. A lengthy discussion ensued, and the Board of Directors concluded to adjourn its meeting and to take up further consideration on June 3, 2010.

The Board of Directors reconvened on June 3, 2010, and continued its consideration of the recommendations of the Special Committee. Specifically, the Board of Directors considered the Special Committee’s conclusion that the merger consideration at $2.75 per share of Company common stock was fair to shareholders other than the Rollover Participants and provided an immediate cash return to shareholders at a premium over recent stock prices. The Board of Directors also considered the Special Committee’s views that the immediate cash return to shareholders other than the Rollover Participants removed the significant uncertainties regarding the Company’s operations in the foreseeable future and related share values. After such considerations, the Board of Directors adopted the conclusions of the Special Committee, and the factors considered by the Special Committee in arriving at such conclusions based on the Board of Directors’ views as to the reasonableness of such conclusions and the factors considered by the Special Committee. The Board of Directors unanimously approved the Merger Agreement, the Merger and the related transactions, noting the potential conflict of interest of Messrs. Sciotto, Colson and Recatto, but being advised as to the necessity for the Board of Directors to approve the Merger before it was submitted to shareholders.

Developments After Execution of the Merger Agreement. The Merger Agreement was executed and delivered on behalf of the Company on June 3, 2010. The Merger Agreement permits the Company to solicit alternative acquisition proposals until July 16, 2010. Prior to that date, Stephens contacted 97 potential purchasers (33 strategic parties and 64 financial parties), and, as of June 30, 2010, two of such potential purchasers had entered into confidentiality agreements with the Company and were conducting due diligence as to the Company. See “Summary Term Sheet—Activities During the ‘Go-Shop’ Period” beginning on page 8 and “The Merger Agreement—No Solicitation of Transactions” beginning on page 68.

Recommendation of the Special Committee and the Board of Directors and Reasons for the Merger

The Special Committee of the Board of Directors unanimously determined that the terms of the Merger Agreement, including the merger consideration of $2.75 per share of Company common stock, and the proposed Merger are advisable, fair to, and in the best interests of the Company’s shareholders other than the Rollover Participants. The Special Committee unanimously recommended to the Board of Directors that the Merger Agreement, including related documentation, and the Merger be approved. The Special Committee considered a number of factors, as more fully described above under “—Background of the Merger” and as described below under “—Reasons for the Special Committee’s Determination”, in determining to make its recommendation. The Board of Directors, following the Special Committee’s recommendation, also determined that the terms of the Merger Agreement and the proposed Merger are advisable, fair to, and in the best interest of, the Company’s shareholders other than the Rollover Participants and unanimously approved the Merger Agreement and the Merger. Messrs. Sciotto, Colson and Recatto noted with respect to their votes the existence and nature of their conflicts of interest. The Board of Directors also approved the submission of the Merger Agreement and the Merger to shareholders for approval by a vote of a majority of the voting power present at a shareholders meeting called to consider the Merger Agreement and the Merger, as provided by the Company’s articles of incorporation and Louisiana law.

Accordingly, the Board of Directors recommends that the Company’s shareholders vote FOR the approval of the Merger Agreement and the Merger.

Reasons for the Special Committee’s Determination. The Special Committee consists solely of directors who are not officers or employees of the Company, who are independent of and have no economic interest or expectancy of an economic interest in Wellspring or any of its affiliates, who are independent of the Rollover Participants and who do not have an economic interest or expectancy of an economic interest in Parent or the surviving corporation. The members of the Special Committee are Richard C. White, Barry E. Kaufman and Ronald E. Gerevas. If the Merger is completed Messrs. White, Kaufman and Gerevas will, along with other option holders, receive cash payments for “in-the-money” options that they hold. See “—Interests of Company Directors in the Merger” beginning on page 46. Whether the Merger is completed or not, each of Mr. White and Mr. Kaufman, as co-chairmen of the Special Committee, will be paid $15,000 and Mr. Gerevas will be paid $12,000 for each month of such member’s service on the Special Committee, which service shall terminate upon the effective time of the Merger, and will be reimbursed for out-of-pocket expenses incurred in connection with service on the Special Committee. In recommending the approval of the Merger Agreement, including related documents, and the Merger to the Board of Directors, the Special Committee considered a number of factors that it believes supported its recommendation, including:

•

The fact that the merger consideration of $2.75 per share, all in cash, represented a substantial premium over the market price for Company common stock before the public announcement of the Merger Agreement, namely, approximately a 35 percent premium over the market closing price of $2.04 per share on June 2, 2010, approximately a 30 percent premium over the 90-day trading average price through June 2, 2010, and approximately a 30 percent premium over the 180-day trading average price through June 2, 2010;

•

The merger consideration of $2.75 in cash per share of common stock resulted from arm’s-length negotiations, in the context of a wide-spread solicitation of interest and the existence of other possible bidders, between the Company’s financial advisor Stephens and representatives of Wellspring, which negotiations increased Wellspring’s initial indicated price from $2.35 to $2.75.

•

Other metrics of value based on other financial reference points, including future discounted cash flow evaluations that were relevant to a continuation of the status quo or continuing the Company as a stand-alone going concern;

•

The ability of the Company’s shareholders to recognize a significant cash value through the proceeds of the Merger versus continued risk of being shareholders in a stand-alone company, including uncertainties regarding the oil and gas related industries, prices for oil and, particularly, natural gas, the possible material adverse impact on offshore and coastal oil and gas exploration and production activities and more general oil and gas exploration and production activities as a result of recent drilling accidents and spills in the Gulf of Mexico and elsewhere, the unpredictability of future interest rates and stock market valuations, the uncertainty of achieving management’s projections and the serious financial constraints and lender restrictions under which the Company is operating that put pressure on the ability of the Company to operate as a going concern;

•

Its familiarity with the Company’s recent and current financial performance, and its operational uncertainties due to the state of the U.S. economy, world financial market concerns, difficulties being faced by companies engaged in providing services and equipment to the oil and gas industry, particularly in the Gulf of Mexico and related coastal waters, and in the oil and gas and oil and gas related industries generally and the effects of such factors on the potential price of the Company common stock.

•

The terms of the Merger Agreement, including the price, the ability to solicit other possible buyers (both strategic and financial) until July 16, 2010, and the ability to consider unsolicited offers thereafter, the requirement that the transaction be approved by the shareholders of the Company, the amount of the termination fee provided for in the Merger Agreement should the Company pursue a proposal superior to Wellspring’s, which fee the Special Committee believes should not unduly discourage a third party from offering a proposal that is more favorable than the Merger;

•

The fact that the Merger Agreement permits the Company not only to solicit alternative acquisition proposals until July 16, 2010, but also that after such period it may provide information to, and participate in negotiations with, parties who have submitted unsolicited written indications of interest or acquisition proposals in the circumstances described in the Merger Agreement;

•	The Company’s and the Special Committee’s intention, in fact, to solicit alternative transactions until July 16, 2010;

•	The ability to terminate the Merger Agreement to accept a superior acquisition proposal;

•

The review of the possible alternative to the sale of the Company of maintaining the status quo under the Company’s current operating and financial circumstances in the current economic conditions for the Company’s industry and the absence of other alternatives to maximize value for shareholders for the foreseeable future;

•

The fact that, as a public company, the market price of the Company common stock, and thus the Company’s shareholders, would be susceptible to adverse effects of earnings fluctuations because of continued uncertainties in the oil and gas industry and related industries for the foreseeable future;

•

The financial analyses of GulfStar, including its opinion dated June 2, 2010, to the Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.75 per share merger consideration to be received by the holders of Company common stock other than the Rollover Participants, which analyses the Special Committee considered in their totality, rather than any single analysis or subgroup of analyses;

•

The financial analyses provided to the Special Committee by Stephens, which did not render a fairness opinion, but which analyses the Special Committee considered in their totality, rather than any single analysis or subgroup of analyses;

•

The fact that the Merger is not conditioned upon Wellspring’s obtaining financing and the review of the financing commitments received by Wellspring with respect to the Merger, including the conditions thereto.

•

The fact that the Company has been constrained as to capital in recent periods due to its inability to obtain more favorable financing and its inability to generate internally cash flow adequate to keep its capital expenditures and maintenance at desired levels;

•

The fact that (i) the Company has very “tight” financial covenants under its existing credit lines and that it has in the past been in violation of those covenants and that it expects, in the near future, to again be in violation of those covenants, which will require the Company for the foreseeable future and from time to time to obtain waivers from its principal lender in order to avoid adverse lender actions and (ii) the Company has no assurance that it will in the future be able to obtain necessary lender waivers;

•

The considerable uncertainties that have been raised with respect to all oil and gas service companies operating offshore in the Gulf of Mexico and in the related coastal waters as a result of the BP/Deepwater Horizon oil spill in the Gulf of Mexico forty miles offshore of the coast of Louisiana, which occurred on April 20, 2010;

•

The likelihood that possible federally imposed drilling moratoriums and possible federal and state regulation may, as a result of the BP/Deepwater Horizon oil spill and other safety and environmental issues, materially adversely affect exploration and production operations of oil and gas companies, and thus the Company’s oil and gas service and equipment provision activities, in the Gulf of Mexico and related coastal waters and elsewhere; and

•

The expense to the Company of maintaining its public status, including accounting fees, SEC reporting obligations, outside director fees, printing and mailing costs and transfer agent fees, particularly as compared to the absence of normal benefits of being a public company, such as access to public capital markets which is not now available to the Company.

The Special Committee did not consider a possible liquidation of the Company as a factor because the nature of the Company’s business—a service business—makes liquidation not feasible in the judgment of the committee. The Company is essentially a service company and its tangible assets are incidental to that business. The value of the Company is clearly tied to its existence as an integrated going concern. Thus the Special Committee did not consider a possible liquidation value. Further, the Special Committee did not consider book value as a factor because the book value of Company common stock $2.31 per share as of March 31, 2010) is less than $2.75 per share, and is, in any event, not, in the Committee’s opinion, a reasonable measure of value of a service company.

The Special Committee also determined that the Merger is procedurally fair because, among other things:

•

The Company’s Board of Directors established a Special Committee of independent directors to consider and negotiate the Merger Agreement, and the Special Committee retained its own independent counsel and, in addition to its own retention of a financial advisor (Stephens) which had been previously retained by the Board of Directors, it retained its own new independent financial advisor (GulfStar) to advise it with respect to the fairness, from a financial point of view, of the $2.75 per share merger consideration payable to the common shareholders other than the Rollover Participants and received the fairness opinion of GulfStar;

•

The Special Committee, which consists solely of directors who are not officers or employees of the Company, who are independent of and who have no economic interest or expectancy of an economic interest in Wellspring, who are independent of the Rollover Participants and who have no economic interest or expectancy of an economic interest in Parent or the surviving corporation, was given exclusive authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transaction and to reject on behalf of the Company any transaction that it could not favorably recommend to the Company’s Board of Directors. If the Merger is completed, all three members of the Special Committee will, along with other option holders, receive cash payments for “in-the-money” options that they hold. See “—Interests of Company Directors in the Merger” beginning on page 46. Whether the Merger is completed or not, each member of the Special Committee will be paid a monthly fee for each month of such member’s service on the Special Committee until the effective time of the Merger and will be reimbursed for out-of-pocket expenses incurred in connection with service on the Special Committee;

•

The $2.75 per share merger consideration and other terms and conditions of the Merger Agreement resulted from arm’s-length bargaining between the Board of Directors’ and Special Committee’s financial advisors and Wellspring;

•

The transaction must be approved by the holders of a majority of the total voting power of the stock of the Company present and voting at a meeting of shareholders to be held to consider the Merger, notwithstanding the fact that Wellspring has obtained the written agreements of the Rollover Participants to vote in favor of the Merger the approximate aggregate 24.9 percent voting power of Company stock that they control;

•

In the press release announcing the transaction on June 4, 2010, the Company publicly announced its ability to consider higher competing bids and that it would be soliciting other prospective purchasers until July 16, 2010;

•

Subject to certain conditions, including the payment of a termination fee under certain circumstances, the terms of the Merger Agreement allow the Company’s Board of Directors to exercise its fiduciary duties to consider potential alternative transactions, particularly if it reasonably believes that an acquisition proposal it receives after the date of the Merger Agreement could result in a superior proposal;

•

The Special Committee believed, based on financial and legal advice, that the termination fee of $1,795,991 (approximately 2.5 percent of the equity value and 1.5 percent of the enterprise value of the transaction), coupled with the obligation under certain circumstances to reimburse Wellspring for its expenses up to a maximum of $750,000, was reasonable and would not necessarily deter another potential purchaser from considering a transaction with the Company at a price higher than $2.75 per share; and

•

The availability of dissenters’ rights under Louisiana law for shareholders of the Company who believe that the terms of the Merger are unfair—unless the Merger is approved by eighty percent or more of the total voting power of the stock of the Company—which rights are described under “—Dissenters’ Rights” beginning on page 58 and in Appendix F.

The Special Committee also considered a variety of risks and other potentially negative factors concerning the Merger, including, among other things:

•

That, in the event that the Company is in full compliance with its obligations under the Merger Agreement, its remedies against Parent and Wellspring (under the Merger Agreement and the Limited Guaranty) are limited to collection of liquidated damages in the amount of $4,310,378 (if Wellspring does not close the transaction because it does not obtain its financing) and $7,183,964 (if Wellspring breaches its obligations to close the transactions for any other reason after having financing available to it);

•

The specific wording of language in the Merger Agreement as to material adverse effects on the Company’s business that could permit Parent not to close the transaction as discussed in “The Merger Agreement—Conditions to Consummation of the Merger” beginning at page 73;

•

The right of Wellspring to terminate the transaction and collect its expenses up to a maximum of $750,000 if the Company is not able, within 120 days from signing, to obtain a satisfactory restatement of its historical financial statements on account of issues that have arisen with respect to its historic accounting for certain acquisitions that the Company made in the five-year period ended December 31, 2009;

•

That the obligation of Parent to complete the Merger is conditioned upon the total number of dissenting shares not exceeding ten percent of the issued and outstanding shares of the Company common stock;

•

That if the Merger is not consummated under circumstances further discussed in “The Merger Agreement—Termination of the Merger Agreement” beginning on page 76, the Company may be required to pay Wellspring a termination fee and expenses up to $750,000;

•

The terms of the participation of the Rollover Participants in the Merger and the fact that such directors had interests in the transactions that are different from the other shareholders of the Company, as discussed in “—Interests of Company Directors in the Merger” beginning at page 46, and “—Interests of Certain Company Directors in Parent and its Affiliates following the Merger” beginning at page 47;

•

That following the Merger, the shareholders of the Company, other than the Rollover Participants, will cease to participate in future earnings growth, if any, of the Company or benefit in an increase in the value, if any, of the Company;

•

That the shareholders of the Company, upon consummation of the Merger, will be required to surrender their shares involuntarily in exchange for a cash price that was determined by the Special Committee and Board of Directors and that shareholders will not have the right thereafter to liquidate their shares at a time and for a price of their choosing; and

•

That the transaction is taxable and that the shareholders of the Company may face taxation on the proceeds of the transaction and will forego the deferral of taxation on their shares, as discussed in “—Material U.S. Federal Income Tax Consequences” beginning at page 51.

The foregoing addresses material factors considered by the Special Committee in its consideration of the Merger. After considering these factors, the Special Committee concluded that the positive factors relating to the Merger outweigh the negative factors. Because of the variety of factors considered, the Special Committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, specific factors considered in reaching its determination. In addition, individual members of the Special Committee may have assigned different weights to various factors. The determination of the Special Committee was made after consideration of all the factors together.

Reasons for the Board of Directors’ Determination. The Board of Directors of the Company consists of six directors, three of whom serve on the Special Committee. Three members of the Board of Directors, Messrs. Sciotto, Colson and Recatto, had potential conflicts of interest with respect to the Merger because as the Rollover Participants they are participating in equity ownership in the Company after the Merger. Further, Messrs. Sciotto and Recatto will continue to serve as directors of Parent, and Mr. Recatto will continue to serve as the President and Chief Executive Officer of the surviving corporation following the Merger.

In reporting to the Board of Directors of the Company regarding its determination and recommendation, the Special Committee, with legal and financial advisors participating, advised the other members of the Board of Directors of the course of the transaction and negotiations with Wellspring and its legal counsel, its review of the Merger Agreement, the financing commitments of Wellspring and the lack of a financing condition to the transaction and other factors it took into account in reaching its determination that the terms of the Merger Agreement and the Merger are advisable, fair to, and the best interests of, the Company’s shareholders other than the Rollover Participants. As part of its determination with respect to the Merger set forth below, the Board of Directors adopted the conclusions of the Special Committee, and the factors considered by the Special Committee in arriving at such conclusions, based upon the Board of Directors’ view as to the reasonableness of such conclusions and such factors considered by the Special Committee. In view of the wide variety of factors considered in its evaluation of the proposed Merger, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assignments of, the specific factors considered in reaching its determination. Rather, the Board of Directors based its position on the totality of the information presented and considered.

The Board of Directors believes that the Merger Agreement and the proposed Merger are advisable, fair to, and in the best interests of, the Company’s shareholders other than the Rollover Participants. In reaching these conclusions, the Board of Directors considered it significant that:

•

The merger consideration of $2.75 per share of Company common stock represented a substantial premium over the market price of the Company common stock before the public announcement of the Merger Agreement, namely, approximately a 30 percent premium over the market closing price of

$2.12 on June 3, 2010, approximately a 30 percent premium over the 90-day trading average closing price through June 3, 2010, and approximately a 30 percent premium over the 180-day trading average closing price through June 3, 2010;

•

The merger consideration of $2.75 in cash per share of Company common stock resulted from arm’s-length negotiations—in the context of a widespread solicitation of interest of possible financial buyers and the existence of other possible bidders—between the Board of Directors’ financial advisor, Stephens, and representatives of Wellspring, which negotiations increased Wellspring’s initial indicated price from $2.35 to $2.75;

•

Prior to receiving Wellspring’s final proposal of $2.75 per share, Stephens had contacted forty-nine private equity firms to solicit their interest in a possible transaction and had received indications of interest from eight of those private equity firms;

•

The Wellspring proposal was considered the best proposal received considering its firm price, as opposed to a price range, its comprehensiveness and Wellspring’s due diligence activities and expressed assurances as to probability of consummation;

•

The Special Committee consists solely of directors who are not officers or employees of the Company, who are independent of and have no economic interest or expectancy of an economic interest in Wellspring or its affiliates, who are independent of the Rollover Participants and who do not have any economic interest or expectancy of an economic interest in Parent or the surviving corporation;

•	The Special Committee had the authority to reject the transaction proposed by Wellspring;

•	None of the directors who have conflicts of interest with respect to the transaction participated in the deliberative process of, or the conclusions reached by, the Special Committee;

•

The Special Committee had obtained an opinion from its own independent financial advisor as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.75 per share merger consideration to be received by holders of Company common stock other than the Rollover Participants, as described more fully below under “—Opinion of the Special Committee’s Financial Advisor”;

•

The Merger Agreement permitted the Company to solicit alternative acquisition proposals until July 16, 2010, and the Special Committee intended to do so, and the Merger Agreement permitted the Company to provide information and participate in negotiations after such period with respect to unsolicited acquisition proposals in the circumstances described in the Merger Agreement and, in either such case to terminate the Merger Agreement to accept a superior acquisition proposal;

•	The press release announcing the transaction disclosed the solicitation process and the ability to respond to other proposals;

•

The Special Committee believed, based on financial and legal advice, that the termination fee of $1,795,991 (or approximately 2.5 percent of the equity value and 1.5 percent of the enterprise value of the transaction) was reasonable, even considering the requirement that the Company would also be required to reimburse certain expenses incurred by Wellspring and its affiliates in connection with the transaction up to a maximum amount of $750,000, and would not necessarily preclude another potential purchaser from considering a transaction with the Company at a higher price;

•

The requirement that the transaction be approved by holders of a majority of the total voting power of the Company’s stock present or represented at a shareholders meeting to be held to consider the transaction; and

•

Under Louisiana law, the shareholders of the Company have the right, subject to certain procedural requirements, to dissent from the Merger and receive payment of the fair cash value of their shares if the Merger is effected upon approval by less than eighty percent of the total voting power of the Company.

Special Committee Fees. The Board of Directors determined that each of Mr. White and Mr. Kaufman, as co-chairmen of the Special Committee, would be paid $15,000 and Mr. Gerevas will be paid $12,000 for each month of such member’s service on the Special Committee until the effective time of the Merger, regardless of whether any proposed transaction was entered into or completed. The members of the Special Committee are also to be reimbursed for their out-of-pocket expenses incurred in connection with their service on the Special Committee.

Opinion of the Special Committee’s Financial Advisor

GulfStar rendered its oral opinion to the Special Committee on June 2, 2010, which opinion was subsequently confirmed in writing by delivery of GulfStar’s written opinion on the same date, to the effect that, as of June 2, 2010, the $2.75 per share merger consideration to be paid in cash to the common shareholders other than the Rollover Participants in the proposed Merger pursuant to the Merger Agreement was fair from a financial point of view to such shareholders.

The full text of the written opinion of GulfStar, dated June 2, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Appendix C. The description of GulfStar’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the GulfStar opinion set forth as Appendix C. We encourage you to read GulfStar’s opinion and this section carefully in their entirety.

GulfStar’s opinion was provided solely for the information and assistance of the Special Committee in their consideration of the Merger and the Merger Agreement and is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board of Directors, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger or the Merger Agreement. In rendering its opinion, GulfStar was not authorized to, and did not, solicit indications of interest from third parties regarding a potential Merger, combination or any other transaction with the Company, nor was it involved in the negotiation or any other aspect of the Merger.

In connection with rendering the opinion described above and performing its related financial analyses, GulfStar, among other things:

•	Reviewed a draft of the Merger Agreement dated June 2, 2010;

•	Reviewed certain publicly available business and financial information relating the Company that we deemed relevant with respect to the financial performance of the Company;

•

Reviewed certain financial projections prepared by the senior management of the Company with respect to the future financial performance of the Company for the years ending December 31, 2010 to 2015, referred to herein as “OMNI Management Projections”;

•

Discussed with senior management, the Special Committee and certain of their respective representatives and advisors regarding the business, operations, financial conditions and prospects of the Company, the Merger and related matters;

•

Considered the publicly available financial terms of certain transactions involving public companies we deemed relevant, including such financial terms from various financial databases generally relied upon in the investment banking industry;

•

Compared the financial and operating performance of the Company with publicly available financial and operating information concerning certain other public companies we deemed relevant, including such financial and operational information from various financial databases generally relied upon in the investment banking industry;

•

Reviewed the current and historical market prices and trading volumes of the Common Stock, and the historical market prices and certain financial data of publicly traded securities of certain other public companies that we deemed relevant; and

•	Conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

With the consent and permission of the Special Committee, GulfStar assumed and relied, without independent verification, upon the information and data furnished to or otherwise reviewed by or discussed with GulfStar in developing its opinion, including, without limitation, the financial statements of OMNI, OMNI Management Projections, financial information from various financial databases generally relied upon in the investment banking industry and publicly available information. With respect to OMNI Management Projections, it is noted that these projections were assumed to be reasonably prepared, reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial results and the conditions of the Company at the time such information was provided to GulfStar. GulfStar assumed no responsibility for and expresses no view as to such projections or the assumptions on which they were based. GulfStar did not conduct any physical inspection, independent valuation or appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, and GulfStar was not furnished with any such valuation or appraisal.

Notwithstanding the foregoing, GulfStar understands that as of the date of its opinion the Audit Committee of the Board of Directors, with the assistance of management, was conducting an internal review related to the Company’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods. Until the completion of the review, it is unknown whether or not any changes in accounting treatment will be required. Therefore, GulfStar, with the consent of the Special Committee, did not include any potential change related to this accounting issue in its analyses with respect to its opinion.

In rendering the opinion, GulfStar assumed, with the consent of the Special Committee, that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions that would be meaningful to its analyses. GulfStar also assumed, with the consent of the Special Committee, that obtaining the necessary regulatory or third party approvals and consents for the Merger will not have an adverse effect on the Company or on its analyses in any meaningful way.

GulfStar’s opinion was necessarily based on economic, monetary, market and other conditions, and the information available to GulfStar, as of the date of its opinion. GulfStar has no obligation to update, revise, or reaffirm its opinion. GulfStar did not express any opinion as to the price at which shares of Common Stock may trade at any time subsequent to the announcement of the Merger.

In addition, GulfStar’s opinion does not express an opinion as to or otherwise address, among other things:

•	the underlying business decision of the Special Committee, the Board of Directors, the Company, its security holders or any other party to proceed with or effect the Merger;

•

the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the merger consideration to the extent expressly specified in its opinion);

•

the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the penultimate paragraph of its opinion;

•

the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage;

•

the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders);

•	whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger;

•

the solvency, creditworthiness or fair value of the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; and

•

the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the merger consideration or otherwise.

Furthermore, no opinion, counsel or interpretation was expressed in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It was assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

The following is a summary of the material financial analyses delivered by GulfStar to the Special Committee in connection with rendering the opinion described above. This summary of GulfStar’s analyses and reviews provided below does not purport to be a complete description of the analyses and reviews underlying GulfStar’s opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth in this proxy statement, without considering the analyses as a whole, could create an incomplete view of the processes underlying GulfStar’s opinion. In arriving at its fairness determination, GulfStar considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, GulfStar made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in GulfStar’s analyses as a comparison is directly comparable to the Company or the Merger, and an evaluation of the results of these analyses is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of companies, businesses or transactions analyzed. The estimates contained in GulfStar’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by GulfStar’s analyses and reviews. In addition, analyses relating to values of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, GulfStar’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand GulfStar’s analyses and reviews, the tables must be read with the full text of each summary. The tables alone do not constitute a complete description of GulfStar’s analyses and reviews. Considering the data in the tables without considering the full narrative description of the analyses and reviews, including the methodologies and assumptions, underlying the analyses and reviews, could create a misleading or incomplete view of GulfStar’s analyses and reviews.

For purposes of its analyses, GulfStar reviewed a number of financial metrics including:

Equity Value—Generally the value as of a specified date of the relevant company’s fully diluted shares outstanding multiplied by the market price of its common stock on a specified date.

GulfStar calculated the fully diluted shares outstanding of the Company based on information provided by Company management to be 26.31 million shares using the treasury method calculated based on the merger consideration of $2.75 and taking into account Company stock options, Company restricted stock, warrants and the conversion of the Company’s outstanding Series C Stock into common stock (which was assumed with the consent and permission of the Special Committee). GulfStar calculated the equity value of the Company to be $72.4 million based on the merger consideration of $2.75.

Enterprise Value—Generally the value as of a specified date of the relevant company’s equity value plus book value of preferred stock, minority interest, and net debt which is defined as the value of its outstanding indebtedness and capital lease obligations less the amount of cash on its balance sheet.

GulfStar calculated the enterprise value of the Company to be $120.2 million based on the equity value of the Company plus net debt of $47.8 million (based on financial information provided by Company management for the quarter ending March 31, 2010). As previously noted, GulfStar assumed the conversion of the Company’s outstanding Series C Stock into Company common stock.

EBITDA—Generally the amount of the relevant company’s earnings before interest, taxes, depreciation, and amortization for a specified time period adjusted for expenses associated with stock-based compensation and certain non-recurring and pro forma items.

The Company’s trailing twelve month (“TTM”) EBITDA was calculated to be $15.8 million for the TTM period ending March 31, 2010, based on financial information provided by Company management for the quarter ending March 31, 2010, and the Company’s Form 10-K for the year ending December 31, 2009.

The Company’s EBITDA for the calendar year ending December 31, 2010, was calculated to be $18.7 million based on financial information provided by Company management (with certain adjustments discussed with management to eliminate certain costs associated with the Merger) for the quarter ending March 31, 2010, and OMNI Management Projections.

The Company’s EBITDA for the calendar year ending December 31, 2011 was calculated to be $23.2 million based on OMNI Management Projections.

Transaction Premium Analysis.

GulfStar analyzed the premium implied by the value of the merger consideration compared to the closing price of Company Common Stock as of May 28, 2010, as well as the premiums over the average of closing share prices during the 5-trading days prior, 10-trading days prior, 30-trading days prior, 6-months (126 trading days) prior and 1-year (252 trading days) prior to May 28, 2010.

The following table presents the results of this analysis:

Merger Consideration Premium to:	Price per Share	Implied Premium
Current stock price (5/28/10)	$2.05	34%
Prior 5-trading days average	$2.09	32%
Prior 10-trading days average	$2.17	27%
Prior 30-trading days average	$2.26	22%
Prior 6-months (126 trading days) average	$1.74	58%
Prior 1-year (252 trading days) average	$1.76	56%

Trading Volume Analysis.

GulfStar analyzed the daily volume of Company Common Stock traded at various closing price ranges between the Company Common Stock’s 52 week low and high closing prices for the period between May 29, 2009 and May 28, 2010, based on volume and closing price information from Capital IQ, a financial database generally relied upon in the investment banking industry. GulfStar noted that 74% of the daily trading volume of Company Common Stock, based on the closing price, traded at or below $2.74.

Daily Closing Price Range	Percent Of Volume Traded in Range	Cumulative Percent Of Volume Traded Below High-End of Range
$1.00 – $1.29	6%	6%
$1.30 – $1.58	10%	16%
$1.59 – $1.87	16%	32%
$1.88 – $2.16	14%	46%
$2.17 – $2.45	18%	64%
$2.46 – $2.74	10%	74%
$2.75 – $3.03	14%	88%
$3.04 – $3.32	12%	100%

Comparable Companies Analysis.

GulfStar calculated the multiples of enterprise value to EBITDA for the selected companies described below.

The comparable companies were selected because they were deemed to be similar to the Company in one or more respects which included nature of business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the comparable companies and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of companies for purposes of its analysis but may not have included all companies that might be deemed comparable to the Company. The selected companies were:

•	Superior Energy Services, Inc.

•	Oil States International, Inc.

•	Key Energy Services, Inc.

•	Complete Production Services, Inc.

•	Superior Well Services, Inc.

•	Basic Energy Services, Inc.

•	Allis-Chalmers Energy Inc.

•	Newpark Resources, Inc.

•	Geokinetics Inc.

•	TGC Industries, Inc.

The calculated multiples were enterprise value as a multiple of TTM EBITDA, enterprise value as a multiple of calendar year ending December 31, 2010 EBITDA and enterprise value as a multiple of calendar year ending December 31, 2011 EBITDA.

Equity values used in the comparable companies analysis were calculated using the closing price of the common stock of the selected companies listed above as of May 28, 2010, multiplied by their fully diluted shares outstanding. The enterprise values used in the comparable companies analysis were calculated using their respective equity values plus the most recent publicly available balance sheet information. TTM EBITDA for the selected companies analysis was calculated for the TTM period ending March 31, 2010, and was based on publicly-filed SEC reporting documents. Estimates of EBITDA for the selected companies listed above for the calendar year ending December 31, 2010 and 2011 were based on average analyst estimates compiled by Capital IQ or Thomson Reuters as of May 28, 2010.

The comparable companies analysis indicated the following:

	Enterprise Value to TTM EBITDA(1)	Enterprise Value to 2010E EBITDA	Enterprise Value to 2011E EBITDA
Mean	7.7x	6.9x	4.8x
Median	7.5x	6.3x	4.9x
High	10.4x	10.5x	6.3x
Low	4.6x	3.0x	2.5x
The Company
Based on merger consideration ($2.75/share)	7.6x	6.4x	5.2x

(1)	Enterprise Value to TTM EBITDA multiples greater than 15.0x were excluded from the summary table above

For the Company, GulfStar applied a range of subjectively selected multiples derived from the selected companies enterprise values to TTM and estimated 2010 and 2011 EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for Company Common Stock. GulfStar selected enterprise value multiple ranges of 6.5x to 8.0x TTM EBITDA, 5.5x to 7.5x management’s 2010E EBITDA, and 4.5x to 5.5x management’s 2011E EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company

TTM EBITDA	2010E EBITDA	2011E EBITDA	Merger Consideration
$2.09 – $2.99	$2.09 – $3.51	$2.15 – $3.03	$2.75

No company utilized in the comparable companies analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the companies to which the Company was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the selected companies included in the comparable companies analysis.

Precedent Transactions Analysis.

GulfStar calculated multiples of enterprise value to TTM EBITDA and certain other financial data based on the purchase prices paid in selected publicly-announced transactions described below.

In selecting the transactions used in its analysis, GulfStar searched selected databases and public filings for precedent transactions. GulfStar identified 11 transactions that were announced after June 1, 2006 and had closed prior to June 1, 2010 where the target companies were deemed to be similar to the Company in one or more respects including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to select the precedent transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. GulfStar identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the Merger. The selected transactions were:

Announced Date	Closed Date	Acquiror	Target
12/11/2009	1/26/2010	Superior Energy Services, Inc.	Hallin Marine Subsea International Plc
8/31/2009	4/28/2010	Baker Hughes Incorporated	BJ Services Company
4/29/2009	7/31/2009	Clean Harbors Canada, Inc.	Eveready Inc.
6/3/2008	8/18/2008	Smith International, Inc.	W-H Energy Services, Inc.
3/29/2008	5/20/2008	BJ Services Company	Innicor Subsurface Technologies Inc.
1/30/2008	4/4/2008	Essential Energy Services Trust	Builders Energy Services Trust
6/12/2007	12/11/2007	Cal Dive International, Inc.	Horizon Offshore, Inc.
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel, Inc.
10/23/2006	1/8/2007	National Oilwell Varco, Inc.	NQL Energy Services Inc.
9/25/2006	12/12/2006	Superior Energy Services, Inc.	Warrior Energy Services Corporation
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.

Valuation multiples for the selected precedent transactions were derived based on the transaction enterprise value at the date of announcement as a multiple of the target company’s TTM EBITDA.

The enterprise values used in the precedent transactions analysis were calculated as of the announcement date of the transaction based on the publicly disclosed terms of the transaction and transaction information compiled by Capital IQ and/or other publicly available information. TTM EBITDA for the precedent transactions was calculated based on the target company’s Form 10-K, Form 10-Q, or equivalent foreign securities report, as applicable, last filed prior to the announcement of the relevant transaction, financial information compiled by Capital IQ and/or other publicly available information.

The selected precedent transactions indicated the following:

Enterprise Value to TTM EBITDA
Mean	7.1x
Median	6.3x
High	11.2x
Low	4.9x
OMNI
Based on the merger consideration ($2.75/share)	7.6 x

For the Company, GulfStar applied a range of subjectively selected multiples derived from the precedent transactions analysis of enterprise value to TTM EBITDA to the corresponding financial data of the Company in order to derive implied per share equity value reference ranges for OMNI’s common stock. GulfStar selected enterprise value multiple ranges of 5.5x to 7.5x TTM EBITDA.

This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company

TTM EBITDA	Merger Consideration
$1.49 – $2.69	$2.75

No transaction utilized in the precedent transactions analysis is identical to the Merger nor are the target companies identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the enterprise values, calculated as described above or other values of the transaction to which the Merger was compared. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degrees of operational risk between the Company and the target companies included in the precedent transactions analysis.

Discounted Cash Flow Analysis.

GulfStar performed a discounted cash flow analysis of the Company using OMNI Management Projections for the period beginning on June 1, 2010 to the calendar year ending December 31, 2015. GulfStar calculated a range of implied present values as of June 1, 2010 of unlevered, after-tax, cash flows that OMNI was forecasted to generate during the aforementioned period using discount rates ranging from 17.0% to 19.0% based on the Company’s weighted average cost of capital calculated using the Capital Asset Pricing Model. GulfStar also calculated terminal values for the Company, as of December 31, 2015, using a range of implied perpetuity growth rates of 4.0% to 6.0%. The estimated terminal values were then discounted to present value as of June 1, 2010 using the aforementioned discount rates.

The discounted cash flow analysis indicated the following implied equity value per share reference range of Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Range for the Company	Merger Consideration
$2.15 – $3.34	$2.75

Premiums Paid Analysis.

GulfStar analyzed the acquisition premium offered relative to target share price in selected transactions that were announced on or after June 1, 2006 and had closed prior to June 1, 2010, where 100% of the target’s equity was acquired in connection with the transaction, the target was an oilfield service or related company whose common stock traded on the NYSE, Nasdaq or OTC Bulletin Board and the transaction equity value was less than $7.5 billion based on information obtained by Capital IQ, as of May 28, 2010. Transactions where there was no premium paid to the target’s stock price on the last trading day prior to announcement were excluded. The selected transactions used in GulfStar’s analysis were:

Announced Date	Closed Date	Acquiror	Target
8/31/2009	4/28/2010	Baker Hughes Inc	BJ Services Company
6/1/2009	11/18/2009	Cameron International Corporation	NATCO Group Inc.
6/8/2008	12/23/2008	Precision Drilling Trust	Grey Wolf Inc.
6/3/2008	8/18/2008	Smith International Inc.	W-H Energy Services, Inc.
12/16/2007	4/21/2008	National Oilwell Varco, Inc.	Grant Prideco Inc.
6/12/2007	12/11/2007	Cal Dive International Inc	Horizon Offshore Inc.
3/28/2007	6/14/2007	United States Steel Corp.	Lone Star Technologies, Inc.
3/18/2007	7/11/2007	Hercules Offshore, Inc.	TODCO
2/11/2007	5/7/2007	Tenaris SA	Hydril Company LP
11/1/2006	2/14/2007	ValueAct Capital, LLC	Seitel Inc.
9/25/2006	12/12/2006	Superior Energy Services Inc.	Warrior Energy Services Corporation
9/10/2006	12/1/2006	IPSCO Inc.	NS Group Inc.
9/5/2006	1/12/2007	Compagnie Generale de Geophysique	Veritas DGC Inc.
6/12/2006	10/5/2006	Tenaris SA	Maverick Tube Corp.

GulfStar calculated the premium offered at the announcement of the transaction to the target’s closing stock price 1-day prior to announcement (defined as the percentage differential between the offer price and the last trading day before announcement), 1-week prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price five trading days before announcement), and 1-month prior to announcement (defined as the percentage differential between the offer price and the target’s closing stock price on the last trading day closest to 30 calendar days before announcement).

The premiums paid analysis indicated the following:

	Premium Paid Relative to Target Closing Price Stock
	1-Day	1-Week	1-Month
	Prior to Announcement
Mean	26.8%	26.5%	28.4%
Median	21.4%	20.8%	27.4%
High	85.1%	59.7%	45.8%
Low	5.5%	3.1%	2.0%

For the Company, GulfStar applied a range of subjectively selected premiums to the Company Common Stock closing stock price on May 28, 2010 derived from the premiums analysis to derive implied per share equity value reference ranges for Company Common Stock. GulfStar selected premium ranges of 9.1% to 43.0% based on the 1-day premiums, 10.1% to 47.0%, based on the 1-week premiums and 19.0% to 41.0% based on the 1-month premiums. This analysis indicated the following implied per share equity value reference ranges for Company Common Stock, as compared to the merger consideration:

Implied per Share Equity Value Reference Ranges for the Company

1-Day	1-Week	1-Month	Merger Consideration
$2.24 – $2.93	$2.26 – $3.01	$2.44 – $2.89	$2.75

Other Matters

GulfStar was engaged to act as financial advisor to the Special Committee for the purpose of rendering a fairness opinion to the Special Committee in connection with the execution of the Merger Agreement. Under the terms of GulfStar’s engagement, it received an aggregate fee of $325,000 for its services, $50,000 of which was payable on execution of GulfStar’s engagement letter with the remaining $275,000 payable on delivery of its opinion to the Special Committee. This fee was not contingent upon the successful completion of the Merger. The Company has also agreed to reimburse GulfStar for its expenses and to indemnify it and certain related parties for certain potential liabilities arising out of its engagement. GulfStar’s opinion was approved and authorized by a fairness review committee of GulfStar.

The Special Committee selected GulfStar based upon GulfStar’s experience and reputation in rendering financial opinions, its knowledge of the Company’s industry, and its independence from both the management of the Company and the financial sponsor of the proposed Merger. GulfStar has issued multiple fairness opinions to public and private companies regarding mergers, acquisitions and equity investments and has extensive transaction experience and expertise in the oilfield service industry. GulfStar has not had any material relationship with the Company, its management or Wellspring or their respective affiliated entities over the past two years.

Position of the Directors Participating in the Merger With Wellspring as to the Fairness of the Merger

Under the rules of the SEC, Messrs. Sciotto, Colson and Recatto as the Rollover Participants are required to express their belief as to the fairness of the proposed Merger to the Company’s shareholders who are unaffiliated with such persons. Each Rollover Participant believes that the Merger is both procedurally and substantively fair to such unaffiliated shareholders based on their consideration of the following factors:

•

the fact that the merger consideration of $2.75 per share represented a substantial premium over the market price of the Company common stock before the public announcement of the Merger Agreement, namely, approximately a 30 percent premium over the market closing price of $2.12 per share on June 3, 2010, approximately a 30 percent premium over the 90-day trading average closing price through June 3, 2010, and approximately a 30 percent premium over the 180-day trading average closing price through June 3, 2010;

•

the fact that the merger consideration of $2.75 in cash per share of common stock resulted from arm’s-length negotiations, in the context of a wide-spread solicitation of indications of interest, between representatives of the Company and Wellspring;

•	the fact that the $2.75 per share consideration represents an amount in excess of the book value per share as of March 31, 2010, which was $2.31;

•	the fact that the Merger and the Merger Agreement were approved by all of the independent directors of the Company;

•

the fact that the Company has been constrained as to capital in recent periods and problems as to its existing credit lines as a result of difficulties with its operations under current conditions, including covenant compliance issues and limited borrowing capability;

•	the fact that the merger consideration is all cash, thus eliminating any uncertainties in valuing the consideration to be received by the shareholders of the Company;

•

the fact that the Merger Agreement permitted the Company to solicit alternative acquisition proposals until July 16, 2010, and the Company (through the Special Committee) intended to do so, and the Merger Agreement permits the Company to provide information and participate in negotiations after such period with respect to unsolicited acquisition proposals in the circumstances described in the Merger Agreement and, in either such case, to terminate the Merger Agreement to accept a superior acquisition proposal;

•	the fact that the press release announcing the transaction disclosed the active solicitation process and the ability to respond to proposals;

•

the fact that the Rollover Participants believe that the termination fee of $1,795,991 (or approximately 2.5 percent of the equity value and 1.5 percent of the enterprise value of the transaction), coupled with the requirement that the Company reimburse certain expenses incurred by Wellspring and its affiliates in connection with the transaction up to a maximum amount of $750,000, is reasonable and would not necessarily preclude another potential purchaser from considering a transaction with the Company at a higher price;

•

the fact that the Special Committee determined and recommended to the Board of Directors that the Merger is fair to and in the best interests of the Company’s shareholders other than the Rollover Participants;

•

the fact that the Special Committee consists solely of directors who are not officers or employees of the Company, who are independent of and have no economic interest or expectancy of an economic interest in Wellspring or its affiliates, who are independent from the Rollover Participants and who do not have any economic interest or expectancy of an economic interest in Parent or the surviving corporation;

•	the fact that the Special Committee had the authority to reject the transaction proposed by Wellspring and thus the Rollover Participants’ participation therein;

•	the fact that neither Wellspring nor the Rollover Participants participated in the deliberative process of, or the conclusions reached by, the Special Committee;

•

the fact that the Special Committee received an opinion from its own independent financial advisor as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.75 per share merger consideration to be received by holders of the Company common stock other than the Rollover Participants notwithstanding that the opinion obtained by the Special Committee from its financial advisor was provided solely for its benefit and that the Rollover Participants were not permitted to, and therefore did not, rely on such opinion;

•

the requirement that the transaction be approved by holders of a majority of the total voting power of the Company present or represented at the meeting of shareholders to be held to consider the Merger even though the Rollover Participants have agreed to vote their shares (having approximately 24.9 percent of the voting power of the Company’s shareholders) in favor of the Merger; and

•

the fact that under Louisiana law, the shareholders of the Company have the right to dissent to the Merger and receive payment of the fair value of their shares if the Merger is effected upon approval by less than eighty percent of the total voting power of the Company.

The Rollover Participants found it impracticable to assign, nor did they assign, relative weight to the individual factors considered in reaching their conclusions as to fairness. The foregoing discussion of the information and factors considered by the Rollover Participants as to the fairness of the Merger is believed to include all of the material factors considered by the Rollover Participants. In their consideration of the fairness of the Merger, the Rollover Participants did not find it practicable to, and did not, appraise the assets of the Company to determine a liquidation value for the Company. The Rollover Participants’ views as to the fairness of the Merger to other shareholders should not be construed as a recommendation to any shareholder as to whether such shareholder should vote in favor of the Merger Agreement and the Merger.

The Rollover Participants have an interest in the Merger not shared by other shareholders of the Company. These interests are described under “—Interests of Certain Company Directors in Parent and its Affiliates following the Merger”. Each Rollover Participant is contractually obligated to, and intends to, vote in favor of the approval of the Merger Agreement and the Merger. The Rollover Participants beneficially own shares of stock of the Company having approximately 24.9 percent of the voting power of all shares having voting rights.

Position of Wellspring, Parent and Acquisition as to the Fairness of the Merger

Under a potential interpretation of the Exchange Act rules governing “going private” transactions, each of Wellspring, Parent and Acquisition may be deemed to be an affiliate of the Company. Wellspring, Parent and Acquisition are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The position of Wellspring, Parent and Acquisition as to the fairness of the Merger is not a recommendation to any shareholder of the Company as to how the shareholder should vote on the Merger.

None of Wellspring, Parent and Acquisition participated in the deliberations of the Board of Directors or the Special Committee regarding, or received advice from the Special Committee’s legal or financial advisors as to, the substantive or procedural fairness of the Merger. However, Wellspring, Parent and Acquisition believe that the Merger Agreement and the Merger are substantively and procedurally fair to the Company’s shareholders (other than the Rollover Participants). In particular, Wellspring, Parent and Acquisition considered the following material positive factors:

•

the fact that the merger consideration of $2.75 per share represented a substantial premium over the market price of the Company common stock before the public announcement of the Merger Agreement, namely, approximately a 30 percent premium over the market closing price of $2.12 per share on June 3, 2010, approximately a 30 percent premium over the 90-day trading average closing price through June 3, 2010, and approximately a 30 percent premium over the 180-day trading average closing price through June 3, 2010;

•

the fact that the merger consideration of $2.75 in cash per share of common stock resulted from arm’s-length negotiations, in the context of a wide-spread solicitation of indications of interest, between representatives of the Company and Wellspring;

•	the fact that the Merger and the Merger Agreement were approved by all of the members of the Board of Directors after a recommendation of the Special Committee;

•	the fact that the merger consideration is all cash, thus eliminating any uncertainties in valuing the consideration to be received by the shareholders of the Company;

•

the fact that the Merger Agreement permitted the Company to solicit alternative acquisition proposals until July 16, 2010, and the Company (through the Special Committee) intended to do so, and the Merger Agreement permits the Company to provide information and participate in negotiations after such period with respect to unsolicited acquisition proposals in the circumstances described in the Merger Agreement and, in either such case, to terminate the Merger Agreement to accept a superior proposal;

•	the fact that the press release announcing the transaction disclosed the active solicitation process and the ability thereafter to respond to proposals;

•

the fact that the Rollover Participants believe that the termination fee of $1,795,991 (or approximately 2.5 percent of the equity value and 1.5 percent of the enterprise value of the transaction) coupled with the requirement that the Company reimburse certain expenses incurred by Wellspring and its affiliates in connection with the transaction up to a maximum amount of $750,000, is reasonable and would not necessarily preclude another potential purchaser from considering a transaction with the Company at a higher price;

•

the fact that the Special Committee consists solely of directors who are not officers or employees of the Company, who are independent of and have no economic interest or expectancy of an economic interest in Wellspring or its affiliates, who are independent from the Rollover Participants and who do not have any economic interest or expectancy of an economic interest in Parent, Acquisition or the surviving corporation;

•	the fact that the Special Committee retained its own legal and financial advisors who assisted the Special Committee in the negotiations with Wellspring;

•	the fact that the Special Committee had the authority to reject the transaction proposed by Wellspring;

•	the fact that neither Wellspring nor the Rollover Participants participated in the deliberative process of, or the conclusions reached by, the Special Committee;

•

the fact that the Special Committee received an opinion from its own independent financial advisor as to the fairness, from a financial point of view and as of the date of the opinion, of the $2.75 per share merger consideration to be received by holders of the Company common stock (other than the Rollover Participants); and

•

the fact that under Louisiana law, the shareholders of the Company have the right, subject to certain procedural requirements, to dissent to the Merger and receive payment in cash of the fair value of their shares if the Merger is effected upon approval by less that eighty percent of the total voting power of the Company.

In addition, Wellspring, Parent and Acquisition considered the following material negative factors:

•	the risk that the Merger might not be completed in a timely manner or at all;

•

the fact that the Company’s shareholders (other than the Rollover Participants) will not participate in any future earnings or growth of the Company and will not benefit from any future appreciation in value of the Company;

•

the risks and costs to the Company if the Merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on business relationships;

•	the fact that gains from an all-cash transaction would be taxable to the Company’s shareholders for U.S. federal income tax purposes; and

•

the interests of certain members of the Company’s management in the Merger described below under “—Interests of Company Directors in the Merger” “—Interests of Certain Company Directors in Parent and its Affiliates following the Merger” and “—Interests of Company Executive Officers in the Merger”.

Wellspring, Parent and Acquisition did not consider the Company’s net book value or liquidation value in their evaluation of the fairness of the Merger to the Company’s shareholders (other than the Rollover Participants) because Wellspring, Parent and Acquisition did not believe that the Company’s net book value or liquidation value were material or relevant to a determination of the substantive fairness of the Merger. Wellspring, Parent and Acquisition did not consider the net book value of the Company to be a relevant valuation methodology since net book value is a purely historical measurement of value and is not forward looking. The Company’s net book value per share as of March 31, 2010 was $2.31, or approximately 16% lower than the per share merger consideration. Wellspring, Parent and Acquisition did not consider the liquidation value of the Company to be a relevant valuation methodology because they considered the Company to be a viable, going concern. To the extent that Wellspring, Parent and Acquisition considered the going concern value of the Company, they believed that a valuation metric based on the public market trading price of the Company common stock prior to the announcement of the proposed Merger on June 4, 2010 (i.e., the market price unaffected by any expectation that a transaction would occur), as described above, was the most appropriate measurement of the Company’s going concern value.

The foregoing discussion of the information and factors considered and given weight by Wellspring, Parent and Acquisition in connection with the fairness of the Merger Agreement and the Merger is not intended to be exhaustive. None of Wellspring, Parent and Acquisition found it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their respective positions as to the fairness of the Merger Agreement and the Merger. Each of Wellspring, Parent and Acquisition believes that these factors provide a reasonable basis for its belief that the Merger Agreement and the Merger are fair to the Company’s shareholders (other than the Rollover Participants). This belief should not, however, be construed in any way as a recommendation to any shareholder of the Company as to whether such shareholder should vote in favor of the approval of the Merger Agreement and the transactions contemplated thereby. None of Wellspring, Parent and Acquisition make any recommendation as to how the shareholders of the Company should vote their shares of the Company common stock relating to the Merger.

While Wellspring, Parent and Acquisition believe that the Merger is substantively and procedurally fair to the Company’s shareholders (other than the Rollover Participants), Wellspring, Parent and Acquisition attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Company’s shareholders.

Purpose and Structure of the Merger

The purpose of the Merger for the Company is to allow its shareholders to realize the value of their investment in the Company in cash at a price that represents a premium to the market price of the Company common stock before the public announcement of the Merger. The Special Committee and the Board of Directors of the Company believe, based upon the reasons discussed under “—Recommendation of the Special Committee and the Board of Directors and Reasons for the Merger”, that the Merger is advisable, fair to and in the best interests of, the Company’s shareholders other than the participating directors.

For the Rollover Participants, the purpose of the Merger is to allow them to receive some cash in realization of the value of their investments in the Company and to also benefit from any future earnings and growth of the Company after its common stock ceases to be publicly traded by maintaining an equity interest in the Company after the Merger. The Rollover Participants believe that public company status imposes a number of limitations on the Company and its management in conducting the Company’s operations, including restraints associated with meeting the expectations of market analysts and the costs of being a public company, such as accounting and transfer agent fees, outside director fees and expenses associated with the reporting obligations under the Exchange Act and legal fees relating to obligations of a public company. Accordingly, one of the purposes of the Merger for the Rollover Participants is to achieve greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The Merger is also intended to enable the Company to use in its operations those funds that would otherwise be expended in complying with requirements applicable to public companies. The Rollover Participants, in deciding to engage in the Merger, considered these factors as well as the projections for revenues and earnings prepared by the Company’s management described under the section entitled “—Certain Projections” and their own general familiarity with the Company and its operations and industry.

For Wellspring, Parent and Acquisition, the purpose of the Merger is to allow Parent to own the Company and to benefit from any increase in the value of the Company and to bear any losses resulting from any decrease in the value of the Company after the Company common stock is no longer publicly traded.

The transaction has been structured as a cash merger in order to provide the shareholders of the Company other than the Rollover Participants with cash for all of their shares and to provide a prompt and orderly transfer of ownership of the Company with reduced transaction costs.

Effects of the Merger

At the effective time of the Merger, the Company’s shareholders, other than the Rollover Participants, will cease to have any ownership interest in the Company or rights as Company shareholders. Therefore, the current shareholders of the Company, other than the Rollover Participants, will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company. Upon completion of the Merger, Parent, and indirectly Wellspring and the Rollover Participants, will own all of the capital stock of the surviving corporation after the Merger.

The Company common stock is currently registered under the Exchange Act and is listed on the Nasdaq Global Market under the symbol “OMNI”. As a result of the Merger, the Company will be a privately held corporation, and there will be no public market for its common stock. After the Merger, the common stock will cease to be listed on the Nasdaq Global Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to the Company. After the effective time of the Merger, the Company will also no longer be required to file periodic reports with the SEC.

At the effective time of the Merger, three directors of Acquisition selected by Wellspring, along with Messrs. Sciotto and Recatto, will become the directors of the surviving corporation, and the officers of the Company immediately prior to the effective time of the Merger, including Mr. Recatto as President and Chief Executive Officer, will remain the officers of the surviving corporation. The articles of incorporation of the Company will not be amended in connection with the Merger. The bylaws of the Company in effect immediately prior to the effective time of the Merger will continue to be the bylaws of the surviving corporation.

Each outstanding option and warrant for shares of common stock of the Company will be canceled in exchange for an amount in cash, if any, determined by multiplying (1) the excess, if any, of $2.75 over the per share exercise price of the option or warrant by (2) the number of shares of common stock subject to the option or warrant, net of any applicable withholding taxes. The Merger agreement provides for the accelerated vesting of all options at the effective time of the Merger in order that all outstanding options may be so canceled in exchange for cash. Outstanding options and warrants having an exercise price of $2.75 or more will be canceled at the effective time of the Merger.

Risks That the Merger Will Not Be Completed

Completion of the Merger is subject to various risks, including, but not limited to, the following:

•	that the Merger agreement and the Merger will not be approved by the holders of at least a majority of the voting power of shares of Company stock present and voting at the shareholders’ meeting;

•

that the Company will experience an event change, condition, circumstance or state of facts that, individually or in the aggregate has, or could reasonably be expected to have, a material adverse effect (as defined in the Merger agreement and set forth below) on the Company;

•

that the total number of dissenting shares will exceed ten percent of the issued and outstanding shares of the Company common stock as of the effective time of the Merger and Parent will elect not to proceed with the Merger;

•	that the parties will not have performed in all material respects their obligations contained in the Merger agreement at or before the effective time of the Merger;

•	that the Company will not secure required governmental and third party consents to and authorizations for the Merger;

•

that the representations and warranties made by the parties in the Merger agreement will not be true and correct to the extent required in the Merger agreement immediately before the effective time of the Merger;

•	that lawsuits filed or to be filed will result in an injunction or similar relief against consummation of the Merger; and

•	that the Company will terminate the Merger agreement to pursue a superior proposal received after signing the Merger Agreement.

As used in the Merger Agreement, a material adverse effect shall mean any effects, facts, conditions, events, developments, changes or states of circumstances that (A) have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole or (B) a material adverse effect on the ability of the Company to perform its obligations under the Merger Agreement; provided, that any adverse effect, fact, condition, event, development, change or state of circumstance attributable to the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a material adverse effect: (1) conditions, events or circumstances affecting either (x) the United States economy or the United States or world financial, securities or credit markets generally or (y) the United States oil and gas or oil and gas related industries generally, including the effect thereon of offshore drilling and production accidents on offshore and coastal oil and gas exploration and production activities, (2) the announcement or pendency of the transactions contemplated hereby or market responses thereto or loss or departure of employees, customers, suppliers or other business relationships related thereto, (3) the effect of any change arising in connection with any force majeure event or “act of God”, including, without limitation, weather, natural disasters and earthquakes or hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (4) any effect, event or change resulting from a breach of this Agreement by Parent or Acquisition, (5) changes or proposed changes in Laws that affect the United States oil and gas or oil and gas related industries, (6) any change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board, the SEC on or any other accounting body with authority to promulgate United States generally accepted accounting principles, (7) the effect, if any, of the prospective restatement of the Company’s historical financial statements on account of accounting issues related to recording debt obligations incurred in connection with acquisitions made by the Company, as described in the Merger Agreement (it being understood that the facts giving rise or contributing to such restatement may be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a material adverse effect), and (8) the Company’s possible breach of the Amended and Restated Loan and Security Agreement, dated as of April 23, 2008 (as amended), by and among Fifth Third Bank, the Company and the other signatories thereto, which loan agreement is the Company’s primary credit facility (it being understood that (i) any effects of such breach and (ii) the facts giving rise or contributing to such breach may each be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a material adverse effect); provided, however, that effects, facts, conditions, events, developments, changes or states of circumstances set forth in clauses (1), (5) and (6) above may be taken into account in determining whether there has been or is a certain material adverse effect to the extent such effects, facts, conditions, events, developments, changes or states of circumstances disproportionately impact the business of the Company and its subsidiaries compared to other businesses in the same industries.

As a result of the various risks to the completion of the Merger, there can be no assurance that the Merger will be completed even if the requisite shareholder approval is obtained. It is expected that, if Company shareholders do not approve the Merger Agreement and the Merger or if the Merger is not completed for any other reason, the current management of the Company, under the direction of the current Board of Directors, will continue to manage the Company as an ongoing business.

Interests of Company Directors in the Merger

In considering the recommendations of the Board of Directors, the Company’s shareholders should be aware that some of the members of the Company’s Board of Directors (the Rollover Participants) have interests in the transaction that are different from, or in addition to, the interest of Company shareholders generally. The Board of Directors appointed the Special Committee, consisting solely of directors who are not officers or employees of the Company, who are independent of Wellspring and of the Rollover Participants and who have no economic interest in Parent or the surviving corporation, to evaluate, negotiate and make a recommendation with respect to the Merger Agreement and to evaluate whether the Merger is in the best interests of Company shareholders other than the Rollover Participants. The Special Committee was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and the Merger and in recommending to the Board of Directors that the Merger Agreement and the Merger be approved. The total amount that would be payable to all directors and executive officers of the Company in connection with the Merger in respect of their shares of stock in the Company and “in-the-money” stock options and warrants is approximately $21.9 million, assuming they all received cash in accordance with the terms of the Merger Agreement. The total amount that would be payable to Rollover Participants and executive officers of the Company in connection with the Merger in respect of their shares of stock in the Company and their “in-the-money” stock options and warrants is approximately $18.0 million, assuming they all received cash in accordance with the terms of the Merger Agreement. Except for payments in accordance with the Merger Agreement for shares of Company common stock owned by such persons and the receipt of equity interests in the Company pursuant to the “rollover” arrangements described below, no other payments will be made to executive officers or directors of the Company at the time of the Merger.

If the Merger is completed, all of the members of the Special Committee will, along with other stock option holders, receive cash payments for “in-the-money” options that they hold. See “Interests of Company Executive Officers in the Merger” below. Whether the Merger is completed or not, each member of the Special Committee will be paid a monthly fee for each month of such member’s service on the Special Committee until the effective time of the Merger and will be reimbursed for out-of-pocket expenses incurred in connection with service on the Special Committee.

Interests of Certain Company Directors in Parent and its Affiliates following the Merger

In connection with the Merger Agreement, Parent and the Rollover Participants entered into a rollover agreement, which we refer to as the Rollover Agreement, pursuant to which the Rollover Participants agreed to contribute approximately $12.5 million (valued on the basis of the merger consideration of $2.75 per share of Company common stock) of their shares of Company common stock and Series C Stock (and, in the case of Mr. Recatto, by cash contributions) (i) to Parent in exchange for shares of common stock of Parent and/or (ii) to a subsidiary of Parent to be formed prior to the Closing, which we refer to as Intermediate Holdco, in exchange for shares of preferred stock of Intermediate Holdco. The table below sets forth, as of the Closing, the expected percentage ownership of common stock in Parent and preferred stock in Intermediate Holdco by Wellspring and the Rollover Participants.

	Percent Ownership by Security
Holder	Common Stock	Intermediate Holdco Preferred Stock	Total
Wellspring	83.1%		83.4%
Sciotto	13.1%	77.6%	12.9%
Colson	2.0%	11.9%	2.0%
Recatto	1.8%	10.4%	1.7%

Total	100.0%	100.0%	100.0%

Stockholders Agreement and Post Closing Governance. The Rollover Agreement contemplates that Wellspring and the Rollover Participants will enter into a stockholders agreement and other documentation relating to the management of Parent and the surviving corporation after the Merger. The parties to the Rollover Agreement have agreed on certain of the terms of the stockholders agreement, including with respect to governance and future liquidity.

Additional Post Closing Terms. The parties to the Rollover Agreement have agreed to certain additional terms relating to the Rollover Participants’ equity investments in Parent and Intermediate Holdco after the Merger, including rights to transfer their shares of Parent and Intermediate Holdco and registration rights following an initial public offering.

The foregoing summary of certain terms of the Rollover Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement attached hereto as Appendix D.

Interests of Company Executive Officers in the Merger

Options for Shares of Company Common Stock. In connection with the Merger, all outstanding Company stock options (including those held by the Company’s directors and executive officers) will become immediately exercisable and canceled in exchange for (i) the excess, if any, of $2.75 over the per share exercise prices of the options multiplied by (ii) the number of shares of common stock subject to the options exercisable as of the effective time of the Merger, net of any applicable withholding taxes. The Merger Agreement provides for the accelerated vesting of all options at the effective time of the Merger in order that the full amount of such options may be canceled in exchange for cash. Pursuant to this provision, the Company’s directors and executive officers will receive cash payments for their options with per share exercise prices below $2.75.

The table below sets forth, as of June 30, 2010, for each of the Company’s executive officers and directors, (a) the number of shares subject to vested “in-the-money” options held by such person, (b) the amount of cash that will be paid in respect of cancellation of such vested “in-the-money” options upon consummation of the Merger, (c) the number of additional “in-the-money” options that will vest upon effectiveness of the Merger, (d) the amount of cash that will be paid in respect of cancellation of such additional options upon consummation of the Merger, (e) the number of “out-of-the-money” options that will be canceled for no consideration in the Merger, (f) the total number of shares subject to “in-the-money” options for each such person and (g) the total amount of cash that will be received by each such person in respect of such options upon consummation of the Merger. All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding. In each case, the payment amount is calculated by multiplying (i) the excess of $2.75 over the per share exercise price of the option by (ii) the number of shares subject to the option.

	Vested in-the-Money Options as of June 30, 2010		In-the-Money Options that Will Vest as a Result of the Merger(1)		Out-of- the- Money Options(2)	Total in-the-Money Options
Name	Shares	Cash Receivable	Shares	Cash Receivable	Shares	Shares	Cash Receivable
Dennis R. Sciotto	25,124	$15,059	—	$—	—	25,124	$15,059
Edward E. Colson	25,124	$15,059	—	—	—	25,124	$15,059
Ronald E. Gerevas	27,049	$15,963	—	—	—	27,049	$15,963
Barry E. Kaufman	32,886	$18,707	—	—	—	32,886	$18,707
Richard C. White	66,664	$35,182	—	—	—	66,664	$35,182
James C. Eckert	3,000	$3,360	—	—	—	3,000	$3,360
Brian J. Recatto	157,348	$77,287	261,472	$333,559	—	418,820	$410,846
Andy J. Dufrene	65,971	$33,006	127,500	$165,925	—	193,471	$198,931
John A. Harris	88,439	$43,567	124,210	$164,379	—	212,649	$207,946
Gregory B. Milton	49,261	$24,486	67,543	$85,412	—	116,804	$109,898
Ronald D. Mogel	64,421	$32,611	204,989	$254,012	—	269,410	$286,623
Steven P. Sellers	17,378	$9,667	68,295	$86,099	—	85,673	$95,766
Lawrence J. Shaw	20,122	$10,957	119,210	$161,029	—	139,332	$171,986
Mark E. Stipe	18,365	$10,131	72,763	$88,199	—	91,128	$98,330

(1)	This column reflects all unvested “in-the-money” options for the individuals in the table as of June 30, 2010. Certain of the options could vest according to their original terms prior to the consummation of the Merger, depending upon the date the Merger is consummated.
(2)	Out-of-the-money options will be canceled without payment of consideration.

As of the record date, directors and executive officers of the Company beneficially owned 5,392,365 shares of Company common stock and 5,396 shares of Series C Stock convertible into 2,767,171 shares of Company common, representing 31 percent of the total voting power as of such date, not including shares that may be acquired upon the exercise of vested stock options or upon exercise of outstanding warrants. To the knowledge of the Company, all such individuals intend to vote such shares in favor of the Merger. Messrs. Sciotto, Colson and Recatto, the Rollover Participants, have agreed with Wellspring to vote their shares of stock of the Company in favor of the Merger—an aggregate of approximately 24.9 percent of the total voting power of shares of stock of the Company.

See also “Security Ownership of Certain Beneficial Owners and Management” on page 84.

Restricted Shares of Company Common Stock. In connection with the Merger, all restrictions on each outstanding share of restricted stock under any stock plan or other benefit arrangement of the Company will lapse, and those shares will become fully vested. At June 30, 2010, the Company’s executive officers and directors held 222,295 shares of restricted stock that will vest upon the effectiveness of the Merger, entitling them to receive $2.75 for each such share.

Employment Agreements with the Surviving Corporation. The Company has entered into new employment agreements with each of Brian J. Recatto (President and Chief Executive Officer), Andy Dufrene (Vice President of OMNI Oilfield Operations), John Harris (Vice President of Seismic Operations) and Lawrence Shaw (Vice President of Sales) that will become effective upon consummation of the Merger and govern the terms of their employment thereafter. Each employment agreement has an initial three-year term and automatically renews for successive one-year terms thereafter unless either party provides notice of non-renewal in accordance with the provisions of the agreement. Each agreement contains terms and provisions substantially similar to the executive’s existing employment agreement and provides for an annual base salary, eligibility to receive an annual bonus, and restrictive covenants that prevent the executive from competing with the Company and soliciting its employees and customers during employment and for either one or two years following termination of employment. Under each agreement if the executive’s employment is terminated without ‘cause’ (as defined in each agreement) he will receive severance equal to 12 months’ continuation of base salary and a pro rata bonus for the year of termination, subject to the executive’s execution of a release of claims against the Company, Wellspring and their respective affiliates.

The Company’s other executive officers will continue to be employed by the Company pursuant to the terms of their existing employment agreements. Following consummation of the Merger, the Company intends to adopt a new stock option plan pursuant to which certain executive officers will be eligible to receive options to purchase shares of Parent common stock, subject to the terms and conditions of such plan.

Payments to the Executive Officers of the Company. The executive officers of the Company will not be entitled to any “change of control” payments under the terms of their existing employment agreements as a result of the closing of the Merger.

In addition, Parent may offer selected members of Company management additional equity incentive arrangements following the effective time of the Merger. The terms of any such incentive arrangements, and the individuals to be offered the opportunity to participate in such arrangements, have not yet been determined as of the date of this proxy statement and such matters remain subject to negotiation among the relevant parties prior to or following the completion of the Merger.

Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides (i) that all rights of indemnification and exculpation from liability for acts and omissions occurring at or prior to the effective time of the Merger (including the advancement of funds for expenses) of the current and former directors, officers, employees and agents of the Company and its subsidiaries, as provided in their respective charters, bylaws or indemnification agreements, shall survive the Merger and for six years after the effective time of the Merger and shall not be amended, repealed or modified in any manner that would adversely affect such rights, unless otherwise required by law or with the consent of each affected party and (ii) that Parent, in addition to the surviving corporation, shall also itself be obligated as to such indemnification as to directors and officers of the Company or any subsidiary.

The Merger Agreement also provides that, for six years after the effective time of the Merger, the surviving corporation shall maintain officers’ and directors’ insurance for acts and omissions occurring at or prior to the effective time of the Merger and covering those persons who are currently covered by the Company’s existing officers’ and directors’ insurance policies, on terms no less advantageous to the covered parties than the Company’s existing insurance coverage. However, the surviving corporation is not required to pay an annual premium in excess of 250% (approximately $862,000) of the Company’s current annual premium, which is approximately $345,000, and if the provision of existing insurance expires or is terminated during the six-year period, Parent shall maintain the most advantageous policies obtainable for the remainder of the period for a premium on an annualized basis of not more than 250% (approximately $862,000) of the current annual premium.

If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving entity or (ii) transfers all or substantially all of its properties and assets to any entity, the surviving or transferee entity shall be required to assume the indemnification and insurance obligations discussed above.

Merger Financing

While Wellspring’s obligations are not conditioned on obtaining financing, the following discussion provides information as to its financing arrangements. The total amount of funds necessary to complete the Merger and the related transactions is anticipated to be approximately $125.4 million, consisting of (i) approximately $71.8 million to pay the Company’s shareholders and option holders assuming that no Company shareholder validly exercises and perfects its dissenters’ rights, (ii) approximately $43.6 million to refinance existing indebtedness of the Company and (iii) approximately $10.0 million to pay related fees and expenses in connection with the Merger, the financing arrangements and the transactions described in this paragraph.

These funds are anticipated to come from the following sources:

•	An equity investment and subordinated debt investment by Wellspring of $62.6 million in Parent;

•

An equity investment by the Rollover Participants of $12.5 million in Parent (in cash and value of “rolled over” shares of the Company based on the $2.75 price per share) as more fully described under “—Interests of Certain Company Directors in Parent and its Affiliates following the Merger”; and

•

Borrowings by the surviving corporation of $45 million of term loans under a $65 million senior secured credit facility to be provided by a syndicate of lenders arranged by Ableco, L.L.C., referred to as Ableco in this proxy statement.

Parents’ Equity Commitments

Parent has received a commitment letter from Wellspring pursuant to which Wellspring has committed, subject to the terms and conditions set forth in the commitment letter, to provide to Parent up to an aggregate of $65 million in cash in exchange for stock and subordinated indebtedness of Parent.

Senior Secured Credit Facilities

Parent has received a commitment letter pursuant to which Ableco is to provide the surviving corporation with up to $65 million in senior secured credit facilities, comprised of a $45 million term loan facility and a $20 million revolving credit facility. As a result of the Merger, Acquisition will be merged with and into the Company and, thereafter, the Company as the surviving corporation will be the borrower (together with certain of its affiliates) under the senior secured credit facilities.

While the obligations of Wellspring under the Merger Agreement are not conditioned on financing, the commitment of Ableco to provide the senior secured credit financing is subject to a number of conditions set forth in the commitment letter, including but not limited to the following:

•	execution and delivery of appropriate legal documentation in form and substance reasonably satisfactory to Ableco;

•	the reasonable satisfaction of Ableco that since June 3, 2010 there has not occurred a material adverse effect on the Company;

•

each loan party shall be in good standing in its respective jurisdiction of organization and duly qualified to do business in each other jurisdiction where the conduct of its business requires such qualification;

•

all consents, approvals and actions of, filings with, and notices to, all governmental entities required of Parent, Acquisition, or the Company or any of their respective subsidiaries or other affiliates in connection with the transactions contemplated by the Merger Agreement, shall have been made, obtained or effected, and the Merger Agreement shall have been approved at the Special Meeting by the required vote of the Company’s shareholders;

•	there shall not be pending or threatened any action by any governmental entity challenging the Merger or otherwise having a material adverse effect on the Company;

•	no order or law shall be in effect that has the effect of making the Merger illegal or that otherwise restrains, prevents or restricts the consummation of the Merger;

•	the loan parties shall have paid to Ableco all fees and expenses owing to Ableco;

•	Ableco shall have received evidence that the equity investment has been made on or prior to the date of the closing of the Merger;

•

the Merger shall have been, or shall concurrently with the funding of the loans be, consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals; and

•	the making of the initial loans shall not contravene any law, rule or regulation applicable to the lenders under the credit facilities.

Federal Regulatory Matters

The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, referred to as the HSR Act in this proxy statement, and the rules and regulations promulgated thereunder require that each of the Company and Wellspring, as the ultimate parent entity of Parent and Acquisition, file notification and report forms with respect to the Merger and related transactions with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the Merger. Although no substantive anti-trust issues are now foreseen, the Department of Justice, the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the Merger under federal or state antitrust laws at any time before completion of the Merger or to compel rescission or divestiture at any time subsequent to the Merger.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the Merger that are generally applicable to (i) United States holders (as defined below) of Company common stock (other than the Rollover Participants who must obtain their own tax advice) and (ii) the Company. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, referred to as the Code in this proxy statement, existing and proposed Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. This discussion does not address state, local or foreign tax consequences that may be applicable to the parties specified in the first sentence of this paragraph, and such parties should consult their own tax advisors with respect to such consequences.

United States Holders

The following discussion applies only to United States holders of Company common stock who hold such shares as capital assets and may not apply to shares of Company common stock acquired pursuant to the exercise of employee stock options or other compensation arrangements (and does not apply to the exchange or cancellation of employee stock options, including the receipt of cash therefor), and this discussion does not address tax issues relevant to certain classes of taxpayers who may be subject to special treatment under the Code, such as banks, other financial institutions, insurance companies, tax-exempt investors, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, persons who hold their Company common stock as part of a position in a “straddle” or as part of a “hedging” or “conversion” transaction, persons who are deemed to sell their Company common stock under the constructive sale provisions of the Code, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that have a functional currency other than the U.S. dollar, expatriates, S corporations, entities classified as partnerships for U.S. federal income tax purposes or shareholders who hold Company common stock shares as dealers. All such United States holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger to their particular situations.

Tax matters are very complex and the tax consequences of the Merger to you will depend on the facts of your particular situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger to you, including the federal, state, local and foreign tax consequences of the Merger.

If a partnership holds Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding Company common stock should consult its tax advisors.

For purposes of this discussion, a “United States holder” means a holder that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity treated as an association taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

In general, United States holders of Company stock who receive cash in exchange for their shares pursuant to the Merger should recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and their adjusted tax basis in their shares. If a stockholder holds Company common stock as a capital asset, the gain or loss should generally be a capital gain or loss. If the stockholder has held the shares for more than one year, the gain or loss should generally be a long-term gain or loss. The deductibility of capital losses is subject to limitations.

In general, cash received by shareholders who exercise appraisal rights will result in the recognition of gain or loss to such shareholders. Any shareholder considering exercising statutory appraisal rights should consult with his or her own tax advisor.

United States holders of Company common stock may be subject to backup withholding on cash payments received in exchange for shares in the Merger or received upon the exercise of dissenters’ rights. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and requirements. Corporations generally are exempt from backup withholding. Shareholders should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent to provide the information and certification necessary to avoid backup withholding.

The Company

The Merger will cause an “ownership change” of the Company for purposes of Section 382 of the Internal Revenue Code. As a result, the Company’s use of pre-Merger tax net operating losses and certain other tax attributes, if any, will be limited following the Merger. In addition, the Company should be entitled to an ordinary compensation deduction for U.S. federal income tax purposes with respect to cash paid for the surrender of any compensatory option in an amount equal to the product of (1) the excess, if any, of $2.75 over the per share exercise price of the option multiplied by (2) the number of shares of the Company subject to the option. With respect to any such cash payments to its employees, the Company will be responsible for withholding federal, state and local income tax as well as the employee’s share of social security, Medicare and other applicable payroll taxes. In addition, the Company will be responsible for paying the employer’s share of social security, Medicare and other applicable payroll taxes. Subsequent to the Merger, the Company will join in the U.S. federal income consolidated tax group that includes Parent. The Merger should not cause any other material U.S. federal income tax consequences to the Company.

Fees and Expenses of the Merger

The estimated fees and expenses in connection with the Merger are as follows (in millions):

Financial Advisor Fees and Expenses(1)		$—
Legal, Accounting and Other Professional Fees		$—
Printing Proxy Solicitation and Mailing Costs		$—
Financing Related Fees and Debt Prepayment Penalty		$—
Filing Fees		$4,277
Paying Agent Fees	$

Miscellaneous		$—
Total		$—

(1)	Of such financial advisor fees and expenses, approximately $— million is expected to be paid to Stephens for financial advisory services provided to the Board of Directors and Special Committee, and $325,000 has been paid to GulfStar for certain financial advisory services provided to the Special Committee.

The Merger Agreement provides that the Company, Parent and Acquisition will each pay all costs and expenses incurred by it in connection with the Merger Agreement and the Merger except as to special provisions as to expenses provided in the Merger Agreement upon its termination by Parent or the Company in specified circumstances. The estimate for legal fees set forth in the table above does not include any amounts attributable to any existing or future litigation challenging the Merger. See “—Litigation Challenging The Merger” beginning on page 58. None of these costs and expenses will reduce the $2.75 per share merger consideration to be received by holders of Company common stock or stock options.

If the Merger Agreement is terminated under specified circumstances, including acceptance of a superior proposal, the Company may be required to pay to a Wellspring affiliate a $1,795,991 termination fee and up to $750,000 in reimbursement of out-of-pocket fees and expenses. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 76.

Common Stock Purchase Information

The following directors and executive officers of the Company purchased shares of Company common stock in the last two years on the dates and at the prices set forth in the following table:

Name	Transaction	Dates	Shares	Price
Dennis R. Sciotto	Purchase	August 18, 2008	7,915	$3.69
	Warrant Exercise	August 27, 2008	950,000	$2.50
	Warrant Exercise	May 6, 2010	1,186,547	$1.95
Edward E. Colson	Warrant Exercise	August 27, 2008	100,000	$2.50
	Purchase	September 15, 2008	50,000	$3.42
	Warrant Exercise	May 6, 2010	154,904	$1.95
Ronald E. Gerevas	Purchase	August 11, 2008	45,000	$3.70
Barry E. Kaufman	Purchase	August 11, 2008	8,000	$3.88
Richard C. White	Purchase	August 11, 2008	19,230	$3.88
	Purchase	December 1, 2009	41,630	$1.20
James C. Eckert	Warrant Exercise	May 6, 2010	26,265	$1.95
Brian J. Recatto	Purchase	August 11, 2008	19,000	$3.92
	Restricted Award	February 3, 2009	16,500	—
	Purchase	March 17, 2009	25,000	$0.70
	Restricted Award	January 5, 2010	25,000	—
	Rest. – Note Mod.	February 1, 2010	35,778	—
Andy J. Dufrene	Purchase	August 14, 2008	2,500	$4.02
	Restricted Award	January 5, 2010	12,500
John A. Harris	Restricted Award	January 5, 2010	12,500	—
Gregory B. Milton	Purchase	August 11, 2008	1,500	$3.90
	Purchase	March 17, 2009	7,000	$0.70
	Restricted Award	January 5, 2010	5,000	—
Ronald D. Mogel	Purchase	August 11, 2008	12,500	$4.00
	Purchase	August 11, 2008	5,000	$3.67
	Purchase	March 16, 2009	25,000	$0.72
	Restricted Award	January 5, 2010	17,500	—
Steven P. Sellers	Purchase	March 25, 2009	6,000	$1.00
	Restricted Award	January 5, 2010	5,000	—
Lawrence J. Shaw	Restricted Award	January 5, 2010	12,500	—
	Rest. – Note Mod.	February 1, 2010	35,778	—
Mark E. Stipe	Restricted Award	January 5, 2010	5,000	—

The following directors and executive officers of the Company were granted options to purchase shares of Company common stock in the last two years on the dates and at the prices set forth in the following table:

Name	Option Date	Shares	Price
Dennis R. Sciotto	May 28, 2009	5,000	$1.63
Edward E. Colson	May 28, 2009	5,000	$1.63
Ronald E. Gerevas	May 28, 2009	5,000	$1.63
Barry E. Kaufman	May 28, 2009	5,000	$1.63
Richard C. White	May 28, 2009	5,000	$1.63
James C. Eckert	May 28, 2009	3,000	$1.63
Brian J. Recatto	August 3, 2009	50,000	$2.08
	January 1, 2010	200,000	$1.26
Andy J. Dufrene	August 3, 2009	30,000	$2.08
	January 1, 2010	100,000	$1.26
John A. Harris	August 3, 2009	30,000	$2.08
	January 1, 2010	100,000	$1.26
Gregory B. Milton	August 3, 2009	20,000	$2.08
	January 1, 2010	50,000	$1.26
Ronald D. Mogel	August 3, 2009	35,000	$2.08
	January 1, 2010	150,000	$1.26
Steven P. Sellers	August 3, 2009	22,500	$2.08
	January 1, 2010	50,000	$1.26
Lawrence J. Shaw	August 3, 2009	22,500	$2.08
	January 1, 2010	100,000	$1.26
Mark E. Stipe	August 3, 2009	22,500	$2.08
	January 1, 2010	50,000	$1.26

Related Party Transactions

On May 6, 2010, each of The Dennis Sciotto Family Trust 12/19/94, or the Sciotto Trust, The Edward C. Colson, III Trust, or the Colson Trust, and James C. Eckert exercised warrants originally purchased pursuant to the terms of a Securities Purchase Agreement, dated as of May 17, 2005, as described in the Company’s Form 8-K filed with the SEC on May 24, 2005. The exercise price of these warrants was $1.95 per share. Pursuant to the cashless exercise of warrants to purchase 3,648,000 shares by the Sciotto Trust, the Company issued 1,186,547 shares of Company common stock to the Sciotto Trust. Mr. Sciotto, the trustee of the Sciotto Trust, serves as the Chairman of Board of Directors of the Company. Pursuant to the cashless exercise of a portion of a warrant to purchase 168,800 shares by the Colson Trust, the Company issued 54,904 shares of Company common stock to the Colson Trust. The Colson Trust also paid $195,000 in cash to exercise the remaining portion of the warrant to purchase 100,000 shares of Company common stock. Mr. Colson, trustee of the Colson Trust, is a member of the Board of Directors of the Company. Pursuant to the cashless exercise of a warrant to purchase 80,750 shares by James C. Eckert, the Company issued 26,265 shares of Company common stock to Mr. Eckert. Mr. Eckert serves as an advisory director of the Company.

In February, 2010, Brian Recatto, the President and Chief Executive Officer of the Company, entered into a note modification agreement modifying the payment terms on a $0.67 million aggregate principal amount 5 percent promissory note issued to Mr. Recatto in connection with the Company’s acquisition of Charles Holston, Inc. in March, 2007. Under the terms of the agreement, the payment terms of the promissory note were modified to thirty-five monthly payments of principal and interest of $0.02 million beginning February 28, 2010, and one payment for the balance on January 28, 2013. At the time of the modification, the Company issued to Mr. Recatto 35,778 shares of unregistered restricted Company common stock. The restrictions on the shares will lapse at various times prior to the maturity of the promissory note (including upon consummation of the Merger). The Company may, at its option, pay the promissory note balance prior to the new maturity date without penalty. If payment of the promissory note is made prior to the lapse of the periodic restrictions, the remaining restricted shares will be forfeited to the Company and canceled.

In February, 2010, Lawrence J. Shaw, Vice President of Sales-Land and Offshore of the Company, entered into a note modification agreement modifying the payment terms on a $0.67 million aggregate principal amount 5 percent promissory note issued to Mr. Shaw in connection with the Company’s acquisition of Charles Holston, Inc. in March, 2007. Under the terms of the agreement, the payment terms of the promissory note were modified to thirty-five monthly payments of principal and interest of $0.02 million beginning February 28, 2010, and one payment for the balance on January 28, 2013. At the time of the modification, the Company issued to Mr. Shaw 35,778 shares of unregistered restricted Company common stock. The restrictions on the shares will lapse at various times prior to the maturity of the promissory note (including upon consummation of the Merger). The Company may, at its option, pay the promissory note balance prior to the new maturity date without penalty. If payment of the promissory note is made prior to the lapse of the periodic restrictions, the remaining restricted shares will be forfeited to the Company and canceled.

Prior Public Offerings

The Company has not made an underwritten public offering of its common stock for cash at any time during the last three years.

Certain Projections

In connection with GulfStar’s review of the Company and the rendering of the fairness opinion to the Special Committee, the Company provided GulfStar with non-public business and financial information. The non-public information so provided included projections of the Company’s future operating performance. These projections do not give effect to the Merger or the financing of the Merger.

The Company does not, as a matter of course, publicly disclose projections of future revenues or earnings. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to GulfStar and relied on thereby. The projections were not prepared with a view to compliance with the published guidelines of the SEC regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Grant Thornton LLP, the Company’s independent registered public accountants, has neither examined nor compiled the projections and, accordingly, Grant Thornton does not express an opinion or any other form of assurance with respect thereto. The historical audited financial statements of the Company incorporated by reference into this proxy statement related to the Company’s historical financial information and do not extend to the projections and should not be read to do so. While presented with numerical specificity, these projections reflect numerous assumptions made by the Company’s management. In addition, factors such as future industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict and beyond the control of the Company’s management, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially greater or less than those contained in the projections.

The Company does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The projections the Company provided to GulfStar included estimates of the nine-month period ending December 31, 2010, and calendar year 2010, 2011, 2012, 2013, 2014 and 2015 revenue, earnings before interest, taxes, depreciation and amortization and stock-based compensation (EBITDA), and net income. The chart below indicates such projected financial information provided to GulfStar.

	Nine months Ended 12/31/2010	Projected Year Ended
		12/31/2010	12/31/2011	12/31/2012	12/31/2013	12/31/2014	12/31/2015
Selected Income Statement Information:
Revenue	92,159	119,005	126,819	133,160	140,512	149,644	160,117

Direct costs	63,420	82,957	85,024	89,675	94,199	98,945	103,927
Depreciation and amortization	10,142	13,554	13,896	14,517	15,169	15,853	16,572
General and administrative expense	14,535	18,833	19,819	21,342	22,859	24,427	25,548

	88,096	115,344	118,739	125,533	132,226	139,225	146,046

Operating income (loss)	4,063	3,661	8,080	7,626	8,286	10,419	14,071
Interest expense	(2,897)	(4,101)	(3,274)	(2,713)	(1,285)	(387)	(231)
Other income (expense)	(24)	(5)	(4)	—	—	—	—

Income (loss) before income taxes	1,142	(445)	4,802	4,913	7,001	10,032	13,840
Provision for income taxes	(514)	232	(2,161)	(2,211)	(3,150)	(4,515)	(6,228)

Net income (loss)	628	(213)	2,641	2,702	3,850	5,518	7,612
Dividends on preferred stock	(366)	(486)	(486)	(486)	(486)	(479)	(479)

Net income (loss) available to common shareholders	262	(698)	2,155	2,217	3,365	5,039	7,133

EBITDA:
Operating income	4,063	3,661	8,080	7,626	8,286	10,419	14,071
Adjustments:
Depreciation and amortization	10,142	13,554	13,896	14,517	15,169	15,853	16,572
Stock-based compensation	900	1,158	1,245	1,307	1,373	1,441	1,513
Other	(3)	(23)	—	—	—	—	—

Adjusted EBITDA	15,102	18,349	23,221	23,450	24,827	27,713	32,156

Provisions For Unaffiliated Security Holders

No provisions were made in connection with the Merger to grant unaffiliated security holders, which term refers to shareholders other than the Company’s directors and executive officers, access to the Company’s corporate files or those of Parent or its affiliates or to obtain counsel, separate representatives, financial advisors, or appraisal services at the Company’s expense or at the expense of Parent or its affiliates. No appraisal services were retained on behalf of the unaffiliated security holders. Furthermore, an unaffiliated representative was not retained to act solely on behalf of unaffiliated security holders for the purposes of negotiating the terms of the transaction and/or preparing a report concerning the fairness of the transaction. In addition, in order to adopt the Merger Agreement and approve the transactions contemplated thereby, holders of a majority of the outstanding voting power of all shares of Company stock with voting rights present or represented at the special meeting must vote in favor of approving the Merger Agreement, regardless of whether a majority of the outstanding voting power of all shares of Company stock held by unaffiliated shareholders present or represented at the special meeting votes in favor of approving the Merger Agreement.

Litigation Challenging the Merger

Six purported class action lawsuits have been filed in connection with the Merger in state courts in Lafayette Parish, Louisiana, naming the Company and its directors as defendants, as well as Wellspring, Parent and Acquisition. The complaints allege, among other things, that the defendants have breached their fiduciary duties to shareholders of the Company by entering into the Merger Agreement, failing to disclose certain information with respect to the Company and failing to maximize shareholder value. Wellspring is claimed to have aided and abetted the alleged fiduciary duty breaches by the directors of the Company. One or more of the complaints seek injunctions against the Merger, rescission of the Merger if it is consummated, imposition of a constructive trust, damages, attorneys’ fees, expenses and other relief. The complaints request class action certification and rulings that the named complainants are representatives of the class. No class has been certified at present. The Company believes that all of the lawsuits that have been filed and the allegations contained therein are without merit, and it, along with the directors of the Company, intends to vigorously defend the lawsuits.

Dissenters’ Rights

Dissenting shareholders who comply with the procedural requirements of the Louisiana Business Corporation Law will be entitled to receive payment of the fair cash value of their shares as of the day before the day on which the Merger Agreement and the Merger are approved if the Merger is effected upon approval by less than eighty percent of the Company’s total voting power. These provisions establish the exclusive means by which you may exercise your right to dissent from the Merger. If the Merger is approved by the holders of at least eighty percent of our outstanding common stock, you will not be entitled to dissenters’ rights. We have attached a copy of Section 131 of the Louisiana Business Corporation Law (La. Rev. Stat. § 12:131) as Appendix F to this proxy statement, which we urge you to read carefully. The following is a summary of the dissenters’ rights provisions and is qualified in its entirety by reference to the statute. Because it is a summary, it may not contain all of the information that is important to you.

To dissent from the Merger, you will be required to deliver to us a written objection prior to or at the Special Meeting. Thereafter, you must vote against the proposal to approve the Merger Agreement and the Merger. A vote against the proposal to approve the Merger Agreement and the Merger, without submitting the written objection, is not sufficient to satisfy the notice requirement. Please remember that a shareholder who executes and returns an unmarked proxy card will have his shares voted “FOR” the Merger Agreement and, as a consequence, that shareholder will be foreclosed from exercising rights as a dissenting shareholder.

If the Merger Agreement and the Merger are approved by the holders of less than eighty percent of our total voting power, we will promptly notify in writing by mail, after the Merger is completed, each shareholder who filed the written objection described above and voted against the Merger. Each of these shareholders is referred to in this section as a “dissenting shareholder”. Within 20 days after we mail the notice of shareholder approval, the dissenting shareholder must file with us his written demand for the fair value of his shares of stock, valued as of the day before the Special Meeting. In addition to stating the value that he is demanding, the written demand must provide a post office address to which we may respond.

At the same time, the dissenting shareholder will be required to deposit his stock certificates in escrow at a bank or trust company located in Lafayette Parish. The certificates must be duly endorsed and transferred to us upon the sole condition that we pay the dissenting shareholder the value of his shares as determined under Section 131 of the Louisiana Business Corporation Law. To verify the deposit in escrow, the dissenting shareholder will be required to deliver to us a written acknowledgement of the depository bank or trust company that holds his shares. If the dissenting shareholder fails to make and deliver such objection, written demand and acknowledgement within the prescribed time period, he will conclusively be presumed to have accepted the terms of the Merger Agreement.

Within 20 days after we have received the dissenting shareholder’s written demand and acknowledgement, we will notify the dissenting shareholder in writing if we either (i) disagree with the value demanded or (ii) take the position that no payment is due to him. If we determine that a payment is due to the dissenting shareholder, we will state in the notice of disagreement the price deemed by us to be the fair value of his shares. If we fail to respond timely to the dissenting shareholder’s written demand and acknowledgement, we will be liable for the amount that the dissenting shareholder has demanded.

Thereafter, if any disagreement remains with respect to the fair value of the dissenting shareholder’s shares of stock, the dissenting shareholder may file suit against us in a Lafayette Parish district court, requesting that the court determine the fair value of his shares of stock as of the day before the day on which the Merger Agreement and the Merger are approved. If the dissenting shareholder is entitled to file a suit under the provisions of Section 131 of the Louisiana Business Corporation Law, but fails to file within 60 days after he receives the notice of disagreement, he will be deemed to have accepted (i) our statement that no payment is due if we have contended that no payment is due or (ii) the value for his shares as fixed by us in the notice of disagreement.

The dissenting shareholder will cease to have any of the rights of a shareholder, except the rights under the dissenters’ rights provisions, when the dissenting shareholder files his written demand for the fair value of his shares of stock. The dissenting shareholder will have the unconditional right to withdraw his demand to proceed under the dissenters’ rights provisions and accept the terms offered under the Merger Agreement at any time before the dissenting shareholder receives the notice of disagreement from us. After the dissenting shareholder receives the notice of disagreement, the dissenting shareholder will be required to obtain our written consent before he may withdraw his demand to proceed under the dissenters’ rights provisions. If the dissenting shareholder withdraws his demand or if he otherwise loses his right to dissent from the Merger, he will receive the consideration to which he is entitled under the Merger Agreement.

If you do not follow the prescribed procedures, you will not be entitled to dissenters’ rights with respect to your shares.

A shareholder who is a beneficial, but not the registered, owner of Company common stock or preferred stock who wishes to exercise the rights of a dissenting shareholder under the Louisiana Business Corporation Law cannot do so in his own name and should have the record ownership of the shares transferred to his name or instruct the record owner thereof to take all required action to comply on his behalf with the procedures under Section 131 of the Louisiana Business Corporation Law.

Because of the complexity of the procedures necessary to exercise the rights of a dissenting shareholder, we recommend that any shareholder wishing to exercise the right to dissent consult with his own legal counsel.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. You can generally identify these forward-looking statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and “continue” or other similar words or expressions. You should read statements that contain these words carefully because they discuss the Company’s current expectations about its business and the Merger, contain projections of the Company’s future results of operations or of its financial condition or state other “forward-looking” information. You are cautioned that any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in OMNI’s Form 10-K for the fiscal year ended December 31, 2009. Moreover, we operate in a continually changing business environment, and new risks and uncertainties emerge from time to time. We cannot predict these new risks or uncertainties, nor can we assess the impact, if any, that such risks or uncertainties may have on OMNI’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those projected in any forward-looking statement.

Factors that could cause actual results to differ materially from any future results implied by the forward-looking statements contained herein, include, but are not limited to those set forth under “Special Factors—Risks That the Merger Will Not Be Completed” above. Those risks are not intended to be an exhaustive list of the risks related to the Merger and should be read in conjunction with the other information in this proxy statement. In addition, you should review the risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference into this proxy statement, for a description of the risk factors associated with the continued operation of the Company’s business.

THE MERGER AGREEMENT (PROPOSAL NO. 1)

Below you will find information describing the material aspects of the Merger Agreement. This description does not provide a complete description of all the terms and conditions of the Merger Agreement. It is qualified in its entirety by the appendices hereto, including the text of the Merger Agreement, which is attached as Appendix A to this proxy statement. The Merger Agreement is incorporated herein by reference. You are urged to read the appendices in their entirety.

The Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement and the provisions of the Louisiana Business Corporation Law and the Delaware General Corporation Law, Acquisition will be merged with and into the Company, the separate corporate existence of Acquisition will cease and the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Parent. We sometimes refer to the Company as the surviving corporation in the Merger as the surviving corporation.

Closing of the Merger

The closing of the Merger will take place on the third business day after the satisfaction or waiver of all the conditions set forth in the Merger Agreement (other than those conditions which by their nature are to be satisfied at closing, but subject to the fulfillment or waiver of those conditions). The Merger will become effective upon the filing of certificates of merger simultaneously with the Secretary of State of the State of Louisiana and the Secretary of State of the State of Delaware.

Articles of Incorporation, Bylaws and Directors and Officers of the Company and the Surviving Corporation

When the Merger is completed:

•	the articles of incorporation of the surviving corporation will be the same as the articles of incorporation of the Company as in effect immediately prior to the effective time of the Merger;

•	the bylaws of the Company in effect immediately prior to the effective time of the Merger will be the bylaws of the surviving corporation;

•	the directors of Acquisition immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation; and

•	the officers of the Company immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation.

Conversion of Common Stock Into Merger Consideration

At the effective time of the Merger, each share of Company common stock outstanding immediately before the effective time of the Merger, including certain restricted shares granted under stock plans of the Company, will be converted automatically into the right to receive $2.75 in cash, without interest, subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date of the Merger Agreement until the effective time of the Merger, such amount being referred to in this proxy statement as the merger consideration, except for:

•	treasury shares of Company common stock, all of which will be canceled without any payment;

•

shares of Company common stock owned by the Rollover Participants that will be contributed to Parent immediately prior to the Merger in return for equity interests in Parent or a subsidiary thereof; and

•

shares of Company common stock held by shareholders who validly exercise and perfect dissenters’ rights, which will be subject to appraisal in accordance with Louisiana law if the Merger is approved by less than eighty percent of the voting power of all shares of stock of the Company.

At the effective time of the Merger, each share of capital stock of Acquisition outstanding immediately before the effective time of the Merger will be converted into and exchanged for one fully paid and nonassessable share of common stock of the surviving corporation, which share shall then be held by Parent or a subsidiary thereof.

Treatment of Options

At the effective time of the Merger each outstanding option to purchase shares of Company common stock granted under the Company’s stock plans will become fully vested and exercisable and will be canceled in exchange for the right to receive an amount in cash, if any, determined by multiplying (1) the excess, if any, of $2.75 over the per share exercise price of the option and (2) the number of shares of Company common stock subject to the option, net of any applicable withholding taxes. At the effective time of the Merger, each stock plan of the Company in effect immediately prior to the Merger shall terminate.

Treatment of Restricted Stock and Warrants to Purchase Common Stock

At the effective time of the Merger, each unvested restricted share of the Company common stock that was awarded under any stock plan of the Company will become fully vested and exercisable and will be canceled in exchange for the right to receive the merger consideration of $2.75 per share.

At the effective time of the Merger, each warrant to purchase shares of the common stock of the Company will be canceled and converted into the right to receive an amount in cash equal to the excess, if any, of $2.75 over the exercise price per share for each share issuable under the applicable warrant multiplied by the number of shares issuable upon exercise of such warrant.

Treatment of Preferred Stock

Immediately prior to the effective time of the Merger, the Company will redeem any shares of Company preferred stock then outstanding at the redemption price set forth in its articles of incorporation, other than shares of preferred stock contributed to Parent or a subsidiary of Parent by a Rollover Participant pursuant to arrangements between Wellspring and the Rollover Participants. The Company expects that all shares of its preferred stock, other than shares contributed by the Rollover Participant to Parent or a subsidiary of Parent, will have been converted into shares of Company common stock prior to the effective time and thus will be converted into the merger consideration of $2.75 per share of such Company common stock so issued upon such conversion at the effective time.

Payment for Shares

Prior to the effective time of the Merger, Parent will appoint a bank or trust company to act as paying agent for the payment of the merger consideration upon surrender, pursuant to the terms of the Merger Agreement, of the shares of Company common stock (whether represented by certificate or electronic book entry). At the effective time of the Merger, Parent will provide the paying agent the aggregate merger consideration necessary to pay for the shares of Company common stock converted into the right to receive cash.

Promptly after the effective time of the Merger, the surviving corporation will cause the paying agent to mail or deliver to each record holder of shares of Company common stock whose shares were converted into the right to receive the merger consideration, a transmittal letter containing instructions to effect the surrender of the holder’s shares (whether represented by certificate or electronic book entry) in exchange for payment of the merger consideration. The holder will be entitled to receive the merger consideration for the number of shares represented by such certificate(s) or book entry, less any applicable withholding taxes, only upon surrender to the paying agent of the holder’s share certificate(s), or in the case of shares represented by book entry upon book-entry transfer, together with the transmittal letter and other required documentation, duly completed in accordance with the instructions. If payment of the merger consideration is to be made to a person other than the person in whose name a share certificate or book-entry share is registered, it will be a condition of payment that (1) the share certificate or book-entry share so surrendered be properly endorsed, with signature guaranteed, or otherwise be in proper form for transfer, and (2) the person requesting the consideration payment either pay any applicable taxes required or establish, to the satisfaction of the paying agent, that the tax has been paid or is not applicable. After the effective time of the Merger and until properly surrendered, each share certificate or book-entry share will be deemed to represent only the right to receive the merger consideration. If any share certificate is lost, stolen or destroyed, the paying agent will pay the merger consideration for the number of shares represented by such certificate upon delivery by the person seeking payment of an affidavit of loss in lieu of the certificate, and if required by the surviving corporation, an indemnity bond in form and substance and with surety reasonably satisfactory to the surviving corporation. No interest will be paid or accrued on the merger consideration payable upon the surrender of shares.

Any funds, including any interest received on the funds, deposited with the paying agent for use in payment of the merger consideration and which have not been disbursed to holders of share certificates or book-entry shares for 180 days after the effective time of the Merger, shall be delivered to the surviving corporation by the paying agent. Thereafter, holders of certificates representing shares outstanding before the effective time of the Merger will be entitled to look only to the surviving corporation, and only as general creditors thereof, for payment of any consideration to which they may be entitled. Neither Parent, the surviving corporation nor the paying agent will be liable to any person for any cash from the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Transfer of Shares

After the effective time of the Merger there will be no further registration of transfers on the stock transfer books of the surviving corporation of shares of common stock that were issued and outstanding immediately prior to the effective time of the Merger.

If, after the effective time of the Merger, any certificates or book entry formerly representing shares of common stock are presented to the surviving corporation for transfer, they will be canceled and exchanged for the appropriate merger consideration.

Representations and Warranties of the Company

The Merger Agreement contains customary representations and warranties made by the Company relating to, among other things:

•	corporate organization, valid existence and good standing and similar matters with respect to the Company and its subsidiaries;

•	the Company’s capital structure;

•

the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of, filings with, and notices to, governmental entities and third parties relating to, the Merger Agreement and related matters with respect to the Company and its subsidiaries;

•	documents the Company has filed with the SEC and the fair presentation and accuracy of the financial statements and other information contained in such documents;

•	the Company’s disclosure controls and procedures over financial reporting;

•	the absence of any outstanding extensions of credit to any director or officer of the Company or any of its subsidiaries;

•	the absence of undisclosed significant deficiencies or material weaknesses or fraud known to the Company related to the Company’s internal control over financial reporting;

•	the Company’s compliance with the rules and regulations of NASDAQ;

•	documents the Company will file with the SEC and any other governmental entity in connection with the Merger;

•	the Company’s compliance with applicable laws and permit requirements;

•	pending or threatened litigation material to the Company and its subsidiaries;

•	tax matters with respect to the Company and its subsidiaries;

•	matters relating to the Company’s employee benefit plans;

•	the absence of changes in the Company or any of its subsidiaries other than in the ordinary course of business;

•	the absence of undisclosed material liabilities;

•	the Company’s receipt of the fairness opinion from GulfStar;

•	environmental matters of the Company and its subsidiaries;

•	the required vote of the Company’s shareholders;

•	the Board of Directors’ approval and adoption of the Merger Agreement and its resolution to recommend to the Company’s shareholders the approval and adoption of the Merger Agreement;

•	intellectual property of the Company and its subsidiaries;

•	rights to the property and assets of the Company and its subsidiaries;

•	the maintenance of insurance coverage customary for companies in the Company’s industry;

•	labor matters of the Company and its subsidiaries;

•	the material contracts of the Company and its subsidiaries and the Company’s compliance with its material contracts;

•	the absence of undisclosed contracts or material transactions by affiliates of the Company or its subsidiaries;

•	the inapplicability to the Merger of state antitakeover statutes or regulations;

•	material modifications to relationships with significant customers and suppliers of the Company and its subsidiaries; and

•	the Company’s engagement of, and payments to, agents, brokers, investment bankers, financial advisors or similar parties.

The representations and warranties in the Merger Agreement are complicated and are not easily summarized. You are urged to read carefully and in its entirety Section 3.1 of the Merger Agreement entitled “Representations and Warranties of the Company.”

Representations and Warranties of Parent and Acquisition

The Merger Agreement contains customary representations and warranties made by Parent and Acquisition relating to, among other things:

•	corporate organization and similar matters with respect to Parent and Acquisition;

•	Acquisition’s capital structure;

•

the enforceability of the equity commitment letter executed by Wellspring in favor of Parent, the debt commitment letter executed by Ableco in favor of Acquisition and the Limited Guaranty executed by Wellspring in favor of the Company;

•

the authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of, filings with, and notices to, governmental entities and third parties relating to, the Merger Agreement and related matters with respect to Parent and Acquisition;

•	the accuracy of information to be supplied by Parent or Acquisition in connection with documents the Company will file with the SEC in connection with the Merger;

•	documents Parent and Acquisition will file with the SEC and any other governmental entity in connection with the Merger;

•	the operation of Acquisition;

•	the absence of proceedings that could materially affect or delay the consummation of the transactions contemplated by the Merger Agreement; and

•	Parent’s and Acquisition’s engagement of, and payments to, agents, brokers, investment bankers, financial advisors or similar parties.

The representations and warranties in the Merger Agreement are complicated and are not easily summarized. You are urged to read carefully and in its entirety Section 3.2 of the Merger Agreement entitled “Representations and Warranties of Parent and Acquisition.”

Conduct of Business Pending the Merger

The Company has agreed that until completion of the Merger, except as otherwise consented to by Parent, it will and will cause each of its subsidiaries to:

•	carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted in the past;

•

use reasonable best efforts to preserve intact its business organizations and goodwill, maintain its rights and franchises, retain the services of its officers and employees, preserve its assets and properties and relationships with customers, suppliers and others with which it has business dealings, and maintain insurance comparable to the insurance now carried by it; and

•	comply, in all material respects, with all applicable laws.

In addition, the Company has agreed that, among other things and subject to certain exceptions, neither the Company nor its subsidiaries may, without Parent’s written consent:

•	declare, set aside or pay dividends on, or make other distributions, other than

•	cash dividends and distributions by subsidiaries of the Company to the Company or a wholly-owned subsidiary of the Company, or

•	regular quarterly cash dividends on the Series C Stock in accordance with the terms of the Company’s Articles of Incorporation or set aside funds therefor;

•	adjust, split, combine or reclassify any capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock;

•

purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefor, except upon the exercise of certain outstanding options to purchase Company common stock to the extent cashless exercises are provided for in the governing stock option plan, program or arrangement with the Company;

•

issue, deliver, hypothecate, pledge, sell, grant, dispose of or otherwise encumber any shares of capital stock of the Company or any of its subsidiaries, or subscriptions, options, warrants, calls, any other voting securities or any securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other voting securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, or other similar rights, agreements, commitments or contracts of any kind to acquire any shares of the Company’s or any of its subsidiaries’ capital stock, except for shares of Company common stock issuable pursuant to outstanding options to purchase Company common stock or warrants or upon conversion of shares of preferred stock of the Company;

•	amend the terms of any outstanding indebtedness or equity security or any stock option plan, program or arrangement with the Company;

•	amend or propose to amend its articles or certificates of incorporation or bylaws (or other organizational documents);

•	merge or consolidate with, or acquire any interest in, any person or division or unit thereof;

•	acquire or agree to acquire any assets, except for acquisitions of inventory, equipment and raw materials in the ordinary course of business and consistent with past practice;

•

make any loan, advance or capital contribution to, or otherwise make any investment in, any person, other than loans or advances to, or investments in, existing wholly-owned subsidiaries of the Company in the ordinary course of business consistent with past practice;

•

sell, lease, license, encumber or otherwise dispose of, or subject to any lien, any of its assets, other than sales of inventory in the ordinary course of business consistent with past practice and other dispositions in the ordinary course of business so long as the aggregate value of all assets so disposed does not exceed $150,000;

•	authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

•

except for increases in the compensation of employees (other than employees who are directors or executive officers) made in the ordinary course of business and consistent with past practice, and except as may be required by applicable law or pursuant to any employee benefit plan, (i) grant to any current or former director, officer, employee or consultant any increase in compensation, severance, termination pay or fringe or other benefits, (ii) enter into any new, or amend (including by accelerating rights or benefits under) any existing, employment, consulting, indemnification, change of control, severance or termination agreement with any current or former director, officer, employee or consultant, or (iii) establish, adopt or become obligated under any new employee benefit plan or collective bargaining agreement or amend (including by accelerating rights or benefits under) any such existing employee benefit plan or arrangement;

•

assume, incur or guarantee any indebtedness, other than borrowings in the ordinary course of business consistent with past practice under Section 2(a) of the Amended and Restated Loan and Security Agreement, dated as of April 23, 2008 (as amended), by and among Fifth Third Bank, the Company and the other signatories thereto (provided that such indebtedness so incurred is voluntarily prepayable without premium, penalties or other costs in excess of $100,000 in the aggregate);

•	issue or sell any debt securities or warrants or rights to acquire any debt securities;

•	guarantee any obligations of any other person (other than those of wholly-owned subsidiaries of the Company);

•	enter into any “keep well” or other agreement to maintain the financial condition of any other person or any other agreement having the same economic effect;

•

revalue any material assets or make any changes with respect to accounting policies, procedures and practices or change its fiscal year, other than as required by SEC guidelines or United States generally accepted accounting principles;

•

settle or compromise any pending or threatened legal actions (i) involving potential payments by or to the Company or any of its subsidiaries of more than $100,000 in the aggregate, (ii) that admit liability or consent to non-monetary relief, or (iii) that otherwise are or could reasonably be expected to be material to the Company and its subsidiaries, taken as a whole;

•

pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

•	cancel any indebtedness;

•	waive or assign any claims or rights of substantial value;

•	make or rescind any tax election;

•

take any tax position or settle or compromise any claim, action, suit, arbitration, investigation, audit, examination, litigation, proceeding (whether judicial or administrative) or matter in controversy relating to taxes (i) involving potential payments by or to the Company or any of its subsidiaries of more than $100,000 in the aggregate, (ii) that admit liability or consent to non-monetary relief, or (iii) that otherwise are or could reasonably be expected to be material to the Company and its subsidiaries, taken as a whole;

•	make any change to its method of reporting income, deductions or other tax items for tax purposes;

•

enter into any material license with respect to intellectual property used by the Company or its subsidiaries in connection with the operation of its businesses unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practice;

•	enter into any new line of business;

•

make or commit to make any capital expenditures, except for any capital expenditure or series of related capital expenditures which, together with all other capital expenditures made after the date of the Merger Agreement, collectively, is less than $250,000, and except for specific capital expenditures in the amounts set forth in the Company’s budget for 2010;

•	enter into any contract with any governmental entity;

•

modify, amend, cancel, terminate or waive any rights under any material contract or enter into any contract that would be a material contract, in each case, other than in the ordinary course of business consistent with past practice;

•

enter into any contract to the extent consummation of the transactions contemplated by the Merger Agreement or compliance by the Company with the provisions of the Merger Agreement could reasonably be expected to result in a violation of such contract;

•

enter into, modify, amend, cancel or terminate any contract which if so entered into, modified, amended or terminated could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under the Merger Agreement, or (iii) prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement;

•	alter the corporate structure or ownership of the Company or any of its subsidiaries;

•	intentionally take any action that results or is reasonably likely to result in any of the representations or warranties of the Company under the Merger Agreement being untrue in any material respect;

•

make any material change to its methods of accounting in effect at December 31, 2009, except (i) as required by United States generally accepted accounting principles (or any authoritative interpretation thereof), (ii) as required by a change in applicable law, or (iii) as disclosed in documents the Company has filed with the SEC;

•	intentionally take any action that results or is reasonably likely to result in the lapse of any of the permits of the Company or its subsidiaries;

•

intentionally take any action that results or is reasonably likely to result in the lapse of any insurance policy of the Company and its subsidiaries, fail to maintain any self-insurance or fail to cause any carriers who have underwritten insurance policies of the Company which provide insurance coverage to the business and operations of the Company and any of its subsidiaries to continue to make such coverage available to the Company and such subsidiaries following the consummation of the Merger for claims arising out of occurrences prior to the consummation of the Merger;

•	fail to use reasonable best efforts to maintain the listing of Company common stock on NASDAQ and to continue to satisfy any and all listing qualifications and criteria related thereto;

•

modify any arrangements or agreements with any investment banker, financial advisor, outside counsel or other service provider entitled to any fee for services performed for the benefit of the Company or its subsidiaries in connection with the transactions contemplated by the Merger Agreement or the Company’s sale process in general, including modifying the amount of any fees owed to any such person by the Company and its subsidiaries;

•

fail to use reasonable best efforts to maintain or cause to be maintained the assets of the Company and its subsidiaries in adequate condition and repair for their current use in the ordinary course of business consistent with past practice, ordinary wear and tear excepted;

•	agree to or make any commitment, whether orally or in writing, to take any actions prohibited by the Merger Agreement; or

•	authorize or enter into any agreement or make any commitment to do any of the foregoing.

The covenants in the Merger Agreement relating to the conduct of the Company’s business are complicated and not easily summarized. You are urged to read carefully and in its entirety Article IV of the Merger Agreement entitled “Covenants Relating to Conduct of Business.”

No Solicitation of Transactions

During the period beginning on the date of the Merger Agreement and continuing until July 16, 2010, the Company and its subsidiaries and their respective officers, directors, advisors, affiliates and other representatives may:

•

initiate, solicit and encourage acquisition proposals (including by way of providing access to non-public information pursuant to (but only pursuant to) an acceptable confidentiality agreement), provided that the Company must promptly provide to Parent any non-public information concerning the Company or its subsidiaries that is provided to any person given such access which was not previously provided to Parent; and

•

enter into and maintain or continue discussions or negotiations with any person or group of persons in furtherance of any such inquiries and to induce the making or submission of acquisition proposals.

Except as to any excluded party, the Company has agreed that from the period beginning on July 16, 2010 until the effective date of the Merger, or, if earlier, the termination of the Merger Agreement, the Company shall not, and shall not direct, authorize or permit any of its subsidiaries or its or their respective representatives to, directly or indirectly:

•

initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any acquisition proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

•

enter into any agreement or agreement in principle (other than an acceptable confidentiality agreement) providing for or relating to an acquisition proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by, or breach its obligations under, the Merger Agreement.

Except as to any excluded party, on July 16, 2010, the Company must immediately cease and cause to be terminated any existing solicitation, initiation, negotiation or discussion with any persons conducted by the Company or any of its subsidiaries, or any of its or their respective representatives, with respect to any acquisition proposal. In addition, no later than July 16, 2010, the Company must provide written notice to Parent of the number of excluded parties, their identity and a written summary of the material terms of the acquisition proposal from such potential acquirer.

Under the Merger Agreement, the Company may, at any time prior to obtaining the approval of the Merger Agreement by its shareholders at the Special Meeting, furnish information with respect to the Company and its subsidiaries to a person making an acquisition proposal and participate in discussions or negotiations with such person regarding the acquisition proposal, if:

•	prior to taking such action:

•	the Board of Directors or the Special Committee determines in good faith that an acquisition proposal received by the Company from a third party is bona fide;

•

the Board of Directors or the Special Committee determines in good faith, after consultation with its financial advisors and outside counsel, that the acquisition proposal constitutes or could reasonably be expected to constitute a superior proposal;

•

the Board of Directors or the Special Committee determines in good faith, after consultation with its financial advisors and outside counsel, that the acquisition proposal constitutes or could reasonably be expected to constitute a superior proposal;

•

after consultation with its financial advisors and outside counsel, the Board of Directors or the Special Committee determines in good faith that taking such action is necessary for the Board of Directors or the Special Committee to comply with its fiduciary duties under applicable law;

•	prior to disclosing any non-public information to the potential acquirer, the Company enters into an acceptable confidentiality agreement; and

•	the Company promptly provides to Parent any non-public information concerning the Company or its subsidiaries provided to the potential acquirer which was not previously provided to Parent.

Subject to the provisions of the Merger Agreement relating to an adverse recommendation, neither the Company, its Board of Directors nor the Special Committee is prohibited from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an acquisition proposal.

If, prior to obtaining the approval of the Merger Agreement by the Company shareholders at the Special Meeting, the Company receives an acquisition proposal that the Board of Directors or the Special Committee determines in good faith (after consultation with its financial advisors and outside counsel) is a superior proposal or upon the occurrence of an intervening event, then the Board of Directors or the Special Committee may withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement or recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal, if and only if prior to taking such action:

•

the Board of Directors or the Special Committee has concluded in good faith after consultation with its independent financial advisors and outside counsel that taking such action is necessary for the Board of Directors or the Special Committee to comply with its fiduciary duties under applicable law;

•

the Company has provided prior written notice to Parent at least three business days in advance, to the effect that absent any revision to the terms and conditions of the Merger Agreement, the Board of Directors or the Special Committee intends to take such action; and

•

in such notice to Parent, the Company has offered to negotiate for a period of three business days after Parent’s receipt of the Company’s notice (and, if accepted, negotiated with Parent for such three-day period), and has instructed its subsidiaries and its and their respective representatives to offer to negotiate with (and if accepted, negotiated with) Parent to attempt to make such adjustments in the terms and conditions of the Merger Agreement such that the Board of Directors or the Special Committee would not, after taking into account such adjustments, be required to take such action.

The Company must also keep Parent generally informed on a current basis of the status of and material developments respecting any solicitations, inquiries, proposals and/or negotiations (including the material terms and price in respect of any acquisition proposal). The Company must notify Parent within 24 hours of the receipt by the Company or any of its subsidiaries, or any of its or their respective representatives, of any proposals or offers with respect to, or that could reasonably be expected to lead to, an acquisition proposal and indicate, in connection with such notice, the identity of the potential acquirer, the material terms and conditions of any proposals or offers, and thereafter keep Parent reasonably informed of the status and terms of any such requests, proposals or offers (including any material amendments or material modifications to the financial or other material terms thereof). In addition, if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its subsidiaries, or any of its or their respective representatives, the Company must notify Parent, indicating, in connection with such notice, the identity of the potential acquirer and the status of any such discussions or negotiations.

An “acquisition proposal” is any inquiry, proposal or offer from any person or group of persons which was not obtained in violation of the foregoing provisions relating to:

•	any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

•	any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the outstanding common stock of the Company;

•	any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 20% or more of the outstanding common stock of the Company; or

•

any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by the Merger Agreement.

An “excluded party” is any person or group of related persons (so long as such person and the other members of such group who were members of such group immediately prior to July 16, 2010 constitute at least 50% of the equity financing of such group at all times following July 16, 2010 and prior to the termination of the Merger Agreement) from whom the Company or any of its subsidiaries, or any of its or their respective representatives, has received a written acquisition proposal after the execution of the Merger Agreement and prior to July 16, 2010 that makes an acquisition proposal that the Board of Directors or the Special Committee determines in good faith is bona fide and constitutes or could reasonably be expected to result in a superior proposal. Any excluded party shall cease to be an excluded party for all purposes under the Merger Agreement at such time as the acquisition proposal made by such person fails to constitute either (i) a superior proposal or (ii) in the good faith judgment of the Board of Directors or the Special Committee, an acquisition proposal that could reasonably be expected to result in a superior proposal.

An “intervening event” is any effect, fact, condition, event, development, change or state of circumstances in respect of the Company or any of its subsidiaries that was not actually known to the Board of Directors or the Special Committee on the date the Merger Agreement, which effect, fact, condition, event, development, change or state of circumstances, or any consequences thereof, becomes known to the Board of Directors or the Special Committee prior to obtaining shareholder approval of the Merger Agreement; provided, however, that in no event shall the receipt, existence or terms of an acquisition proposal constitute an intervening event.

A “superior proposal” is either (i) an acquisition proposal but changing the references to “20% or more” in the definition of “acquisition proposal” to “more than 50%” or (ii) an acquisition proposal as a result of which the individuals comprising the Board of Directors prior to such transaction do not constitute a majority of the Board of Directors (or other governing body) of the entity surviving or resulting from such transaction or the ultimate parent entity following such transaction, which, in each case, the Board of Directors or the Special Committee in good faith determines (after considering the advice of its financial advisors and outside counsel and the conditionality and the timing and likelihood of consummation of such proposal and any changes to the terms of the Merger Agreement proposed by Parent in response to such offer or otherwise):

•

would, if consummated, result in a transaction that is more favorable to the shareholders of the Company entitled to receive the merger consideration (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by the Merger Agreement; and

•	is capable of being, and is reasonably likely to be, completed.

An “acceptable confidentiality agreement” shall mean a confidentiality and standstill agreement that contains provisions which are, in their material respects, no less favorable to the Company than those contained in the confidentiality agreement entered into between Parent and the Company (provided that such agreement shall not otherwise prohibit compliance with any of the foregoing provisions).

Additional Agreements

Each of the Company, Parent and Acquisition has agreed to cooperate with each other and use reasonable best efforts to take all actions and do all things necessary under the Merger Agreement to complete the Merger. The Company, Parent and Acquisition, have as applicable, agreed, among other things, as follows:

•

The Company has agreed to provide reasonable access to Parent’s and Acquisition’s representatives, during normal business hours, to all of the properties, books, records, leases, contracts, commitments, customers, officers, employees, accountants, counsel and other representatives of the Company and its subsidiaries.

•

The Company has agreed to promptly furnish to Parent and certain of its financing sources monthly financial statements and any update of the Company’s outlook for the quarter or the balance of the fiscal year as it may prepare for management’s internal use.

•

Parent, Acquisition and the Company have agreed to promptly furnish to each other and certain of Parent’s financing sources, copies of each document filed by it with, or received by it from, the SEC during the period from the date of the Merger Agreement to the effective date of the Merger Agreement.

•	Parent has agreed to keep confidential information furnished by the Company in connection with the transactions contemplated in the Merger Agreement.

•

All rights of indemnification and exculpation from liability for acts and omissions occurring at or prior to the effective time of the Merger (including the advancement of funds for expenses) of the current and former directors, officers, employees and agents of the Company and its subsidiaries, as provided in their respective charters, bylaws or indemnification agreements, shall survive the Merger and for six years after the effective time of the Merger shall not be amended, repealed or modified in any manner that would adversely affect such rights, unless otherwise required by law or with the consent of each affected party. For six years after the effective time of the Merger, the surviving corporation shall maintain officers’ and directors’ insurance for acts and omissions occurring at or prior to the effective time of the Merger and covering those persons who are currently covered by the Company’s existing officers’ and directors’ insurance policies, on terms no less advantageous to the covered parties than the Company’s existing insurance coverage. However, the surviving corporation is not required to pay an annual premium in excess of 250% (approximately $862,000) of the Company’s current annual premium, which is approximately $345,000, and if the provision of existing insurance expires or is terminated during the six-year period, the surviving corporation shall use reasonable best efforts to obtain the greatest amount of coverage for the remainder of the period for a premium on an annualized basis of not more than 250% (approximately $862,000) of the current annual premium. If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other entity and is not the continuing or surviving entity or (ii) transfers all or substantially all of its properties and assets to any entity, the surviving or transferee entity shall assume the indemnification and insurance obligations discussed above. See “Special Factors—Directors’ and Officers Indemnification and Insurance” on page 49.

•

Parent and the Company have agreed to issue a joint press release announcing the Merger Agreement and have agreed not to issue any press release or make any public announcement concerning the Merger, any related financing or the Merger Agreement without consulting with each other or mutually agreeing upon any such press release or public announcement.

•

Parent, Acquisition and the Company have agreed to cooperate with each other and use reasonable best efforts to obtain any action, consent, approval or waiver required to be obtained from governmental entities or third parties in connection with the consummation of the Merger.

•

Parent, Acquisition and the Company have agreed to promptly file any notification required to be filed under the HSR Act with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

•

The Company has agreed to take all reasonable action within its control necessary to ensure that no anti-takeover statute or regulation is or becomes applicable to the Merger Agreement, the Merger or the transactions contemplated thereby.

•	Parent, Acquisition and the Company have agreed to give prompt notice to the other party (and in the case of the Company, to certain of Parent’s financing sources) under the following circumstances:

•

if any of them receives notice or other communication from any person alleging that the consent of such person is or may be required, or from any governmental entity, in connection with the transactions contemplated by the Merger Agreement;

•

if any of them becomes aware of the occurrence, or failure to occur, of any event that has caused or could reasonably be expected to cause (i) any representation or warranty of such party contained in the Merger Agreement that is qualified as to materiality being or becoming as of any time between the date of the Merger Agreement and the effective time of the Merger Agreement untrue or inaccurate at such time in any respect or (ii) any such representation or warranty that is not so qualified being or becoming as of any time between the date of the Merger Agreement and the effective time of the Merger Agreement untrue or inaccurate in any material respect;

•	if any of them fails to comply with or satisfy in any material respect any obligation to be complied with or satisfied by it under the Merger Agreement;

•

the commencement or threat of any legal action against or affecting the Company or any of its subsidiaries or any other action which relates to the consummation of the transactions contemplated by the Merger Agreement or the issuance of any order affecting the Company or any of its subsidiaries or any of their respective properties or assets, in each case which, if pending, threatened or issued on or prior to the date of the Merger Agreement, would have been required to have been disclosed pursuant to the Merger Agreement.

•

Parent has agreed that the surviving corporation and its subsidiaries will honor existing employment, severance, consulting and salary continuation agreements (that are set forth on Schedule 5.9(a) of the Merger Agreement) between the Company or any of its subsidiaries and any officer, director, employee or consultant of the Company or any of its subsidiaries or group of such officers, directors, employees or consultants. For a period of one year after the Merger, the surviving corporation will not materially and adversely alter the existing benefits that are available to employees of the Company and its subsidiaries, subject to certain exceptions.

•

The Company has agreed to file the proxy statement, and Parent, Acquisition and the Company have agreed to file the Schedule 13E-3, with the SEC within 20 business days after the date of the Merger Agreement.

•

The Company has agreed to hold the Special Meeting within 35 days after the mailing of the final proxy statement to shareholders of the Company for the purpose of considering and taking action upon the Merger Agreement and the Merger.

•

The Company has agreed to use its reasonable best efforts to obtain customary payoff letters from all financial institutions and other persons with respect to certain outstanding indebtedness of the Company or its subsidiaries.

•

The Company has agreed to obtain and delivery to Parent evidence of the resignation of all directors of the Company and those directors of any of its subsidiaries designated by Parent to the Company in writing at least two business days prior to the completion of the Merger.

•

Parent has agreed to use its reasonable best efforts to take all actions and do all things necessary or advisable to consummate the financing at the completion of the Merger, subject to satisfaction of certain conditions. Parent has further agreed that if funds in the amounts and on the terms set forth in the equity commitment letter executed by Wellspring in favor of Parent and the debt commitment letter executed by Ableco in favor of Acquisition become unavailable, Parent will use its commercially reasonable efforts to obtain alternative debt financing on terms and conditions no less favorable in the aggregate to Parent than as set forth in such commitment letters.

•	Parent and Acquisition have agreed that obtaining financing is not a condition of Parent and Acquisition to consummate the transactions contemplated by the Merger Agreement.

•

The Company has agreed that it and its subsidiaries will cooperate with and assist Parent and Acquisition (as reasonably requested) in connection with the arrangement of, and the negotiation of agreements with respect to, the financings. The Company has further agreed (as reasonably requested) to call for prepayment or redemption, or to repay, redeem and/or renegotiate any then existing indebtedness of the Company and its subsidiaries identified by Parent, subject to certain exceptions.

•

Parent has agreed to indemnify the Company and its subsidiaries and their respective representatives against any reasonable and documented losses incurred by any of them in connection with the arrangement of the financings or in connection with any action taken by them at the request of Parent or Acquisition with respect to the financings, subject to certain exceptions.

•

The Company has agreed to cooperate with and assist Parent to enable the delisting by the surviving corporation of the Company common stock from Nasdaq and the deregistration of the Company common stock under the Exchange Act.

Conditions to Consummation of the Merger

The obligations of the Company, Parent and Acquisition to effect the Merger are dependent on the satisfaction or wavier (where permitted by applicable law) of the following conditions:

•	approval of the Merger Agreement by the shareholders of the Company;

•	the expiration or termination of any waiting period under the HSR Act;

•

all consents, approvals and actions of, filings with, and notices to, all governmental entities required of Parent, Acquisition or the Company or any of their respective subsidiaries or other affiliates in connection with the transactions contemplated by the Merger Agreement have been made, obtained or effected; and

•

no order or law is in effect that has the effect of making the Merger or the other transactions contemplated by the Merger Agreement illegal or that otherwise restrains, prevents or restricts the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

In addition, the obligations of Parent and Acquisition to effect the Merger are further subject to the satisfaction or waiver of each of the following additional conditions, any or all of which may be waived, in whole or in part, by Parent and Acquisition in writing:

•

the Company’s representations and warranties expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications shall be so true and correct, and all other representations and warranties of the Company that are qualified by materiality must be true and correct and that are not so qualified must be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the date that the Merger is completed (except to the extent any such representations or warranties are made as of a specified date);

•	the Company must have performed in all material respects all obligations required to be performed by it under the Merger Agreement on or prior to the consummation of the Merger;

•

Parent and Acquisition must have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect set forth in the first two bullet points above;

•	no action by any governmental authority is pending or threatened that:

•

challenges the acquisition by Parent or Acquisition of any shares of Company common stock, seeks to restrain or prohibit the consummation of the Merger, seeks to place limitations on the ownership of shares of Company common stock by Parent or Acquisition or seeks to obtain from the Company, Parent or Acquisition any damages that are material to the Company;

•

seeks to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any portion of any business or of any properties or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to divest or hold separate any portion of any business or of any properties or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger;

•	seeks to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its subsidiaries; or

•	otherwise has, or is reasonably expected to have, a material adverse effect on the Company;

•

there must not have been, after the date of the Merger Agreement, any effect, fact, condition, event, development, change or state of circumstances that has had or could reasonably be expected to have a material adverse effect on the Company;

•	the total number of shares held by dissenting shareholders shall not exceed ten percent of the issued and outstanding shares of Company common stock as of the effective date of the Merger; and

•

Parent must have received from the Company a certificate, in compliance with Treasury Regulation Section 1.1445-2 related to the Federal Investment in Real Property Tax Act, certifying that the transactions contemplated by the Merger Agreement are exempt from withholding under Section 1445 of the Code.

The Company’s obligations to effect the Merger are further subject to the satisfaction or waiver of each of the following additional conditions, any or all of which may be waived, in whole or in part, by the Company in writing:

•

Parent’s and Acquisition’s representations and warranties expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications shall be so true and correct, and all other representations and warranties of Parent and Acquisition that are qualified by materiality must be true and correct and that are not so qualified must be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the date that the Merger is completed (except to the extent any such representations or warranties are made as of a specified date);

•	Parent and Acquisition must have performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the consummation of the Merger; and

•	the Company must have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers to the effect set forth in the first two bullet points above.

The Company cannot assure the shareholders of the Company as to when or if all of the conditions to the Merger can or will be satisfied or waived by the party permitted to do so. If the Merger is not consummated on or before December 1, 2010, either Parent or the Company may terminate the Merger Agreement, unless it is not consummated because of the breach of the Merger Agreement by the party seeking termination.

Several of the Company’s representations and warranties in the Merger Agreement are qualified by reference to whether the item in question has a “material adverse effect” on the Company. The Merger Agreement provides that a “material adverse effect” on the Company means:

•

any effects, facts, conditions, events, developments, changes or states of circumstances that have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; or

•	a material adverse effect on the ability of the Company to perform its obligations under the Merger Agreement.

However, any adverse effect, fact, condition, event, development, change or state of circumstance attributable to the following shall not constitute a material adverse effect on the Company:

•

conditions, events or circumstances affecting either (i) the United States economy or the United States or world financial, securities or credit markets generally or (ii) the United States oil and gas or oil and gas related industries generally, including the effect of offshore drilling and production accidents on offshore and coastal oil and gas exploration and production activities;

•	changes or proposed changes in laws that affect the United States oil and gas or oil and gas related industries;

•

any change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board, the SEC or any other accounting body with authority to promulgate United States generally accepted accounting principles;

•

the effect of any change arising in connection with any force majeure event or “act of God”, including, without limitation, weather, natural disasters and earthquakes or hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions;

•

the announcement or pendency of the transactions contemplated by the Merger Agreement or market responses thereto or loss or departure of employees, customers, suppliers or other business relationships related thereto;

•	any effect, event or change resulting from a breach of the Merger Agreement by Parent or Acquisition;

•

the effect, if any, of the prospective restatement of the Company’s historical financial statements on account of accounting issues related to recording debt obligations incurred in connection with acquisitions made by the Company as described in the Merger Agreement (it being understood that the facts giving rise or contributing to such restatement may be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a material adverse effect); or

•

the Company’s possible breach of the Amended and Restated Loan and Security Agreement, dated as of April 23,2008 (as amended), by and among Fifth Third Bank, the Company and the other signatories thereto as described in the Merger Agreement (it being understood that (i) any effects of such breach and (ii) the facts giving rise or contributing to such breach may each be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a material adverse effect).

While adverse effects, facts, conditions, events, developments, changes or states of circumstance attributable to the foregoing will not be taken into account in determining whether there has been or will be a material adverse effect on the Company, the effects, facts, conditions, events, developments, changes or states of circumstances set forth in the first three bullet points above may be taken into account in determining whether there has been or is a material adverse effect to the extent they disproportionately impact the business of the Company and its subsidiaries compared to other businesses in the same industries.

Several of Parent’s and Acquisition’s representations and warranties in the Merger Agreement are qualified by reference to whether the item in question has a “material adverse effect” on Parent and Acquisition. The Merger Agreement provides that a “material adverse effect” on Parent or Acquisition means a material adverse effect on the ability of Parent or Acquisition to perform its obligations under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the completion of the Merger, whether before or after approval of the shareholders:

•	by mutual written consent of the Company, Parent and Acquisition.

•	by either Parent or the Company, if:

•

any court of competent jurisdiction or other governmental entity has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order or other action has become final and non-appealable;

•

the Merger has not been consummated on or before December 1, 2010 (except that termination is not available to a party whose failure to fulfill or whose breach of any obligation under the Merger Agreement is the cause of, or resulted in, the failure of the Merger to be consummated by such date); or

•

the Company fails to receive the requisite vote for adoption of the Merger Agreement by the shareholders of the Company at the Special Meeting (or any reconvened meeting after any adjournment of such meeting).

•	by the Company, if:

•

any of the representations and warranties of Parent or Acquisition expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications fail to be true and correct in all respects, or any of the other representations and warranties of Parent and Acquisition that are qualified by materiality fail to be true and correct or that are not so qualified fail to be true and correct in all material respects, in each case, as of the date of the Merger Agreement or as of the date that the Merger is completed (except to the extent any such representations or warranties are made as of a specified date), or Parent or Acquisition breaches or fails to comply with any of their respective obligations under the Merger Agreement in any material respect, and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, continues unremedied for a period of 20 days after Parent has received written notice thereof from the Company (provided that in no event shall such 20-day period extend beyond December 1, 2010); the Company may not terminate the Merger Agreement under this provision if at the time of such termination the Company is in material breach of any of its representations, warranties or obligations under the Merger Agreement; or

•

prior to obtaining shareholder approval of the Merger Agreement at the Special Meeting, the Board of Directors or the Special Committee resolves to enter into a definitive agreement with a third party in connection with an acquisition proposal; provided that the Company may not enter into such definitive agreement and terminate the Merger Agreement under this provision unless and until (i) the Board of Directors or the Special Committee determines in good faith (after consultation with its independent financial advisors and outside counsel) that the acquisition proposal constitutes a superior proposal and such action is necessary for the Board of Directors or the Special Committee to comply with its fiduciary duties to the shareholders of the Company under applicable law, (ii) the Company has notified Parent in writing at least three business days in advance of the Company’s intention to enter into such definitive agreement and terminate the Merger Agreement and has provided to Parent information related to the acquisition proposal, (iii) the Company has offered to negotiate for a period of three business days after Parent’s receipt of the Company’s notice (and, if accepted, negotiated with) and has instructed its subsidiaries and its and their respective representatives to offer to negotiate with (and if accepted, negotiated with) Parent to attempt to make adjustments in the terms and conditions of the Merger Agreement such that the Company will be able to proceed with the Merger Agreement, (iv) the Board of Directors or the Special Committee has taken into account any revised proposal made by Parent during such three-day period and again has determined in good faith (after consultation with its outside legal and financial advisors) that the acquisition proposal remains a superior proposal, and (v) the Company terminates the Merger Agreement within three business days following the three-business day negotiation period. If the Company terminates the Merger Agreement under this provision, in addition to paying the termination fees described below, at the time of termination, the Company must deliver written acknowledgment from each party to the definitive agreement that it is aware of the termination fees due Parent and that such party waives any right to contest any such amounts.

•	by Parent, if:

•

any of the representations and warranties of the Company expressly required by the Merger Agreement to be true and correct in all respects without giving effect to any materiality or material adverse effect qualifications fail to be true and correct in all respects, or any of the other representations and warranties of the Company that are qualified by materiality fail to be true and correct or that are not so qualified fail to be true and correct in all material respects, in each case, as of the date of the Merger Agreement or as of the date that the Merger is completed (except to the extent any such representations or warranties are made as of a specified date), or the Company breaches or fails to comply with any of its obligations under the Merger Agreement in any material respect, and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, continues unremedied for a period of 20 days after the Company has received written notice thereof from Parent (provided that in no event shall such 20-day period extend beyond December 1, 2010); Parent may not terminate the Merger Agreement under this provision if at the time of such termination Parent is in material breach of any of its representations, warranties or obligations under the Merger Agreement;

•

the Board of Directors or any committee of the Board of Directors withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any acquisition proposal, or the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions;

•

the Board of Directors or the Special Committee fails to recommend to the Company’s shareholders that they approve the Merger Agreement and the Merger at the Special Meeting, or the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions; or

•

if on or after October 1, 2010, the Company has not delivered to Parent the Company’s restated audited financial statements for each of the fiscal years ended December 31, 2005-2009, which we refer to as the Restated Audited Financial Statements, together with the unqualified opinion of the applicable independent auditor for each of such Restated Audited Financial Statements, which financial statements shall comply with the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement, unless the SEC has agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement; provided, that if Parent does not exercise its termination right under this bullet within 5 business days after October 1, 2010, such provision will automatically terminate on the following business day.

The Company will be obligated to pay Parent a termination fee of $1,795,991 and reimburse Parent for the documented out-of-pocket fees and expenses reasonably incurred by Parent and Acquisition in connection with the Merger Agreement and the transactions contemplated thereby payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent, Acquisition and their affiliates, in an aggregate amount not to exceed $750,000, which we refer to as the Expenses, if:

•	Parent terminates the Merger Agreement because:

•	the Company has materially and willfully breached its representations and warranties or failed to perform its obligations such that the Parent’s condition to closing would not be satisfied;

•

the Board of Directors or any committee of the Board of Directors withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by the Board of Directors or any committee of the Board of Directors of the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement;

•	the Board of Directors or any committee of the Board of Directors recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any acquisition proposal;

•	the Board of Directors or the Special Committee fails to recommend to the Company’s shareholders that they approve the Merger Agreement and the Merger at the Special Meeting; or

•	the Board of Directors or any committee of the Board of Directors resolves to take any of the foregoing actions.

•

the Company terminates the Merger Agreement as a result of a resolution by the Board of Directors or the Special Committee, prior to the Special Meeting, to enter into a definitive agreement with a third party in connection with an acquisition proposal, subject to certain limitations.

•	Parent or the Company terminates the Merger Agreement as a result of the failure of the Company shareholders to approve the Merger Agreement at the Special Meeting (or any reconvened meeting after any adjournment of such meeting) or Parent terminates the Merger Agreement because the Merger has not been consummated on or before December 1, 2010, and in each case:

•

an acquisition proposal has been communicated to the Board of Directors or the Special Committee or has been publicly announced or publicly made known prior to the Special Meeting and not withdrawn prior to the tenth day preceding the mailing date of this proxy statement; and

•

the Company (and/or its subsidiaries) enters into a definitive agreement with respect to, or consummates, an alternative acquisition proposal within 12 months of the termination of the Merger Agreement.

The Company will be obligated to pay Expenses to Parent if Parent terminates the Merger Agreement because:

•

the Company breaches or fails to perform any of the representations, warranties or obligations under the Merger Agreement (other than a material or willful breach) such that it would not be able to satisfy Parent’s conditions to closing, assuming that such breach cannot be timely cured as provided in the Merger Agreement; or

•

on or after October 1, 2010, the Company has not delivered to Parent the restated audited financial statements, together with the unqualified opinion of the applicable independent auditor for each of such restated audited financial statements, which financial statements shall comply with the Exchange Act, for inclusion in the Company’s proxy statement or the SEC has not otherwise agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement.

Parent will be obligated to pay the Company certain fees and expenses under the following events:

•

Parent will pay to the Company fees in the amount of $4,310,378 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition) and at such time of termination:

•	the conditions to the obligations of Parent and Acquisition, and the mutual obligations of the Company, Parent and Acquisition, to effect the Merger have been satisfied as of the date of termination;

•	Parent has failed, or failed to cause Acquisition, to consummate the Merger; and

•

the proceeds of the debt financing (or alternative financing) sufficient to consummate the transactions contemplated by the Merger Agreement are not available to Parent on the terms set forth in a debt commitment letter to Acquisition from Ableco on the date of termination.

•	Parent will pay to the Company fees in the amount of $7,183,964 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition):

•

as a result of Parent’s failure to comply in all material respects with its obligation to use its reasonable best efforts to take all actions and do all things necessary or advisable to (i) satisfy on a timely basis all material terms, conditions, representations and warranties applicable to Parent set forth in the equity commitment letter executed by Wellspring in favor of Parent and the debt commitment letter executed by Ableco in favor of Acquisition that are within its control, (ii) maintain in effect the commitment letters, (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the commitment letters or on other terms acceptable to the Company not less favorable to Parent and (iv) subject to the satisfaction of the conditions to closing set forth in the Merger Agreement and conditions to closing set forth in the commitment letters, consummate the financings at the completion of the Merger; provided, however, that if funds in the amounts and on the terms set forth in the commitment letters become unavailable to Parent on the terms and conditions set forth therein,

Parent shall use its commercially reasonable efforts to obtain alternative debt financing to the extent available in amounts and otherwise on terms and conditions no less favorable in the aggregate to Parent than as set forth in the commitment letters;

•	at such time of Parent’s breach, the Company is not in material breach of any of its representation and warranty, covenant or other agreement in the Merger Agreement; and

•	the conditions to the obligations of Parent and Acquisition, and the mutual obligations of the Company, Parent and Acquisition, to effect the Merger have been satisfied as of the date of termination.

•

Parent will pay to the Company fees in the amount of $7,183,964 if the Company terminates the Merger Agreement (other than by mutual written consent of the Company, Parent and Acquisition) and at such time of termination:

•	the conditions to the obligations of Parent and Acquisition, and the mutual obligations of the Company, Parent and Acquisition, to effect the Merger have been satisfied as of the date of termination;

•	Parent has failed to consummate the Merger; and

•

the proceeds of the debt financing (or alternative financing) sufficient to consummate the transactions contemplated by the Merger Agreement are available to Parent on the terms set forth in a debt commitment letter to Acquisition from Ableco as of the date of termination.

Wellspring executed a Limited Guaranty, dated as of June 3, 2010, in favor of the Company, which absolutely, irrevocably and unconditionally guarantees to the Company any obligations of Parent to pay damages in the event of a termination of the Merger Agreement as discussed above and monetary damages awarded by a designated court pursuant to a final and nonappealable judgment. The Limited Guaranty is attached to this proxy statement as Appendix B.

Expenses and Fees

Subject to the exceptions described above under “—Termination of the Merger Agreement”, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses. In addition, the Company will pay all costs and expenses in connection with the printing and mailing of this proxy statement, as well as all SEC filing fees related to the transactions contemplated by the Merger Agreement.

Amendment of the Merger Agreement and Waiver

To the extent permitted by law, the parties may agree in writing to amend the Merger Agreement, whether before or after the shareholders of the Company have approved the Merger Agreement; provided, however, that after such approval by the shareholders of the Company, no amendments may be made that by law require further approval by the shareholders of the Company without obtaining such approval.

Any party may in writing extend the time for the performance of any of the obligations or other acts required by the Merger Agreement, waive any inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto or waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Shareholder Litigation

The Company will give Parent the opportunity to participate in any shareholder litigation relating to the Merger Agreement or the Merger and will not settle any such litigation without Parent’s consent which shall not be unreasonably withheld.

SELECTED HISTORICAL FINANCIAL DATA

Set forth below is certain selected historical consolidated financial data relating to the Company and its subsidiaries, which should be read in conjunction with, and is qualified in its entirety by reference to, the Company’s financial statements, the notes to those statements and, Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 . The selected financial data set forth below as of December 31, 2009 and 2008 and for the fiscal years ended December 31, 2009, 2008 and 2007 has been derived from the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which information is incorporated by reference in this proxy statement. The selected financial data set forth below as of December 31, 2007, 2006 and 2005, and for the fiscal years ended December 31, 2006 and 2005, have been derived from the Company’s audited consolidated financial statements which information is not incorporated by reference in this proxy statement. As previously announced by the Company on May 18, 2010, the Audit Committee of the Board of Directors of the Company, with the assistance of management, is conducting an internal review related to the Company’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods. Until the completion of this review, the Company is unable to complete the preparation of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Consequently, the selected financial data for the three months ended March 31, 2010, has not been included in this preliminary proxy statement. The selected financial data set forth below as of and for the three months ended March 31, 2009, has been derived from the Company’s unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, which information is incorporated by reference in this proxy statement. The unaudited financial statements have been prepared on the same basis as the Company’s audited financial statements and include all adjustments consisting of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. Results for interim periods are not necessarily indicative of the results for a full year. More comprehensive financial information is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find More Information,” beginning on page 88.

No separate financial information is provided for Parent because Parent is a newly-formed entity formed in connection with the Merger and has no independent operations. No pro forma data giving effect to the Merger has been provided. The Company does not believe that such information is material to shareholders in evaluating the proposed Merger and Merger Agreement because (i) the proposed merger consideration is all-cash and (ii) if the Merger is completed, the Company common stock will cease to be publicly traded.

SELECTED FINANCIAL DATA

	YEAR ENDED DECEMBER 31,					QUARTER ENDED MARCH 31,
	2005	2006	2007	2008	2009	2009
	(In thousands, except per share data)
INCOME STATEMENT DATA:
Operating revenue
Services	$43,350	$82,819	$140,695	$149,559	$96,433	$25,981
Rentals	—	16,179	31,784	44,027	25,993	8,923

Total operating revenue	43,350	98,998	172,479	193,586	122,426	34,904

Operating expenses
Direct costs (exclusive of depreciation and amortization shown separately below)
Services	26,689	54,484	95,476	105,852	69,307	18,189
Rentals	—	5,298	14,603	21,981	13,438	4,458
Depreciation and amortization	4,627	5,660	10,761	13,313	13,511	3,337
General and administrative expenses (exclusive of depreciation and amortization shown separately above) (includes litigation settlement of $2,400 in 2008)	8,497	13,780	28,117	31,006	22,211	6,172

Total operating expenses	39,813	79,222	148,957	172,152	118,467	32,156

Impairment of goodwill and intangibles	—	—	—	25,047	2,369	—
Impairment of fixed assets	—	—	—	417	237	—

Operating income (loss)	3,537	19,776	23,522	(4,030)	1,353	2,748
Interest expense	(2,836)	(4,966)	(6,936)	(6,826)	(3,685)	(1,040)
Gain (loss) on debenture conversion inducement and debt extinguishment	758	15	(1,100)	120	(8)	—
Other income, net	9	185	187	249	22	6

Income (loss) before income taxes	1,468	15,010	15,673	(10,487)	(2,318)	1,714
Income tax benefit (expense)	508	6,805	(5,504)	(3,153)	(591)	(784)

Net income (loss) from continuing operations	1,976	21,815	10,169	(13,640)	(2,909)	930
Loss from discontinued operations, net of taxes	(3,978)	—	—	—	—	—
Loss on disposal of discontinued operations assets, net of taxes	(2,271)	—	—	—	—	—

Net income (loss)	(4,273)	21,815	10,169	(13,640)	(2,909)	930
Dividends and accretion of preferred stock	(249)	(488)	(503)	(489)	(486)	(120)
Non-cash charge attributable to beneficial conversion features of preferred stock	(745)	(458)	(255)	—	—	—

Net income (loss) available to common shareholders	$(5,267)	20,869	9,411	(14,129)	(3,395)	810

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.07	$1.29	$0.52	$(0.72)	$(0.16)	$0.04
Loss from discontinued operations	(0.30)	—	—	—	—	—
Loss on disposal of discontinued operations assets	(0.17)	—	—	—	—	—

Net income (loss) available to common shareholders	$(0.40)	$1.29	$0.52	$(0.72)	$(0.16)	$0.04

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.07	$0.89	$0.40	$(0.72)	$(0.16)	$0.04
Loss from discontinued operations	(0.29)	—	—	—	—	—
Loss on disposal of discontinued operations assets	(0.16)	—	—	—	—	—

Net income (loss) available to common shareholders	$(0.38)	$0.89	$0.40	$(0.72)	$(0.16)	$0.04

Number of Weighted Average Shares:
Basic	13,251	16,190	18,077	19,740	20,795	20,577
Diluted	13,683	24,459	25,634	19,740	20,795	24,226

MARKET PRICE AND DIVIDEND DATA

The Company common stock is listed on NASDAQ and trades under the symbol “OMNI.” The following table presents the high and low sales prices for the Company common stock for each fiscal quarter of the years ended 2008, 2009, and 2010, as reported by NASDAQ.

	Company Common Stock
	High	Low
Year ended December 31, 2010
First Quarter	$2.15	$1.22
Second Quarter	$3.95	$1.80

Year ended December 31, 2009
First Quarter	$1.71	$0.55
Second Quarter	$2.65	$1.03
Third Quarter	$2.45	$1.38
Fourth Quarter	$2.08	$0.99

Year ended December 31, 2008
First Quarter	$5.39	$3.25
Second Quarter	$7.15	$3.31
Third Quarter	$6.48	$2.90
Fourth Quarter	$3.72	$1.02

On June 3, 2010, the last full trading day prior to the public announcement of the proposed Merger, the Company common stock closed at $2.12 per share. On —, 2010, the last full trading day prior to the date of this proxy statement, the Company common stock closed at $— per share. Shareholders should obtain a current market quotation for Company common stock before making any decision with respect to the Merger.

As of —, 2010, there were approximately — holders of record of Company common stock, and there were — shares of common stock issued and outstanding.

Dividend Policy

The Company has never paid cash dividends on its common stock. Under the terms of the Merger Agreement the Company may not declare, set aside or pay dividends or any of its stock other than regular quarterly cash dividends on the Series C Stock in accordance with the terms of the Articles of Incorporation of the Company. Further, certain of the Company’s credit arrangements contain provisions that limit its ability to pay cash dividends on it stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of June 30, 2010, information relating to the beneficial ownership of Company common stock by (i) each person known to the Company to own beneficially more than five percent (5%) of the outstanding shares of Company common stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all current directors and executive officers of the Company as a group.

Unless otherwise indicated, beneficial owners listed here may be contacted at the Company’s corporate headquarters at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520. Under the SEC’s rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

In preparing the following table, we relied upon statements filed with the SEC by beneficial owners of more than 5% of the outstanding shares of Company common stock pursuant to Section 13(d) or Section 13(g) of the Exchange Act, unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information that we considered to be accurate and complete. We have determined beneficial ownership in accordance with the rules of the SEC. Except as otherwise indicated, we believe, based on information furnished to us, that the beneficial owners of the common stock listed below have sole voting power and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING COMMON STOCK
Dennis Sciotto	5,537,881	(1)	21.9%
7315 El Fuerte Street Carlsbad, CA 92009

Dennis R. Sciotto Family Trust	5,512,284	(2)	21.8%
7315 El Fuerte Street Carlsbad, CA 92009

Edward E. Colson, III	902,046	(3)	3.9%
2646 Marmol Court Carlsbad, CA 92009

Edward Colson, III Trust	900,046	(4)	3.9%

Ronald E. Gerevas	102,049	(5)	*

Barry E. Kaufman	42,286	(6)	*

Richard C. White	127,524	(7)	*

James C. Eckert	618,489	(8)	2.7%

Brian J. Recatto	399,730	(9)	1.7%

Andy J. Dufrene	99,471	(1 0 )	*

John A. Harris	112,939	(1 1 )	*

Gregory B. Milton	62,761	(1 2 )	*

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING COMMON STOCK
Ronald D. Mogel	149,421	(1 3 )	*

Steven P. Sellers	28,378	(1 4 )	*

Lawrence J. Shaw	68,400	(1 5 )	*

Mark E. Stipe	23,365	(1 6 )	*

All directors, executive officers as a group (14 persons)	8,274,736	(1 7 )	31.3%

*	Less than one percent.
(1)	Includes shares held by the Dennis R. Sciotto Family Trust referred to in footnote (2). Mr. Sciotto is the trustee for the Trust referred to in footnote (2). Also includes (i) 25,124 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010, and (ii) 25,597 shares of common stock held by his wife.
(2)	Includes shared voting power with respect to 5,512,284 shares of common stock (which includes (i) 2,001,538 shares issuable upon conversion of Series C Stock, (ii) 114,000 shares issuable upon the exercise of warrants currently exercisable and (iii) 336,923 shares issuable upon conversion of Series C Stock dividends paid in kind).
(3)	Includes shares held by the Edward Colson III Trust referred to in footnote (4). Mr. Colson is the trustee for the Trust referred to in note (4) below. Also includes (i) 25,124 shares (issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010) and (ii) 2,000 shares owned by virtue of his 25% ownership in Carlsbad Equity Group.
(4)	Includes shared voting power with respect to 784,486 shares of common stock (which includes (i) 257,436 shares issuable upon conversion of Series C Stock, (ii) 127,200 shares issuable upon the exercise of warrants currently exercisable and (iii) 35,382 shares issuable upon conversion of Series C Stock dividends paid in kind).
(5)	Includes 27,049 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010.
(6)	Includes 32,886 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010.
(7)	Includes 66,664 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010.
(8)	Includes (i) 89,744 shares issuable upon conversion of Series C Stock, (ii) 15,896 shares issuable upon conversion of Series C Stock dividends paid in kind, (iii) 3,000 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (iv) 400,000 shares of restricted stock.
(9)	Includes (i) 30,256 shares issuable upon conversion of Series C Stock, (ii) 157,348 shares issuable upon exercise of options currently exercisable or exercisable within 60 days of June 30, 2010, (iii) 79,000 shares of restricted stock and (iv) 35,778 shares of restricted stock issued in conjunction with a note modification agreement.
(10)	Includes (i) 65,971 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 25,000 shares of restricted stock.
(11)	Includes (i) 88,439 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 12,500 shares of restricted stock.
(12)	Includes (i) 49,261 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 5,000 shares of restricted stock.
(13)	Includes (i) 64,421 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 42,500 shares of restricted stock.
(14)	Includes (i) 17,378 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 5,000 shares of restricted stock.

(15)	Includes (i) 20,122 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010, (ii) 12,500 shares of restricted stock and (iii) 35,778 shares of restricted stock issued in conjunction with a note modification agreement.
(16)	Includes (i) 18,365 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010 and (ii) 5,000 shares of restricted stock.
(17)	Includes 3,740,823 shares that such persons have the right to receive upon the conversion of Series C Stock, the exercise of warrants and the exercise of options currently exercisable or exercisable within 60 days of June 30, 2010, shares issuable upon conversion of Series C Stock, dividends paid in kind and shares of restricted common stock.

THE ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 2)

We may ask our shareholders to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to adopt the Merger Agreement. We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to adopt the Merger Agreement. If our shareholders approve this proposal, we may adjourn the Special Meeting and use the additional time to solicit additional proxies, including proxies from our shareholders who have previously voted against adoption of the Merger Agreement.

The approval of a majority of the votes present or represented is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies. Accordingly, abstentions will have the effect of a vote “AGAINST” Proposal No. 2. Proxy cards submitted by registered shareholders without voting instructions will be voted “FOR” approval of adjournment of the Special Meeting to solicit additional proxies. Shareholders who hold their shares in street name and do not give instructions to their bank or brokerage firm will not be considered present at the Special Meeting, but the failure to provide instructions will have no effect on the outcome of Proposal 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

OTHER MATTERS

The Board of Directors of the Company does not know of any matters that will be presented for consideration at the Special Meeting other than those described herein. However, if any other matters are properly brought before the Special Meeting or any adjournment or postponement thereof and are voted upon, it is intended that the proxies will act in accordance with their best judgment unless “Authority Withheld” is indicated in the appropriate box on the proxy card.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational filing requirements of the Exchange Act and are required to file periodic reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Such reports, proxy statements and other information are available for inspection at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of such materials may also be obtained by mail, upon payment of the SEC’s customary fees, by writing to the SEC’s principal office at 100 F Street, NE, Washington, D.C. 20549. You may obtain written information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These materials filed by OMNI with the SEC are also available on the SEC’s website at www.sec.gov and on our website at www.omnienergy.com.

Because the Merger is a “going private” transaction, we have filed with the SEC a Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

The following documents filed with the SEC are incorporated by reference in this proxy statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Definitive Proxy Statement for our 2010 Annual Meeting of Shareholders, filed with the SEC on April 30, 2010; and

•

our Current Reports on Form 8-K filed with the SEC on January 15, 2010, January 19, 2010, January 22, 2010, January 28, 2010, February 3, 2010, February 12, 2010, April 5, 2010, May 11, 2010 (Item 3.02 only), May 26, 2010 and June 4, 2010.

We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K filed under Items 2.02 and 7.01) after the date of this Proxy Statement and prior to final adjournment of the Special Meeting.

Documents incorporated by reference are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit into this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

OMNI Energy Services Corp.

Attention: Investor Relations

4500 NE Evangeline Thwy.

Carencro, Louisiana 70520

(337) 896-6664

The information concerning the Company contained or incorporated by reference in this proxy statement has been provided by the Company; the information regarding Parent, Acquisition and Wellspring contained in this proxy statement has been provided by Wellspring.

You should rely only on the information contained in or incorporated by reference into this proxy statement. We have not authorized anyone to give any information different from the information contained in or incorporated by reference into this proxy statement. This proxy statement is dated —, 2010. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to you shall not create any implication to the contrary.

By Order of the Board of Directors,

Staci L. Marcelissen

Secretary

—, 2010

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

WELLSPRING OMNI HOLDINGS CORPORATION,

WELLSPRING OMNI ACQUISITION CORPORATION

and

OMNI ENERGY SERVICES CORP,

June 3, 2010

ARTICLE I THE MERGER		A-1

1.1	The Merger	A-1
1.2	Closing	A-2
1.3	Effective Time of the Merger	A-2
1.4	Effects of the Merger	A-2

ARTICLE II EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES OF THE COMPANY AND ACQUISITION; EXCHANGE PROCEDURES		A-2

2.1	Effect on Capital Stock	A-2
2.2	Exchange of Certificates	A-4
2.3	Effect of the Merger on Company Stock Options, Company Restricted Stock and Warrants	A-5
2.4	Redemption of Company Preferred Stock	A-6

ARTICLE III REPRESENTATIONS AND WARRANTIES		A-7

3.1	Representations and Warranties of the Company	A-7
3.2	Representations and Warranties of Parent and Acquisition	A-26

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS		A-28

4.1	Affirmative Covenants of the Company	A-28
4.2	Negative Covenants of the Company	A-28

ARTICLE V ADDITIONAL AGREEMENTS		A-31

5.1	Access to Information; Confidentiality	A-31
5.2	No Solicitation	A-31
5.3	Fees and Expenses	A-35
5.4	Indemnification; Directors’ and Officers’ Insurance	A-37
5.5	Reasonable Best Efforts	A-39
5.6	Publicity	A-39
5.7	Consents and Approvals; State Takeover Laws	A-39
5.8	Notification of Certain Matters	A-40
5.9	Continuation of Employee Benefits	A-40
5.10	Preparation of the Proxy Statement; Special Meeting	A-41
5.11	Stockholder Litigation	A-42
5.12	Payoff Letters	A-42
5.13	Resignations	A-42
5.14	Financing	A-42
5.15	Company Common Stock De-listing	A-43
5.16	Tax Matters	A-44

ARTICLE VI CONDITIONS PRECEDENT		A-44

6.1	Conditions to Each Party’s Obligation to Effect the Merger	A-44
6.2	Conditions to the Obligation of Parent and Acquisition to Effect the Merger	A-44
6.3	Conditions to Obligation of the Company to Effect the Merger	A-45

ARTICLE VII TERMINATION AND ABANDONMENT		A-46

7.1	Termination and Abandonment	A-46
7.2	Effect of Termination	A-48

A-i

ARTICLE VIII MISCELLANEOUS		A-48

8.1	Survival of Representations, Warranties, Covenants and Agreements	A-48
8.2	Specific Performance	A-48
8.3	Notices	A-49
8.4	Interpretation	A-50
8.5	Schedules	A-50
8.6	Definitions	A-51
8.7	Counterparts	A-54
8.8	Entire Agreement; No Third Party Beneficiaries	A-54
8.9	Amendment	A-54
8.10	Waiver	A-54
8.11	Governing Law	A-55
8.12	Submission to Jurisdiction; Waiver of Jury Trial	A-55
8.13	Assignment	A-55
8.14	Severability	A-56

A-ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 3, 2010 (this “Agreement”), is made and entered into by and among WELLSPRING OMNI HOLDINGS CORPORATION, a Delaware corporation (“Parent”), WELLSPRING OMNI ACQUISITION CORPORATION, a Delaware corporation (“Acquisition”), and OMNI ENERGY SERVICES CORP., a Louisiana corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company (in the case of the Company acting on the recommendation of a special committee (the “Special Committee”) formed for the purpose of representing the Company in connection with the transactions contemplated hereby and any alternatives thereto) has deemed it advisable and in the best interests of their respective stockholders for Acquisition to merge with and into the Company (the “Merger”) pursuant to Sections 12:111 et seq. of the Louisiana Business Corporation Law (the “LBCL”) and Section 251 of the Delaware General Corporation Law (the “DGCL”) upon the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of each of Parent, Acquisition and the Company has unanimously approved and deemed advisable this Agreement, the Merger and the transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Wellspring Capital Partners IV, L.P. (the “Guarantor”) has entered into a Limited Guaranty (the “Limited Guaranty”), in the form attached hereto as Exhibit A in favor of the Company with respect to certain of the obligations of Parent arising under, or in connection with, this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Acquisition to enter into this Agreement, Parent and certain stockholders of the Company have entered into a voting agreement in the form attached hereto as Exhibit B (collectively, the “Voting Agreements”), pursuant to which such stockholders have agreed, subject to the terms thereof, to vote all of their shares of (i) common stock, par value $0.01 per share, of the Company (“Company Common Stock”) and (ii) preferred stock, no par value, of the Company (“Company Preferred Stock”) in favor of the approval and adoption of this Agreement and have granted an irrevocable proxy to Parent for that purpose; and

WHEREAS, Parent, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the LBCL and the DGCL, Acquisition shall be merged with and into the Company at the Effective Time (as hereinafter defined). At the Effective Time, the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation under the name “OMNI Energy Services Corp.” and shall succeed to and assume all of the rights and obligations of the Company and Acquisition in accordance with the LBCL. As the context requires, the Company is sometimes hereinafter referred to as the “Surviving Corporation”.

1.2 Closing. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 7.1, the consummation of the Merger (the “Closing”) shall take place at 9:00 a.m. Eastern time on the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article VI (other than those conditions which by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of those conditions) (the “Closing Date”) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064. As used in this Agreement “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in the State of New York are permitted or required to be closed.

1.3 Effective Time of the Merger. At the Closing, the parties hereto shall cause the Merger to be consummated by filing certificates of merger (the “Certificates of Merger”) simultaneously with the Secretary of State of the State of Louisiana as provided in the LBCL and the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective upon such filings or at such time thereafter as Parent, Acquisition and the Company shall agree and specify in the Certificates of Merger (the “Effective Time”).

1.4 Effects of the Merger.

(a) The Merger shall have the effects set forth in this Agreement, the Certificates of Merger and the applicable provisions of the LBCL and the DGCL.

(b) The directors of Acquisition and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

(c) The articles of incorporation and the by-laws of the Company, each as in effect immediately prior to the Effective Time, shall be the articles of incorporation and the by-laws of the Surviving Corporation, in each case until thereafter amended in accordance with the LBCL and the applicable provisions of such articles of incorporation and by-laws.

ARTICLE II

EFFECT OF THE MERGER ON THE OUTSTANDING SECURITIES

OF THE COMPANY AND ACQUISITION; EXCHANGE PROCEDURES

2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Acquisition Common Stock (as hereinafter defined):

(a) Common Stock of Acquisition. Each share of common stock, par value $0.01 per share, of Acquisition (the “Acquisition Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock, Company Common Stock and Company Preferred Stock Owned by Parent or Acquisition. Each share of Company Common Stock and Company Preferred Stock that is owned by Parent or Acquisition or any of their direct or indirect subsidiaries or held by the Company or any direct or indirect subsidiary of the Company as treasury stock (collectively, the “Excluded Shares”), including each Rollover Share (as hereinafter defined), shall automatically be canceled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares, Dissenting Shares (as hereinafter defined) and Rollover Shares shall be canceled and converted into the right to receive $2.75 in cash, without interest (the “Merger Consideration”). Pursuant to the terms of the Rollover Agreement (as hereinafter defined), immediately prior to the Effective Time, (i)(A) certain Rollover Shares that are Company Common Stock shall be contributed to Parent in exchange for a number of shares of Parent Common Stock (as hereinafter defined) having a dollar value equal to the Merger Consideration that would have otherwise been payable in cash in accordance with Section 2.2 in respect of such Rollover Shares had the rollover not occurred and (B) certain Rollover Shares that are Company Preferred Stock shall be contributed to Parent in exchange for a number of shares of Parent Common Stock valued as though such Rollover Shares were converted into Company Common Stock immediately prior to the Effective Time and paid the Merger Consideration in cash in accordance with Section 2.2, such shares of Parent Common Stock in each case to have the same financial and economic terms as the Parent Common Stock acquired by Affiliates of Parent and (ii) certain Rollover Shares that are Company Preferred Stock shall be contributed to a subsidiary of Parent to be formed prior to the Effective Time (“Intermediate Holdco”) in exchange for a number of shares of Intermediate Preferred Stock (as hereinafter defined) valued as though such Rollover Shares were converted into Company Common Stock immediately prior to the Effective Time and paid the Merger Consideration in cash in accordance with Section 2.2, such shares of Intermediate Preferred Stock to have the financial and economic terms as set forth in the Rollover Agreement. As used in this Agreement, (i) “Rollover Shares” shall mean the shares of Company Common Stock or Company Preferred Stock as provided in the Rollover Agreement; (ii) the “Rollover Agreement” shall mean the agreement entered into on the date hereof, by and among Parent, Brian Recatto, Dennis Sciotto and Edward Colson; (iii) “Parent Common Stock” shall mean the shares of common stock of Parent; and (iv) “Intermediate Preferred Stock” shall mean the shares of convertible preferred stock of Intermediate Holdco.

(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who was entitled to and has validly demanded appraisal rights in accordance with Section 12:131 of the LBCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with Section 12:131 of the LBCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive such consideration as determined pursuant to Section 12:131 of the LBCL); provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the LBCL, each share of such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(c), without any interest thereon, and such shares shall not be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands, attempted withdrawals of such demands and any other instruments served pursuant to the LBCL received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle, offer to settle, or approve any withdrawal of any such demands.

(e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than Excluded Shares, Dissenting Shares and Rollover Shares) that are issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of certificates (“Certificates”) or book-entry shares (“Book-Entry Shares”) representing any shares of Company Common Stock being converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) shall cease to have any rights with respect to such shares, except the right to receive a cash amount equal to the Merger Consideration multiplied by the number of shares so represented, without interest thereon, to be paid in consideration therefor upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2(b).

(f) Certain Adjustments. In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse stock split), combination or exchange of shares, stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Company Common Stock, there is a change in the number of shares of Company Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Company Common Stock, then the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

2.2 Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration upon surrender of the Certificates or Book-Entry Shares. At the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for the benefit of the holders of such Certificates or Book-Entry Shares, for use in the payment of the Merger Consideration in accordance with this Article II, the aggregate Merger Consideration for all shares of Company Common Stock to be converted pursuant to Section 2.1(c) (the aggregate of all such cash consideration being hereinafter referred to as the “Merger Fund”). The Paying Agent shall, pursuant to irrevocable instructions of the Surviving Corporation given on the Closing Date, make payments of the Merger Consideration out of the Merger Fund. The Merger Fund shall not be used for any other purpose.

(b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail or deliver to each Person (as hereinafter defined) who is a holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of Company Common Stock and whose shares are being converted into the Merger Consideration pursuant to Section 2.1(c) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Paying Agent and shall otherwise be in a form and have such other provisions as the Surviving Corporation may reasonably specify) containing instructions for use by holders of Company Common Stock to effect the exchange of their shares of Company Common Stock for the Merger Consideration as provided herein. As soon as practicable after the Effective Time, each holder of an outstanding Certificate or Book-Entry Shares shall, upon surrender to the Paying Agent of such Certificate or Book-Entry Share and such letter of transmittal duly executed and completed in accordance with the instructions thereto (together with such other documents as the Paying Agent may reasonably request) and acceptance thereof by the Paying Agent (or, with respect to Book-Entry Shares, upon the entry through a book-entry transfer agent of the surrender of such shares of Company Common Stock on a book-entry account statement), be entitled to an amount of cash (payable by check) equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate or Book-Entry Share. The Paying Agent shall accept such Certificates and Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If cash is to be remitted to a Person other than the Person in whose name the Certificate or Book-Entry Share surrendered for exchange is registered, it shall be a condition of such exchange that the Certificate or Book-Entry Share so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share so surrendered, or shall establish to the satisfaction of the Paying Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), at any time after the Effective Time, each Certificate or Book-Entry Share shall be deemed to represent only the right to receive the Merger Consideration for the shares represented thereby upon such surrender as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration.

(c) No Further Ownership Rights in Company Common Stock Exchanged for Cash. All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares representing shares of Company Common

Stock in accordance with the terms of this Section 2.2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Certificates or Book-Entry Shares, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged as provided in this Section 2.2.

(d) Termination of Merger Fund. Any portion of the Merger Fund which remains undistributed to the holders of Certificates or Book-Entry Shares for 180 days after the Effective Time shall be delivered to the Surviving Corporation, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Section 2.2 shall thereafter look only to the Surviving Corporation, and only as general creditors thereof for payment of the Merger Consideration, subject to any applicable escheat, abandoned property or similar Law and the articles of incorporation of the Surviving Corporation.

(e) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Merger Fund. The Paying Agent shall invest any cash in the Merger Fund as directed by Parent or, after the Effective Time, the Surviving Corporation. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation or Parent, as Parent directs.

(g) Withholding Rights. The Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to this Agreement.

2.3 Effect of the Merger on Company Stock Options, Company Restricted Stock and Warrants.

(a) Prior to the Effective Time the Board of Directors of the Company or any committee administering the Stock Plans (as hereinafter defined) shall take all actions necessary, and obtain all consents necessary, so that each outstanding Company Stock Option (as hereinafter defined) heretofore granted under any Stock Plan shall become fully vested and exercisable at the Effective Time and shall be cancelled in exchange for the right to receive a cash payment by the Surviving Corporation of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. Reasonably promptly after the Effective Time the Surviving Corporation shall pay the holders of Company Stock Options the cash payments specified in this Section 2.3(a) less any required withholding taxes as specified in Section 2.3(d).

(b) Prior to the Effective Time the Board of Directors of the Company or any committee administering the Stock Plans shall take all actions necessary, and obtain all consents necessary, so that all restrictions on each outstanding share of Company Restricted Stock (as hereinafter defined) heretofore granted under any Stock Plan shall lapse at the Effective Time and each such share of Company Restricted Stock shall be cancelled in exchange for the right to receive a cash payment by the Surviving Corporation of an amount equal to the Merger Consideration. Reasonably promptly after the Effective Time the Surviving Corporation shall pay the holders of shares of Company Restricted Stock the cash payments specified in this Section 2.3(b), less any required withholding taxes as specified in Section 2.3(d).

(c) Prior to the Effective Time the Board of Directors of the Company shall take all actions necessary, and obtain all consents necessary, so that each outstanding Warrant (as hereinafter defined) shall be exercisable at the Effective Time, to the extent not expiring prior thereto under their terms, and shall be cancelled thereafter and shall evidence only the right to receive a cash payment by the Surviving Corporation of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Warrant multiplied by (ii) the number of shares of Company Common Stock that would otherwise have been issuable under such Warrants. Nothing in this Section 2.3(c) shall give any rights in respect of exercise or receipt of Merger Consideration in respect of any Warrants that by their terms have expired prior to the Effective Time or been previously exercised. Reasonably promptly after the Effective Time the Surviving Corporation shall pay the Persons entitled to payments under the Warrants the cash payments specified in this Section 2.3(c).

(d) Immediately following the payment of all amounts payable pursuant to this Section 2.3, the Stock Plans and all award agreements thereunder shall terminate, and the provisions in any other agreement, arrangement or benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted or eliminated as of the Effective Time, and the Company shall take such actions to ensure that as of the Effective Time no holder of a Company Stock Option, Warrants, shares of Company Restricted Stock or any participant in or a party to any Stock Plan or other agreement, arrangement or benefit plan shall have any right thereunder to acquire any capital stock, any interest in respect of any capital stock of the Surviving Corporation or any other rights with respect thereto, except the right to receive the cash payments specified in this Section 2.3. The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 2.3 to any holder of Company Stock Options or Company Restricted Stock or holder of Warrants (a “Warrant Holder”) such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options or Company Restricted Stock or Warrant Holders, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation.

2.4 Redemption of Company Preferred Stock.

(a) After the date hereof, the Company shall, in accordance with the Company’s articles of incorporation, deliver a notice, in form and substance reasonably satisfactory to Parent, to the holders of Series C 9% Convertible Preferred Stock, a series of Company Preferred Stock (“Series C Stock”), stating that the Company will redeem each outstanding share of Series C Stock (other than any Rollover Shares that are Series C Stock) for an amount in cash equal to the Preferred Liquidation Value (as defined in the Company’s articles of incorporation), plus all accrued dividends thereon, whether or not declared or due in respect thereof, immediately prior to the Effective Time as determined in accordance with the Company’s articles of incorporation.

(b) Immediately prior the Effective Time, the Company shall redeem all outstanding shares of Series C Stock (other than any Rollover Shares that are Series C Stock) and shall pay each holder of Series C Stock a redemption payment in accordance with the terms of Section 2.4(a) and the Company’s articles of incorporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed to Parent and Acquisition in the Schedules noted herein and attached hereto or as specifically disclosed in the Company SEC Documents (as hereinafter defined) filed with the SEC and available on its EDGAR database from and after December 31, 2009, and prior to the date of this Agreement (excluding (i) any disclosures set forth in any “risk factor” section thereof, or in any section relating to “forward-looking statements”, (ii) any other disclosures included therein, in each case, to the extent that such disclosures are cautionary, predictive or forward looking in nature, (iii) the exhibits to any such Company SEC Document and (iv) any disclosures included therein relating to the Company’s capitalization or Indebtedness) (provided that nothing disclosed in any such Company SEC Document will be treated as a modification or qualification of Section 3.1(b)), the Company hereby makes the following representations and warranties to Parent and Acquisition:

(a) Organization, Standing and Power. Each of the Company and its Subsidiaries (as defined below) is a corporation, partnership or a limited liability company duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company and is in good standing to conduct business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or be licensed has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). The Company has heretofore made available to Parent and Acquisition complete and correct copies of the articles or certificates of incorporation and bylaws (or other equivalent organizational documents) of the Company and its Subsidiaries. Such organizational documents of the Company and each of its Subsidiaries are in full force and effect. None of the Company or any of its Subsidiaries is in violation of or default under the provisions of any such organizational documents. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is set forth on Schedule 3.1(a)(i). As used in this Agreement, (i) “Company Material Adverse Effect” shall mean any effects, facts, conditions, events, developments, changes or states of circumstances that (A) have had or are reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole or (B) a material adverse effect on the ability of the Company to perform its obligations under this Agreement; provided, that any adverse effect, fact, condition, event, development, change or state of circumstance attributable to the following shall not constitute, and shall not be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (1) conditions, events or circumstances affecting either (x) the United States economy or the United States or world financial, securities or credit markets generally or (y) the United States oil and gas or oil and gas related industries generally, including the effect thereon of offshore drilling and production accidents on offshore and coastal oil and gas exploration and production activities, (2) the announcement or pendency of the transactions contemplated hereby or market responses thereto or loss or departure of employees, customers, suppliers or other business relationships related thereto, (3) the effect of any change arising in connection with any force majeure event or “act of God”, including, without limitation, weather, natural disasters and earthquakes or hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (4) any effect, event or change resulting from a breach of this Agreement by Parent or Acquisition, (5) changes or proposed changes in Laws that affect the United States oil and gas or oil and gas related industries, (6) any change or effect resulting from a change in accounting rules or procedures announced by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other accounting body with authority to promulgate United States generally accepted accounting principles (“GAAP”), (7) the effect, if any, of the prospective restatement of the Company’s historic financial statements on account of accounting issues related to recording debt obligations incurred in connection with acquisitions made by the Company as described on Schedule 3.1(a)(ii) (it being understood that the facts giving rise or contributing to such restatement may be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a Company Material Adverse Effect) and (8) the Company’s possible breach of the Amended and Restated Loan and Security Agreement, dated as of April 23, 2008 (as amended), by and among Fifth Third Bank, the Company and the other signatories thereto (the “Loan Agreement”) as described on Schedule 3.1(a)(iii) (it being understood that (i) any effects of such breach and (ii) the facts giving rise or contributing to such breach may each be deemed to constitute or be taken into account in determining whether there has been or is reasonably likely to be a Company Material Adverse Effect); provided, however, that effects, facts, conditions, events, developments, changes or states of circumstances set forth in clauses (1), (5) and (6) above may be taken into account in determining whether there has been or is a Company Material Adverse Effect to the extent such effects, facts, conditions, events, developments, changes or states of circumstances disproportionately impact the business of the Company and its Subsidiaries compared to other businesses in the same industries; (ii) “Subsidiary” shall mean, with respect to any party, any Person (A) of which such party or any other Subsidiary of such party is a general partner, (B) of which voting power to elect a majority of the board of directors or others performing similar functions with respect to such Person is held by such party or by one or more of its Subsidiaries or (C) of which at least 50% of the equity interests (or economic equivalent) of such Person are, directly or indirectly, owned or controlled by such party or by one or more of its Subsidiaries; and (iii) “Person” shall mean any natural person, firm, partnership, limited liability company, joint venture, business trust, trust, association, corporation, company, Governmental Entity, unincorporated entity or other entity.

(b) Capital Structure.

(i) The Company. The authorized capital stock of the Company consists of 50,000,000 shares of stock of which (A) 45,000,000 shares are Company Common Stock and (B) 5,000,000 shares are Company Preferred Stock, of which 10,000 shares are designated as Series A 8% Convertible Preferred Stock (“Series A Stock”), 10,000 shares are designated as Series B 8% Convertible Preferred Stock (“Series B Stock”) and 10,000 shares are Series C Stock. As of the close of business on June 1, 2010 (the “Capitalization Date”), 22,748,543 shares of Company Common Stock were issued and outstanding (of which 540,386 shares were Company Restricted Stock); no shares of Series A Stock were issued and outstanding; no shares of Series B Stock were issued and outstanding; 5,396 shares of Series C Stock were issued and outstanding; no shares of Company Common Stock and Company Preferred Stock were held in the Company’s treasury; 2,436,623 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options; 241,200 shares of Company Common Stock were reserved for issuance upon exercise of Warrants; and 2,767,179 shares of Company Common Stock were reserved for issuance upon conversion of Series C Stock. No bonds, debentures, notes or other Indebtedness of the Company or any Subsidiary thereof having any right to vote with the stockholders (or other equityholders) of the Company or such Subsidiary on matters submitted to the stockholders (or other equityholders) of the Company or such Subsidiary (or any securities that are convertible into or exercisable or exchangeable for securities having such voting rights) are issued or outstanding. Since the Capitalization Date, no shares of capital stock of the Company and no other securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of the Company have been issued, other than shares of Company Common Stock issued upon the exercise of Company Stock Options or Warrants outstanding on the Capitalization Date and shares of Company Common Stock issued upon conversion of Series C Stock outstanding on such date. Schedule 3.1(b)(i) sets forth a true and correct summary of all outstanding capital stock of the Company, including all outstanding shares of Company Common Stock, Company Preferred Stock, Company Restricted Stock, Warrants and Company Stock Options and, except as set forth above or on Schedule 3.1(b)(i), there are no outstanding shares of capital stock of the Company or securities, directly or indirectly, convertible into, or exchangeable or exercisable for, shares of capital stock of the Company or any outstanding “phantom” stock, “phantom” stock rights, stock appreciation rights, restricted stock awards, dividend equivalent awards, or other stock-based awards or rights pursuant to which any Person is or may be entitled to receive any payment or other consideration or value based upon, relating to or valued by reference to the capital stock of the Company or the dividends paid on the capital stock of the Company or the revenues, earnings or financial performance, stock performance or any other attribute of the Company and, except as set forth on Schedule 3.1(b)(i), there are no puts, calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any equity securities of the Company or securities convertible into, or exercisable or exchangeable for equity securities of the Company, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, put, warrant, call, right, commitment or agreement. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Stock Plans will be when issued in accordance with the terms thereof, duly authorized, validly issued in compliance with applicable federal, state and local securities Laws, fully paid and nonassessable and are not subject to, and have not been issued in violation of, preemptive or other similar rights. There are no declared or accrued unpaid dividends with respect to any share of Company Common Stock, Company Preferred Stock or other capital stock or securities of the Company.

(ii) Agreements Relating to Capital Stock. Except as set forth in this Agreement or on Schedule 3.1(b)(ii), there are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company. All registration rights agreements, stockholders’ agreements and voting agreements relating to any equity securities or equity interests of the Company or any of its Subsidiaries or any other agreement or understanding relating to disposition, voting or dividends with respect to any capital stock or other securities of the Company or any of its Subsidiaries are identified on Schedule 3.1(b)(ii).

(iii) Subsidiaries. All Subsidiaries of the Company, their respective jurisdictions of organization, their respective forms of organization, holders of their respective outstanding capital stock or other equity interests, and their respective jurisdictions of qualification to do business are identified on Schedule 3.1(b)(iii). Except as described on Schedule 3.1(b)(iii), all outstanding shares of capital stock of, or other ownership interests in, the Subsidiaries of the Company are owned by the Company or a direct or indirect wholly-owned Subsidiary of the Company, free and clear of all pledges, liens, hypothecations, claims, charges, security interests or other encumbrances of any kind (collectively, “Liens”). All such issued and outstanding shares of capital stock or other ownership interests are duly authorized, validly issued in compliance with applicable federal, state or local securities Laws, fully paid and nonassessable and no such shares or other ownership interests have been issued in violation of any preemptive or similar rights. No shares of capital stock of, or other ownership interests in, any Subsidiary of the Company are, or are required to be, reserved for issuance. Except as set forth on Schedule 3.l(b)(iii), there are no outstanding shares of capital stock of any Subsidiary of the Company or securities directly or indirectly convertible into, or exchangeable or exercisable for, shares of capital stock of any Subsidiary of the Company or any outstanding awards or rights pursuant to which any Person is or may be entitled to receive any payment or other consideration or value based upon, relating to or valued by reference to the value, revenues, earnings or financial performance or any other attribute of any Subsidiary of the Company. Except as set forth on Schedule 3.1(b)(iii), there are no calls, rights (including preemptive rights), commitments or agreements (including employment, termination and similar agreements) to which the Company or any of its Subsidiaries is a party or by which it is bound, in any case obligating the Company or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, any equity securities of any Subsidiary of the Company or securities convertible into, or exercisable or exchangeable for equity securities of any Subsidiary of the Company.

(iv) Investments. Except for the capital stock or other ownership interests of its Subsidiaries, and except as set forth on Schedule 3.1(b)(iv), the Company does not own, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into or exchangeable for capital stock of any other Person or (ii) any equity or other participating interest in the revenues or profits of any Person (clauses (i) and (ii) collectively, the “Investments”), and neither the Company nor any of its Subsidiaries is subject to any obligation to make any investment (in the form of a loan, capital contribution or otherwise) in, provide any guarantee with respect to, or assume, endorse or otherwise become responsible for the obligations of, any Investment.

(v) Management Equity. A list showing (i) each of the Company’s stock option plans, programs and arrangements (collectively, the “Stock Plans”) and outstanding options to acquire shares of Company Common Stock issued pursuant to the Stock Plans (the “Company Stock Options”), (ii) all outstanding restricted shares of Company Common Stock issued pursuant to the Stock Plans and pursuant to the modification of promissory notes previously issued in connection with prior acquisitions (the “Company Restricted Stock”) and (iii) all of the Company’s outstanding warrants and related warrant agreements giving rights to receive shares of Company Common Stock upon exercise of such warrants by any persons (“Warrants”) is set forth on Schedule 3.1(b)(v). The information contained on Schedule 3.1(b)(v) with respect to the Stock Plans and the Company Stock Options, shares of Company Restricted Stock and the Warrants is true, correct and complete in all material respects.

(vi) Indebtedness. The only outstanding Indebtedness of the Company and its Subsidiaries (not including intercompany amounts or letters of credit) as of the close of business on April 30, 2010 and May 31, 2010, and the outstanding amounts thereof (inclusive of interest), is set forth on Schedule 3.1(b)(vi)(A). All existing letters of credit of the Company as of the close of business on May 31, 2010, and the outstanding amounts thereof (inclusive of interest), are listed on Schedule 3.1(b)(vi)(B).

(c) Authority; No Violations; Consents and Approvals.

(i) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by the Required Vote (as hereinafter defined) (the “Company Stockholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The Company’s execution and delivery of this Agreement and, subject to the Company Stockholder Approval, the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Acquisition, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(ii) Except as set forth on Schedule 3.1(c)(ii), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any breach or violation of, or default (with or without notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any material obligation under, or the loss of any material assets (including any material intellectual property assets) or the creation of any Lien under (any of the foregoing, a “Violation”), (A) any provision of the certificate or articles of incorporation or bylaws (or other organizational documents) of the Company or any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, Plan (as hereinafter defined), Company Permit (as hereinafter defined), or other agreement, obligation, instrument, concession, franchise or license to which the Company or any Subsidiary of the Company is a party or by which any of their respective properties or assets are bound, (C) assuming that all consents, approvals, authorizations and other actions described in Section 3.1(c)(iii) have been obtained and all filings and other obligations described in Section 3.1(c)(iii) have been made or fulfilled, any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, executive order, NASDAQ or other stock exchange rule or listing requirement, permit or authorization (collectively, “Laws”) applicable to the Company or any of its Subsidiaries or (D) any writ, judgment, decree, award, consent decree, waiver, stipulation, consent, settlement agreement, subpoena, complaint, citation, notice, summons, temporary restraining order, temporary or permanent injunction, stay, ruling or order of any Governmental Entity (collectively, “Orders”) applicable to the Company or any of its Subsidiaries or their respective properties or assets except, in the case of clauses (B), (C) and (D) only, for any Violations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

(iii) No consent, approval, franchise, license, order or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any court, tribunal, judicial body, arbitrator, stock exchange, administrative or regulatory agency, self-regulatory organization, body or commission or other governmental or quasi-governmental authority or instrumentality, whether local, state or federal, domestic or foreign (each a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) the filing with the Securities and Exchange Commission (the “SEC”) of (1) a proxy statement in preliminary form and in definitive form for distribution to the stockholders of the Company in advance of the Special Meeting (as hereinafter defined) in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such proxy statement as amended or supplemented from time to time being hereinafter referred to as the “Proxy Statement”) and (2) such reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificates of Merger and any related documents with the Secretary of State of the State of Louisiana and the Secretary of State of the State of Delaware and appropriate documents, if any, with the relevant authorities of other states in which the Company does business, (D) compliance with any applicable requirements of state blue sky, securities or takeover Laws or NASDAQ listing requirements and (E) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Disclosure Documents. The Company has made available to Parent and Acquisition a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with, or furnished to, the SEC since January 1, 2007 (the “Company SEC Documents”), which, except as set forth on Schedule 3.1(d), are all the documents that the Company was required to file with, or furnish to, the SEC since January 1, 2007, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 31, 2010 (the “2009 10-K”). As of their respective dates, the Company SEC Documents complied in all material respects with the then applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. None of the Company SEC Documents, at the time they were filed or, if amended, as of the date of such amendments, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q or Rule 10-01 of Regulation S-X of the SEC) and

present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein (subject, in the case of the unaudited statements, to year-end audit adjustments, and any other adjustments described therein). None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certification or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, since January 1, 2007, and any underlying issues which gave rise to such correspondence have been resolved. As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC.

(e) Compliance Controls and Procedures.

(i) The Company has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods.

(ii) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act. The Company has no reason to believe that its outside auditors and its principal executive officer and principal financial officer will not be able to give, without qualification, the certificates and attestations required pursuant to the Sarbanes-Oxley Act when due.

(iii) The Company has disclosed, based on the most recent evaluations, to the Company’s independent registered public accounting firm and the audit committee of the board of directors of the Company (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, known to the Company that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2007.

(iv) Since January 1, 2007, (A) none of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion or claim, regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any of such parties has engaged in improper or illegal accounting or auditing practices, and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by any such party, has reported evidence of material violation of federal or state securities Laws, breach of fiduciary duty or similar violation by any such party or any of their officers, directors, employees or agents to the board of directors of the Company or any committee thereof. Except as set forth on Schedule 3.1(e)(iv), the Company is in compliance in all material respects with the applicable listing and other rules and regulations of NASDAQ.

(v) To the Company’s knowledge, the Company’s outside auditor has at all times since the date of enactment of 18 U.S.C. § 1350 (Section 906 of the Sarbanes-Oxley Act and the regulations promulgated thereunder) been: (A) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (B) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (C) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC thereunder and related or companion rules and regulations promulgated by the Public Company Accounting Oversight Board thereunder.

(f) Information Supplied. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement or any Schedule 13E-3 filed with, or furnished to, the SEC concurrently with the filing of the Proxy Statement (the “Schedule 13E-3”) will, in the case of the Proxy Statement on the date it is first mailed to the holders of the Company Common Stock and the Company Preferred Stock or on the date (the “Meeting Date”) of the related Special Meeting, or, in the case of the Schedule 13E-3, on the date it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Meeting Date, any event with respect to the Company, or with respect to information supplied by the Company specifically for inclusion in the Proxy Statement or the Schedule 13E-3, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement or the Schedule 13E-3, such event shall be timely so described by the Company therein. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the applicable provisions of the Exchange Act, and each document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included in, or omissions from, the Proxy Statement or Schedule 13E-3 based on information supplied, or to be supplied, by Parent or Acquisition for inclusion or incorporation by reference therein.

(g) Compliance With Laws; Compliance Program. The conduct by the Company and its Subsidiaries of their respective businesses has been and is in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, with such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent a complete and accurate copy of the Company’s corporate compliance program, including all compliance committee minutes, if any, all policies and procedures thereof, interpretive guidance, employee training programs and all hotline actions or non-actions and all similar documents relating to any other body established by the Company for the purpose of monitoring compliance efforts by the Company and its Subsidiaries, in each such case, only to the extent the Company or one of its Subsidiaries is in possession of such items or has furnished such items to one of its Subsidiaries.

(h) Company Permits. The Company and its Subsidiaries hold all of the permits, licenses, variances, exemptions, orders, franchises, authorizations, rights, registrations, certifications, accreditations and approvals that are necessary for the Company or any of its Subsidiaries to own, lease and operate the properties of the Company and its Subsidiaries or to carry on its business as currently conducted (each a “Company Permit”), and are in compliance with the terms thereof, except where the failure to hold such Company Permit or to be in compliance with the terms thereof has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received any notice of any action pending or threatened by any Governmental Entities to revoke, withdraw or suspend any Company Permit and no event has occurred which, with or without the giving of notice, the passage of time, or both, has resulted in or could reasonably be expected to result in a Violation, Order or deficiency with respect to or a revocation, withdrawal or suspension of any Company Permit, except for any such events that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Litigation; Inspections and Investigations, Etc. Except as set forth and described on Schedule 3.1(i), there is no claim, suit, action, audit, assessment, arbitration, mediation, investigation, inquiry or other proceeding (each, an “Action”) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets at Law or in equity, or any Person that the Company or any such Subsidiary has agreed to indemnify in respect thereof (the “Company Litigation”), in which the potential losses (as determined in good faith by the Company) to the Company or any of its Subsidiaries exceed $100,000, nor is there any Order outstanding against the Company or any of its Subsidiaries or affecting any of their respective properties or assets or business operations.

(j) Taxes.

(i) Each of the Company, its Subsidiaries and any affiliated, combined or unitary group of which any such corporation or other entity is or was a member except as set forth on Schedule 3.1(j)(i), (A) has duly filed (taking into account any extension of time to file) with the appropriate taxing authority all reports, declarations, returns, information reports or returns, claims for refunds, elections, disclosures, estimates or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof (“Tax Returns”) required to be filed by it, and such Tax Returns are true, correct and complete in all material respects; and (B) has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company’s accounting records for all Taxes for all past and current periods for which the Company or any of its Subsidiaries is liable. As used in this Agreement, “Taxes” shall mean (i) any and all federal, state, provincial, local, municipal, foreign and other taxes, levies, fees, imposts, customs, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, alternative or add-on minimum, accumulated earnings, personal holding company, transfer and gains taxes, and customs duties, and (ii) any liability in respect of any items of any other Person described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

(ii) The financial statements contained in the 2009 10-K reflect adequate reserves for all Taxes payable by the Company and its Subsidiaries with respect to all taxable periods and portions thereof ended on or before the period covered by such financial statements. Schedule 3.1(j)(ii) sets forth the last taxable period through which the federal income Tax Returns of the Company or any of its Subsidiaries have been examined by the Internal Revenue Service or otherwise closed. All material deficiencies asserted as a result of such examinations and any examination by any applicable state, local or foreign taxing authority which have not been or will not be appealed or contested in a timely manner have been paid, fully settled or adequately provided for in the 2009 10-K.

(iii) To the knowledge of the Company no claim has been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(iv) Except as set forth on Schedule 3.1(j)(iv), no federal, state, local or foreign tax audits or other administrative proceedings or court proceedings are currently pending with respect to any federal, state, local or foreign taxes for which the Company or any of its Subsidiaries could reasonably be expected to be liable, and no material deficiencies for any such taxes have been proposed, asserted or assessed, or to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries pursuant to any such audit of, or proceeding involving, the Company or any of its Subsidiaries. No Governmental Entity has given notice of its intention to assert any deficiency or claim for additional Taxes against the Company or any of its Subsidiaries, and no Claim has been made against the Company or any of its Subsidiaries by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(v) Except as set forth on Schedule 3.1(j)(v), no requests for waivers of the time to assess any taxes against the Company or any of its Subsidiaries have been granted and no request for any such waiver or extension is currently pending.

(vi) The Company has made available to Parent and Acquisition complete and accurate copies of all income and franchise Tax Returns and all other material Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for the taxable years ending on or after December 31, 2005.

(vii) Except as set forth on Schedule 3.1(j)(vii), none of the Company or any of its Subsidiaries (i) has been a member of any “affiliated group” (within the meaning of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any Person (other than the Company and its Subsidiaries) as a transferee or successor, by contract or otherwise.

(viii) Except as set forth on Schedule 3.1(j)(viii), neither the Company nor any of its Subsidiaries has made any payments subject to Section 280G of the Code, or is obligated to make any such payments that will not be deductible under Section 280G of the Code, or is a party to any agreement that under certain circumstances could be reasonably expected to obligate it to make any payments that will not be deductible under Section 280G of the Code.

(ix) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(x) There are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for current Taxes not yet due.

(xi) Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the sharing, allocation or indemnification of Taxes (collectively, “Tax Sharing Agreements”) or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or any similar state, local or foreign Tax Law, as a transferee or successor, or otherwise.

(xii) The Company and its Subsidiaries have each withheld (or will withhold) from their respective employees, independent contractors, creditors, stockholders and third parties, and timely paid to the appropriate taxing authority, proper and accurate amounts in all material respects for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of applicable Laws. The Company and its Subsidiaries have each complied in all material respects with all Tax information reporting provisions under applicable Laws.

(xiii) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(xiv) Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code, Section 108(i) of the Code or comparable provisions of state, local or foreign Tax Law, or for any other reason.

(xv) Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Tax Law, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable ruling of any other taxing authority.

(xvi) There is no Contract, plan or arrangement covering any Person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of their respective Subsidiaries by reason of Section 162(m) of the Code.

(xvii) Neither the Company nor any of its Subsidiaries has (A) entered into any transaction that constitutes a “reportable transaction” within the meaning of Treasury Regulation § 1.6011-4(b) or (B) taken any reporting position on a Tax Return, which reporting position (x) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax law) and (y) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax law).

(xviii) Excluding the effect of the transactions contemplated by this Agreement, the net operating loss carryforwards of the Company and its Subsidiaries (the “NOLs”), as set forth in Schedule 3.1(j)(xviii), are not subject to any limitation under Section 382 or 384 of the Code or otherwise, except as disclosed therein. There are no Actions pending or, to the knowledge of the Company, threatened against, with respect to or in limitation of the NOLs, including any limitations under Section 382 or 384 of the Code (other than limitations incurred in connection with transactions contemplated by this Agreement).

(k) Pension and Benefit Plans; ERISA.

(i) For purposes of this Agreement, the term “Plan” shall refer to any of the following maintained by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, severance pay, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, whether written or oral, including any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Schedule 3.1(k)(i) sets forth each employment agreement with a person who is entitled to receive at least $100,000 per year from the Company or any of its Subsidiaries (other than employment agreements terminable without material liability on not more than sixty (60) days’ notice).

(ii) Schedule 3.1(k)(ii) identifies each Plan. Except as set forth on Schedule 3.1(k)(ii), none of the Company, its Subsidiaries or any of their respective ERISA Affiliates has at any time maintained or contributed to, or has incurred any liability with respect to, any of the following:

(A)	a defined benefit plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code;

(B)	a “Multiemployer Plan” as defined in Section 4001 of ERISA; or

(C)	a “Multiple Employer Plan” as that term is defined in Section 413(a) of the Code.

(iii) No event has occurred and, to the knowledge of the Company, no condition or circumstance currently exists, in connection with which the Company, any of its Subsidiaries, their respective ERISA Affiliates or any Plan, directly or indirectly, that could reasonably be expected to be subject to any material Tax, fine, lien, penalty or other liability under ERISA, the Code or any other Law applicable to any Plan.

(iv) With respect to each Plan, (A) all material payments due from the Company or any of its Subsidiaries to date have been made and all material amounts that should be accrued (in accordance with GAAP) as liabilities of the Company or any of its Subsidiaries which have not been paid have been properly recorded on the books of the Company, (B) each such Plan, if any, which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code either received a favorable determination letter from the Internal Revenue Service with respect to such qualification as of the date specified in Schedule 3.1(k)(iv) to the effect that the Plan satisfies the requirements of Section 401(a) of the Code and that its related trust exempt from taxation under Section 501(a) of the Code or has filed for such a determination letter with the Internal Revenue Service within the time permitted under Section 401 of the Code, and nothing has occurred since the date of such letter that has resulted in or could reasonably be expected to result in a tax qualification defect which has had or could reasonably be expected to have a Company Material Adverse Effect and (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the Company’s knowledge, threatened with respect to such Plan or against the assets of such Plan.

(v) Except as disclosed in Schedule 3.1(k)(v), each Plan has been established, operated and administered in all material respects in accordance with its terms and in material compliance with all applicable provisions of ERISA, the Code, and all other applicable Laws.

(vi) All reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Plan, except where any failure to satisfy such obligations has not had and could not reasonably be expected to have a Company Material Adverse Effect and all reports, returns, notices and other documentation that are required to be filed with or furnished to the Internal Revenue Service, the Department of Labor or any other Governmental Entity, or to the participants or beneficiaries of such Plan, have been filed or furnished on a timely basis.

(vii) Each Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and the Health Insurance Portability and Accountability Act (“HIPAA”) has been maintained in compliance with COBRA and HIPAA, including all notice requirements, except where any such noncompliance has not had and could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries or their respective ERISA Affiliates has incurred any current or projected liability in respect of post-employment health, medical or life insurance benefits for any current or former employees of the Company or its Subsidiaries, except as may be required under COBRA and at the employee’s expense.

(viii) The Company has made available to Parent and Acquisition, with respect to each Plan for which the following exists:

(A)	a copy of the two most recent annual reports on Form 5500, with respect to such Plan;

(B)	the most recent determination letter from the Internal Revenue Service, if any;

(C)	a copy of the summary plan description, together with each summary of material modifications with respect to such Plan and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its Subsidiaries is a party, a true and complete copy of such Plan; and

(D)	if any Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

(ix) Except as required by this Agreement, neither the Company nor any of its Subsidiaries has any announced plan or legally binding commitment to create any additional material Plans or to make any material amendment or modification to any existing Plan, except as required by Law or as necessary to maintain tax-qualified status.

(x) The Company and its ERISA Affiliates have complied in all material respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Plans, equal opportunity, collective bargaining and the payment of social security and other taxes.

(xi) Except as set forth on Schedule 3.1(k)(xi) or in respect of Company Stock Options and Company Restricted Stock, the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with any other event): (A) entitle any current or former employee or officer of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment or benefit, (B) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due any such employee or officer, (C) result in any limitation or restriction on the right of the Company or its Subsidiaries to merge, amend or terminate any Plan, or (D) result in the payment of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(xii) For purposes of this Agreement, “ERISA Affiliate” means each corporation that is a member of the same controlled group as the Company or any of its Subsidiaries within the meaning of Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries within the meaning of Section 414(c) of the Code and any member of an affiliated service group that includes the Company, any of its Subsidiaries and any of the corporations, trades or business described above, within the meaning of Section 414(m) of the Code.

(xiii) The Company has timely deposited and transmitted all amounts, if any, withheld from employees for contributions or premium payments for each Plan into the appropriate trusts or accounts, except for a failure that has not and could not reasonably be expected to have a Company Material Adverse Effect.

(xiv) Each Plan providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) for any service provider to either the Company or its Subsidiaries (i) complies with the requirements of Section 409A of the Code and the regulations promulgated thereunder or (ii) is exempt from compliance under the “grandfather” provisions of IRS Notice 2005-1 and applicable regulations, and has not been “materially modified” (within the meaning of IRS Notice 2005-1 and Treasury Regulation §1.409A-6(a)(4)) since October 3, 2004. All Company Stock Options have an exercise price per share that was not less than the fair market value of a share of Common Stock on the date of grant, as determined in accordance with the applicable Plan and, to the extent applicable, Section 162(m), 409A and 422 of the Code. No material deduction by the Company or any of its Subsidiaries in respect of any “applicable employee remuneration” (within the meaning of Section 162(m) of the Code) has been disallowed or would reasonably be expected to be disallowed by reason of Section 162(m) of the Code.

(l) Absence of Certain Changes or Events. Since December 31, 2009 through the date of this Agreement, and except as specifically disclosed in Schedule 3.1(l), (i) each of the Company and its Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice (except in connection with the negotiation and execution and delivery of this Agreement), (ii) no event has occurred and no action has been taken by the Company or any of its Subsidiaries that would have been prohibited by the terms of Section 4.2 if such Section had been in effect as of and at all times since

December 31, 2009 and (iii) there has not been any effect, fact, condition, event, development, change or state of circumstance (whether or not covered by insurance), individually or in the aggregate, that has had or that could reasonably be expected to have, a Company Material Adverse Effect.

(m) No Undisclosed Material Liabilities. Except (A) as specifically reflected in the Company’s audited financial statements (together with the related notes thereto) included in the 2009 10-K, (B) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2009, other than which have not had or could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (C) for liabilities and obligations set forth on Schedule 3.1(m), there are no material liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, inchoate, absolute, determined, determinable or otherwise.

(n) Opinion of Financial Advisor. The Special Committee and the Board of Directors of the Company have received the opinion of GulfStar Group I, Ltd. (the “Financial Advisor”) dated June 2, 2010, to the effect that, as of such date, the Merger Consideration to be received by the holders of Company Common Stock in the Merger (other than Parent, Acquisition and their respective subsidiaries and affiliates) is fair from a financial point of view to such holders, and such opinion has not been withdrawn or materially modified. A correct and complete signed copy of such opinion has been delivered to Parent prior to the date hereof. The Company has obtained the authorization of the Financial Advisor to include a copy of its opinion in the Proxy Statement and Schedule 13E-3.

(o) Environmental Matters. (A) Except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or except as described on Schedule 3.1(o), (i) the assets, properties, businesses and operations of the Company and its Subsidiaries are and have been in compliance with applicable Environmental Laws (as defined herein), (ii) the Company and its Subsidiaries have obtained and, as currently operating, are in compliance with all permits, licenses, variances, exemptions, orders, franchises, authorizations and approvals necessary under any Environmental Law for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted (“Environmental Permits”), (iii) neither the Company nor any of its Subsidiaries has received or is subject to, and none of their respective assets, properties, businesses or operations is subject to, any outstanding Order indicating that the Company or any of its Subsidiaries is or may be liable pursuant to or in violation of any Environmental Law nor, to the knowledge of the Company, has any such Order been threatened nor do any facts, circumstances or conditions exist with respect to any real property now or previously owned, leased and/or operated by the Company or by any of its Subsidiaries or affiliates (“Company Real Property”) or in connection with their respective operations that have resulted or could reasonably be expected to result in a violation of or liability pursuant to any Environmental Law, (iv) there has been no Release (as defined herein), nor, to the knowledge of the Company, is there a threat of a Release, of any Hazardous Substance on, at, from or, to the knowledge of the Company, to any Company Real Property, (v) to the Company’s knowledge, there has been no Release, nor is there a threat of a Release, of any Hazardous Substance on, at, to or from any property adjacent to or in the immediate vicinity of the Company Real Property which, through soil, subsoil, bedrock, surface or ground water migration, has come or could reasonably be expected to come to be located on the Company Real Property, (vi) none of the Company Real Property has been used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance or as a landfill or other waste disposal site, (vii) there are no underground storage tanks located on or beneath any of the Company Real Property and (viii) no event has occurred with respect to any Company Real Property which, with the passage of time or the giving of notice, or both, would constitute a violation of or result in liability pursuant to any applicable Environmental Law or non-compliance with or result in liability pursuant to any Environmental Permit. As used in this Agreement, (i) the term “Environmental Law” means any Law relating to the protection of the environment, health, safety or natural resources, including for the prevention of pollution or contamination, or the cleanup, regulation and protection of the air, water or soil in the indoor or outdoor environment, (ii) the term “Release” means the spill, emission, leaking, pumping, injecting, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Substance into or through the indoor or outdoor environment and (iii) the term “Hazardous Substances” means any pollutant, contaminant, effluent, emission, radioactive substance, toxic substance, hazardous waste, hazardous material, medical waste, radioactive waste, special waste, petroleum or petroleum derived substance or waste, asbestos (and any substance containing asbestos), polychlorinated biphenyls, flammable explosives, methane, chemicals known to cause cancer or reproductive toxicity, any material that, because of its quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential threat to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported, or otherwise handled, all other substances or related materials defined as hazardous or toxic in, or otherwise included within the scope of, any Environmental Law, and any hazardous or toxic constituent thereof.

(B) The Company has provided Parent with copies of (i) all environmental assessments (including any Phase I or Phase II environmental assessments), environmental consultant’s reports, environmental technical reports, or environmental audit reports and all other similar environmental studies, information or analyses relating to the Company Real Property that were prepared at the instance of or regarding the Company or that are otherwise in the possession of the Company, any of its Subsidiaries or affiliates thereof; (ii) all Environmental Permits; and (iii) all written communications with any Governmental Entity or their person concerning the compliance of or liability pursuant to Environmental Laws of the Company or any Subsidiary.

(p) Vote Required. The affirmative vote of the holders of a majority of the voting power of shares of Company Common Stock held as of the record date for the Special Meeting (the “Record Date”) present or represented at the Special Meeting (including in the voting power of shares of Company Common Stock the votes to which the holders of shares of Series C Stock held as of the Record Date and present or represented at the Special Meeting are entitled in accordance with the articles of incorporation of the Company, as amended, which give the holder of a share of Series C Stock the right to vote the number of votes of shares of Company Common Stock into which such share is convertible) (the “Required Vote”) is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary (under applicable Law or otherwise) to approve and adopt this Agreement and to consummate the Merger and perform the other transactions contemplated hereby.

(q) Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held on June 3, 2010 (the “Board Meeting”), has, upon unanimous recommendation of the members of the Special Committee, by the vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the stockholders of the Company and has approved the same, (ii) resolved to recommend, subject to Section 5.2(e), that the holders of the shares of Company Common Stock and Company Preferred Stock approve and adopt this Agreement and (iii) directed that this Agreement and the Merger be submitted to its stockholders for consideration in accordance with this Agreement.

(r) Intellectual Property. Except as has not had and could not reasonably be expected to have a Company Material Adverse Effect:

(i) With respect to each trademark, trade name, patent, service mark, brand mark, brand name, trade secret, know how, domain name, computer program, database, industrial design and copyright (collectively, “Intellectual Property”) used by the Company or one of its Subsidiaries in connection with the operation of its businesses, including any registrations thereof and pending applications therefor, and each license or other contract relating thereto (collectively, the “Company Intellectual Property”) that is purported to be owned by the Company or a Subsidiary of the Company (“Company Owned Intellectual Property”), the Company or a Subsidiary thereof is the owner of the entire right, title and interest in and to the Company Owned Intellectual Property, except as set forth on Schedule 3.1(r)(i), free and clear of all Liens, and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective businesses;

(ii) With respect to each item of Company Intellectual Property licensed to the Company or a Subsidiary of the Company (“Company Licensed Intellectual Property”), (A) the Company or a Subsidiary of the Company has the right to use such Company Licensed Intellectual Property in the continued operation of its respective businesses in accordance with the terms of the IP Licenses (as defined below); (B) the Company or a Subsidiary of the Company, as the case may be, is in compliance with the terms of the IP Licenses; and (C) all of the IP Licenses are valid and enforceable, binding on all Persons that are a party thereto and in full force and effect, and no Person has advised the Company or any Subsidiary of the Company of any claimed Violation of the terms of any IP License;

(iii) (A) The conduct of the businesses of the Company and its Subsidiaries as currently conducted and the use of the Company Intellectual Property by the Company and its Subsidiaries does not conflict with, infringe upon, violate or constitute a misappropriation of any right, title, interest or goodwill, including any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, trade secret, know how, domain name, computer program, database, industrial design, copyright or any pending application therefor of any other Person (each, an “IP Infringement”); and (B) no Person has advised the Company or any of its Subsidiaries that the conduct of the Company’s and its Subsidiaries’ respective businesses or the use by the Company or and its Subsidiaries of the Company Intellectual Property constitutes an IP Infringement. To the knowledge of the Company, no Person is infringing or otherwise violating any Company Owned Intellectual Property or any rights of the Company or any of its Subsidiaries in any Company Licensed Intellectual Property;

(iv) The Company has taken all commercially reasonable actions necessary to maintain and protect each item of Company Intellectual Property and maintain the confidentiality of its trade secrets and other confidential Company Intellectual Property;

(v) To the knowledge of the Company, (1) there has been no misappropriation of any trade secrets (or other proprietary data) or any Company Intellectual Property by any Person, (2) no employee, independent contractor or agent of the Company or any Subsidiary of the Company has misappropriated any trade secrets (or other proprietary data) of any Person in the course of performance by each such employee, independent contractor or agent and (3) no employee, independent contractor or agent of the Company or any Subsidiary of the Company is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property;

(vi) (A) Schedule 3.1(r)(vi)(A) contains a complete and accurate listing of all Company Owned Intellectual Property that is registered, issued or subject of a pending application;

(B) Schedule 3.1(r)(vi)(B) contains a complete and accurate listing of all material contracts (1) pursuant to which the Company or any of its Subsidiaries use any Company Licensed Intellectual Property, or (2) pursuant to which the Company or any of its Subsidiaries has granted to a third party any right in or to any Company Owned Intellectual Property (collectively, the “IP Licenses”); and

(vii) To the Company’s knowledge, all software material to the business of the Company and its Subsidiaries performs in material conformance with its documentation and is free from any material software defect.

(s) Real Property. Schedule 3.1(s) contains a complete and accurate listing of all real property owned by the Company and its Subsidiaries (the “Company Owned Real Property”). Except as set forth on Schedule 3.1(s), the Company or a Subsidiary thereof has good, valid and transferable title to all of the Company Owned Real Property and all of their other material properties and assets, in each case free and clear of all Liens, except (A) with respect to such assets and properties other than Company Owned Real Property, imperfections of title and encumbrances that are not material in character, amount or extent and that do not, in any material respect, detract from the value of, or, in any material respect, interfere with the present use of, such properties or assets and (B) with respect to Company Owned Real Property, Liens for real property Taxes not yet due and payable. Except as set forth in Schedule 3.1(s), the Company or one of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by the Company or any of its Subsidiaries (the “Company Leased Property”). Schedule 3.1(s) contains a complete and accurate list of all leases to which the Company or one of its Subsidiaries is a party relating to the

Company Leased Property. Except as set forth in Schedule 3.1(s), to the Company’s knowledge, (i) the Company or one of its Subsidiaries has the right to use and occupancy of the Company Leased Property for the full term of the lease or sublease relating thereto, (ii) each such lease or sublease is a legal, valid and binding agreement of the Company or a Subsidiary thereof and, to the knowledge of the Company, of the other parties thereto enforceable in accordance with its terms and there is no, nor has the Company or any of its Subsidiaries received notice of, any default (or any condition or event, which, after notice or a lapse of time or both could reasonably be expected to constitute a default thereunder) which has had or could reasonably be expected to have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has assigned its interest under any such lease or sublease or sublet any part of the premises covered thereby or exercised any option or right thereunder except as has not had and as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(t) Personal Property. Except as has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the machinery, network components, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries are, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted and (ii) the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such tangible personal property and assets material to the Company and its Subsidiaries, free and clear of all Liens.

(u) Insurance. The Company and its Subsidiaries, taken as a whole, are covered by valid and currently effective insurance policies issued in favor of the Company and its Subsidiaries that are customary in all material respects for companies of similar size and financial condition in the Company’s industry. Except as set forth on Schedule 3.1(u), all such policies are legal, valid, binding and enforceable and are in full force and effect, all premiums due and payable thereon have been paid and the Company and its Subsidiaries have complied with the provisions of such policies, except where such failure to be in full force and effect, such nonpayment or such noncompliance has not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Schedule 3.1(u) contains an accurate summary of the coverage provided under such policies issued to the Company and its Subsidiaries, including the underwriter under such policies, the amount of coverage and all previous claims made thereunder. Except as set forth on Schedule 3.1(u), none of the Company or any of its Subsidiaries has been advised of any defense to coverage or reservation of rights in connection with any material claim to coverage asserted or noticed by the Company or any of its Subsidiaries under or in connection with any of their existing insurance policies. None of the Company or its Subsidiaries has received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company or its Subsidiaries that there will be a cancellation or non-renewal of existing policies or binders or a material decrease in coverage or a material increase in deductible or self insurance retention. Neither the Company nor any of its Subsidiaries has received any written notice from or on behalf of the issuer of any of their insurance policies that there will be a cancellation or non-renewal of such insurance policy or a decrease in coverage or increase in deductible or self insurance retention under any such insurance policy. The Company has made available to Parent a true and complete copy of the loss runs for the Company and its Subsidiaries since January 1, 2007.

(v) Labor Matters. None of the Company or any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. None of the Company or any of its Subsidiaries has committed, or is the subject of a proceeding asserting that the Company or any of its Subsidiaries has committed, an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment. There is (i) no strike or material labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and none have occurred during the past 5 years, and (ii) to the knowledge of the Company, no union certification petition has been filed with respect to the employees of the Company or its Subsidiaries. The Company and its Subsidiaries are and have been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment (including termination of employment), wages, hours of work, occupational safety and health, immigration and worker classification, and are not engaged in any material unfair labor practices. None of the Company or any of its Subsidiaries has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no such investigation is in progress. No individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Plan, and neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer. There has been no “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act of 1988 (29 USC § 2101 et seq.) and any similar state or local Laws (collectively, “WARN”)) with respect to the Company or any of its Subsidiaries within the past six (6) months. Neither the Company nor any of its Subsidiaries has incurred any liability under WARN that remains unsatisfied. To the extent that, after the Closing, the Company and its Subsidiaries are operated in the same manner operated during the six-month period prior to the Closing, the Company and its Subsidiaries will not incur any liability under WARN or any other similar applicable Law as a result of any layoffs or other employment terminations made by the Company and its Subsidiaries during such six-month period prior to the Closing. Except as set forth on Schedule 3.1(v), as of the date of this Agreement, no employee, at the senior management level or above, has given notice to the Company or any of its Subsidiaries that such employee intends to terminate his or her employment with the Company or any of its Subsidiaries.

(w) Contracts. (A) Subsections (i) through (xiv) of Part A of Schedule 3.1(w) set forth, as of the date of this Agreement, a true, complete and accurate listing of the following contracts, agreements, commitments, leases, licenses, sublicenses, franchise agreements, arrangements, instruments, indentures, notes, bonds, loans, conditional sales contracts, mortgages and obligations, together with all amendments, waivers or other changes thereto (collectively, “Contracts”), whether written or oral (and, if oral, a complete and accurate summary thereof), to which the Company or any Subsidiary of the Company is a party, together with all amendments, waivers or other changes thereto (each a “Material Contract” and collectively, the “Material Contracts”):

(i) each Contract which is reasonably likely to involve aggregate annual payments by or to the Company or any Subsidiary of the Company of more than $500,000;

(ii) all collective bargaining agreements, employment and consulting agreements, independent contractor agreements, severance agreements, director or officer indemnification agreements, executive compensation plans, equity compensation plans, bonus plans, deferred compensation agreements, employee profit sharing plans, employee stock purchase and similar plans, group life insurance, hospitalization insurance or other similar plans or arrangements maintained for or providing benefits to employees of, or independent contractors or other agents for, the Company or any Subsidiary of the Company;

(iii) all Contracts relating to any (A) indebtedness (which does not include accounts payable incurred in the ordinary course of business), notes payable (including notes payable in connection with acquisitions), or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured of the Company or any of its Subsidiaries, including obligations of the Company or any of its Subsidiaries evidenced by bonds, notes (including notes payable in connection with acquisitions), debentures, or similar instruments, (B) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by the Company or any of its Subsidiaries, (C) any lease obligations of the Company or any of its Subsidiaries under leases which are capital leases in accordance with GAAP, (D) any financing of the Company or any of its Subsidiaries effected through “special purpose entities” or synthetic leases or project financing, (E) any obligations of the Company or any of its Subsidiaries in respect of banker’s acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (F) any obligation or liability of the Company or any of its Subsidiaries with respect to interest rate swaps, collars, caps, currency derivatives and similar hedging obligations and, (G) all obligations of any of the Company or any of its Subsidiaries to guaranty any of the foregoing on behalf of any Person (the liabilities and obligations referred to in (A) through (G) above, “Indebtedness”) or any Liens upon any properties or assets of the Company or any Subsidiary of the Company as security for such Indebtedness;

(iv) all Contracts with any Governmental Entity;

(v) all Contracts that (A) limit or purport to limit the ability of the Company and/or any Subsidiary or affiliate of, or successor to, the Company to compete in any line of business or with any Person or in any geographic area or during any period of time, (B) require the Company and/or any of its Subsidiaries to use any supplier or third party for all or substantially all of any of its material requirements or need in any respect, (C) limit or purport to limit the ability of the Company and/or any of its Subsidiaries to solicit any customers or clients of the other parties thereto, (D) require the Company and/or any of its Subsidiaries to provide to the other parties thereto “most favored nations” pricing in any material transactions or that grant any exclusive rights, rights of first refusal, rights of first negotiation or similar rights to any Person or (E) require the Company and/or any of its Subsidiaries to market or co-market any products or services of a third party in any material transactions, or (F) any contract, agreement, commitment, lease; license, arrangement, instrument and/or obligation that has had or could reasonably be expected to have a Company Material Adverse Effect;

(vi) all joint venture contracts, all limited liability company agreements, partnership agreements or arrangements or other similar agreements involving a sharing of profits, losses, costs or liabilities of any Person by the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand;

(vii) all Contracts entered into by the Company or any of its Subsidiaries and any other Person since January 1, 2007, providing for the acquisition by the Company or any such Subsidiary (including by merger, consolidation, acquisition of stock, assets or other equity interests or any other business combination) of any corporation, partnership, other business organization or division or unit thereof or any material amount of assets of such other Person, and information identifying the maximum amounts, if any, that are still payable or potentially payable to any other Person under any such Contracts, regardless of when entered into, pursuant to any post-closing adjustment to the purchase price (including under any “earnout” or other similar provision);

(viii) all material Contracts relating to the Company Owned Real Property and the Company Leased Property;

(ix) all Contracts with any investment banker, financial advisor, outside counsel or other service provider entitled to any fee for services performed for the benefit of the Company or its Subsidiaries in connection with the transactions contemplated hereby or the Company’s sale process in general (each such Person, a “Transaction Advisor”);

(x) all Contracts between the Company or any of its Subsidiaries, on the one hand, and any affiliate of the Company (other than any of the Company’s Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act or that involves amounts of more than $100,000;

(xi) all Contracts with any Significant Customer or Significant Suppliers;

(xii) the Voting Agreements;

(xiii) each IP License which is reasonably likely to involve aggregate annual payments by or to the Company or any Subsidiary of the Company of more than $100,000; and

(xiv) all other Contracts not made in the ordinary course of business, which are material to the Company and its Subsidiaries, the conduct of the business thereof, or the termination or cancellation of which would have or could reasonably be expected to have a Company Material Adverse Effect.

(B) Prior to the date hereof, the Company has made available to Parent and Acquisition true, complete and correct copies of all written Material Contracts, together with all material amendments, waivers or other changes thereto, in each case as in effect on the date hereof, and a written description of all material terms and conditions of each oral Material Contract. Except as set forth on Part B of Schedule 3.1(w), neither the Company nor any of its Subsidiaries is a party to any Contract required to be described in or filed as an exhibit to any Company SEC Document that is not described in or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as set forth on Part B of Schedule 3.1(w), (i) each Material Contract is in full force and effect and represents a legal, valid and binding obligation of the Company or any of its Subsidiaries, as applicable, and, to the knowledge of the Company, represents a legal, valid and binding obligation of the other parties thereto and is enforceable by the Company or the applicable Subsidiary in accordance with its terms, (ii) no event has occurred which with notice or lapse of time or both would constitute a material breach, violation or default by the Company or any of its Subsidiaries under any Material Contract or, to the knowledge of the Company, by any other party to any Material Contract, or permit termination, modification or acceleration by any other party to any Material Contract and (iii) neither the Company nor any of its Subsidiaries has received any written notice of the intention of any party to terminate or cancel any Material Contract whether as a termination or cancellation for convenience or for default of the Company or any of its Subsidiaries thereunder.

(x) Affiliate Contracts and Affiliated Transactions. Except as set forth on Schedule 3.1(x), no officer or director of the Company or of any Subsidiary of the Company (or, to the Company’s knowledge, any family member of any such Person who is an individual or any entity in which any such Person or any such family member owns a material beneficial interest) or any Person owning 5% or more of the Company Common Stock (as determined on an as-converted basis) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any property owned by the Company or any of its Subsidiaries or has engaged in any material transaction or series of transactions with any of the foregoing within the last twelve months that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act.

(y) State Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under any state Law is applicable to the Merger or the other transactions contemplated hereby. No takeover-related provision in the articles of incorporation or by-laws of the Company, in each case as amended through the date hereof, would (i) prohibit or restrict the ability of the Company to perform its obligations under this Agreement or the Certificates of Merger or its ability to consummate the Merger or the other transactions contemplated hereby, (ii) have the effect of invalidating or voiding this Agreement, the Voting Agreements or the Certificates of Merger, or any provision hereof or thereof, (iii) subject Parent or Acquisition or any of their respective affiliates to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Voting Agreements, or the consummation of the Merger and the other transactions contemplated hereby and thereby or (iv) alter the obligations of Parent or the Surviving Corporation pursuant to this Agreement, including any alteration or addition to the Merger Consideration.

(z) Customers and Suppliers. Since December 31, 2009, none of the current twenty (20) largest customers (the “Significant Customers”) or the current twenty (20) largest suppliers (the “Significant Suppliers”) of the Company and its Subsidiaries, taken as a whole (determined based on sales to, or purchases from, such customers and suppliers, as applicable, for the twelve (12) months ended December 31, 2009), has (i) threatened to cancel or otherwise terminate, or to the knowledge of the Company, intends to cancel or otherwise terminate, the relationship of such Person with the Company or any of its Subsidiaries or (ii) materially modified or threatened to materially modify or, to the knowledge of the Company, intends to modify materially its relationship with the Company or any of its Subsidiaries or intends to decrease or limit materially its purchases from, or services or supplies to, the Company or any of its Subsidiaries. Schedule 3.1(z) sets forth a true, correct and complete list of the Significant Customers and the Significant Suppliers, the annual revenue generated in fiscal year 2009 by sales to each Significant Customer and the annual costs incurred in fiscal year 2009 from purchases from each Significant Supplier. To the knowledge of the Company, the execution, delivery and performance of this Agreement will not adversely affect, in any material respect, the relationship of the Company or any of its Subsidiaries with any Significant Customer or any Significant Supplier.

(aa) Brokers. No agent, broker, investment banker, financial advisor or other firm or Person other than the Financial Advisor, and other than Stephens Inc. as to investment banking services, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has provided to Parent a correct and complete copy of the engagement letter, dated May 26, 2010 (the “Engagement Letter”), between the Company and the Financial Advisor and the engagement letter between the Company and Stephens Inc. dated March 29, 2010 (the “Stephens Letter”). The fees and expenses of the Financial Advisor and Stephens Inc. will be paid by the Company in accordance with the terms of the Engagement Letter and the Stephens Letter, respectively.

3.2 Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby jointly and severally represent and warrant to the Company as follows:

(a) Organization, Standing and Power. Each of Parent and Acquisition is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b) Capital Structure. The authorized capital stock of Acquisition consists of 1000 shares of Acquisition Common Stock, all of which shares were validly issued and are fully paid, nonassessable and owned by Parent.

(c) Financing. Parent has delivered to the Company true and correct copies, as of the date of this Agreement, of (a) an executed equity commitment letter to Parent from the Guarantor (the “Equity Commitment Letter”) and (b) an executed debt commitment letter to Acquisition from Ableco, L.L.C. (the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”). The amounts to be provided pursuant to the Equity Commitment Letter are hereinafter referred to as the “Equity Financing” and the amounts to be provided pursuant to the Debt Commitment Letter are hereinafter referred to as the “Debt Financing”, which, together with the Equity Financing, shall hereinafter be referred to as the “Financings”. As of the date hereof, the Commitment Letters, in the form so delivered, are valid (assuming due authorization, execution and delivery by the other parties thereto) and in full force and effect, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(d) Guaranty. Concurrently with the execution of this Agreement, Parent has delivered to the Company the Limited Guaranty executed by the Guarantor. The Limited Guaranty is in full force and effect and is a legal, valid and binding obligation of the Guarantor, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(e) Authority; No Violations; Consents and Approvals.

(i) Each of Parent and Acquisition has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. Each of Parent’s and Acquisition’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Acquisition have been duly authorized by all necessary action on the part of Parent and Acquisition. This Agreement has been duly executed and delivered by Parent and Acquisition and, assuming the due execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Acquisition enforceable against them in accordance with its terms except as the enforcement hereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Acquisition will not result in any Violation of (A) any provision of the charter, organizational documents or Bylaws or similar document of Parent or Acquisition, (B) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license to which Parent or Acquisition is a party or by which any of their properties or assets are bound, (C) assuming that all consents, approvals, authorizations and other actions described in Section 3.2(e)(iii) have been obtained and all filings and obligations described in Section 3.2(e)(iii) have been made or fulfilled, any Law applicable to Parent or Acquisition or to their properties or assets or (D) any Order applicable to Parent or Acquisition or to their properties or assets, except, in the case of clauses (B), (C) and (D) only, for any Violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Acquisition to perform its obligations under this Agreement (a “Parent Material Adverse Effect”).

(iii) No consent, approval, franchise, license, order or authorization of, or registration, declaration or filing with, notice, application or certification to, or permit, waiver or exemption from any Governmental Entity is required by or with respect to Parent or Acquisition in connection with its execution and delivery of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except for (A) filings under the HSR Act, (B) the filing with the SEC of the Schedule 13E-3 and such other schedules or reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (C) the filing of the Certificates of Merger and any related documents with the Secretary of State of the State of Louisiana and the Secretary of State of the State of Delaware, (D) such filings and approvals as may be required by any applicable state securities, “blue sky” or takeover Laws and (E) such other consents, approvals, franchises, licenses, orders, authorizations, registrations, declarations, filings, notices, applications, certifications, permits, waivers and exemptions the failure of which to be obtained or made have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(f) Information Supplied. None of the information to be supplied by Parent and Acquisition specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of Company Common Stock and Company Preferred Stock or on the Meeting Date, and none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Schedule 13E-3 will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Meeting Date, any event with respect to Parent or Acquisition, or with respect to information supplied by Parent or Acquisition specifically for inclusion in the Proxy Statement or the Schedule 13E-3 shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement or the Schedule 13E-3, such event shall be so described by Parent or Acquisition and included by the parties hereto in the Schedule 13E-3 or provided to the Company for inclusion in the Proxy Statement. All documents that Parent and Acquisition are responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the applicable provisions of the Exchange Act, and each such document required to be filed with any Governmental Entity other than the

SEC will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein. Notwithstanding the foregoing, neither Parent nor Acquisition makes any representation or warranty with respect to the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

(g) Limited Operations of Parent and Acquisition. Acquisition was formed on May 27, 2010, solely for the purpose of engaging in the transactions contemplated hereby. Acquisition has not engaged in any other business activities. Except for (i) obligations or liabilities incurred in connection with its organization and the transactions contemplated hereby and (ii) this Agreement and any other agreements and arrangements contemplated hereby or entered into in furtherance hereof, Acquisition has not incurred any material obligations or liabilities or engaged in any business activities. Assuming the truth and accuracy of the representations and warranties contained in Section 3.1, upon consummation of the transactions contemplated hereby, Acquisition will be solvent, the fair value of its assets will exceed the aggregate of its liabilities, contingent or fixed, and it will be able to meet all its financial obligations as they come due.

(h) Neither Parent nor Acquisition is a party to, or has been threatened with respect to, any claim, proceeding, litigation, government investigation or similar matter that could reasonably be expected to materially affect or delay the consummation of the transactions contemplated hereby.

(i) Brokers. No agent, broker, investment banker, financial advisor or other firm or Person engaged by Parent or Acquisition is or will be entitled to receive from the Company any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition except as set forth on Schedule 3.2(i) whose fees and expenses will be paid by Parent.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Affirmative Covenants of the Company. During the period from the date of this Agreement to the Effective Time, except (i) as set forth on Schedule 4.1 or as otherwise expressly contemplated by this Agreement or (ii) to the extent that Parent shall otherwise consent in writing, the Company shall, and shall cause each of its Subsidiaries to:

(a) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(b) use their reasonable best efforts to (i) preserve intact their respective business organizations and goodwill, (ii) maintain their respective rights and franchises, (iii) retain the services of their respective officers and employees (iv) preserve their assets and properties in good repair and condition (v) preserve intact their respective relationships with customers, suppliers and others having business dealings with them and (vi) keep in full force and effect insurance comparable in amount and scope of coverage to the insurance now carried by them; and

(c) comply, in all material respects, with all applicable Laws.

4.2 Negative Covenants of the Company. During the period from the date of this Agreement to the Effective Time, except (i) as set forth on Schedule 4.2 or as otherwise expressly contemplated by this Agreement or (ii) to the extent that Parent shall otherwise consent in writing, the Company shall not, and shall not permit any of its Subsidiaries to:

(a) (i) declare, set aside or pay dividends on, or make other distributions (whether in cash, stock, property or otherwise) in respect of, any capital stock (other than (A) cash dividends and distributions by Subsidiaries of the Company to the Company or a wholly-owned Subsidiary of the Company and (B) regular quarterly cash dividends on the Company Preferred Stock in accordance with the terms of the articles of incorporation of the Company), or set aside funds therefor, (ii) adjust, split, combine or reclassify any capital stock, or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, any capital stock or (iii) purchase, redeem or otherwise acquire any capital stock or securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock, or set aside funds therefore (except upon the exercise of Company Stock Options outstanding on the date of this Agreement as set forth on Schedule 3.1(b)(v) to the extent cashless exercises are provided for in the Stock Plan governing such Company Stock Options);

(b) (i) except for shares of Company Common Stock issuable pursuant to Company Stock Options or Warrants or upon conversion of shares of Company Preferred Stock, in each case outstanding on the date of this Agreement in accordance with the current terms thereof, issue, deliver, hypothecate, pledge, sell, grant, dispose of or otherwise encumber any shares of capital stock of the Company or any of its Subsidiaries, or subscriptions, options, warrants, calls, any other voting securities or any securities directly or indirectly convertible into, or exercisable or exchangeable for, capital stock or other voting securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, or other similar rights, agreements, commitments or Contracts of any kind to acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or (ii) amend the terms of any outstanding Indebtedness or equity security (including any Company Stock Option, Company Restricted Stock or Warrant) or any Stock Plan;

(c) amend or propose to amend its articles or certificates of incorporation or bylaws (or other organizational documents);

(d) (i) merge or consolidate with, or acquire any interest in, any Person or division or unit thereof, (ii) acquire or agree to acquire any assets, except for acquisitions of inventory, equipment and raw materials in the ordinary course of business and consistent with past practice or (iii) make any loan, advance or capital contribution to, or otherwise make any investment in, any Person other than loans or advances to, or investments in, wholly-owned Subsidiaries of the Company existing on the date of this Agreement in the ordinary course of business consistent with past practice;

(e) sell, lease, license, encumber or otherwise dispose of, or subject to any Lien, any of its assets, other than (i) sales of inventory in the ordinary course of business consistent with past practice and (ii) other dispositions in the ordinary course of business so long as the aggregate value of all assets so disposed does not exceed $150,000;

(f) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(g) except for increases in the compensation of employees (other than employees who are directors or executive officers) made in the ordinary course of business and consistent with past practice, and except as may be required by applicable Law or pursuant to any Plan existing on the date of this Agreement, (i) grant to any current or former director, officer, employee or consultant any increase in compensation, severance, termination pay or fringe or other benefits, (ii) enter into any new, or amend (including by accelerating rights or benefits under) any existing, employment, consulting, indemnification, change of control, severance or termination agreement with any current or former director, officer, employee or consultant or (iii) establish, adopt or become obligated under any new Plan or collective bargaining agreement or amend (including by accelerating rights or benefits under) any such Plan or arrangement in existence on the date hereof;

(h) (i) assume, incur or guarantee any Indebtedness other than borrowings in the ordinary course of business consistent with past practice under Section 2(a) of the Loan Agreement (provided that such Indebtedness so incurred is voluntarily prepayable without premium, penalties or other costs in excess of $100,000 in the aggregate), (ii) issue or sell any debt securities or warrants or rights to acquire any debt securities, (iii) guarantee any other obligations of any other Person (other than those of wholly-owned Subsidiaries of the Company) or (iv) enter into any “keep well” or other agreement to maintain the financial condition of any other Person or any other agreement having the same economic effect;

(i) other than as required by SEC guidelines or GAAP, revalue any material assets or make any changes with respect to accounting policies, procedures and practices or to change its fiscal year;

(j) settle or compromise any pending or threatened Actions (A) involving potential payments by or to the Company or any of its Subsidiaries of more than $100,000 in the aggregate, (B) that admit liability or consent to non-monetary relief, or (C) that otherwise are or could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(k) (i) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice, (ii) cancel any Indebtedness, or (iii) waive or assign any claims or rights of substantial value;

(l) (i) make or rescind any tax election, (ii) take any tax position or settle or compromise any claim, action, suit, arbitration, investigation, audit, examination, litigation, proceeding (whether judicial or administrative) or matter in controversy relating to taxes (A) involving potential payments by or to the Company or any of its Subsidiaries of more than $100,000 in the aggregate, (B) that admit liability or consent to non-monetary relief, or (C) that otherwise are or could reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or (iii) make any change to its method of reporting income, deductions or other tax items for tax purposes;

(m) enter into any material license with respect to Company Intellectual Property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practice;

(n) enter into any new line of business;

(o) make or commit to make any capital expenditures, except for any capital expenditure or series of related capital expenditures which, together with all other capital expenditures made after the date hereof, collectively, is less than $250,000, and except for specific capital expenditures in the amounts set forth in the Company’s 2010 Budget as made available to Parent and Acquisition prior to the date of this Agreement and set forth on Schedule 4.2(o);

(p) enter into any Contract of the type described in Section 3.1(w)(vi);

(q) (i) modify, amend, cancel, terminate or waive any rights under any Material Contract or (ii) enter into any Contract that would be a Material Contract, in each case, other than in the ordinary course of business consistent with past practice;

(r) enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement could reasonably be expected to result in a Violation of such Contract;

(s) enter into, modify, amend, cancel or terminate any Contract which if so entered into, modified, amended or terminated could reasonably be expected to (i) have a Company Material Adverse Effect, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(t) alter (through merger, liquidation, reorganization, restructuring or any other fashion) the corporate structure or ownership of the Company or any of its Subsidiaries;

(u) intentionally take any action that results or is reasonably likely to result in any of the representations or warranties of the Company hereunder being untrue in any material respect;

(v) make any material change to its methods of accounting in effect at December 31, 2009, except (i) as required by GAAP (or any authoritative interpretation thereof), (ii) as required by a change in applicable Law or (iii) as disclosed in the Company SEC Documents filed prior to the date hereof;

(w) intentionally take any action that results or is reasonably likely to result in the lapse of any of the Company Permits;

(x) intentionally take any action that results or is reasonably likely to result in the lapse of any insurance policy of the Company and its Subsidiaries, fail to maintain any self-insurance or fail to cause any carriers who have underwritten insurance policies of the Company which provide insurance coverage to the business and operations of the Company and any of its Subsidiaries to continue to make such coverage available to the Company and such Subsidiaries following the Closing Date for claims arising out of occurrences prior to the Closing Date;

(y) fail to use reasonable best efforts to maintain the listing of the Company Common Stock on NASDAQ and to continue to satisfy any and all listing qualifications and criteria related thereto;

(z) modify any arrangements or agreements with any Transaction Advisor, including modifying the amount of any fees owed to any Transaction Advisor by the Company and its Subsidiaries in connection with the transactions contemplated hereby or the Company’s sale process in general;

(aa) fail to use reasonable best efforts to maintain or cause to be maintained the assets of the Company and its Subsidiaries in adequate condition and repair for their current use in the ordinary course of business consistent with past practice, ordinary wear and tear excepted;

(bb) agree to or make any commitment, whether orally or in writing, to take any actions prohibited by this Agreement; or

(cc) authorize or enter into any agreement or make any commitment to do any of the foregoing.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Access to Information; Confidentiality.

(a) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent and Acquisition (including the Financing Sources (as hereinafter defined) and their officers, employees, accountants, counsel and other representatives), during normal business hours, reasonable access to all of the Company’s and its Subsidiaries’ properties, books, records, leases, contracts, commitments, customers, officers, employees, accountants, counsel and other representatives. The Confidentiality Agreement dated December 9, 2009, between Parent and the Company (the “Confidentiality Agreement”), shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby or hereby. Without limiting the generality of this Section 5.1, from the date of this Agreement until the Effective Time, the Company shall furnish to Parent and the Financing Sources promptly after becoming available, (i) monthly financial statements including an unaudited balance sheet, income statement and statement of cash flows for each month through the Closing Date and (ii) any update of the Company’s outlook for the quarter or the balance of the fiscal year as it may prepare for management’s internal use.

(b) During the period from the date hereof to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, promptly furnish to Parent, Acquisition and the Financing Sources, and Parent and Acquisition shall promptly furnish to the Company and the Financing Sources, (i) a copy of each report, schedule, registration statement and other document filed by it with the SEC, or received by it from the SEC, during such period, and (ii) such other information concerning its business, properties and personnel as may be reasonably requested.

5.2 No Solicitation.

(a) During the period beginning on the date of this Agreement and continuing until 12:01 a.m. (EST) on July 16, 2010 (the “Exclusivity Period Start Date”), the Company and its Subsidiaries and their respective officers, directors, advisors, affiliates and other representatives (such Persons, together with the

Subsidiaries of the Company, collectively, the “Company Representatives”) shall have the right to (i) initiate, solicit and encourage Company Acquisition Proposals (as hereinafter defined) (including by way of providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as hereinafter defined); provided that the Company shall promptly provide to Parent any non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent) and (ii) enter into and maintain or continue discussions or negotiations with any Person or group of Persons in furtherance of any such inquiries and to induce the making or submission of Company Acquisition Proposals.

(b) Subject to Section 5.2(c) and except as may relate to any Excluded Party (as hereinafter defined), from the Exclusivity Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VII, the Company shall not, and shall not direct, authorize or permit any of the Company Representatives to (it being understood that any violation of any of the restrictions set forth in this Section 5.2 by any Company Representative shall be deemed to be a breach of this Section 5.2 by the Company), directly or indirectly, (A) initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Company Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal or (C) enter into any agreement or agreement in principle (other than an Acceptable Confidentiality Agreement) providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder. Subject to Section 5.2(c) and except as may relate to an Excluded Party, on the Exclusivity Period Start Date the Company shall immediately cease and cause to be terminated any existing solicitation, initiation, negotiation or discussion with any Persons conducted heretofore by the Company or any Company Representatives with respect to any Company Acquisition Proposal. Notwithstanding anything to the contrary contained herein, the Company (A) shall not, and shall not permit any of the Company Representatives to, provide any non-public information to any Excluded Party without first entering into an Acceptable Confidentiality Agreement and (B) will promptly provide to Parent any non-public information concerning the Company or its Subsidiaries provided to any Excluded Party which was not previously provided to Parent. No later than two (2) Business Days after the Exclusivity Period Start Date, the Company shall notify Parent in writing of the number of Excluded Parties and the Company shall provide to Parent (within such two Business Day time frame) a written summary of the material terms of the Company Acquisition Proposal from an Excluded Party and the identity of such Excluded Party.

(c) Notwithstanding anything to the contrary contained in Section 5.2(b), if at any time prior to obtaining Company Stockholder Approval, (i) the Company has otherwise complied with its obligations under this Section 5.2 and the Company has received a Company Acquisition Proposal from a third party that the Board of Directors of the Company or Special Committee determines in good faith to be bona fide, (ii) the Board of Directors of the Company or the Special Committee determines in good faith, after consultation with its financial advisors and outside counsel, that such Company Acquisition Proposal constitutes or could reasonably be expected to constitute a Superior Proposal (as hereinafter defined) and (iii) after consultation with its financial advisors and outside counsel, the Board of Directors of the Company or the Special Committee determines in good faith that taking such action is necessary for the Board of Directors of the Company or the Special Committee to comply with its fiduciary duties under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal and (y) participate in discussions or negotiations with the Person making such Company Acquisition Proposal regarding such Company Acquisition Proposal; provided, that the Company (A) will not, and will not allow any Company Representative to, disclose any non-public information to such Person without entering into an Acceptable Confidentiality Agreement and (B) will promptly provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent.

(d) Neither the Board of Directors of the Company nor any committee thereof shall directly or indirectly (i) (A) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent and Acquisition, the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated hereby or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Acquisition Proposal, including any Permitted Alternative Agreement (as hereinafter defined) (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”), or (ii) (A) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or could reasonably be expected to lead to, any Company Acquisition Proposal (other than an Acceptable Confidentiality Agreement and, to the extent a Company Acquisition Proposal involves the issuance of securities to stockholders of the Company, other than an appropriate confidentiality agreement that allows the Company to receive and review confidential information with respect to a proposed issuer of any such securities) or (B) except to the extent the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that it is required to do so to comply with its fiduciary duties under applicable Law, authorize or permit the Company to release any third party from any confidentiality or standstill agreement to which the Company is a party or fail to enforce to the fullest extent possible, or grant any waiver, request or consent to any Company Acquisition Proposal under, any such agreement.

(e) Notwithstanding the limitations set forth in Section 5.2(d), at any time following the date hereof and prior to obtaining Company Stockholder Approval, the Board of Directors of the Company or the Special Committee may make an Adverse Recommendation Change (x) if the Company is then in receipt of a Company Acquisition Proposal that is not withdrawn and that the Board of Directors of the Company or the Special Committee has concluded in good faith after consultation with its independent financial advisors and outside counsel constitutes a Superior Proposal or (y) upon an Intervening Event, if and only if:

(i) the Board of Directors of the Company or the Special Committee has concluded in good faith after consultation with its independent financial advisors and outside counsel that effecting an Adverse Recommendation Change is necessary for the Board of Directors of the Company or the Special Committee to comply with its fiduciary duties under applicable Law;

(ii) (A) the Company shall have provided prior written notice to Parent at least three (3) Business Days in advance (the “Initial Notice”), to the effect that absent any revision to the terms and conditions of this Agreement, the Board of Directors of the Company or the Special Committee will effect an Adverse Recommendation Change, which notice shall specify the basis for such Adverse Recommendation Change, including (1) in the case of clause (x) in paragraph (e) above, the identity of the Person making the Superior Proposal and the material terms and conditions thereof and (2) in the case of clause (y) in paragraph (e) above, a description of the Intervening Event describing in detail the material facts thereof or relating thereto; and (B) prior to effecting such Adverse Recommendation Change, the Company shall, in the Initial Notice, have offered to negotiate for a period of three (3) Business Days (the “Three Business Day Negotiation Period”) after Parent’s receipt of the Company’s notice pursuant to the immediately foregoing clause (ii)(A) with (and, if accepted, negotiated with Parent for such Three Business Day Negotiation Period), and shall have instructed the Company Representatives to offer to negotiate with (and if accepted, negotiated with), Parent to attempt to make such adjustments in the terms and conditions of this Agreement such that the Board of Directors of the Company or the Special Committee would not, after taking into account such adjustments, be required to effect an Adverse Recommendation Change; it being understood and agreed that, in the case of clause (x) in paragraph (e) above, any amendment or modification to the terms of such Superior Proposal shall require a new notice of Superior Proposal and a new Three Business Day Negotiation Period and, in the case of clause (y) in paragraph (e) above, any change in the nature of such Intervening Event shall require a new notice of Intervening Event and a new Three Business Day Negotiation Period; and

(iii) the Company shall have been at all times in compliance with the provisions of this Section 5.2.

(f) From and after the date hereof, the Company shall keep Parent generally informed on a current basis of the status of and material developments respecting any solicitations, inquiries, proposals and/or negotiations (including the material terms and price in respect of any Company Acquisition Proposal). Without limiting the generality of the foregoing, the Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent orally and in writing (i) if any proposals or offers with respect to, or that could reasonably be expected to lead to, a Company Acquisition Proposal are received by the Company or any Company Representative, indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements), and, thereafter keep Parent reasonably informed of the status and terms of any such requests, proposals or offers (including any material amendments or material modifications to the financial or other material terms thereof) and (ii) if any nonpublic information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any Company Representative and indicating, in connection with such notice, the identity of the Person or group of Persons and the status of any such discussions or negotiations.

(g) Subject to the restrictions on the Company’s ability to make an Adverse Recommendation Change as set forth in Section 5.2(e), nothing contained in this Section 5.2 shall prohibit the Company, the Board of Directors of the Company or the Special Committee from taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any other disclosure required by applicable Law if, in the good faith judgment of the Board of Directors of the Company or the Special Committee, after consultation with its independent financial advisors and outside counsel, the failure to do so would reasonably be expected to violate its fiduciary duties under applicable Law or is otherwise required under applicable Law; provided, however, that neither the Company nor the Board of Directors of the Company or any committee thereof shall be permitted to recommend that the Company stockholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Company Acquisition Proposal), unless in each case, in connection therewith, the Board of Directors of the Company or any committee thereof effects an Adverse Recommendation Change; provided, further that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change unless the Board of Directors of the Company or the Special Committee expressly reaffirms to the Company’s stockholders that they approve this Agreement and the Merger at the Special Meeting at least two (2) Business Days prior to the Special Meeting if Parent has delivered to the Company a written request to so reaffirm at least 48 hours (or if 48 hours is impracticable, as far in advance as is practicable) prior to the time such reaffirmation is to be made.

(h) As used in this Agreement, “Company Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons which was not obtained in violation of this Section 5.2 relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of the outstanding Company Common Stock, any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 20% or more of the outstanding Company Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement.

(i) As used in this Agreement, “Excluded Party” means any Person or group of related Persons (so long as such Person and the other members of such group who were members of such group immediately prior to the Exclusivity Period Start Date constitute at least 50% of the equity financing of such group at all times following the Exclusivity Period Start Date and prior to the termination of this Agreement) from whom the Company or any of the Company Representatives has received a written Company Acquisition Proposal after the execution of this Agreement and prior to the Exclusivity Period Start Date that the Board of Directors of the Company or the Special Committee determines in good faith is bona fide and constitutes or could reasonably be expected to result in a Superior Proposal; provided that any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement at such time as the Company Acquisition Proposal made by such Person fails to constitute either (x) a Superior Proposal or (y) in the good faith judgment of the Board of Directors of the Company or the Special Committee, a Company Acquisition Proposal that could reasonably be expected to result in a Superior Proposal.

(j) As used in this Agreement, “Intervening Event” means any effect, fact, conditions, event, development, change or state of circumstances in respect of the Company or any Subsidiary of the Company that was not actually known to the Board of Directors of the Company or the Special Committee on the date hereof, which effect, fact, conditions, event, development, change or state of circumstances, or any consequences thereof, becomes known to the Board of Directors of the Company or the Special Committee prior to obtaining the Company Stockholder Approval; provided, however, that in no event shall the receipt, existence or terms of a Company Acquisition Proposal constitute an Intervening Event.

(k) As used in this Agreement, “Superior Proposal” means (i) either (A) a Company Acquisition Proposal but changing the references to “20% or more” in the definition of “Company Acquisition Proposal” to “more than 50%” or (B) a Company Acquisition Proposal as a result of which the individuals comprising the Board of Directors of the Company prior to such transaction do not constitute a majority of the board of directors (or other governing body) of the entity surviving or resulting from such transaction or the ultimate parent entity following such transaction, and (ii) which the Board of Directors of the Company or the Special Committee in good faith determines (after considering the advice of its financial advisors and outside counsel and the conditionality and the timing and likelihood of consummation of such proposal and any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise) (A) would, if consummated, result in a transaction that is more favorable to the stockholders of the Company entitled to receive the Merger Consideration hereunder (in their capacities as stockholders), from a financial point of view, than the transactions contemplated hereby and (B) is capable of being, and is reasonably likely to be, completed.

(l) As used in this Agreement, an “Acceptable Confidentiality Agreement” shall mean a confidentiality and standstill agreement that contains provisions which are, in their material respects, no less favorable to the Company than those contained in the Confidentiality Agreement (provided that such agreement shall not otherwise prohibit compliance with any of the provisions of this Section 5.2).

5.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 5.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. The Company shall pay all costs and expenses in connection with the printing and mailing of the Proxy Statement, as well as all SEC filing fees related to the transactions contemplated hereby.

(b) In the event of any termination of this Agreement (i) by Parent under Section 7.1(d) in the case of a material and willful breach or failure to perform or Section 7.1(f), (ii) by the Company under Section 7.1(g) or (iii) by Parent or the Company under Section 7.1(h) or by Parent under Section 7.1(c) (if, but only if, in the case of this clause (iii) (A) a proposed Company Acquisition Proposal shall have been communicated to the Board of Directors of the Company or the Special Committee or publicly announced or publicly made known prior to the Special Meeting and not withdrawn prior to the tenth day preceding the mailing date of the Proxy Statement and (B) within twelve months after such termination pursuant to Section 7.1(h) or Section 7.1(c), the Company (and/or its Subsidiaries) enter(s) into a definitive agreement with respect to, or consummate(s), a transaction that would have constituted a Company Acquisition Proposal if made prior to such termination (the “Subsequent Transaction”)), then the Company shall (A) pay to Parent a fee in the amount of $1,795,991 (the “Company Termination Fee”) and (B) reimburse Parent for the documented out-of-pocket fees and expenses reasonably incurred by Parent and Acquisition in connection with this Agreement and the transactions contemplated hereby payable to all banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent, Acquisition and their affiliates) in an aggregate amount not to exceed $750,000 (the “Expenses”), in each case, in cash, by wire transfer of immediately available funds to an account designated by Parent. For purposes of Section 5.3(b)(iii)(B), the term “Company Acquisition Proposal” shall have the meaning ascribed to such term in Section 5.2(h) except that all references to “20% or more” shall be deemed to be references to “more than 35%”. The Company shall pay the Company Termination Fee and the Expenses to Parent (x) in the case of clauses (i) and (ii) above, on the date of termination of this Agreement or (y) in the case of clause (iii) above, on the date of the entering into of a definitive agreement with respect to, or the consummation of, as the case may be, a Subsequent Transaction. Notwithstanding the foregoing, the Company shall pay the Expenses to Parent in the event of any termination of this Agreement by Parent under Section 7.1(d), other than in the case of a material or willful breach or failure to perform, or Section 7.1(i), in each case on the date of such termination in cash, by wire transfer of immediately available funds to an account designated by Parent. As used herein, with respect to any Company Acquisition Proposal, “withdrawn” shall mean that (i) such offer was withdrawn publicly or, if such Company Acquisition Proposal has not been publicly announced, that the Board of Directors of the Company or the Special Committee has confirmed in writing to Parent that is has been withdrawn, (ii) since the withdrawal of such Company Acquisition Proposal, there shall have been no further negotiations with respect thereto between the Person or group of Persons making such Company Acquisition Proposal (or such Person’s or group’s representatives) and the Company (or any Company Representatives) and no further delivery of confidential information by the Company (or any Company Representatives) to such Person or group (or such Person’s or group’s representatives) and (iii) the Company shall have requested that the Person or group making such Company Acquisition Proposal return or destroy all confidential information previously delivered to such Person or group (or such Person’s or group’s representatives); provided, that no Company Acquisition Proposal shall be considered to have been “withdrawn” for purposes of this Section 5.3(b) if, within twelve months after the termination of this Agreement, the Company (and/or any of its Subsidiaries) enter(s) into a definitive agreement with respect to, or consummate(s), a Subsequent Transaction with the Person or group of Persons who made such Company Acquisition Proposal (or any affiliate thereof). As used in this Agreement, “material and willful breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

(c) If the Company terminates this Agreement pursuant to Section 7.1 other than pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(g) or Section 7.1(h) and at such time of termination (i) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied as of the date of termination, (ii) Parent has failed, or failed to cause Acquisition, to consummate the Closing in breach of Section 1.2 and (iii) the proceeds of the Debt Financing (or Alternative Financing) sufficient to consummate the transactions contemplated hereby are not available to Parent on the terms set forth in the Debt Commitment Letter on the date of termination (clauses (i), (ii) and (iii) collectively, the “Specified Financing Failure Termination Event”), then Parent shall pay to the Company a fee equal to $4,310,378 (the “Financing Failure Termination Fee”) within five (5) Business Days after such termination. The parties hereto acknowledge and agree that the agreement contained in this Section 5.3(c) is an integral part of the transactions contemplated hereby, that without this agreement the parties hereto would not have entered into this Agreement, and that any amount payable pursuant to this Section 5.3(c) does not constitute a penalty but shall constitute liquidated damages to compensate the Company. Payment of the Financing Failure Termination Fee shall be the Company’s sole and exclusive remedy against Parent, Acquisition, the Financing Sources and any of their respective former, current and future affiliates, representatives, shareholders, members, managers, partners, successors and assigns (collectively, the “Related Parties”) following a Specified Financing Failure Termination Event. Upon payment of the Financing Failure Termination Fee, none of the Company, any

Subsidiary of the Company or any of their affiliates shall have any rights or claims against Parent, Acquisition, the Financing Sources or any of their respective Related Parties relating to this Agreement, including under Section 8.2, or any of the transactions contemplated hereby, or in respect of any oral representations made or alleged to be made in connection herewith, whether at Law or equity, in contract (including under the Limited Guaranty), in tort or otherwise, and none of Parent, Acquisition, the Financing Sources or any of their respective Related Parties shall have any further liability or obligation to the Company, any Subsidiary of the Company or any of their affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Financing Failure Termination Fee on more than one (1) occasion.

(d) If the Company terminates this Agreement pursuant to Section 7.1 other than pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(g) or Section 7.1(h) (x) as a result of Parent’s failure to comply in all material respects with its obligations in Section 5.14(a) and at such time, the Company is not in breach in any material respect of any representation and warranty, covenant or other agreement of the Company set forth in this Agreement and the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied as of the date of termination or (y) (A) the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied as of the date of termination, (B) Parent has failed to consummate the Closing in breach of Section 1.2 and (C) the proceeds of the Debt Financing (or Alternative Financing) sufficient to consummate the transactions contemplated hereby are available to Parent on the terms set forth in the Debt Commitment Letter as of the date of termination (clauses (x) and (y), collectively, the “Specified Financing Breach Termination Events”), then Parent shall pay to the Company a fee equal to $7,183,964 (the “Financing Breach Termination Fee”) within five (5) Business Days after such termination. The parties hereto acknowledge and agree that the agreement contained in this Section 5.3(d) is an integral part of the transactions contemplated hereby, that without this agreement the parties hereto would not have entered into this Agreement, and that any amount payable pursuant to this Section 5.3(d) does not constitute a penalty but shall constitute liquidated damages to compensate the Company. Unless the Company elects to seek specific performance under Section 8.2, to the extent available, payment of the Financing Breach Termination Fee shall be the Company’s sole and exclusive remedy against Parent, Acquisition, the Financing Sources and any of their respective Related Parties following a Specified Financing Breach Termination Event. Upon payment of the Financing Breach Termination Fee, none of the Company, any Subsidiary of the Company or any of their affiliates shall have any rights or claims against Parent, Acquisition, the Financing Sources or any of their respective Related Parties relating to this Agreement, including Section 8.2 or any of the transactions contemplated hereby, or in respect of any oral representations made or alleged to be made in connection herewith, whether at Law or equity, in contract (including under the Limited Guaranty), in tort or otherwise, and none of Parent, Acquisition, the Financing Sources or any of their respective Related Parties shall have any further liability or obligation to the Company, any Subsidiary of the Company or any of their affiliates relating to or arising out of this Agreement or any of the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. The parties hereto acknowledge and agree that in no event shall Parent be required to pay the Financing Breach Termination Fee on more than one (1) occasion.

5.4 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries (collectively, the “Fiduciary Indemnities”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or such employee of the Company or any subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time (including arising out of or relating to the Merger, the consummation of the transactions contemplated herein, and any action taken in connection therewith). Any Fiduciary Indemnities wishing to claim indemnification under this Section 5.4(a), upon learning of any such claim, action, suit proceeding or investigation, shall promptly notify Parent and the Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.4(a), except to the extent such failure materially prejudices such party. Parent or the Surviving Corporation shall have the right to assume the defense thereof. If Parent or the Surviving Corporation does not assume the defense, the Fiduciary Indemnities as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Fiduciary Indemnities. Fiduciary Indemnities will cooperate in the defense of any such matter. Parent shall not be liable for any settlement effected without its prior written consent unless such consent has been unreasonably withheld or delayed.

(b) The Surviving Corporation shall cause all rights to indemnification and exculpation from or limitation of liability for acts and omissions occurring at or prior to the Effective Time and rights to advancements of expenses relating thereto now existing in favor of the current or former directors, officers, employees and agents of the Company and its Subsidiaries (the “Existing Indemnities”) as provided in their respective charters and/or bylaws (or similar organizational documents) or in any indemnification agreement listed on Schedule 5.4(b) to survive the Merger and, for a period of six years from the Effective Time, such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such Indemnities, unless an alteration or modification of such documents is required by applicable Law or each Indemnitee affected thereby otherwise consents in writing thereto. From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the Existing Indemnities to the fullest extent required by its articles of incorporation and/or by-laws existing as of the date hereof or in any indemnification agreement listed on Schedule 5.4(b).

(c) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the extension of (i) existing officer and director liability insurance, including without limitation, all Side A coverage (directors’ and officers’ liability) of the Company’s existing directors’ and officers’ insurance policies and (ii) the Company’s existing fiduciary liability insurance policies, in respect of coverage for acts or omissions occurring at or prior to the Effective Time, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time (“D&O Insurance”) on terms no less advantageous in the aggregate to such indemnified parties than such existing insurance (copies of which policies have been made available to Parent and Acquisition). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, there shall be no breach of this provision so long as the Surviving Corporation shall continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms no less advantageous in the aggregate to such indemnified parties than the existing insurance; provided, that in no event shall the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 250% of the annual premiums paid as of the date of this Agreement by the Company to obtain such coverage (such 250%, the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $861,675.

(d) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, proper provisions shall be made so that such Person assumes the obligations set forth in this Section 5.4.

(e) This Section 5.4, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation and the Existing Indemnities, each of whom may enforce the provisions of this Section 5.4 (whether or not parties to this Agreement).

5.5 Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, including Section 5.7 hereof in respect of actions taken as to antitrust matters, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, under applicable Law or otherwise, to consummate and make effective the transactions contemplated by this Agreement.

(b) If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the parties to this Agreement shall direct their respective officers and directors to take all such necessary action.

5.6 Publicity. Parent and the Company agree to issue a joint press release announcing this Agreement. Parent and the Company will consult with each other and will mutually agree upon any press release or other public announcement (including to employees) pertaining to the Merger, any related financing or this Agreement and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable Law, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other parties and allow the other parties reasonable time to comment on such press release or public announcement before issuing any such press release or making any such public announcement.

5.7 Consents and Approvals; State Takeover Laws.

(a) Parent, Acquisition and the Company shall cooperate with one another in (i) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Contracts, in connection with the consummation of the transactions contemplated hereby and (ii) seeking timely to obtain any such actions, consents, approvals or waivers. Without limiting the generality of the foregoing, each of the parties hereto shall file or cause to be filed with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) any notification required to be filed by it or its “ultimate parent” company under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated by this Agreement. Such parties will use their reasonable best efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members or their respective staffs, on the other hand, with respect to the Merger, other than personal financial information filed therewith.

(b) Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use its reasonable best efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent, Acquisition or the Company or any of their respective affiliates in connection with the Merger or the taking of any other action contemplated by this Agreement. The Company will use its reasonable best efforts to obtain prior to the Effective Time any consent, approval or waiver from third parties necessary to allow the Company and its Subsidiaries to continue operating their businesses as presently conducted as a result of the consummation of the transactions contemplated hereby.

(c) Each party hereto agrees to furnish the other with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including any filings necessary under the provisions of the HSR Act.

(d) The Company and its Board of Directors shall take all reasonable action within its control necessary to ensure that no “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation is or becomes applicable to this Agreement, the Merger or the transactions contemplated hereby. If any such statute or regulation becomes applicable to this Agreement or the transactions contemplated hereby, the Company and the members of its Board of Directors shall grant such approvals and take such actions to the extent permitted by Law so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.

(e) Upon adoption of this Agreement by their respective stockholders, each of Acquisition and the Company shall cause its respective officers to make the acknowledgements and certifications required by Section 112D of the LBCL.

5.8 Notification of Certain Matters. Each party shall give prompt written notice to each other party (and, in the case of the Company, shall also provide prompt written notice to the Financing Sources) of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) notice or communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or could reasonably be expected to cause any representation or warranty of such party contained in this Agreement that is qualified as to materiality being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate at such time in any respect or any such representation or warranty that is not so qualified being or becoming as of any time between the date of this Agreement and the Effective Time untrue or inaccurate in any material respect, (d) the failure of it to comply with or satisfy in any material respect any obligation to be complied with or satisfied by it under this Agreement or (e) the commencement or threat of any Company Litigation or any other Action which relates to the consummation of the transactions contemplated hereby or the issuance of any Order affecting the Company or any of its Subsidiaries or any of their respective properties or assets, in either case which, if pending, threatened or issued, as the case may be, on or prior to the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.1.

5.9 Continuation of Employee Benefits.

(a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all of the existing employment, severance, consulting and salary continuation agreements that are set forth on Schedule 5.9(a) between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, employees or consultants.

(b) Until the first anniversary of the Effective Time the Surviving Corporation will not materially and adversely alter the benefits (including health benefits, severance policies and general employment policies and procedures) that are available to employees of the Company and its Subsidiaries on the date hereof (other than modifications to any employee benefit plans in the ordinary course of business consistent with past practice and other than with respect to any issuance of equity or equity-based compensation or provision of any post-retirement medical coverage or U.S. qualified or non-qualified defined benefit pension plan coverage). Nothing in this Section 5.9(b) shall be deemed to prevent the Surviving Corporation or any of its Subsidiaries from making any change required by applicable Law.

(c) To the extent permitted under applicable Law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) prior to the Effective Time under all employee benefit plans, programs, policies and arrangements maintained by the Surviving Corporation and its Subsidiaries in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual, except in each case to the extent this would result in duplication of benefit for the same period.

(d) This Section 5.9 shall survive the consummation of the Merger at the Effective Time and shall continue without limit except as expressly set forth herein. Nothing contained in this Section 5.9 or any other provision of this Agreement shall create any third party beneficiary rights in any employee, former employee or independent contractor (including any beneficiary or dependent thereof) of the Company, any of its Subsidiaries or the Surviving Corporation with respect to continued employment for any specified period of any nature or kind whatsoever. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of the Surviving Corporation to terminate any employee or independent contractor for any reason, (ii) except as set forth in Section 5.9(b), require the Surviving Corporation to continue any Plans, employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Closing Date, or (iii) constitute an amendment to any Plan, employee benefit plans or arrangements.

5.10 Preparation of the Proxy Statement; Special Meeting.

(a) As soon as practicable following the date of this Agreement (but in any event no later than twenty (20) Business Days after the date hereof), the Company shall prepare in accordance with the provisions of the Exchange Act and file with the SEC the Proxy Statement and the parties hereto shall prepare in accordance with the provisions of the Exchange Act and file with the SEC the Schedule 13E-3. The parties will cooperate with each other in connection with the preparation of the Proxy Statement and the Schedule 13E-3. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its stockholders as promptly as practicable after such filing and the parties hereto will use their reasonable best efforts to have the Schedule 13E-3 cleared by the SEC as promptly as practicable after such filing. Each party agrees to correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 which shall have become false or misleading. The Company will as promptly as practicable notify Parent of (i) the receipt of any oral or written comments from the SEC and (ii) any request by the SEC for any amendment to the Proxy Statement or the Schedule 13E-3 or for additional information. The parties hereto shall provide each other with reasonable opportunity to review and comment on drafts of the Proxy Statement and the Schedule 13E-3 (including each amendment or supplement to either) and all responses to requests for additional information by and replies to comments of the SEC (provided that the Company shall (i) include in any such documents or responses all comments reasonably proposed by Parent and (ii) not file, mail or otherwise deliver such document or respond to the SEC or the staff of the SEC over Parent’s reasonable objection) prior to filing such with or sending such to the SEC, and the parties hereto will provide each other with copies of all such filings made and correspondence with the SEC. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

(b) The Company shall, acting through its Board of Directors and in accordance with applicable Law and the Articles of Incorporation and the Bylaws of the Company, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) as promptly as practicable after the date hereof (and, in no event later than 35 days after the mailing of the Proxy Statement to the stockholders of the Company) for the purpose of considering and taking action upon this Agreement and the Merger and, subject to Section 5.2(d), shall take all lawful and commercially reasonable action to solicit proxies in favor of approval of this Agreement and the Merger. Subject to Section 5.2(d), the Board of Directors of the Company shall recommend approval of this Agreement and the Merger by the Company’s stockholders and shall include such recommendation, together with a copy of this Agreement and the opinion referred to in Section 3.1(n), in the Proxy Statement. Unless this Agreement is validly terminated in accordance with its terms pursuant to Article VII, the Company shall submit this Agreement to its shareholders at the Special

Meeting even if the Board of Directors of the Company or the Special Committee shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change or proposed or announced any intention to do so. If the Company properly exercises its right to terminate this Agreement in accordance with the terms of Section 7.1(g), the Company’s obligations pursuant to this Section 5.10(b) shall terminate.

5.11 Stockholder Litigation. The Company shall provide Parent with prompt notice of, and copies of all proceedings and correspondence relating to, any Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall give Parent the opportunity to participate in the defense and settlement of any such Action, and no such settlement shall be agreed to without Parent’s prior written consent, which consent shall not be unreasonably withheld or delayed.

5.12 Payoff Letters. The Company shall use its reasonable best efforts to obtain customary payoff letters (each, a “Payoff Letter”) in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which the Indebtedness of the Company or any Subsidiary of the Company set forth on Schedule 5.12 is outstanding, which Payoff Letters shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other similar obligations related to such Indebtedness as of the Closing Date (the “Payoff Amount”) and (ii) state that all Liens in connection therewith relating to the assets, business or operations of the Company or any Subsidiary of the Company shall be, upon the payment of the Payoff Amount on the Closing Date, automatically released by all lenders.

5.13 Resignations. The Company shall obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation, effective as of the Effective Time, of all directors of the Company and those directors of any of its Subsidiaries designated by Parent to the Company in writing at least two (2) Business Days prior to the Closing.

5.14 Financing.

(a) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to (i) satisfy on a timely basis all material terms, conditions, representations and warranties applicable to Parent set forth in the Commitment Letters that are within its control, (ii) maintain in effect the Commitment Letters, (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Commitment Letters or on other terms acceptable to the Company not less favorable to Parent and not in violation of this Section 5.14 and (iv) subject to the satisfaction of the conditions set forth in Article VI and conditions to closing set forth in the Commitment Letters, consummate the Financings at the Closing; provided, however, that if funds in the amounts and on the terms set forth in the Commitment Letters become unavailable to Parent on the terms and conditions set forth therein, Parent shall use its commercially reasonable efforts to obtain alternative debt financing (the “Alternative Financing”) to the extent available in amounts and otherwise on terms and conditions no less favorable in the aggregate to Parent than as set forth in the Commitment Letters; provided, further, that in no event shall the breach of this covenant expand the Company’s rights in connection with the termination rights set forth in Section 7.1.

(b) The Company agrees to provide, and will cause its Subsidiaries and its and their respective officers and employees to provide, all necessary cooperation reasonably requested by Parent or Acquisition in connection with the arrangement of, and the negotiation of agreements with respect to, the Financings (including any Alternative Financings), including (i) preparing and furnishing to Parent and the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Commitment Letter and any joinder agreements or credit agreements relating thereto (collectively, the “Financing Sources”), as promptly as practicable all information as may be reasonably requested by Parent to assist in the preparation of the definitive documentation evidencing the Financings, (ii) by making available to Parent, Acquisition and the Financing Sources and their respective representatives, personnel (including for participation at organizational meetings, drafting sessions for offering memoranda and in presentations), documents and information (including financial statements) of the Company and its Subsidiaries as may reasonably be requested by Parent, Acquisition or the Financing Sources, (iii) if applicable, by cooperating with the Financing Sources in achieving a timely offering and/or syndication of the Financings (including any Alternative Financings) reasonably satisfactory to Parent and Acquisition and such Financing Sources, including participation in management presentation sessions, “road shows” and sessions with rating agencies, (iv) by using reasonable best efforts to cause the Company’s independent accountants to provide any reports, consents and comfort letters reasonably requested in connection with the Financings (including any Alternative Financings), (v) agreeing to enter into such agreements, including underwriting or placement agreements, pledge and security documents and other definitive financing documents, and to use reasonable best efforts to deliver such officer’s certificates, as are customary in financings of such type, (vi) agreeing to pledge, grant security interests in, and otherwise grant Liens on, the Company’s assets pursuant to such agreements as may be reasonably requested by the Financing Sources, (vii) providing assistance in obtaining any consents of third parties in connection with the Financings (including any Alternative Financings), (viii) assisting Parent in obtaining any legal opinions and solvency opinions to be delivered in connection with the Financings (including any Alternative Financings), (ix) assisting Parent in securing the cooperation of the independent accountants of the Company and its Subsidiaries, including with respect to the delivery of accountants’ comfort letters, (x) providing assistance in extinguishing existing Indebtedness of the Company and its Subsidiaries and releasing Liens securing such Indebtedness, in each case to take effect on or prior to the Effective Time, (xi) reasonably cooperating with the marketing and due diligence of Parent and the Financing Sources and their respective Related Parties in relation to the Financings and (xii) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the definitive documents with respect to the Financings (including any Alternative Financings) as promptly as practicable and in any event within the time periods required thereby. In addition, in conjunction with the obtaining of any of the Financings (including any Alternative Financings), the Company agrees, at the reasonable request of Parent, to call for prepayment or redemption, or to repay, redeem and/or renegotiate, as the case may be, any then existing Indebtedness of the Company and its Subsidiaries identified by Parent; provided, that such call or any agreement to repay, redeem, exercise and/or renegotiate may be rescinded if the Merger is not completed on or prior to the effective date of any such prepayment, repayment, redemption, exercise and/or renegotiation, as the case may be; provided, further, that the Company and its Subsidiaries shall not be required to make any non-cancelable payments in connection with such actions. Nothing in this Section 5.14 shall require the Company or any of its Subsidiaries to provide any assistance with respect to the Financings to the extent it would interfere unreasonably with the ongoing business or operations of the Company or any of its Subsidiaries. Parent and Acquisition hereby agree and acknowledge that the obtaining of the Financings (including any Alternative Financings) is not a condition of Parent and Acquisition to the consummation of the transactions contemplated by this Agreement but is subject to Section 5.3(c), Section 5.3(d) and Section 8.2. Parent shall indemnify and hold harmless the Company and its Subsidiaries, directors, officers, employees, representatives and advisors from and against any and all reasonable and documented losses, damages, claims, out-of-pocket costs or expenses suffered or incurred by any of them in connection with any action taken by them at the request of Parent or Acquisition pursuant to this Section 5.14 or in connection with the arrangement of the Financings (including any Alternative Financings) and any information utilized in connection therewith, except to the extent that such losses, damages, claims, costs or expenses, directly or indirectly, resulted from or arose out of the bad faith, gross negligence or willful misconduct of the Company or any of its Subsidiaries or where such liability relates to any information provided by the Company or any of its Subsidiaries in connection with any such Financing (or any Alternative Financing). The Company consents to the reasonable use of the Company’s and its Subsidiaries’ logos in connection with the arrangement of the Financings in a manner customary for such financing transactions.

5.15 Company Common Stock De-listing. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to enable the delisting by the Surviving Corporation of the Company Common Stock from NASDAQ and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

5.16 Tax Matters. During the period from the date of this Agreement to the Effective Time, except to the extent that Parent shall otherwise consent in writing, the Company shall, and shall cause each of its Subsidiaries to:

(a) prepare and timely file all Tax Returns required to be filed by them on or before the Closing Date (“Post-Signing Returns”) in a manner consistent with past practice, except as otherwise required by a change in applicable Law;

(b) consult with Parent with respect to all Post-Signing Returns and deliver drafts of such Post-Signing Returns to Parent no later than ten Business Days prior to the date on which such Post-Signing Returns are required to be filed;

(c) fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed;

(d) properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner consistent with past practice; and

(e) promptly notify Parent of any federal, state, local or foreign income or franchise and any other Action pending or threatened against or with respect to the Company or any of its Subsidiaries in respect of any Tax matter, including Tax liabilities and refund claims, and not settle or compromise any such Tax matter or Action without Parent’s prior written consent.

ARTICLE VI

CONDITIONS PRECEDENT

6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver, where permitted by applicable Law, by each party hereto prior to the Effective Time of the following conditions:

(a) This Agreement shall have been adopted at the Special Meeting (or an adjournment thereof) by the Required Vote in accordance with applicable Law, the rules of NASDAQ and the articles of incorporation and by-laws of the Company.

(b) Any applicable waiting periods (including any extensions thereof) under the HSR Act shall have expired or been terminated, and all consents, approvals and actions of, filings with, and notices to, all Governmental Entities required of Parent, Acquisition or the Company or any of their respective Subsidiaries or other affiliates in connection with the transactions contemplated hereby shall have been made, obtained or effected, as the case may be.

(c) No Order or Law shall be in effect that has the effect of making the Merger or the other transactions contemplated hereby illegal or that otherwise restrains, prevents or restricts the consummation of the Merger or the other transactions contemplated hereby.

6.2 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by Parent and Acquisition in writing, on or prior to the Effective Time, to the extent permitted by applicable Law:

(a) (i) The representations and warranties of the Company set forth in Section 3.1(a) (other than as to qualification as a foreign entity in any jurisdiction), Section 3.1(b), Section 3.1(c)(i), Section 3.1(p),

Section 3.1(q), Section 3.1(y) and Section 3.1(aa) (without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein) shall be true and correct in all respects and (ii) all other representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

(b) The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date and Parent and Acquisition shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

(c) There shall not be pending or threatened any Action by any Governmental Entity (i) challenging the acquisition by Parent or Acquisition of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock by Parent or Acquisition or seeking to obtain from the Company, Parent or Acquisition any damages that are material to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any properties or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any properties or assets of the Company, Parent or any of their respective Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or any of its Subsidiaries or (iv) otherwise having, or being reasonably expected to have, a Company Material Adverse Effect.

(d) The Company shall have received all written consents, waivers and authorizations necessary to provide for the continuation in full force and effect after the Effective Time of all Contracts of the Company and its Subsidiaries listed on Schedule 6.2(d) hereof.

(e) There shall not have occurred after the date of this Agreement any effect, fact, condition, event, development, change or state of circumstances that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The total number of Dissenting Shares shall not exceed ten percent (10%) of the issued and outstanding shares of Company Common Stock as of the Effective Time.

(g) The Company shall have delivered to Parent a certificate or certificates, in compliance with Treasury Regulation Section 1.1445-2, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.

6.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the following conditions, any or all of which may be waived, in whole or in part by the Company in writing, on or prior to the Effective Time, to the extent permitted by applicable Law:

(a) (i) The representations and warranties of Parent and Acquisition set forth in Section 3.2(a), Section 3.2(e)(i) and Section 3.2(i) (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein) shall be true and correct in all respects and (ii) all other representations and warranties of Parent and Acquisition set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Acquisition set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (provided that, to the extent any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date) and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers to the effect set forth in this paragraph.

(b) Parent and Acquisition shall have performed in all material respects the obligations required to be performed by them under this Agreement on or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent and Acquisition by their respective chief executive officers to the effect set forth in this paragraph.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after Company Stockholder Approval:

(a) by mutual written consent of the Company, Parent and Acquisition;

(b) by Parent or the Company, if any court of competent jurisdiction or other Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such Order or other action shall have become final and non-appealable;

(c) by Parent or the Company, if the Effective Time shall not have occurred on or before 5:00 p.m., Eastern Standard Time, on December 1, 2010 (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill or whose breach of any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(d) by Parent, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied (in either case, other than as a result of a breach by Parent or Acquisition of any of their respective obligations under this Agreement such that the conditions in Section 6.3(a) or Section 6.3(b) would not be satisfied) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of twenty days after the Company has received written notice from Parent of the occurrence of such failure or breach (provided that in no event shall such twenty day period extend beyond the second day preceding the Termination Date); provided, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Parent if at the time of such termination Parent is in material breach of any of its representations, warranties or obligations hereunder;

(e) by the Company, if (i) any of the representations and warranties of Parent and Acquisition contained in this Agreement shall fail to be true and correct such that the condition set forth in Section 6.3(a) would not be satisfied, or (ii) Parent or Acquisition shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (in either case, other than as a result of a breach by the Company of any of its obligations under this Agreement such that the conditions in Section 6.2(a) or Section 6.2(b) would not be satisfied) and such failure or breach with respect to any such representation, warranty or obligation cannot be cured or, if curable, shall continue unremedied for a period of twenty days after Parent has received written notice from the Company of the occurrence of such failure or breach (provided that in no event shall such twenty day period extend beyond the second day preceding the Termination Date); provided, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company if at the time of such termination the Company is in material breach of any of its representations, warranties or obligations hereunder;

(f) by Parent, if (i) the Board of Directors or any committee thereof shall have made an Adverse Recommendation Change, (ii) the Board of Directors of the Company or the Special Committee shall have failed to recommend to the Company’s stockholders that they approve this Agreement and the Merger at the Special Meeting or (iii) if the Board of Directors of the Company or any committee thereof resolves to take any of the foregoing actions;

(g) by the Company, at any time prior to obtaining the Company Stockholder Approval, upon the Board of Directors of the Company or the Special Committee resolving to enter into, subject to the terms of this Agreement, including Section 5.3, a definitive agreement with a third party in respect of a Company Acquisition Proposal (a “Permitted Alternative Agreement”); provided, that the Board of Directors of the Company or the Special Committee shall not be permitted to enter into such definitive agreement and terminate this Agreement pursuant to this Section 7.1(g) unless and until (i) the Company shall have complied with its obligations under Section 5.2, (ii) the Board of Directors of the Company or the Special Committee shall have determined in good faith (after consultation with its independent financial advisors and outside counsel) that such Company Acquisition Proposal constitutes a Superior Proposal and such action is necessary for the Board of Directors of the Company or the Special Committee to comply with its fiduciary duties to the stockholders of the Company under applicable Law, (iii) immediately following the Board of Directors of the Company or the Special Committee so resolving, the Company shall have so notified Parent in writing of the Company’s intention to enter into such Permitted Alternative Agreement and terminate this Agreement pursuant to this Section 7.1(g) and provided to Parent the identity of the Person making, and the most current version of such agreement and all related agreements, exhibits, schedules and other documents relating to, such Company Acquisition Proposal, (iv) during the Three Business Day Negotiation Period (it being understood and agreed that any amendment or modification to the terms of such Superior Proposal shall require a new notice of Superior Proposal and a new Three Business Day Negotiation Period), (A) the Company shall have offered to negotiate with (and, if accepted, negotiated with), and shall have instructed the Company Representatives to offer to negotiate with (and if accepted, negotiated with), Parent to attempt to make such adjustments in the terms and conditions of this Agreement as will enable the Company to proceed with this Agreement and (B) the Board of Directors of the Company or the Special Committee shall have taken into account any revised proposal made by Parent to the Company during the Three Business Day Negotiation Period and again shall have determined in good faith after consultation with its outside legal and financial advisors that the Superior Proposal from the third party giving rise to the Company’s notice (as the same may be modified or amended) remains a Superior Proposal and (v) such termination is made within three (3) Business Days following the Three Business Day Negotiation Period, if any. No termination pursuant to this Section 7.1(g) shall be effective unless the Company shall simultaneously make the payment required by Section 5.3(b) together with delivery of a written acknowledgment from each other party to the Permitted Alternative Agreement that it is aware of the amounts due Parent under Section 5.3(b) and that such party waives any right it may have to contest any such amounts payable under Section 5.3(b);

(h) by Parent or the Company, if the Special Meeting is held and the Company fails to obtain Company Stockholder Approval at the Special Meeting (or any reconvened meeting after any adjournment thereof); or

(i) by Parent on and after the 120th day after the date hereof (the “Accounting End Date”), if the Company has not delivered to Parent prior to the Accounting End Date (x) the Company’s restated audited financial statements for each of the fiscal years ended December 31, 2005-2009 (the “Restated Audited Financial Statements”), together with the unqualified opinion of the applicable independent auditor for each of such Restated Audited Financial Statements, which financial statements shall comply with the Exchange Act for inclusion in the Proxy Statement or (y) the SEC shall have agreed and acknowledged in writing that the Company’s existing audited financial statements for each of the fiscal years ended December 31, 2005-2009 do not require restatement; provided, that if Parent does not exercise its termination right under this Section 7.1(i) within five (5) Business Days after the Accounting End Date, this Section 7.1(i) shall automatically terminate on the 6th Business Day after the Accounting End Date.

Any party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

7.2 Effect of Termination. In the event of any termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no further liability or obligation hereunder on the part of any party hereto or their respective affiliates, officers, directors or stockholders, except that (a) the last sentence of Section 5.1(a), Section 5.3, this Section 7.2 and Article VIII shall survive such termination and (b) no such termination shall relieve any party from liability for a material and willful breach of any term or provision hereof but shall be subject to Section 5.3(c), Section 5.3(d) and Section 8.2 and the limitations contained in the Limited Guaranty. Notwithstanding anything contained herein to the contrary, no stockholder of the Company shall have any right (either on behalf of the Company or in its own right) to make any claim against the Company, Parent, Acquisition, the Financing Sources, the Guarantor or any of their respective Related Parties arising from the failure of the Closing to occur or the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time except for covenants and agreements that contemplate performance after the Effective Time (which covenants and agreements shall survive in accordance with their terms).

8.2 Specific Performance.

(a) The parties hereto acknowledge and agree that any breach or threatened breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each party shall be entitled, subject to the terms hereof, to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Parent shall be entitled to assert any other relief available to it in the event of a breach or threatened breach of a covenant or agreement by the Company hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Company may institute or prosecute an Action to enforce specific performance of the Closing if and only if (i) a Specified Financing Breach Termination Event set forth in clause (y) of the definition thereof has occurred and (ii) the Company has elected not to terminate this Agreement pursuant to the terms of Section 7.1 and not to collect the Financing Breach Termination Fee pursuant to Section 5.3(d).

(b) The Company hereby agrees that, prior to the Closing or the termination of this Agreement in accordance with its terms, Actions under Section 8.2(a) shall be its sole and exclusive remedy with respect to breaches by Parent or Acquisition of this Agreement, and that, except as provided in Section 8.2(c), the Company shall not seek or accept any other form of relief (including monetary damages) that may be available for breach by Parent or Acquisition, including any such relief as may be awarded by any Designated Court (as hereinafter defined) in connection with any Action related hereto. The Company hereby agrees that it shall not, directly or indirectly, institute, and shall cause its affiliates not to institute, any Action arising under, or in connection with (i) the Limited Guaranty against the Guarantor prior to (A) a Specified Financing Failure Termination Event, (B) a Specified Financing Breach Termination Event or (C) the termination of this Agreement as a result of Section 7.1(e) (other than at a time, if any, when the Financing Failure Termination Fee or the Financing Breach Termination Fee is payable, and in each such case Actions under the Limited Guaranty shall be the Company’s sole and exclusive remedy against Parent, Acquisition, the Financing Sources and any of their respective Related Parties) or (ii) the Equity Commitment Letter, which shall be solely for the benefit of Parent. For the avoidance of doubt, in no event shall Parent or Acquisition be required to pay more than one of the Financing Failure Termination Fee, the Financing Breach Termination Fee or the Breach Amount (as such term is defined in the Limited Guaranty).

(c) If the Company elects to seek specific performance to cause the Closing to occur when permitted to do so under Section 8.2(a) and a Designated Court has determined pursuant to a final, nonappealable judgment that Parent and Acquisition were required to consummate the Closing but such court has declined to specifically enforce the obligations of Parent and Acquisition to consummate the Closing under Section 8.2(a) pursuant to an action for specific performance brought against Parent or Acquisition under Section 8.2(a), then Parent shall pay the Financing Breach Termination Fee within seven (7) Business Days of such judgment; provided, however, that the Company shall not be entitled to receive the Financing Breach Termination Fee if, within seven (7) Business Days following such grant, Parent notifies the Company in writing that it agrees to consummate the Merger no later than fifteen (15) Business Days after the date of such written notice to the Company and, subject to the satisfaction of the conditions set forth in Section 6.1 and Section 6.2 in fact, consummates the Merger within such time period (and, if not so agreed or consummated, the Financing Breach Termination Fee shall then be due and payable). In addition, the Company agrees to cause any Action still proceeding to be dismissed with prejudice as of the Closing or at such other time as Parent consummates the Merger or pays the Financing Breach Termination Fee.

8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (EST) on any Business Day or on any day other than a Business Day or (iv) three Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(a)	if to Parent or Acquisition, to:

c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attn: William F. Dawson, Jr.
Facsimile: (212) 318-9810

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Angelo Bonvino, Esq.
Facsimile: (212) 757-3990

(b)	if to the Company, to:

OMNI Energy Services Corp.
4500 NE Evangeline Thwy.
Carencro, Louisiana 70520
Attn: Brian J. Recatto
Facsimile: (337) 896-6655

and

OMNI Energy Services Corp.
4500 NE Evangeline Thwy.
Carencro, Louisiana 70520
Attn: Richard C. White
Facsimile: (337) 896-6655

with a copy to each of:

Kelly Hart & Hallman LLP
Wells Fargo Plaza
1000 Louisiana Street, Suite 4700
Houston, Texas 77002
Attn: Charles Henry Still, Esq.
Facsimile: (713) 374-2040

Locke Lord Bissell & Liddell LLP
2800 JPMorgan Chase Tower
600 Travis
Houston, Texas 77002
Attn: David Taylor, Esq.
Facsimile: (713) 223-3717

8.4 Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article”, “Section” and “Exhibit” are references to the articles, sections and exhibits of or to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. Unless otherwise provided herein, each accounting term used in this Agreement has the meaning given to it in accordance with GAAP. All references to “$” shall be deemed references to United States dollars. As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. When used herein, the phrase “to the knowledge of” any Person or any similar phrase means the actual knowledge of the officers and directors of such Person and such Person’s Subsidiaries and other individuals who have similar powers and duties as the officers of such Persons. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

8.5 Schedules. Unless otherwise indicated, capitalized terms used but not otherwise defined in the Schedules have their respective meanings set forth in this Agreement. The headings in the Schedules are for convenience of reference only and shall not affect the disclosures contained therein. However, any information disclosed therein under any section number is deemed disclosed and incorporated into any other section in the Schedules where it is reasonably apparent from a reading of the Schedule that such disclosure is applicable to such other section (except in the case of the disclosure qualifying the representation set forth on Section 3.1(l)

which shall be set forth on Schedule 3.1(l)). References in the Schedules to any contract or agreement shall refer to any and all amendments, restatements, supplements, other modifications, exhibits, attachments and schedules thereto. The inclusion of any information in any Schedule shall not be deemed an admission or acknowledgement by a party that such information is required to be listed in such section or is material to or outside the ordinary course of business, or is of a nature that could reasonably be expected to have a Company Material Adverse Effect, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). No information contained in the Schedules shall be deemed to be an admission by any party to any third party of any matter whatsoever (including any violation of Law or breach of contract). In addition, matters reflected in the Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. In disclosing information in the Schedules, the parties expressly do not waive any attorney-client privilege associated with any such information or any protection of confidentiality afforded by the “work product doctrine” with respect to any of the matters disclosed or discussed therein.

8.6 Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term	Section
2009 10-K	3.1(d)
Acceptable Confidentiality Agreement	5.2(l)
Acquisition	Preamble
Acquisition Common Stock	2.1(a)
Action	3.1(i)
Adverse Recommendation Change	5.2(d)
Agreement	Preamble
Alternative Financing	5.14(a)
Antitrust Division	5.7(a)
Board Meeting	3.1(q)
Book-Entry Shares	2.1(e)
Business Day	1.2
Capitalization Date	3.1(b)(i)
Certificate	2.1(e)
Certificates of Merger	1.3
Closing	1.2
Closing Date	1.2
COBRA	3.1(k)(vii)
Code	2.2(g)
Commitment Letters	3.2(c)
Company	Preamble
Company Acquisition Proposal	5.2(h)
Company Common Stock	Recitals
Company Intellectual Property	3.1(r)(i)
Company Leased Property	3.1(s)
Company Licensed Intellectual Property	3.1(r)(ii)
Company Litigation	3.1(i)
Company Material Adverse Effect	3.1(a)
Company Owned Intellectual Property	3.1(r)(i)
Company Owned Real Property	3.1(s)
Company Permit	3.1(h)
Company Preferred Stock	Recitals
Company Real Property	3.1(o)

Term	Section
Company Representatives	5.2(a)
Company Restricted Stock	3.1(b)(v)
Company SEC Documents	3.1(d)
Company Stock Options	3.1(b)(v)
Company Stockholder Approval	3.1(c)(i)
Company Termination Fee	5.3(b)
Confidentiality Agreement	5.1(a)
Contracts	3.1(w)
D&O Insurance	5.4(c)
Debt Commitment Letter	3.2(c)
Debt Financing	3.2(c)
Designated Courts	8.12(a)
DGCL	Recitals
Dissenting Shares	2.1(d)
Effective Time	1.3
Engagement Letter	3.1(aa)
Environmental Law	3.1(o)
Environmental Permits	3.1(o)
Equity Commitment Letter	3.2(c)
Equity Financing	3.2(c)
ERISA	3.1(k)(i)
ERISA Affiliate	3.1(k)(xii)
Exchange Act	3.1(c)(iii)
Excluded Party	5.2(i)
Excluded Shares	2.1(b)
Exclusivity Period Start Date	5.2(a)
Existing Indemnities	5.4(b)
Expenses	5.3(b)
Fiduciary Indemnities	5.4(a)
Financial Advisor	3.1(n)
Financing Breach Termination Fee	5.3(d)
Financing Failure Termination Fee	5.3(c)
Financing Sources	5.14(b)
Financings	3.2(c)
FTC	5.7(a)
GAAP	3.1(a)
Governmental Entity	3.1(c)(iii)
Guarantor	Recitals
Hazardous Substances	3.1(o)
HIPAA	3.1(k)(vii)
HSR Act	3.1(c)(iii)
Indebtedness	3.1(w)(iii)
Initial Notice	5.2(e)(ii)
Intellectual Property	3.1(r)(i)
Intervening Event	5.2(j)
Investments	3.1(b)(iv)
IP Infringement	3.1(r)(iii)
IP Licenses	3.1(r)(vi)(B)
Laws	3.1(c)(ii)
LBCL	Recitals
Liens	3.1(b)(iii)

Term	Section
Limited Guaranty	Recitals
Loan Agreement	3.1(a)
material and willful breach	5.3(b)
Material Contract	3.1(w)
Material Contracts	3.1(w)
Maximum Premium	5.4(c)
Meeting Date	3.1(f)
Merger	Recitals
Merger Consideration	2.1(c)
Merger Fund	2.2(a)
Multiemployer Plan	3.1(k)(ii)
Multiple Employer Plan	3.1(k)(ii)
NOLs	3.1(j)(xviii)
OMNI Energy Services Corp.	1.1
Orders	3.1(c)(ii)
Parent	Preamble
Parent Common Stock	2.1(c)
Parent Material Adverse Effect	3.2(e)(ii)
Parent Preferred Stock	2.1(c)
Paying Agent	2.2(a)
Payoff Amount	5.12
Payoff Letter	5.12
Permitted Alternative Agreement	7.1(g)
Person	3.1(a)
Plan	3.1(k)(i)
Post-Signing Returns	5.16(a)
Proxy Statement	3.1(c)(iii)
Record Date	3.1(p)
Related Parties	5.3(c)
Release	3.1(o)
Required Vote	3.1(p)
Rollover Agreement	2.1(c)
Rollover Shares	2.1(c)
Sarbanes-Oxley Act	3.1(e)(ii)
Schedule 13E-3	3.1(f)
SEC	3.1(c)(iii)
Securities Act	3.1(d)
Series A Stock	3.1(b)(i)
Series B Stock	3.1(b)(i)
Series C Stock	2.4(a)
Significant Customers	3.1(z)
Significant Suppliers	3.1(z)
Special Committee	Recitals
Special Meeting	5.10(b)
Specified Financing Breach Termination Events	5.3(d)
Specified Financing Failure Termination Event	5.3(c)
Stephens Letter	3.1(aa)
Stock Plans	3.1(b)(v)
Subsequent Transaction	5.3(b)
Subsidiary	3.1(a)
Superior Proposal	5.2(k)

Term	Section
Surviving Corporation	1.1
Tax Returns	3.1(j)(i)
Tax Sharing Agreements	3.1(j)(xi)
Taxes	3.1(j)(i)
Termination Date	7.1(c)
Three Business Day Negotiation Period	5.2(e)(ii)
Transaction Advisor	3.1(w)(ix)
Violation	3.1(c)(ii)
Voting Agreements	Recitals
WARN	3.1(v)
Warrant Holders	2.3(d)
Warrants	3.1(b)(v)
withdrawn	5.3(b)

8.7 Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8 Entire Agreement; No Third Party Beneficiaries. This Agreement, including the schedules hereto, together with the confidentiality and nondisclosure provisions of the Confidentiality Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof (other than the confidentiality, restricted use and nondisclosure provisions of the Confidentiality Agreement which shall survive the execution and delivery of this Agreement). This Agreement shall be binding upon and inure to the benefit of each party hereto and to their respective successors and permitted assigns, and, except as provided in (i) Section 5.3(c) and Section 5.3(d), which are intended for the benefit of, and shall be enforceable by, the Financing Sources and the respective Related Parties of each of Parent, Acquisition and the Financing Sources, (ii) Sections 5.1, 5.14(b), 7.2, 8.8, 8.12 and 8.13, which are intended for the benefit of, and shall be enforceable by, each of the Financing Sources and their respective Related Parties and (iii) Section 5.4, which is intended for the benefit of, and shall be enforceable by, the Fiduciary Indemnities and the Existing Indemnities, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties to this Agreement any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The parties hereto further agree that the rights of the Fiduciary Indemnities and the Existing Indemnities under Section 5.4 shall not arise unless and until the Effective Time occurs.

8.9 Amendment. This Agreement may be amended, modified or supplemented, only by written agreement of Parent, Acquisition and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, that, after Company Stockholder Approval is obtained, no term or condition contained in this Agreement shall be amended or modified in any manner that by Law requires further approval by the stockholders of the Company without so obtaining such further stockholder approval.

8.10 Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts required hereby, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

8.11 Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof, except to the extent Laws of the State of Louisiana apply to the Company in connection with the Merger.

8.12 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware (the “Designated Courts”), in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Designated Courts. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Notwithstanding anything in this Agreement to the contrary, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at Law or equity, whether in contract, tort or otherwise, against the Financing Sources or any of their respective Related Parties in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including any such action, cause of action or claim against the Financing Sources or any of their respective Related Parties arising out of or relating in any way to the Debt Commitment Letter or the performance thereof) in any forum other than the Supreme Court of the State of New York, County of New York, or if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof).

(b) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (INCLUDING ANY DISPUTE ARISING UNDER THE DEBT COMMITMENT LETTER), WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

8.13 Assignment. No party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be null and void. Notwithstanding the foregoing, (i) each of Parent and Acquisition may assign its rights and obligations to any of its affiliates (with prior written notice to the Company) and (ii) each of Parent and Acquisition may assign its rights hereunder as collateral security to any Financing Source or other lender to Parent or Acquisition or an affiliate of Parent or Acquisition, but no such assignment shall relieve Parent or Acquisition, as the case may be, of any obligation or liability hereunder, and the Limited Guaranty shall, as a condition for any such assignment, be appropriately amended to the extent necessary to provide the same benefits to the Company as existed prior to such assignment.

8.14 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction, by final judgment no longer subject to review, to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as neither the economic nor legal substance of the transactions contemplated herein is affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company, Parent and Acquisition have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

THE COMPANY:

OMNI ENERGY SERVICES CORP.

By:	/s/ Brian J. Recatto
	Name:	Brian J. Recatto
	Title:	President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

PARENT:

WELLSPRING OMNI HOLDINGS CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

ACQUISITION:

WELLSPRING OMNI ACQUISITION CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

Signature Page to Agreement and Plan of Merger

Exhibit A

Limited Guaranty

Exhibit B

Voting Agreements

Appendix B

LIMITED GUARANTY

Limited Guaranty, dated as of June 3, 2010 (this “Limited Guaranty”), by Wellspring Capital Partners IV, L.P. (the “Guarantor”) in favor of OMNI Energy Services Corp., a Louisiana corporation (the “Company”). Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”), and Wellspring OMNI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

1. Limited Guaranty. To induce the Company to enter into the Merger Agreement, the Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company on the terms and conditions set forth herein, the due and punctual performance, when due, of Parent’s obligation to pay, if applicable: (a) the Financing Failure Termination Fee under Section 5.3(c) of the Merger Agreement, (b) the Financing Breach Termination Fee under Section 5.3(d) or 8.2(c) of the Merger Agreement or (c) monetary damages that are awarded by a Designated Court (as defined below) pursuant to a final and nonappealable judgment following termination of the Merger Agreement in accordance with Section 7.1(e) thereof (other than at a time, if any, when the Financing Failure Termination Fee or the Financing Breach Termination Fee is payable); provided, that in no event shall the amount of monetary damages payable under this clause (c) be greater than an amount that is equal to the amount of the Financing Breach Termination Fee (such monetary damages, the “Breach Amount”) (such obligations pursuant to the foregoing clause (a), (b) or (c), the “Guaranteed Obligations”).

2. Limit on Obligations.

(a) The Company hereby agrees that in no event shall the Guarantor, Parent, Acquisition or their respective affiliates be required to pay, in the aggregate, to any Person or Persons, including the Company or any stockholder of the Company (either on behalf of the Company or its own right), under this Limited Guaranty or the Merger Agreement or in respect thereof, an amount in excess of the (i) the Financing Failure Termination Fee if payment is required pursuant to clause (a) of Section 1 above, (ii) the Financing Breach Termination Fee if payment is required pursuant to clause (b) of Section 1 above or (iii) an amount up to the amount of the Financing Breach Termination Fee if payment of the Breach Amount is required pursuant to clause (c) of Section 1 above ((i)-(iii), as applicable, the “Cap”). For the avoidance of doubt, in no event shall the Guarantor be required to pay more than one of the Financing Failure Termination Fee, the Financing Breach Termination Fee and the Breach Amount.

(b) The Company further agrees that the Guarantor shall not have any obligation or liability to any Person, including any stockholder of the Company (either on behalf of the Company or its own right), relating to, arising out of or in connection with this Limited Guaranty or the Merger Agreement other than as expressly set forth herein (subject to the limitations set forth herein).

(c) The Company further acknowledges that in the event of any unsatisfied Guaranteed Obligations, payment in full of such Guaranteed Obligations by the Guarantor (or by any other Person, including Parent and Acquisition, on behalf of the Guarantor) shall constitute satisfaction in full of the Guarantor’s obligations with respect thereto (subject to Section 3 hereof) and Parent and Acquisition shall be relieved of all liability under the Merger Agreement.

3. Terms of this Limited Guaranty.

(a) This Limited Guaranty is an unconditional guarantee of payment, not of collection or performance, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Limited Guaranty, irrespective of whether any action is brought against Parent, Acquisition or any other Person or whether Parent, Acquisition or any other Person is joined in any such action or actions; provided, however, that in the event that multiple actions are brought, the aggregate recovery in respect of all such actions shall not exceed the Cap.

(b) The Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Parent, Acquisition or with any other party to, or Person liable for any of, the Guaranteed Obligations, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Company, on the one hand, and Parent and Acquisition, on the other hand, or any such other Person without in any way impairing or affecting this Limited Guaranty.

(c) The liability of the Guarantor under this Limited Guaranty shall, to the fullest extent permitted under applicable Law, be absolute, irrevocable and unconditional irrespective of:

(i) the failure of the Company to assert any claim or demand or enforce any right or remedy against Parent or Acquisition or any other Person primarily or secondarily liable with respect to any Guaranteed Obligation;

(ii) the addition or substitution of any Person primarily or secondarily liable for any Guaranteed Obligation;

(iii) any change in the corporate existence, structure or ownership of Parent, Acquisition or any other Person primarily or secondarily liable with respect to any Guaranteed Obligation, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent, Acquisition or any other Person primarily or secondarily liable with respect to any Guaranteed Obligation or any of their respective assets; or

(iv) the adequacy of any other means the Company may have of obtaining repayment of any of the Guaranteed Obligations.

Notwithstanding the foregoing or anything to the contrary in this Limited Guaranty but subject to the last sentence of Section 3(e) of this Limited Guaranty, the Guarantor shall be fully released and discharged hereunder if the Financing Failure Termination Fee, the Financing Breach Termination Fee or the Breach Amount, as applicable, under the Merger Agreement is paid in full by Parent (or any other Person) in accordance with the Merger Agreement.

(d) To the fullest extent permitted by Law, the Guarantor hereby irrevocably and expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. The Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations (other than notices to Parent pursuant to the Merger Agreement) and notice of or proof of reliance by the Company upon this Limited Guaranty or acceptance of this Limited Guaranty. The Guaranteed Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty, and all dealings between Parent or the Guarantor, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. When pursuing its rights and remedies hereunder against the Guarantor, the Company shall be under no obligation to pursue such rights and remedies it may have against Parent, Acquisition or any other Person for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent, Acquisition or any such other Person or to realize upon or to exercise any such right of offset, and any release by the Company of Parent, Acquisition or any such other Person or any right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of Law, of the Company.

(e) The Company shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Acquisition becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Company in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder as if such payment had not been made.

(f) The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its affiliates not to institute, any proceeding or bring any other claim (whether in tort, contract or otherwise) against the Guarantor or Non-Recourse Party (as defined below) arising under, or in connection with, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby, except for claims against the Guarantor under this Limited Guaranty (subject to the limitations described herein) and provided that if the Wellspring Funding (as defined in the Equity Commitment Letter) is made under the Equity Commitment Letter and the Closing occurs, the Company may not recover under this Limited Guaranty. The Company hereby further covenants and agrees that it shall not institute, directly or indirectly, and shall cause its affiliates not to institute, any such claims against the Guarantor under this Limited Guaranty (subject to the limitations described herein), except (i) in the case of a claim in respect of the Financing Failure Termination Fee, following the termination of the Merger Agreement as a result of a Specified Financing Failure Termination Event, (ii) in the case of a claim in respect of the Financing Breach Termination Fee, following the termination of the Merger Agreement as a result of a Specified Financing Breach Termination Event or pursuant to the terms set forth in Section 8.2(c) of the Merger Agreement or (iii) in the case of a claim in respect of a Breach Amount, following the termination of the Merger Agreement in accordance with Section 7.1(e) thereof (other than at a time, if any, when the Financing Failure Termination Fee or the Financing Breach Termination Fee is payable) and the grant of a Breach Amount pursuant to a final, nonappealable judgment of a Designated Court; and, in any event, the Company shall only be permitted to recover under one of the foregoing clauses (i) through (iii) and not any combination thereof.

Notwithstanding anything to the contrary contained in this Limited Guaranty, the Company hereby agrees that to the extent Parent and Acquisition are relieved (other than by operation of any bankruptcy, insolvency or similar Law) of any of their Guaranteed Obligations under the Merger Agreement, the Guarantor shall be similarly relieved of its obligations under this Limited Guaranty.

4. Certain Additional Waivers. The Guarantor irrevocably waives acceptance of this Limited Guaranty and of the Guaranteed Obligations, presentment, demand, promptness, diligence, protest, notice of non-performance, default, dishonor, notice of any Guaranteed Obligations incurred and any and all other notices not provided for herein (other than notices to Parent pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent, Acquisition or any other Person primarily or secondarily liable with respect to any of the Guaranteed Obligations, and all suretyship defenses generally (other than fraud or willful misconduct by the Company). The Guarantor acknowledges that the waivers set forth in this Limited Guaranty are knowingly made after the advice of counsel.

5. Sole Remedy. The Company acknowledges and agrees that the sole cash asset of Parent and Acquisition is cash in a de minimis amount and that, except as provided for and in accordance with the Equity Commitment Letter, no additional funds are expected to be contributed to Parent and Acquisition unless the Closing occurs and then only in accordance with the terms of the Equity Commitment Letter (subject to the limitations set forth therein). Notwithstanding anything that may be expressed or implied in this Limited Guaranty, the Company further agrees that, except for its rights against the Guarantor under this Limited Guaranty (subject to the limitations set forth herein), no Person will have any right of recovery against, and no personal liability will attach (for any reason) to, any of the Guarantor’s, Parent’s or Acquisition’s former, current or future stockholders, affiliates, general or limited partners, controlling persons, members, managers, employees, agents, officers or directors or any former, current or future stockholders, affiliates, general or limited partners, controlling persons, members, managers, employees, agents, officers or directors of the foregoing (collectively (but not including Parent or Acquisition), the “Non-Recourse Parties”), through Parent or Acquisition or otherwise, whether by or through attempted piercing of the corporate veil, whether by or through a claim (whether in tort, contract or otherwise) by or on behalf of Parent or Acquisition against the Non-Recourse Parties, whether in respect of any oral representations made or alleged to be made in connection herewith or the Equity Commitment Letter, or otherwise. Notwithstanding anything to the contrary contained herein, recourse against the Guarantor under this Limited Guaranty (subject to the limitations set forth herein) shall be the sole and exclusive remedies of the Company and all of its affiliates against the Guarantor and any of its affiliates in respect of any liabilities or obligations arising under, in connection with, or in respect of, the Merger Agreement, the Equity Commitment Letter, this Limited Guaranty or the transactions contemplated hereby or thereby; provided that, if the Wellspring Funding is made under and in accordance with the terms of the Equity Commitment Letter and the Closing occurs, the Company may not recover under this Limited Guaranty.

6. Reservation of Rights of Guarantor. Notwithstanding anything to the contrary in this Limited Guaranty, the Guarantor shall be entitled to assert as a defense hereunder any defense that is or would be available to Parent or Acquisition under the Merger Agreement.

7. Termination. This Limited Guaranty shall terminate (other than Section 5, Sections 10 through 13 and Sections 16 through 19 hereof, all of which shall survive any termination of this Limited Guaranty), upon the earlier of (a) the Closing, (b) the payment of the Financing Failure Termination Fee, the Financing Breach Termination Fee or the Breach Amount (whichever is paid first) in accordance with the terms of the Merger Agreement, (c) the termination of the Merger Agreement in accordance with its terms by Parent or the Company under circumstances in which, in accordance with the terms of the Merger Agreement, Parent would not be obligated to pay the Financing Failure Termination Fee, the Financing Breach Termination Fee or the Breach Amount, or (d) the thirtieth (30th) day following any termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Financing Failure Termination Fee, the Financing Breach Termination Fee or the Breach Amount in accordance with the terms of the Merger Agreement but has not paid such amount; provided, that if the Company, prior to such thirtieth (30th) day, provides written notice to the Guarantor of its intention to seek recovery under this Limited Guaranty in a Designated Court, this Limited Guaranty shall remain in full force and effect until the final resolution of such claim. For the avoidance of doubt, this Limited Guaranty shall remain outstanding during any period in which the Company is seeking specific performance pursuant to Section 8.2 of the Merger Agreement or Parent has notified the Company in writing that it agrees to consummate the Merger in accordance with the terms of Section 8.2(c) of the Merger Agreement.

8. Continuing Limited Guaranty. Unless terminated pursuant to the provisions of Section 7 hereof, this Limited Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company and its successors. All obligations to which this Limited Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

9. Entire Agreement. This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent, Acquisition and the Guarantor or any of their affiliates on the one hand, and the Company or any of its affiliates on the other hand, except for the Merger Agreement.

10. Amendments and Waivers; Remedies Cumulative. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantor and the Company, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guaranty will operate as a waiver thereof.

11. Counterparts. This Limited Guaranty may be executed in two or more counterparts (and may be delivered by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (EST) on any Business Day or on any day other than a Business Day or (iv) three Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(i)	if to the Guarantor:

c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attn: William F. Dawson, Jr.
Facsimile: (212) 318-9810

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Angelo Bonvino, Esq.
Facsimile: (212) 757-3990

(ii)	if to the Company:

OMNI Energy Services Corp.
4500 NE Evangeline Thwy.
Carencro, Louisiana 70520
Attn: Brian J. Recatto
Facsimile: (337) 896-6655

and

OMNI Energy Services Corp.
4500 NE Evangeline Thwy.
Carencro, Louisiana 70520
Attn: Richard C. White
Facsimile: (337) 896-6655

with a copy to each of:

Kelly Hart & Hallman LLP
Wells Fargo Plaza
1000 Louisiana Street, Suite 4700
Houston, Texas 77002
Attn: Charles Henry Still, Esq.
Facsimile: (713) 374-2040

and

Locke Lord Bissell & Liddell LLP
2800 JPMorgan Chase Tower
600 Travis
Houston, Texas 77002
Attn: David Taylor, Esq.
Facsimile: (713) 223-3717

13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a) This Limited Guaranty, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof, except to the extent Laws of the State of Louisiana apply to the Company in connection with the Merger.

(b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware (the “Designated Courts”), in any action or proceeding arising out of or relating to this Limited Guaranty. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Limited Guaranty in the Designated Courts. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LIMITED GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LIMITED GUARANTY OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS LIMITED GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

14. Representations and Warranties. The Guarantor hereby represents and warrants to the Company with respect to itself that (a) it is a limited partnership duly formed under the laws of the State of Delaware and that it has all power and authority to execute, deliver and perform this Limited Guaranty; (b) the execution, delivery and performance of this Limited Guaranty by it has been duly and validly authorized by all necessary limited partnership action, and all material consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Limited Guaranty by it have been obtained or made; (c) this Limited Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (d) the execution, delivery and performance by it of this Limited Guaranty do not and will not (i) violate its organizational documents or (ii) violate any applicable Law, regulation, rule, decree, order or judgment; and (e) it has the financial capacity to pay and perform its obligations under this Limited Guaranty, and all funds necessary for it to fulfill the Guaranteed Obligations under this Limited Guaranty shall be available to it for so long as this Limited Guaranty shall remain in effect in accordance with Section 8 hereof.

15. Assignment. This Limited Guaranty shall not be assignable by the Company or the Guarantor by operation of Law or otherwise; provided, however, that (a) the Guarantor may assign its rights, interests and obligations hereunder, without the prior written consent of the Company, to any affiliate and (b) if a portion of the Guarantor’s commitment under the Equity Commitment Letter is assigned in accordance with the terms thereof, then a corresponding portion of its obligations hereunder may be assigned to the same assignee; provided, further, that no such assignment of any of the Guarantor’s rights, interests or obligations hereunder will relieve the Guarantor of any of its obligations hereunder. Any purported assignment in violation of this Limited Guaranty is void.

16. Severability. The provisions of this Limited Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof; provided, however, that this Limited Guaranty may not be enforced without giving effect to the provisions of Sections 2 and 5 hereof. If any provision of this Limited Guaranty, or the application thereof to any Person or any circumstance, is invalid or unenforceable (other than Sections 2 and 5), (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Limited Guaranty and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

17. Interpretation; Construction. The headings contained in this Limited Guaranty are for convenience of reference only, do not constitute part of this Limited Guaranty and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Limited Guaranty is made to a Section, such reference shall be to a Section of this Limited Guaranty unless otherwise indicated. The words “herein,” “hereof” or “hereunder,” and similar terms are to be deemed to refer to this Limited Guaranty as a whole and not to any specific Section. Whenever the words “include,” “includes” or “including” are used in this Limited Guaranty, they shall be deemed to be followed by the words “without limitation.” The parties have participated jointly in negotiating and drafting this Limited Guaranty. In the event that an ambiguity or a question of intent or interpretation arises, this Limited Guaranty shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Limited Guaranty.

18. No Third Party Beneficiaries. Except as provided in Section 5 with respect to the Non-Recourse Parties, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Limited Guaranty, and this Limited Guaranty is not intended to, and does not, confer upon any Person, including any stockholder of the Company (either on behalf of the Company or its own right), other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations, warranties and covenants set forth herein.

19. Confidentiality. This Limited Guaranty shall be treated as confidential by the Company and is being provided to the Company solely in connection with the transactions contemplated by the Merger Agreement. This Limited Guaranty may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantor or as may be required by Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of the date first written above.

WELLSPRING CAPITAL PARTNERS IV, L.P.

By:	WCM GenPar IV, L.P., its general partner

By:	WCM GenPar IV GP, LLC, its general partner

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

[Signature Page to Limited Guaranty]

Accepted and Agreed:

OMNI ENERGY SERVICES CORP.

By:	/s/ Brian J. Recatto
	Name:	Brian J. Recatto
	Title:	President and Chief Executive Officer

[Signature Page to Limited Guaranty]

Appendix C

700 LOUISIANA STREET, SUITE 3800	TELEPHONE: 713-300-2020
HOUSTON, TEXAS 77002	FACSIMILE: 713-300-2021

June 2, 2010

The Special Committee of the Board of Directors

OMNI ENERGY SERVICES CORP.

4500 Northeast Evangeline Thruway

Carencro, LA 70520

Members of the Special Committee:

GulfStar Group I, Ltd. (“GulfStar”) understands that Omni Energy Services Corp., a Louisiana corporation (the “Company”), intends to enter into an Agreement and Plan of Merger (the “Agreement”) among Wellspring Omni Holdings Corporation, a Delaware corporation (“Acquiror”), Wellspring Omni Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, pursuant to which, among other things, Merger Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of Acquiror (the “Transaction”). Under the terms of the Transaction, each share of common stock, par value $0.01 per share, of the Company (“Common Stock”), outstanding immediately prior to the effective time of the merger will be converted into the right to receive $2.75 in cash (the “Merger Consideration”), other than shares of Common Stock held by (i) Acquiror, Merger Sub or any direct or indirect subsidiary of the Company, (ii) holders who are entitled to and properly demanded an appraisal of their shares of Common Stock under applicable Louisiana corporate law and (iii) by Rollover Persons to the extent such shares of Common Stock represent Rollover Shares (as described below).

In connection with the execution of the Agreement, Wellspring Capital Partners IV, L.P. is to provide the Company with a written limited guaranty of certain of the obligations of the Acquiror and Merger Sub under the Agreement. You have further advised us that in connection with the execution of the Agreement, certain directors and officers of the Company (the “Rollover Persons”) will enter into a Rollover Agreement (the “Rollover Agreement”) with the Acquirer whereby such Rollover Persons will commit to contribute to Acquirer prior to the effective time certain shares of Common Stock and preferred stock of the Company (collectively, the “Rollover Shares”) and, in the case of one Rollover Person, cash, in exchange for shares of common stock and preferred stock of Acquiror and a subsidiary of Acquiror (but not Merger Sub) instead of the Merger Consideration. The holders of Common Stock immediately prior to the effective time of the merger other than Acquirer, Merger Sub, the direct and indirect subsidiaries of Acquiror and the Rollover Persons are referred to herein as the “Unaffiliated Shareholders.”

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the Merger Consideration to be paid to such Unaffiliated Shareholders in the Transaction.

In connection with this opinion, we have:

1.	Reviewed a draft of the Agreement dated June 2, 2010;

2.	Reviewed certain publicly available business and financial information relating the Company that we deemed relevant with respect to the financial performance of the Company;

The Special Committee of the Board of Directors

OMNI ENERGY SERVICES CORP.

June 2, 2010

3.	Reviewed certain financial projections prepared by the senior management of the Company with respect to the future financial performance of the Company for the years ending December 31, 2010 to 2015;

4.	Discussed with senior management, the Special Committee and certain of their respective representatives and advisors regarding the business, operations, financial conditions and prospects of the Company, the Transaction and related matters;

5.	Considered the publicly available financial terms of certain transactions involving public companies we deemed relevant, including such financial terms from various financial databases generally relied upon in the investment banking industry;

6.	Compared the financial and operating performance of the Company with publicly available financial and operating information concerning certain other public companies we deemed relevant, including such financial and operational information from various financial databases generally relied upon in the investment banking industry;

7.	Reviewed the current and historical market prices and trading volumes of the Common Stock, and the historical market prices and certain financial data of publicly traded securities of certain other public companies that we deemed relevant; and

8.	Conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have, with your permission, assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. With respect to the financial forecasts that we have reviewed, we have assumed, with your permission, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial results and condition of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. We have relied upon and assumed, without independent verification thereof, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us that would be material to our analyses of this opinion.

Notwithstanding the foregoing, we understand the Audit Committee of the Company’s Board of Directors, with the assistance of management, is conducting an internal review related to the Company’s accounting for subordinated promissory notes in connection with certain acquisitions which occurred in prior periods. Until the completion of the review, it is unknown whether or not any changes in accounting treatment will be required. Therefore, we have, with your permission, not included any potential change related to this accounting issue in our analysis with respect to this opinion.

Our opinion is necessarily based on economic, monetary, market and other conditions, and the information available to us, as of the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. We do not express any opinion as to the price at which shares of Common Stock may trade at any time subsequent to the announcement of the Transaction.

In rendering our opinion, we have assumed, with your permission, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions that would be meaningful to our analysis. We also have assumed, with your permission, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or on our analysis in any meaningful way. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

The Special Committee of the Board of Directors

OMNI ENERGY SERVICES CORP.

June 2, 2010

We have not conducted any physical inspection, independent valuation or appraisal of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, and we have not been furnished with such valuation or appraisal. We do not express any opinion as to any legal, regulatory, tax, accounting, actuarial or other similar specialist matters, and we understand that the Company obtained advice as to such matters as it deemed necessary from qualified professionals.

GulfStar Group I, Ltd. is acting as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction, and will receive a fee for its services, a substantial portion of which is payable upon rendering this opinion. This fee is not contingent upon the successful completion of the Transaction. The Company has also agreed to reimburse us for our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. This opinion has been approved and authorized by a fairness review committee of GulfStar.

This opinion only addresses the fairness to the Unaffiliated Shareholders, from a financial point of view, of the Merger Consideration to be received by such Unaffiliated Shareholders in the Transaction and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered in connection therewith or otherwise. In rendering our opinion, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company, nor were we involved in the negotiation or any other aspect of the Transaction.

In addition, this opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as expressly set forth in the penultimate paragraph of this opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise.

This opinion is furnished for the use and benefit of the Special Committee (solely in its capacity as such) in connection with their consideration of the Transaction and, except as provided below, may not be used for any other purpose without our prior written consent. This opinion should not be construed as creating any fiduciary duty on GulfStar’s part to any party. This opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Agreement or the Transaction, and we express no opinion or recommendation as to how any security holder should vote or act in connection with the Agreement or the Transaction.

The Special Committee of the Board of Directors

OMNI ENERGY SERVICES CORP.

June 2, 2010

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, on the date hereof, the Merger Consideration to be paid to the Unaffiliated Shareholders in the Transaction is fair, from a financial point of view, to such Unaffiliated Shareholders.

This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval; provided, however, the Special Committee may provide, on a confidential basis, a complete copy of the opinion to the other members of the Company’s Board of Directors. This opinion may be included in the disclosure document filed by the Company with the Securities and Exchange Commission with respect to a Transaction to extent required by applicable law, provided that it is reproduced in full and that any description of or reference to GulfStar or any summary of this opinion in the disclosure document is in a form reasonably acceptable to GulfStar and its counsel but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

GulfStar Group I, Ltd.

Appendix D

ROLLOVER AGREEMENT

June 3, 2010

Wellspring OMNI Holdings Corporation

c/o Wellspring Capital Partners IV, L.P.

Lever House

390 Park Avenue

New York, New York 10022-4608

Attn: William F. Dawson, Jr.

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), by and among OMNI Energy Services Corp., a Louisiana corporation (the “Company”), Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”), and Wellspring OMNI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Acquisition will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent (the “Merger”). Capitalized terms used and not defined herein have the meanings set forth in the Merger Agreement.

The undersigned Persons set forth on Schedule A hereto (the “Parent Rollover Holders”) hereby commit to effect the contribution of the dollar amount of “Parent Rollover Shares” set forth opposite his name on Schedule A hereto (as applicable, the “Parent Rollover Shares” and the “Parent Rollover Contribution Amount”) to Parent on the terms and subject to the conditions herein and in the Summary of Stockholder Arrangements attached hereto as Annex A (the “Co-Investment Term Sheet”). Each Parent Rollover Holder shall contribute Company Common Stock and/or Company Preferred Stock, as the case may be, having a value equal to his Parent Rollover Contribution Amount in exchange for shares of common stock of Parent (“Parent Common Stock”) at a price per share of Parent Common Stock equal to the price per share of Parent Common Stock paid by Wellspring Capital Partners IV, L.P. (together with its affiliates, “Wellspring”) in connection with the transactions contemplated by the Merger Agreement. Each Parent Rollover Share that is Company Common Stock shall be valued at the Merger Consideration, and each Parent Rollover Share that is Company Preferred Stock shall be valued as though such Parent Rollover Share was converted into Company Common Stock immediately prior to the Effective Time and paid the Merger Consideration.

The undersigned Persons set forth on Schedule B hereto (the “Intermediate Rollover Holders” and together with the Parent Rollover Holders, the “Company Holders”) hereby commit to effect the contribution of the dollar amount of “Intermediate Rollover Shares” set forth opposite his name on Schedule B hereto (as applicable, the “Intermediate Rollover Shares” (together with the Parent Rollover Shares, the “Rollover Shares”) and the “Intermediate Rollover Contribution Amount”) to a subsidiary of Parent to be formed prior to the Closing (such entity, “Intermediate Holdco”) on the terms and subject to the conditions herein and in the material terms of the Intermediate Preferred Stock attached hereto as Annex B (the “Preferred Stock Term Sheet”). Each Intermediate Rollover Holder shall contribute Company Preferred Stock to Intermediate Holdco having a value equal to his Intermediate Rollover Contribution Amount in exchange for shares of preferred stock of Intermediate Holdco having the material terms set forth on Annex B (“Intermediate Preferred Stock”). Each Intermediate Rollover Share shall be valued as though such Intermediate Rollover Share was converted into Company Common Stock immediately prior to the Effective Time and paid the Merger Consideration.

The Rollover Shares exchanged for the Parent Common Stock or the Intermediate Preferred Stock shall in each case be in lieu of receiving the Merger Consideration in cash at the Closing for each Rollover Share, thereby reducing the cash consideration necessary for Parent to fund in order to consummate the Merger. The rollover contributions described herein are subject to all conditions to the Merger set forth in the Merger Agreement having been satisfied not later than the time of such contribution or, to the extent not satisfied, having been waived by Parent. Upon the contribution of the Rollover Shares as contemplated herein, Parent shall cause the following to occur, successively, in the order described: (i) the issuance of Parent Common Stock (A) to Wellspring, in exchange for cash, and (B) to Parent Rollover Holders, in exchange for Parent Rollover Shares, (ii) the issuance of (A) Intermediate Common Stock to Parent and (B) Intermediate Preferred Stock to Intermediate Rollover Holders, in exchange for Intermediate Rollover Shares, (iii) the Merger to be consummated pursuant to the terms and conditions of the Merger Agreement and (iv) and the issuance of the Term Loan (as defined below). The Parties intend that the transfers of cash and shares for shares described in (i) and (ii) of the preceding sentence shall qualify for treatment under Section 351 of the Internal Revenue Code.

Each Company Holder that holds Warrants hereby (i) represents and warrants that (A) it owns the number of Warrants listed on Schedule C and (B) it owns such Warrants, beneficially and of record, and it has good and valid title to such Warrants, free and clear of all Liens and (ii) acknowledges and agrees that any such Warrants that are not exercised prior to the Effective Time shall be cancelled at the Effective Time without any further liability or obligation on the part of the Company, Parent, Acquisition or their respective affiliates, officers, directors or stockholders.

Each Company Holder (on his or its own behalf) hereby (i) represents and warrants that it has the power and authority to make the contribution contemplated by this letter and to satisfy his/her obligations under this letter, (ii) represents and warrants that it owns the Rollover Shares, beneficially and of record, and it has good and valid title to such shares, free and clear of all Liens, (iii) makes the representations, warranties, covenants and indemnification set forth in Annex D hereto, (iv) to the extent that it is contributing Rollover Shares to Parent, agrees that it will become a party to, and be bound by, the Stockholders Agreement (as defined in the Co-Investment Term Sheet) at the Effective Time, (v) agrees that it will not Transfer (as defined in the Co-Investment Term Sheet) any Rollover Shares or convert any Rollover Shares that are Company Preferred Stock into Company Common Stock, in each case prior to the Effective Time, (vi) agrees and acknowledges that the Company shall have the right to redeem at the Effective Time all outstanding shares of Company Preferred Stock owned by it that are not Rollover Shares notwithstanding any notice requirements or other provisions to the contrary in the Company’s articles of incorporation, (vii) agrees and acknowledges that the Parent Common Stock and/or Intermediate Preferred Stock received by it will be subject to certain restrictions as set forth in the Stockholders Agreement and (viii) agrees and acknowledges that Wellspring will hold a term loan of Parent (the “Term Loan”) on the terms and conditions in the Summary of The Term Loan attached hereto as Annex C (the “Term Loan Term Sheet”).

This commitment will be effective as a binding agreement upon the acceptance of the terms and conditions of this letter and will expire upon the termination of the Merger Agreement in accordance with its terms.

Nothing in this letter is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person or entity other than Parent.

The provisions of this letter contain the entire agreement of Parent and the Company Holders with respect to the subject matter hereof and supersede any prior written or oral agreements or understandings of Parent and the Company Holders with respect to the subject matter hereof. This letter may be executed by facsimile or via email as a portable document format (.pdf) and in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This letter shall be binding upon and inure to the benefit of Parent and the Company Holder and their respective successors and assigns, but shall not be assignable by (i) Parent without the prior written consent of the Company Holder or (ii) the Company Holder without the prior written consent of Parent.

This letter, or any term or condition hereof, may be modified or waived only by a separate writing signed by Parent and the Company Holder so affected by such amendment. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this letter or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

This letter shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict or law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware in any action or proceeding arising out of or relating to this letter. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this letter and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Schedule A, Schedule B, Schedule C, Annex A, Annex B, Annex C and Annex D to this letter are incorporated herein and shall be deemed a part of this letter in their entirety.

[Signature Page Follows]

Please indicate agreement with the foregoing by signing in the space provided below.

Sincerely,

/s/ Brian J. Recatto
Brian J. Recatto

Address:	117 Thibodeaux Dr. Lafayette LA 70503

Taxpayer ID No:

[Signature Page to Rollover Agreement]

DENNIS R. SCIOTTO FAMILY TRUST DATED 12/19/94

By:	/s/ Dennis R. Sciotto
	Name:	Dennis R. Sciotto
	Title:	Trustee

Address:		7315 El Fuerte Street Carlsbad CA 92009

Taxpayer ID No:

[Signature Page to Rollover Agreement]

EDWARD E. COLSON, III TRUST

By:	/s/ Edward E. Colson, III
	Name:	Edward E. Colson, III
	Title:	Trustee

Address:		2646 Marmol Court Carlsbad CA 92009

Taxpayer ID No:

[Signature Page to Rollover Agreement]

Accepted and Agreed:

WELLSPRING OMNI HOLDINGS CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

[Signature Page to Rollover Agreement]

Schedule A

List of Parent Rollover Holders

Parent Rollover Holders	Parent Rollover Contribution Amount	Type of Parent Rollover Shares
Brian J. Recatto	$690,000.00	Company Common Stock and/or Company Preferred Stock and/or a Cash Investment

Dennis R. Sciotto Family Trust Dated 12/19/94	$5,150,000.00	Company Common Stock and/or Company Preferred Stock

Edward E. Colson, III Trust	$800,000.00	Company Common Stock and/or Company Preferred Stock

Schedule A

Schedule B

List of Intermediate Rollover Holders

Intermediate Rollover Holders	Intermediate Rollover Contribution Amount	Type of Intermediate Rollover Shares
Brian J. Recatto	$610,000.00	Company Common Stock and Company Preferred Stock and/or a Cash Investment

Dennis R. Sciotto Family Trust Dated 12/19/94	$4,550,000.00	Company Common Stock and Company Preferred Stock

Edward E. Colson, III Trust	$700,000.00	Company Common Stock and Company Preferred Stock

Schedule B

Schedule C

List of Warrants

Warrant Holder	Number of Warrants
Brian J. Recatto	0 shares

Dennis R. Sciotto Family Trust Dated 12/19/94	114,000 shares, exercisable into Company Common Stock at a price of $3.50 per share.

Edward E. Colson, III Trust	115,200 shares, exercisable into Company Common Stock at a price of $1.95 per share, and 12,000 shares, exercisable into Company Common Stock at a price of $3.50 per share.

Schedule C

Annex A

SUMMARY OF STOCKHOLDER ARRANGEMENTS

This Annex A is incorporated into the Rollover Agreement to which this Annex A is attached. This term sheet (this “Term Sheet”) describes proposed terms of an equity co-investment with Wellspring Capital Partners IV, L.P. (together with its affiliates, “Wellspring”) in Wellspring OMNI Holdings Corporation (the “Company”) by certain members of OMNI Energy Services Corp’s senior management and board of directors in connection with the Company’s acquisition of OMNI Energy Services Corp. (the “Transaction”), as well as the proposed terms of an agreement between the Company and its stockholders to be entered into at the Closing (such agreement, the “Stockholders Agreement”). For purposes of this Term Sheet, any Person who owns equity in the Company or in a wholly-owned subsidiary of the Company (“Intermediate Holdco”) after the Transaction will be referred to as the “Rollover Stockholders.” Wellspring and the Rollover Stockholders are collectively referred to as the “Stockholders”.

Equity Ownership and Governance

Equity:

The Company will issue shares of common stock (“Common Stock”) and Intermediate Holdco will issue shares of Exchangeable Preferred Stock (“Preferred Stock”).

Immediately following the Closing, the equity capitalization of the Company and Intermediate Holdco will be as set forth in Schedule I to this Annex A.

Board of Directors:

Board: The board of directors of the Company (the “Board”) will initially have five (5) members consisting of:

•   three (3) members who will be designated by Wellspring (which shall always comprise a majority of the Board);

•   Dennis Sciotto, for so long as he or a trust controlled by him holds at least 25% of the (x) shares of Company Common Stock and (y) shares of Preferred Stock issued to him on the Closing Date; and

•   one (1) member who will be the Chief Executive Officer of the Company.

Vacancies: Wellspring will have the right to designate replacements for any vacancies on the Board created by the resignation or termination of any person occupying any of its Board seats.

Reimbursement: Dennis Sciotto will have the right to receive reimbursement of reasonable out-of-pocket expenses for attending Company board meetings and shall be entitled to participate pari passu with the other outside directors in any board compensation arrangements made with such individual directors.

Voting Agreement:	All Stockholders will vote as a group to elect the Board in accordance with the foregoing provisions.

Preemptive Rights:	All Stockholders will be entitled to participate pro rata (based on shares owned) in primary offerings of equity or convertible debt of the Company or any of its subsidiaries, subject to customary exceptions (such as issuances in connection with acquisitions, awards of equity-based incentives and recapitalizations). In the event that any Stockholder (other than Wellspring) does not fully subscribe to purchase its pro rata share of such offering, then Wellspring will also have the right to purchase up to the amount of such Stockholder’s pro rata share of the offering that is not subscribed for by such Stockholder.

Limitations on Transfer

Transfer Restrictions / ROFR:

Initial Transfer Restrictions. Except for Permitted Transfers (as defined below), no Rollover Stockholder may, directly or indirectly, sell, transfer, encumber or otherwise dispose of (“Transfer”) any shares of Common Stock or Preferred Stock held by them. In the event that any Rollover Stockholder that is a corporation, partnership, limited liability company or other legal entity ceases to be controlled by the Person controlling such Rollover Stockholder, such event shall be deemed to constitute a “Transfer”.

Right of First Refusal. With respect to any involuntary Transfer (i.e. bankruptcy or divorce), such Transfer will be subject to a right of first refusal in favor of the Company and, if the Company declines, Wellspring (the “ROFR”).

“Permitted Transfers” means, with respect to any Rollover Stockholder who is an individual, transfers to: (i) such Rollover Stockholder’s spouse, children and exclusive benefit trusts, in each case, so long as such Rollover Stockholder retains voting control of such shares, (ii) upon death of such Rollover Stockholder, such Rollover Stockholder’s legal representative, heirs or legatees, (iii) the Company, (iv) Wellspring and (v) pursuant to the tag-along and drag-along provisions described below. Permitted Transferees will be required to be party to the Stockholders Agreement as a condition to Transfer.

Tag-Along Rights:	The Rollover Stockholders who hold Common Stock will have the right to participate on a pro rata basis (based on shares owned at such time), on equivalent terms and conditions, in any transfer or series of related transfers by Wellspring to non-affiliated third parties in a bona fide sale transaction in which Wellspring sells 10% or more of its Common Stock.

Drag-Along Rights:	If Wellspring proposes to (i) transfer (whether by merger, consolidation or otherwise) shares representing more than 50% of the then outstanding shares of Common Stock or (ii) sell all or substantially all of the Company’s assets, then, Wellspring will be entitled to require all other Stockholders to (a) if such transaction is structured as a sale of securities, transfer all securities owned by each such Stockholder and (b) if such transaction is structured as a merger, consolidation, sale of all or substantially all assets or other similar transaction requiring the approval or consent of the Stockholders, vote such Stockholder’s securities in favor thereof and waive dissenter rights, in each case for the same pro rata consideration paid for such shares and on the same terms and conditions upon which Wellspring effects the transfer. In connection with any such sale, Wellspring and the other Stockholders shall be solely liable for breaches of individual representations made by them (i.e. share ownership and authority) and shall have several liability (based on the sale proceeds received by them) for all indemnification and escrow amounts regarding Company representations, covenants and indemnification. No such Stockholder shall be required to enter into a non-competition agreement in connection with such sale (except in connection with any existing employment arrangement).

Registration Rights:	After an IPO, Wellspring will be entitled to demand registration rights. Wellspring and the Rollover Stockholders who hold Common Stock will be entitled to customary pro rata piggyback registration rights, subject to customary cutbacks, on public offerings of the Company’s stock (other than in connection with an IPO), including those initiated by Wellspring, until such time as such Stockholders have the ability to sell all of their shares in a single transaction without timing or volume limitations under Rule 144.

Equity Repurchases:

The Rollover Shares held by Rollover Stockholders who are employees of the Company shall be subject to the following repurchase rights related thereto:

•   In the event of a termination for cause, the Company shall have a call right at the lower of cost or fair market value.

•   There are otherwise no other put or call rights in favor of the Rollover Stockholders or the Company upon a Rollover Stockholder’s separation from the Company or otherwise.

Schedule I

Capitalization at Close (1) ($ in million)

Holder	Common Stock	Term Loan	Intermediate Preferred Stock	Total Dollars	Total Percent
Wellspring (2)	$32.6	$30.0		$62.6	83.4%
Sciotto	$5.2		$4.6	$9.7	12.9%
Colson	$0.8		$0.7	$1.5	2.0%
Recatto	$0.7		$0.6	$1.3	1.7%

Total	$39.3	$30.0	$5.9	$75.1	100.0%

% of Total Common Equity Ownership At Close (On As-Converted Basis)

Holder	Common Stock	Term Loan	Intermediate Preferred Stock	Total
Wellspring	43.4%	39.9%		83.4%
Sciotto	6.9%		6.1%	12.9%
Colson	1.1%		0.9%	2.0%
Recatto	0.9%		0.8%	1.7%

Total	52.3%	39.9%	7.8%	100.0%

% Ownership by Security

Holder	Common Stock	Term Loan	Intermediate Preferred Stock	Total
Wellspring	83.1%	100.0%		83.4%
Sciotto	13.1%		77.6%	12.9%
Colson	2.0%		11.9%	2.0%
Recatto	1.8%		10.4%	1.7%

Total	100.0%	100.0%	100.0%	100.0%

(1)	At the Closing, in addition to the equity described in this Schedule I, the Company will institute a management option plan.
(2)	To the extent that Wellspring is required to fund more or less than $62.6 million at the Closing, the Wellspring amount (and relative percentages) in this Schedule I will be adjusted accordingly.

Annex B

MATERIAL TERMS OF THE INTERMEDIATE PREFERRED STOCK

This Annex B is incorporated into the Rollover Agreement to which this Annex B is attached. Terms used herein and not otherwise defined have the meanings ascribed to such terms in the Rollover Agreement.

Overview of Investment:

Issuer:	Wellspring OMNI Intermediate Holdings Corporation, a subsidiary of Parent.

Holders:	Brian Recatto, Dennis Sciotto and Edward Colson (each, a “Holder” and collectively, the “Holders”).

Intermediate Preferred Stock:	Series A Exchangeable Preferred Stock, par value $0.01 per share.

Terms of the Intermediate Preferred Stock:

Ranking:	The Intermediate Preferred Stock will rank with respect to dividend rights and rights upon liquidation, winding up and dissolution (i) senior to all common stock of Intermediate Holdco and all other classes and series of junior securities of Intermediate Holdco, (ii) pari passu to all other classes and series of parity securities of Intermediate Holdco and (iii) junior to all classes and series of senior securities of Intermediate Holdco.

Liquidation Preference:	In the event of any liquidation, winding up or dissolution of Intermediate Holdco, each Holder will receive (in preference to the holders of all other junior securities of Intermediate Holdco) an amount equal to the liquidation value of the Intermediate Preferred Stock as of immediately prior to the Effective Time (the “Liquidation Value”) plus accrued and unpaid dividends.

Dividend Rate:	14.0% of the Liquidation Value per annum partly payable in kind and, subject to the terms of a certain senior secured financing facility of OMNI Energy Services Corp. (the “Senior Credit Facility”), up to an aggregate annual amount of $470,000 paid pro rata in cash, in equal quarterly installments due on the first business day of each January, April, July and October.

Dividend Preference:	Unless full cumulative dividends have been paid upon all outstanding shares of Intermediate Preferred Stock, Intermediate Holdco shall not pay or declare any dividends on common stock of Intermediate Holdco or any other junior security.

Redemption Rights:	Upon the earlier of (x) an initial public offering of Parent’s Common Stock, (y) a change of control of Parent or (z) the redemption of the Term Loan, Intermediate Holdco may redeem the Intermediate Preferred Stock at a price per share equal to the Liquidation Value plus accrued and unpaid dividends by delivering a notice of redemption to each Holder at least 30 but not more than 60 days prior to the redemption date; provided, that, notwithstanding the foregoing, such notice may provide that any redemption may be conditioned upon the occurrence of an event described in such notice, including a change of control; provided, further, that Intermediate Holdco may not redeem any portion of the Intermediate Preferred Stock unless and until a pro rata portion (based on amounts outstanding) of the Term Loan is redeemed by the Borrower concurrently with such redemption.

Holder Exchange Option:	Each share of Intermediate Preferred Stock may, at the option of the Holder thereof, be exchanged into the number of shares of Parent Common Stock determined by dividing the Liquidation Value by the exchange price existing at the time of exchange, which initially shall equal the price per share of Parent Common Stock paid by Wellspring and the Rollover Stockholders at the Closing (the “Exchange Price”) and all accrued and unpaid dividends shall be paid in cash (subject to the terms of the Senior Credit Facility).

Anti-Dilution:	The Exchange Price will also be subject to proportional adjustment for any stock split, stock dividend, recapitalization or similar event.

Transfer Restrictions:	The Holders shall not be permitted to transfer the Intermediate Preferred Stock except in accordance with the terms of the Stockholders Agreement.

PIK Distributions:	If any AHYDO distributions are required to be made with respect to the Term Loan, then notwithstanding any other term set forth above, Intermediate Holdco shall distribute to Parent such cash as may be required and shall further distribute a proportionate amount to the holders of Intermediate Preferred Stock.

Voting:	The Intermediate Preferred Stock shall vote together with the Parent Common Stock on an as converted basis on all matters submitted to a stockholder vote, except that Intermediate Holdco shall not amend its certificate of incorporation to alter any rights, preferences or privileges of the Intermediate Preferred Stock unless such action is approved by a majority-in-interest of the Intermediate Preferred Stock.

Annex C

SUMMARY OF THE TERM LOAN KEY TERMS AND CONDITIONS

This Annex C is incorporated into the Rollover Agreement to which this Annex B is attached. This term sheet describes proposed terms of $30.00 million term loan. Terms used herein and not otherwise defined have the meanings ascribed to such terms in the Rollover Agreement.

Overview of Investment:

Borrower:	Wellspring OMNI Holdings Corporation.

Holder:	Wellspring Capital Partners IV, L.P. (“Wellspring”)

Principal Amount:	$30.00 million (the “Principal Amount”).

Facilities:	A subordinated unsecured convertible term loan facility (the “Term Loan”).

Terms of the Term Loan:

Security:	The Term Loan will be unsecured.

Qualified Event:	Upon the occurrence of a Qualified Event, the Holder may elect to convert the Principal Amount into the number of shares of Parent Common Stock determined by dividing the Principal Amount by the conversion price existing at the time of conversion (which conversion price shall be the same price paid for Common Stock at the Closing by Wellspring and the Rollover Stockholders). “Qualified Event” shall mean any change of control, initial public offering, or other capital transaction in which the Parent Common Stock is valued at a price in excess of 150% of the conversion price described in the previous sentence. Upon a Qualified Event, all accrued and unpaid interest shall be paid in cash by the Borrower (subject to the terms of the Senior Credit Facility).

Maturity:	The final maturity of the Term Loan will occur on the eighth anniversary of the Closing.

Ranking:	The Term Loan will be unsecured indebtedness subordinated to all senior indebtedness of the Borrower and pari passu (and not subordinate) to all subordinated or unsecured indebtedness of the Borrower.

Interest Rate:	The Term Loan will bear interest of 20.0% per annum (computed on the basis of a 360-day year of twelve 30-day months) payable semi-annually in kind. Notwithstanding anything to the contrary contained herein, if, at the end of any accrual period (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto (the “Code”)) ending after the fifth anniversary of the issuance of the Term Loan, (x) the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on the Term Loan would, but for this paragraph, exceed (y) an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Term Loan multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Term

Loan, the Borrower will prepay at the end of each such accrual period without premium or penalty the minimum amount of principal plus accrued interest on the Term Loan necessary to prevent any of the accrued and unpaid interest and original issue discount on the Term Loan from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to the Borrower.

Optional Redemption:	The Term Loan may be redeemed in cash (but not in shares), at the option of the Borrower in connection with a Qualified Event if the Holder of a Term Loan has not otherwise exchanged such Term Loan for shares of Parent Common Stock, for an amount equal to the Principal Amount plus accrued and unpaid interest; provided, that the Company may not redeem any portion of the Term Loan unless and until a pro rata portion (based on amounts outstanding) of the Intermediate Preferred Stock is redeemed by Intermediate Holdco concurrently with such redemption.

Representations:	Customary for offerings and transactions of this type, but shall in no event be more restrictive in any material respect than those in the Senior Credit Facility.

Affirmative Covenants:	Customary for offerings and transactions of this type, but shall in no event more restrictive in any material respect than those in the Senior Credit Facility.

Negative Covenants:	Customary for offerings and transactions of this type (subject to customary “cushions” from comparable covenants in the Senior Credit Facility), but shall in no event more restrictive in any material respect than those in the Senior Credit Facility.

Events of Default:	Customary for offerings and transactions of this type (subject to customary and appropriate grace and cure periods and materiality thresholds to be agreed), but shall in no event more restrictive in any material respect than those in the Senior Credit Facility.

Governing Law:	New York.

Annex D

COMPANY HOLDER REPRESENTATIONS

This Annex D is incorporated into the Rollover Agreement to which this Annex D is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement. The shares of Parent Common Stock and Intermediate Preferred Stock to be acquired by the applicable Company Holder (the “Investor”) pursuant to the Rollover Agreement are referred to in this Annex D as the “Investment.”

The Investor agrees with Parent as follows:

I.	Investor Awareness

The Investor has been furnished with and has carefully read the Merger Agreement, the Rollover Agreement, the Co-Investment Term Sheet, the Preferred Stock Term Sheet and the Term Loan Term Sheet. The Investor is aware and acknowledges that:

(1) Parent has only recently been formed and has no financial or operating history. Intermediate Holdco will be formed prior to the Closing and will have no financial or operating history prior to such date.

(2) There are substantial risks incident to the Investment.

(3) No federal or state agency has passed upon the Investment or made any finding or determination as to the fairness of the Investment.

(4) The Investor should consult with his, her or its own tax advisor regarding all United States federal, state, local and foreign tax considerations applicable to the Investment. Neither Parent, nor any of its affiliates, employees, agents, members, stockholders, directors, officers, representatives or consultants, assume any responsibility for the tax consequences to the Investor of the acquisition or ownership of the Investment.

(5) Effective as of the Effective Time (as defined in the Merger Agreement), the Investor will become obligated to acquire the Investment.

(6) The Investor must bear the economic risk of the Investment for an indefinite period of time because the Investment has not been registered for sale under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold or otherwise transferred unless either the Investment is subsequently registered under the Securities Act, or an exemption from such registration is available, and the Investment cannot be sold or otherwise transferred unless it is registered under applicable state securities or an exemption from such registration is available.

(7) The Investor’s right to transfer the Investment will be restricted by the terms of the Stockholders Agreement. The Investor may be required to transfer the Investment under certain circumstances, as provided in the Stockholders Agreement.

II.	Representations, Warranties and Covenants of the Investor

The Investor represents, warrants and covenants to Parent and its affiliates that:

(1) The Investor is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement (such documents, the “Rollover Agreements”). Each of the Rollover Agreements has been, or as of the Effective Time will be, duly executed and delivered on behalf of the Investor and each constitutes, or as of the Effective Time will constitute, the valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

(2) The execution, delivery and performance of the Rollover Agreements by the Investor does not and will not result in a breach of any of the terms of, or constitute a default under, any agreement to which the Investor is a party or by which the Investor is bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which the Investor is subject, which default or violation would impair the Investor’s ability to carry out its obligations under any of the Rollover Agreements.

(3) The Investor agrees to be bound by all of the provisions of the Rollover Agreements.

(4) The Investor is not acquiring the Investment as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Investor in connection with investments in securities generally.

(5) The Investor has been furnished all materials relating to Parent and the Investment that the Investor has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense.

(6) Representatives of Parent have answered all inquiries that the Investor has made of them concerning Parent and its affiliates, or any other matters relating to the formation and proposed operation of Parent and the offering and sale of the Investment. The Investor acknowledges that neither Parent nor any affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Investor, and that the Investor is neither subscribing for nor acquiring the Investment in reliance upon, or with the expectation of, any such advice.

(7) The Investor has not been furnished any offering literature with respect to the Investment or Parent. In addition, no representations or warranties have been made to the Investor with respect to the Investment, Parent or Intermediate Holdco, and the Investor has not relied upon any representation or warranty in making this subscription.

(8) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.

(9) The Investor is relying on its own investigation and analysis in making the Investment, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof.

(10) The Investor is not relying on any due diligence investigation that Wellspring and its advisors may have conducted with respect to the Company, any of its subsidiaries or affiliates, or on any oral or written materials prepared or presented by Wellspring or their advisors (collectively, the “Information”). None of the Company, Parent, Acquisition (as defined in the Merger Agreement) or Wellspring, nor any of their respective current or former shareholders, members, managers, partners, officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the Information nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Investment or (ii) will have any liability with respect to any use or reliance upon any of the Information.

(11) The Investor has adequate means of providing for his, her or its current needs and possible future contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Investment for which the Investor subscribes. The Investor is able to bear the economic risks of the Investment and consequently, without limiting the generality of the foregoing, is able to hold the Investment for an indefinite period of time and has sufficient net worth to sustain a loss of the entire Investment in the event such loss should occur.

(12) The Investor is acquiring the Investment for the Investor’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within his, her or its control.

The Investor recognizes that Parent’s and Intermediate Holdco’s issuance of the Investment to the Investor will be based upon the Investor’s representations, warranties and covenants set forth above and, to the fullest extent permitted by applicable law, the Investor agrees on demand to indemnify and to hold harmless Parent and each of its affiliates and each officer, director, shareholder, member, employee, affiliate and/or partner thereof, and their successors and assigns, from and against any and all loss, damage, liability or expense, including costs and attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by the Investor in the Rollover Agreement, any breach by the Investor of representations and warranties and/or any failure by the Investor to fulfill any covenants or agreements set forth in the Rollover Agreement, or arising out of the sale or distribution of the Investment by it in violation of the Securities Act, or any applicable state securities laws. All representations, warranties and covenants and the indemnification contained in the Rollover Agreement shall survive the issuance of the Investment to the Investor.

III.	Investor Certification

The Investor certifies, under penalties of perjury, (i) that the taxpayer identification number set forth on the signature page of the Rollover Agreement is true, correct and complete and (ii) that the Investor is not subject to backup withholding either because the Investor has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified the Investor that it is no longer subject to backup withholding. NOTE: IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING OF YOUR TAXABLE INTEREST AND DIVIDENDS BECAUSE YOU HAVE UNDER REPORTED INTEREST OR DIVIDENDS AND YOU HAVE NOT RECEIVED A NOTICE FROM THE IRS THAT BACKUP WITHHOLDING HAS TERMINATED, YOU SHOULD STRIKE THE UNDERLINED PORTION OF THE PRECEDING SENTENCE.

IV.	Certain Restrictions on Transferability

The Investor acknowledges and agrees that the following restrictions and limitations are applicable to any resale or other transfer of the Investment:

(1) The Investment shall not be sold or otherwise transferred unless the applicable provisions set forth in the Stockholders Agreement are satisfied.

(2) The Investment shall not be sold or otherwise transferred unless in compliance with all applicable securities laws.

(3) The Investor acknowledges that until such time as (i) shares of Parent Common Stock have been registered under the Securities Act and (ii) the Stockholders Agreement is no longer in effect, such shares will bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED (EACH A “TRANSFER”) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS PRIMUS INTERNATIONAL HOLDING COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO IT, TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED.

THE TRANSFER AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED [                    ], BY AND AMONG WELLSPRING OMNI HOLDINGS CORPORATION AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. PURCHASER WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF PURCHASER UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

Appendix E

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 3, 2010 (this “Agreement”), by and among each of the Persons identified on Schedule I hereto (collectively, the “Stockholders”) and Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Wellspring Omni Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”), and OMNI Energy Services Corp., a Louisiana corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Acquisition will merge with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (as defined in the Merger Agreement) will be converted into the right to receive the Merger Consideration specified therein;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as hereinafter defined) the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto; and

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.02 Other Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

(a) “Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such securities; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such securities; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

(b) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

(c) “Company Common Stock” means Company Common Stock and will also include for purposes of this Agreement all shares or other voting securities into which Company Common Stock may be reclassified, sub-divided, consolidated or converted and all shares or other voting securities convertible into or exercisable or exchangeable for Company Common Stock and in each case any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Company Common Stock and entitled to vote in respect of the matters contemplated by Article II. For the avoidance of any doubt, Company Common Stock shall include the Company Preferred Stock.

(d) “Covered Shares” means, with respect to any Stockholder, such Stockholder’s Existing Shares, together with any outstanding shares of Company Common Stock that such Stockholder acquires Beneficial Ownership of on or after the date hereof.

(e) “Existing Shares” means, with respect to any Stockholder, the number of outstanding shares of Company Common Stock Beneficially Owned (and except as may be set forth on Schedule I hereto, owned of record) by such Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule I hereto.

(f) “Representatives” means the officers, directors, employees, agents, advisors and affiliates of a Person.

(g) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise). In the event that any Stockholder that is a corporation, partnership, limited liability company or other legal entity ceases to be controlled by the Person controlling such Stockholder, such event shall be deemed to constitute a “Transfer”.

ARTICLE II

VOTING

Section 2.01 Agreement to Vote . Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which such Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares that are entitled to vote in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of the Company reasonably requested by Parent in furtherance thereof; (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder contained in this Agreement; (iii) against any Company Acquisition Proposal; and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Stockholder of his or its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of members to the Board of Directors of the Company; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business.

Section 2.02 Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to its or his Covered Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent, with full power of substitution and re-substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present and to vote or otherwise to act on behalf of such Stockholder with respect to his Covered Shares with respect to the matters set forth in, and in the manner contemplated by Section 2.01 as such proxy or his substitute shall, in Parent’s sole discretion, deem proper with respect to his Covered Shares. The proxy granted by each Stockholder pursuant to this Section 2.02 is, subject to the penultimate sentence of this Section 2.02, irrevocable and is coupled with an interest, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If any Stockholder fails for any reason to be counted as present or to vote such Stockholder’s Covered Shares in accordance with the requirements of Section 2.01 (or anticipatorily breaches such section), then Parent shall have the right to cause to be present or vote such Stockholder’s Covered Shares in accordance with the provisions of Section 2.01. The proxy granted by each Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms. Each Stockholder agrees, from the date hereof until the termination of this Agreement, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.01.

Section 2.03 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares except with respect to matters that do not breach in any material respect the voting obligations set forth in Section 2.01(b) and (iii) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing any of its or his material obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent as follows:

Section 3.01 Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by it or him of its or his obligations hereunder and the consummation by it or him of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by it or him of this Agreement, the performance by it or him of its or his obligations hereunder or the consummation by it or him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it or him in accordance with its terms.

Section 3.02 Ownership. Schedule I sets forth opposite such Stockholder’s name the number of shares of Company Common Stock over which such Stockholder has Beneficial Ownership as of the date hereof. Subject to Section 4.01, such Stockholder’s Existing Shares are, and from the date hereof through and including the Closing Date will be, Beneficially Owned by such Stockholder. Subject to Section 4.01, any Covered Shares of such Stockholder acquired after the date hereof will be from and after such date through and including the Closing Date Beneficially Owned by such Stockholder. Such Stockholder has and will have the sole power to vote and dispose of such Stockholder’s Existing Shares. Such Stockholder has good and marketable title to such Stockholder’s Existing Shares, free and clear of any Liens. As of the date hereof, neither such Stockholder nor any affiliate of such Stockholder Beneficially Owns or holds any right to acquire any additional shares of Company Common Stock or any other voting securities of the Company or its Subsidiaries.

Section 3.03 No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its or his obligations under this Agreement will not, result in any Violation of (i) any Law or Order applicable to such Stockholder or by which any of its or his assets or properties is bound or (ii) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license to which such Stockholder is a party or by which such Stockholder or any of its or his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.04 Consents and Approvals. Except for filings required by or advisable under applicable securities Laws, the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its or his obligations under this Agreement and the consummation by it or him of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

Section 3.05 Absence of Litigation. There is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder before or by any Governmental Entity that could reasonably be expected to impair in any material respect the ability of such Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.06 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to a fee or commission from Parent, Acquisition or the Company in respect of this Agreement based upon any arrangement or agreement made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

ARTICLE IV

OTHER COVENANTS

Section 4.01 Prohibition on Transfers, Other Actions. Each Stockholder hereby agrees not to (i) Transfer any of its or his Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could materially restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its or his covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void. Subject to Section 4.03, each Stockholder also agrees not to engage in any transaction with respect to any of the Covered Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement.

Section 4.02 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03 No Solicitation. Each Stockholder agrees that (i) it or he shall not and (ii) it or he shall use reasonable best efforts to ensure that its or his Representatives shall not, (A) directly or indirectly, initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Company Acquisition Proposal, (B) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, (C) recommend, adopt or approve, or propose to recommend, adopt or approve, a Company Acquisition Proposal or (D) agree or propose to do any of the foregoing. Each Stockholder agrees that it or he will, and it or he will cause its or his Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Company Acquisition Proposal or any potential Company Acquisition Proposal.

Section 4.04 Notice of Acquisitions. During the term of this Agreement, upon the written request of Parent, each Stockholder hereby agrees to disclose to Parent in writing the number of any additional shares of Company Common Stock or other voting securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof, such written disclosure to be made by such Stockholder within five Business Days of such written request from Parent. The filing of a Form 4 by such Stockholder with the Securities and Exchange Commission shall be deemed to be full compliance by such Stockholder with the obligations under this Section 4.04.

Section 4.05 Stockholder Capacity. Each Stockholder has entered into this Agreement solely in its or his capacity as the record or beneficial owner of the Covered Shares (and not in any other capacity, including, without limitation, any capacity as a director or officer of the Company) and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his capacity as a director or officer of the Company, including, without limitation, to disclose information acquired solely in his capacity as a director or officer of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by him in such capacity shall not be deemed to constitute a breach of this Agreement.

Section 4.06 Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter rights or any similar rights to demand fair value for the Covered Shares in connection with or otherwise relating to the Merger or any related transaction that such Stockholder may directly or indirectly have by virtue of the record or beneficial ownership of any shares of Company Common Stock.

Section 4.07 Further Assurances. Without limiting the foregoing, each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and Schedule 13E-3 such Stockholder’s identity and ownership of its or his Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided, however, that Parent shall use its commercially reasonable efforts to give such Stockholder advance notice of such disclosure and the opportunity to provide to Parent comments thereto.

Section 4.08 Company Preferred Stock Matters. Each Stockholder acknowledges and agrees that (i) each share of the Company Preferred Stock (A) is entitled to the number of votes equal to the number of whole shares of Company Common Stock into which the number of shares of Company Preferred Stock are convertible and (B) shall vote together with the Company Common Stock at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof and (ii) no separate class vote of the Company Preferred Stock is required to consummate the Merger or the other transactions contemplated hereby or in the Merger Agreement. Additionally, each Stockholder agrees that to the extent any shares of Company Preferred Stock (other than any shares of Company Preferred Stock that are Rollover Shares) are not converted into Company Common Stock prior to the Effective Time, such Stockholder shall take all steps necessary, including by voting in favor of any proposed amendment to the Company’s Articles of Incorporation, to amend the terms of the Company Preferred Stock to permit the Company to redeem such shares of Company Preferred Stock at the Effective Time.

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms or (iii) any amendment of the Merger Agreement which reduces the consideration thereto payable to any Stockholder or otherwise disproportionately adversely impacts any Stockholder in any material respect, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.01 and of Sections 5.03 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.01 and no termination of this Agreement shall relieve or otherwise limit any party of liability for breach of this Agreement.

Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.03 Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (EST) on any Business Day or on any day other than a Business Day or (iv) three Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(a)	if to Parent or Acquisition, to:

c/o Wellspring Capital Management LLC
Lever House
390 Park Avenue
New York, New York 10022-4608
Attn: William F. Dawson, Jr.
Facsimile: (212) 318-9810

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Angelo Bonvino, Esq.
Facsimile: (212) 757-3990

(b)	if to the Stockholders, to:

Edward E. Colson, III
Edward E. Colson, III Trust
2646 Marmol Court
Carlsbad, CA 92009
Facsimile: (337) 896-6655

with a copy to:

Kean Miller Hawthorne D’Armond McCowan & Jarman, LLP
One American Place
301 Main Street, Suite 1800
Baton Rouge, Louisiana 70801
Attn: Dean Cazenave, Esq.
Facsimile: (225) 215-4083

Section 5.04 Interpretation. As used herein, the words “hereof’, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article”, “Section” and “Exhibit” are references to the articles, sections and exhibits of or to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. When used herein, the phrase “to the knowledge of” any Person or any similar phrase means the actual knowledge, after due inquiry, of the officers and directors of such Person and such Person’s Subsidiaries and other individuals who have similar powers and duties as the officers of such Persons or, if such Person is a natural Person, the knowledge, after due inquiry, of such Person. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 5.05 Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.06 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

Section 5.07 Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

Section 5.08 Specific Performance. The parties agree that irreparable damage would occur and that the parties and the third party beneficiaries of this Agreement would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 5.01, each party shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at Law or in equity. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. The parties further agree that (x) by seeking the remedies provided for in this Section 5.08, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages in the event that this Agreement is terminated or in the event that the remedies provided for in this Section 5.08 are not available or are otherwise not granted and (y) nothing in this Section 5.08 shall restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.01.

Section 5.09 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware (the “Designated Courts”), in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Designated Courts. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 5.10 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholders. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Stockholders.

Section 5.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, the validity, legality and enforceability of all other conditions and provisions of this Agreement shall not be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and if the parties cannot come to an agreement, such term or provision shall be deemed reformed to the extent necessary to conform to applicable Law and to give maximum effect to the intent of the parties hereto.

Section 5.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of each of the other parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.13 Expenses. All costs and expenses (including legal fees) (i) incurred in connection with the preparation and negotiation of this Agreement shall be paid by the party incurring such expenses and (ii) incurred due to or in connection with any action to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WELLSPRING OMNI HOLDINGS CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

[SIGNATURE PAGE—COLSON VOTING AGREEMENT]

EDWARD E. COLSON, III TRUST

By:	/s/ Edward E. Colson, III
	Name:	Edward E. Colson, III
	Title:	Trustee

/s/ Edward E. Colson, III
Edward E. Colson, III

[SIGNATURE PAGE—COLSON VOTING AGREEMENT]

SCHEDULE I

Ownership of Company Common Stock

Name and Address of Stockholder	Beneficial Ownership

Edward E. Colson, III	454,904 shares of Company Common Stock
Edward E. Colson, III Trust 2646 Marmol Court Carlsbad, CA 92009	571 shares of Company Preferred Stock (convertible into 292,821 shares of Company Common Stock)

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 3, 2010 (this “Agreement”), by and among each of the Persons identified on Schedule I hereto (collectively, the “Stockholders”) and Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Wellspring Omni Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”), and OMNI Energy Services Corp., a Louisiana corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Acquisition will merge with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (as defined in the Merger Agreement) will be converted into the right to receive the Merger Consideration specified therein;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as hereinafter defined) the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto; and

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.02 Other Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

(a) “Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such securities; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such securities; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

(b) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

(c) “Company Common Stock” means Company Common Stock and will also include for purposes of this Agreement all shares or other voting securities into which Company Common Stock may be reclassified,

sub-divided, consolidated or converted and all shares or other voting securities convertible into or exercisable or exchangeable for Company Common Stock and in each case any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Company Common Stock and entitled to vote in respect of the matters contemplated by Article II. For the avoidance of any doubt, Company Common Stock shall include the Company Preferred Stock.

(d) “Covered Shares” means, with respect to any Stockholder, such Stockholder’s Existing Shares, together with any outstanding shares of Company Common Stock that such Stockholder acquires Beneficial Ownership of on or after the date hereof.

(e) “Existing Shares” means, with respect to any Stockholder, the number of outstanding shares of Company Common Stock Beneficially Owned (and except as may be set forth on Schedule I hereto, owned of record) by such Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule I hereto.

(f) “Representatives” means the officers, directors, employees, agents, advisors and affiliates of a Person.

(g) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise). In the event that any Stockholder that is a corporation, partnership, limited liability company or other legal entity ceases to be controlled by the Person controlling such Stockholder, such event shall be deemed to constitute a “Transfer”.

ARTICLE II

VOTING

Section 2.01 Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which such Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares that are entitled to vote in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of the Company reasonably requested by Parent in furtherance thereof; (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder contained in this Agreement; (iii) against any Company Acquisition Proposal; and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by such Stockholder of his or its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of members to the Board of Directors of the Company; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business.

Section 2.02 Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to its or his Covered Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent, with full power of substitution and re-substitution, as such Stockholder’s attorney-in-fact and proxy, for and in such Stockholder’s name, to be counted as present and to vote or otherwise to act on behalf of such Stockholder with respect to his Covered Shares with respect to the matters set forth in, and in the manner contemplated by Section 2.01 as such proxy or his substitute shall, in Parent’s sole discretion, deem proper with respect to his Covered Shares. The proxy granted by each Stockholder pursuant to this Section 2.02 is, subject to the penultimate sentence of this Section 2.02, irrevocable and is coupled with an interest, and is granted in order to secure such Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If any Stockholder fails for any reason to be counted as present or to vote such Stockholder’s Covered Shares in accordance with the requirements of Section 2.01 (or anticipatorily breaches such section), then Parent shall have the right to cause to be present or vote such Stockholder’s Covered Shares in accordance with the provisions of Section 2.01. The proxy granted by each Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms. Each Stockholder agrees, from the date hereof until the termination of this Agreement, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.01.

Section 2.03 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares except with respect to matters that do not breach in any material respect the voting obligations set forth in Section 2.01(b) and (iii) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing any of its or his material obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent as follows:

Section 3.01 Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by it or him of its or his obligations hereunder and the consummation by it or him of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by it or him of this Agreement, the performance by it or him of its or his obligations hereunder or the consummation by it or him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it or him in accordance with its terms.

Section 3.02 Ownership. Schedule I sets forth opposite such Stockholder’s name the number of shares of Company Common Stock over which such Stockholder has Beneficial Ownership as of the date hereof. Subject to Section 4.01, such Stockholder’s Existing Shares are, and from the date hereof through and including the

Closing Date will be, Beneficially Owned by such Stockholder. Subject to Section 4.01, any Covered Shares of such Stockholder acquired after the date hereof will be from and after such date through and including the Closing Date Beneficially Owned by such Stockholder. Such Stockholder has and will have the sole power to vote and dispose of such Stockholder’s Existing Shares. Such Stockholder has good and marketable title to such Stockholder’s Existing Shares, free and clear of any Liens. As of the date hereof, neither such Stockholder nor any affiliate of such Stockholder Beneficially Owns or holds any right to acquire any additional shares of Company Common Stock or any other voting securities of the Company or its Subsidiaries.

Section 3.03 No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its or his obligations under this Agreement will not, result in any Violation of (i) any Law or Order applicable to such Stockholder or by which any of its or his assets or properties is bound or (ii) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license to which such Stockholder is a party or by which such Stockholder or any of its or his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.04 Consents and Approvals. Except for filings required by or advisable under applicable securities Laws, the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its or his obligations under this Agreement and the consummation by it or him of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

Section 3.05 Absence of Litigation. There is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder before or by any Governmental Entity that could reasonably be expected to impair in any material respect the ability of such Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.06 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to a fee or commission from Parent, Acquisition or the Company in respect of this Agreement based upon any arrangement or agreement made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

ARTICLE IV

OTHER COVENANTS

Section 4.01 Prohibition on Transfers, Other Actions. Each Stockholder hereby agrees not to (i) Transfer any of its or his Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could materially restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its or his covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void. Subject to Section 4.03, each Stockholder also agrees not to engage in any transaction with respect to any of the Covered Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement.

Section 4.02 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03 No Solicitation. Each Stockholder agrees that (i) it or he shall not and (ii) it or he shall use reasonable best efforts to ensure that its or his Representatives shall not, (A) directly or indirectly, initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Company Acquisition Proposal, (B) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, (C) recommend, adopt or approve, or propose to recommend, adopt or approve, a Company Acquisition Proposal or (D) agree or propose to do any of the foregoing. Each Stockholder agrees that it or he will, and it or he will cause its or his Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Company Acquisition Proposal or any potential Company Acquisition Proposal.

Section 4.04 Notice of Acquisitions. During the term of this Agreement, upon the written request of Parent, each Stockholder hereby agrees to disclose to Parent in writing the number of any additional shares of Company Common Stock or other voting securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof, such written disclosure to be made by such Stockholder within five Business Days of such written request from Parent. The filing of a Form 4 by such Stockholder with the Securities and Exchange Commission shall be deemed to be full compliance by such Stockholder with the obligations under this Section 4.04.

Section 4.05 Stockholder Capacity. Each Stockholder has entered into this Agreement solely in its or his capacity as the record or beneficial owner of the Covered Shares (and not in any other capacity, including, without limitation, any capacity as a director or officer of the Company) and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his capacity as a director or officer of the Company, including, without limitation, to disclose information acquired solely in his capacity as a director or officer of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by him in such capacity shall not be deemed to constitute a breach of this Agreement.

Section 4.06 Waiver of Appraisal Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter rights or any similar rights to demand fair value for the Covered Shares in connection with or otherwise relating to the Merger or any related transaction that such Stockholder may directly or indirectly have by virtue of the record or beneficial ownership of any shares of Company Common Stock.

Section 4.07 Further Assurances. Without limiting the foregoing, each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and Schedule 13E-3 such Stockholder’s identity and ownership of its or his Covered Shares and the nature of such Stockholder’s obligations under this Agreement; provided, however, that Parent shall use its commercially reasonable efforts to give such Stockholder advance notice of such disclosure and the opportunity to provide to Parent comments thereto.

Section 4.08 Company Preferred Stock Matters. Each Stockholder acknowledges and agrees that (i) each share of the Company Preferred Stock (A) is entitled to the number of votes equal to the number of whole shares of Company Common Stock into which the number of shares of Company Preferred Stock are convertible and (B) shall vote together with the Company Common Stock at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof and (ii) no separate class vote of the Company Preferred Stock is required to consummate the Merger or the other transactions contemplated hereby or in the Merger Agreement. Additionally, each Stockholder agrees that to the extent any shares of Company Preferred Stock (other than any shares of Company Preferred Stock that are Rollover Shares) are not converted into Company Common Stock prior to the Effective Time, such Stockholder shall take all steps necessary, including by voting in favor of any proposed amendment to the Company’s Articles of Incorporation, to amend the terms of the Company Preferred Stock to permit the Company to redeem such shares of Company Preferred Stock at the Effective Time.

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms or (iii) any amendment of the Merger Agreement which reduces the consideration thereto payable to any Stockholder or otherwise disproportionately adversely impacts any Stockholder in any material respect, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.01 and of Sections 5.03 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.01 and no termination of this Agreement shall relieve or otherwise limit any party of liability for breach of this Agreement.

Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.03 Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (EST) on any Business Day or on any day other than a Business Day or (iv) three Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(a)	if to Parent or Acquisition, to:

c/o Wellspring Capital Management LLC

Lever House

390 Park Avenue

New York, New York 10022-4608

Attn: William F. Dawson, Jr.

Facsimile: (212) 318-9810

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Angelo Bonvino, Esq.

Facsimile: (212) 757-3990

(b)	if to the Stockholders, to:

Dennis R. Sciotto

Dennis R. Sciotto Family Trust

7315 El Fuerte Street

Carlsbad, CA 92009

Facsimile: (337) 896-6655

with a copy to:

Kean Miller Hawthorne D’Armond McCowan & Jarman, LLP

One American Place

301 Main Street, Suite 1800

Baton Rouge, Louisiana 70801

Attn: Dean Cazenave, Esq.

Facsimile: (225) 215-4083

Section 5.04 Interpretation. As used herein, the words “hereof’, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article”, “Section” and “Exhibit” are references to the articles, sections and exhibits of or to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. When used herein, the phrase “to the knowledge of” any Person or any similar phrase means the actual knowledge, after due inquiry, of the officers and directors of such Person and such Person’s Subsidiaries and other individuals who have similar powers and duties as the officers of such Persons or, if such Person is a natural Person, the knowledge, after due inquiry, of such Person. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 5.05 Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.06 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

Section 5.07 Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

Section 5.08 Specific Performance. The parties agree that irreparable damage would occur and that the parties and the third party beneficiaries of this Agreement would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 5.01, each party shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at Law or in equity. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. The parties further agree that (x) by seeking the remedies provided for in this Section 5.08, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages in the event that this Agreement is terminated or in the event that the remedies provided for in this Section 5.08 are not available or are otherwise not granted and (y) nothing in this Section 5.08 shall restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.01.

Section 5.09 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware (the “Designated Courts”), in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Designated Courts. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 5.10 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholders. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Stockholders.

Section 5.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, the validity, legality and enforceability of all other conditions and provisions of this Agreement shall not be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and if the parties cannot come to an agreement, such term or provision shall be deemed reformed to the extent necessary to conform to applicable Law and to give maximum effect to the intent of the parties hereto.

Section 5.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of each of the other parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.13 Expenses. All costs and expenses (including legal fees) (i) incurred in connection with the preparation and negotiation of this Agreement shall be paid by the party incurring such expenses and (ii) incurred due to or in connection with any action to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WELLSPRING OMNI HOLDINGS CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

[SIGNATURE PAGE—SCIOTTO VOTING AGREEMENT]

DENNIS R. SCIOTTO FAMILY TRUST
DATED 12/19/94

By:	/s/ Dennis R. Sciotto
	Name:	Dennis R. Sciotto
	Title:	Trustee

/s/ Dennis R. Sciotto
Dennis R. Sciotto

[SIGNATURE PAGE—SCIOTTO VOTING AGREEMENT]

SCHEDULE I

Ownership of Company Common Stock

Name and Address of Stockholder	Beneficial Ownership

Dennis R. Sciotto	3,033,699 shares of Company Common Stock
Dennis R. Sciotto Family Trust 7315 El Fuerte Street Carlsbad, CA 92009	4,560 shares of Company Preferred Stock (convertible into 2,338,461 shares of Company Common Stock)

VOTING AGREEMENT

VOTING AGREEMENT, dated as of June 3, 2010 (this “Agreement”), by and between Brian J. Recatto (the “Stockholder”) and Wellspring OMNI Holdings Corporation, a Delaware corporation (“Parent”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Wellspring Omni Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition”), and OMNI Energy Services Corp., a Louisiana corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Acquisition will merge with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (as defined in the Merger Agreement) will be converted into the right to receive the Merger Consideration specified therein;

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns (as hereinafter defined) the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I hereto; and

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For the purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.02 Other Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

(a) “Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such securities; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such securities; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

(b) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

(c) “Company Common Stock” means Company Common Stock and will also include for purposes of this Agreement all shares or other voting securities into which Company Common Stock may be reclassified, sub-divided, consolidated or converted and all shares or other voting securities convertible into or exercisable or exchangeable for Company Common Stock and in each case any rights and benefits arising therefrom, including any dividends or distributions of securities which may be declared in respect of the Company Common Stock and entitled to vote in respect of the matters contemplated by Article II. For the avoidance of any doubt, Company Common Stock shall include the Company Preferred Stock.

(d) “Covered Shares” means, with respect to the Stockholder, the Stockholder’s Existing Shares, together with any outstanding shares of Company Common Stock that the Stockholder acquires Beneficial Ownership of on or after the date hereof.

(e) “Existing Shares” means, with respect to the Stockholder, the number of outstanding shares of Company Common Stock Beneficially Owned (and except as may be set forth on Schedule I hereto, owned of record) by the Stockholder as of the date hereof, as set forth opposite the Stockholder’s name on Schedule I hereto.

(f) “Representatives” means the officers, directors, employees, agents, advisors and affiliates of a Person.

(g) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise). In the event that any Stockholder that is a corporation, partnership, limited liability company or other legal entity ceases to be controlled by the Person controlling such Stockholder, such event shall be deemed to constitute a “Transfer”.

ARTICLE II

VOTING

Section 2.01 Agreement to Vote. The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the fullest extent that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares that are entitled to vote in each case: (i) in favor of the adoption of the Merger Agreement, approval of the Merger or any other action of the stockholders of the Company reasonably requested by Parent in furtherance thereof; (ii) against any action or agreement that is in opposition to, or competitive or inconsistent with, the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Stockholder contained in this Agreement; (iii) against any Company Acquisition Proposal; and (iv) against any other action, agreement or transaction that would otherwise materially interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Stockholder of his obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of members to the Board of Directors of the Company; (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Parent; or (E) any other change in the Company’s corporate structure or business.

Section 2.02 Proxy. The Stockholder hereby revokes any and all previous proxies granted with respect to his Covered Shares. By entering into this Agreement, the Stockholder hereby grants a proxy appointing Parent, with full power of substitution and re-substitution, as the Stockholder’s attorney-in-fact and proxy, for and in the Stockholder’s name, to be counted as present and to vote or otherwise to act on behalf of the Stockholder with respect to his Covered Shares with respect to the matters set forth in, and in the manner contemplated by Section 2.01 as such proxy or his substitute shall, in Parent’s sole discretion, deem proper with respect to his Covered Shares. The proxy granted by the Stockholder pursuant to this Section 2.02 is, subject to the penultimate sentence of this Section 2.02, irrevocable and is coupled with an interest, and is granted in order to secure the Stockholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. If the Stockholder fails for any reason to be counted as present or to vote the Stockholder’s Covered Shares in accordance with the requirements of Section 2.01 (or anticipatorily breaches such section), then Parent shall have the right to cause to be present or vote the Stockholder’s Covered Shares in accordance with the provisions of Section 2.01. The proxy granted by the Stockholder shall be automatically revoked upon termination of this Agreement in accordance with its terms. The Stockholder agrees, from the date hereof until the termination of this Agreement, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 2.01.

Section 2.03 No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares except with respect to matters that do not breach in any material respect the voting obligations set forth in Section 2.01(b) and (iii) has not taken and shall not knowingly take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing any of his material obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 3.01 Organization; Authorization; Validity of Agreement; Necessary Action. The Stockholder has full power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Stockholder of this Agreement, the performance by him of his obligations hereunder and the consummation by him of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder or any stockholder thereof are necessary to authorize the execution and delivery by him of this Agreement, the performance by him of his obligations hereunder or the consummation by him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms.

Section 3.02 Ownership. Schedule I sets forth opposite the Stockholder’s name the number of shares of Company Common Stock over which the Stockholder has Beneficial Ownership as of the date hereof. Subject to Section 4.01, the Stockholder’s Existing Shares are, and from the date hereof through and including the Closing Date will be, Beneficially Owned by the Stockholder. Subject to Section 4.01, any Covered Shares of the Stockholder acquired after the date hereof will be from and after such date through and including the Closing Date Beneficially Owned by the Stockholder. The Stockholder has and will have the sole power to vote and dispose of the Stockholder’s Existing Shares. The Stockholder has good and marketable title to the Stockholder’s

Existing Shares, free and clear of any Liens. As of the date hereof, neither the Stockholder nor any affiliate of the Stockholder Beneficially Owns or holds any right to acquire any additional shares of Company Common Stock or any other voting securities of the Company or its Subsidiaries.

Section 3.03 No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement will not, result in any Violation of (i) any Law or Order applicable to the Stockholder or by which any of his assets or properties is bound or (ii) any loan or credit agreement, note, bond, mortgage, deed of trust, indenture, lease, or other agreement, obligation, instrument, concession, franchise or license to which the Stockholder is a party or by which the Stockholder or any of his assets or properties is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.04 Consents and Approvals. Except for filings required by or advisable under applicable securities Laws, the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his obligations under this Agreement and the consummation by him of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

Section 3.05 Absence of Litigation. There is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder before or by any Governmental Entity that could reasonably be expected to impair in any material respect the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby.

Section 3.06 Brokers. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to a fee or commission from Parent, Acquisition or the Company in respect of this Agreement based upon any arrangement or agreement made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

ARTICLE IV

OTHER COVENANTS

Section 4.01 Prohibition on Transfers, Other Actions. The Stockholder hereby agrees not to (i) Transfer any of his Covered Shares, Beneficial Ownership thereof or any other interest therein; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could materially restrict or otherwise affect the Stockholder’s legal power, authority and right to comply with and perform his covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void. Subject to Section 4.03, the Stockholder also agrees not to engage in any transaction with respect to any of the Covered Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement.

Section 4.02 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03 No Solicitation. The Stockholder agrees that (i) he shall not and (ii) he shall use reasonable best efforts to ensure that his Representatives shall not, (A) directly or indirectly, initiate, solicit or encourage (including by way of providing information) any prospective purchaser or the invitation or submission of any inquiries, proposals or offers or any other efforts or attempts that constitute, or may reasonably be expected to lead to, any Company Acquisition Proposal, (B) directly or indirectly engage in, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, (C) recommend, adopt or approve, or propose to recommend, adopt or approve, a Company Acquisition Proposal or (D) agree or propose to do any of the foregoing. The Stockholder agrees that he will, and he will cause his Representatives to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Company Acquisition Proposal or any potential Company Acquisition Proposal.

Section 4.04 Notice of Acquisitions. During the term of this Agreement, upon the written request of Parent, the Stockholder hereby agrees to disclose to Parent in writing the number of any additional shares of Company Common Stock or other voting securities of the Company of which the Stockholder acquires Beneficial Ownership on or after the date hereof, such written disclosure to be made by the Stockholder within five Business Days of such written request from Parent. Filing of a Form 4 by the Stockholder with the Securities and Exchange Commission shall be deemed to be full compliance by the Stockholder with the obligations under this Section 4.04.

Section 4.05 Stockholder Capacity. The Stockholder has entered into this Agreement solely in his capacity as the record or beneficial owner of the Covered Shares (and not in any other capacity, including, without limitation, any capacity as a director or officer of the Company) and nothing herein shall limit or affect any actions taken by the Stockholder, or require the Stockholder to take any action, in his capacity as a director or officer of the Company, including, without limitation, to disclose information acquired solely in his capacity as a director or officer of the Company, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by him in such capacity shall not be deemed to constitute a breach of this Agreement.

Section 4.06 Waiver of Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenter rights or any similar rights to demand fair value for the Covered Shares in connection with or otherwise relating to the Merger or any related transaction that such Stockholder may directly or indirectly have by virtue of the record or beneficial ownership of any shares of Company Common Stock.

Section 4.07 Further Assurances. Without limiting the foregoing, the Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and Schedule 13E-3 the Stockholder’s identity and ownership of his Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, however, that Parent shall use its commercially reasonable efforts to give the Stockholder advance notice of such disclosure and the opportunity to provide to Parent comments thereto.

Section 4.08 Company Preferred Stock Matters. The Stockholder acknowledges and agrees that (i) each share of the Company Preferred Stock (A) is entitled to the number of votes equal to the number of whole shares of Company Common Stock into which the number of shares of Company Preferred Stock are convertible and (B) shall vote together with the Company Common Stock at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof and (ii) no separate class vote of the Company Preferred Stock is required to consummate the Merger or the other transactions contemplated hereby or in the Merger Agreement. Additionally, the Stockholder agrees that to the extent any shares of Company Preferred Stock (other than any shares of Company Preferred Stock that are Rollover Shares) are not converted into Company Common Stock prior to the Effective Time, the Stockholder shall take all steps necessary, including by voting in favor of any proposed amendment to the Company’s Articles of Incorporation, to amend the terms of the Company Preferred Stock to permit the Company to redeem such shares of Company Preferred Stock at the Effective Time.

ARTICLE V

MISCELLANEOUS

Section 5.01 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms or (iii) any amendment of the Merger Agreement which reduces the consideration thereto payable to the Stockholder or otherwise disproportionately adversely impacts the Stockholder in any material respect, and after the occurrence of such applicable event this Agreement shall terminate and be of no further force; provided, however, that the provisions of this Section 5.01 and of Sections 5.03 through 5.13 shall survive any termination of this Agreement. Nothing in this Section 5.01 and no termination of this Agreement shall relieve or otherwise limit any party of liability for breach of this Agreement.

Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

Section 5.03 Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by facsimile (subject to electronic confirmation of such facsimile transmission and the sending (on the date of such facsimile transmission) of a confirmation copy of such facsimile by nationally recognized overnight courier service or by certified or registered mail, postage prepaid). Any such notice or communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) one Business Day after it is deposited with a nationally recognized overnight courier service, if sent by nationally recognized overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (EST) on any Business Day or the next succeeding Business Day if sent by facsimile after 5:00 p.m. (EST) on any Business Day or on any day other than a Business Day or (iv) three Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by notice given hereunder:

(a)	if to Parent or Acquisition, to:

c/o Wellspring Capital Management LLC

Lever House

390 Park Avenue

New York, New York 10022-4608

Attn: William F. Dawson, Jr.

Facsimile: (212) 318-9810

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attn: Angelo Bonvino, Esq.

Facsimile: (212) 757-3990

(b)	if to the Stockholder, to:

Brian J. Recatto

117 Thibodeaux Drive

Lafayette, LA 70503

Facsimile: (337) 896-6655

with a copy to:

Kean Miller Hawthorne D’Armond McCowan & Jarman, LLP

One American Place

301 Main Street, Suite 1800

Baton Rouge, Louisiana 70801

Attn: Dean Cazenave, Esq.

Facsimile: (225) 215-4083

Section 5.04 Interpretation. As used herein, the words “hereof’, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words “Article”, “Section” and “Exhibit” are references to the articles, sections and exhibits of or to this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. When used herein, the phrase “to the knowledge of” any Person or any similar phrase means the actual knowledge, after due inquiry, of the officers and directors of such Person and such Person’s Subsidiaries and other individuals who have similar powers and duties as the officers of such Persons or, if such Person is a natural Person, the knowledge, after due inquiry, of such Person. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement or statute referred to herein means such agreement or statute as from time to time amended, qualified or supplemented, including, in the case of statutes, by succession of comparable successor statutes. References to the Securities Act and to the Exchange Act are also references to the rules and regulations of the SEC promulgated thereunder. References to a Person are also to its successors and permitted assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 5.05 Counterparts. This Agreement may be executed in two or more counterparts (and may be delivered by facsimile or portable document format (pdf)), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.06 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

Section 5.07 Governing Law. This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of Law thereof.

Section 5.08 Specific Performance. The parties agree that irreparable damage would occur and that the parties and the third party beneficiaries of this Agreement would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 5.01, each party shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at Law or in equity. The parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. The parties further agree that (x) by seeking the remedies provided for in this Section 5.08, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, including monetary damages in the event that this Agreement is terminated or in the event that the remedies provided for in this Section 5.08 are not available or are otherwise not granted and (y) nothing in this Section 5.08 shall restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 5.01.

Section 5.09 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Courts for the State of Delaware (the “Designated Courts”), in any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Designated Courts. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(b) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 5.10 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Parent and the Stockholder.

Section 5.11 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, the validity, legality and enforceability of all other conditions and provisions of this Agreement shall not be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and if the parties cannot come to an agreement, such term or provision shall be deemed reformed to the extent necessary to conform to applicable Law and to give maximum effect to the intent of the parties hereto.

Section 5.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of each of the other parties. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.13 Expenses. All costs and expenses (including legal fees) (i) incurred in connection with the preparation and negotiation of this Agreement shall be paid by the party incurring such expenses and (ii) incurred due to or in connection with any action to enforce the terms of this Agreement shall be paid by the non-prevailing party in such action.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WELLSPRING OMNI HOLDINGS CORPORATION

By:	/s/ Joshua C. Cascade
	Name:	Joshua C. Cascade
	Title:	Secretary and Treasurer

[SIGNATURE PAGE—RECATTO VOTING AGREEMENT]

/s/ Brian J. Recatto
Brian J. Recatto

[SIGNATURE PAGE—RECATTO VOTING AGREEMENT]

SCHEDULE I

Ownership of Company Common Stock

Name and Address of Stockholder	Beneficial Ownership

Brian J. Recatto 117 Thibodeaux Drive Lafayette, LA 70503	212,126 shares of Company Common Stock 59 shares of Company Preferred Stock (convertible into 30,256 shares of Company Common Stock)

APPENDIX F

Section 131 of the LOUISIANA BUSINESS CORPORATION LAW

(La. rev. stat. section 12:131)

§131. Rights of a shareholder dissenting from certain corporate actions

A. Except as provided in Subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

B. The right to dissent provided by this Section shall not exist in the case of:

(1) A sale pursuant to an order of a court having jurisdiction in the premises.

(2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

(3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

C.(1)(a) Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder’s last address on the corporation’s records.

(b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

(3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraphs (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

(4) In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation’s reply may be sent, deposit the certificates representing his shares in escrow as provided in Paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as prescribed in Paragraph (2).

D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation’s disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder’s shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation’s statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation’s disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter’s rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

Acts 1968, No. 105, §1. Amended by Acts 1970, No. 50, §12, emerg. eff. June 18, 1970, at 5:05 P.M; Acts 1975, No. 433, §1; Acts 1993, No. 983, §1, eff. June 25, 1993; Acts 1997, No. 914, §1.

PROXY

OMNI ENERGY SERVICES CORP.

4500 NE Evangeline Thwy.

Carencro, Louisiana 70520

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned shareholder of OMNI Energy Services Corp. (the “Company”) hereby appoints Brian J. Recatto and Staci L. Marcelissen, or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, in respect of the undersigned’s shares of the common stock of the Company at the Special Meeting of Shareholders to be held at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520, at —, local time, on —, 2010, and at any or all adjournments thereof, the number of shares the undersigned would be entitled to vote if personally present.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE AT 1-800-776-9437 OR ON THE INTERNET AT WWW.VOTEPROXY.COM.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

OMNI ENERGY SERVICES CORP.

PLEASE MARK VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY [X].

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SET FORTH BELOW

1.	PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 3, 2010, BY AND AMONG THE COMPANY, WELLSPRING OMNI HOLDINGS CORPORATION AND WELLSPRING OMNI ACQUISITION CORPORATION AND TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2.	PROPOSAL TO APPROVE ANY ADJOURNMENT OR POSTPONEMENT, IF NECESSARY OR APPROPRIATE, OF THE SPECIAL MEETING, INCLUDING THE APPROVAL OF ANY PROPOSAL TO POSTPONE OR ADJOURN THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE AGREEMENT AND PLAN OF MERGER DATED JUNE 3, 2010 AND THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THAT AGREEMENT IN THE EVENT THERE ARE NOT SUFFICIENT VOTES FOR APPROVAL AT THE SPECIAL MEETING.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

This Proxy, when properly executed, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the proposals set forth above. If any other business is presented at the Special Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. All prior proxies are hereby revoked.

Dated:                                                                     , 2010

Signature

Signature if held jointly

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE AT 1-800-776-9437 OR ON THE INTERNET AT WWW.VOTEPROXY.COM.